Exhibit 99.1

VIRGINIA BANKERS ASSOCIATION
MASTER DEFINED CONTRIBUTION PLAN

(October, 2007)

PROFIT SHARING PLAN
ADOPTION AGREEMENT
(Number 001)

If the Employer completing this document has any questions about the adoption of the Plan, the provisions of the Plan or the effect of an Internal Revenue Service opinion letter, he should contact the Virginia Bankers Association Benefits Corporation, 4490 Cox Road, Glen Allen, VA 23060-3341 - telephone (804) 643-7469 during business hours. Failure to properly complete the Adoption Agreement may cause the Plan to be disqualified under the Act or the Code. If the Virginia Bankers Association and the Virginia Bankers Association Benefits Corporation make any amendments to the Plan or decide to discontinue or abandon their sponsorship of the Plan, each Employer that has adopted the Plan will be informed.

Each Employer named below hereby adopts the Virginia Bankers Association Master Defined Contribution Plan (Basic Plan Document No. 02) (the “Plan”) and its related Trust through this Profit Sharing Plan Adoption Agreement (number 001) (the “Adoption Agreement”), to be effective as of the date(s) specified below, and elects the following specifications and provides the following information relating thereto:

In completing this Adoption Agreement, if additional space is required insert additional sheets.

Adoption Agreement Contents

1.	EMPLOYER(S) ADOPTING PLAN NAMED IN PARAGRAPH 1.23 OF THE PLAN.

(a)	Name of Employer:	(b)	Employer’s telephone
Number:
	Sonabank		(540) 347-4521
(c)	Address of Employer:	(d)	Employer’s EIN:
20-2453966
	550 Broadview Avenue	(e)	Employer’s Tax Year End:
	Warrenton, VA 20186		12/31

(f)	Name, Address and Identifying Information of Other Participating Employers Adopting the Plan:

Are all of the Employers under common control adopting the Plan? ☐ Yes ☐ No

(g)
Service Credit with Non-Participating Controlled or Affiliated Group Members for Benefit Accrual Purposes. Pursuant to subparagraph 1.23(c) of the Plan, service credit for purposes of benefit accrual under paragraph 4.1 and 4.2 of the Plan [Check one]:

☐ (1) Shall

☐ (1) Shall not

be given for service with controlled or affiliated service group members under Section 414(b), (c), (m) or (o) of the Code who are not participating Employers.

(h)
Service and Earnings Credit with Predecessors. Pursuant to subparagraph 1.23(c) of the Plan, the following service and/or earnings with the following predecessors to the Employer shall be treated as service and/or earnings with the Employer [Enter name of predecessor(s) and purpose(s) for which credit is given -- “All” means all service and earnings are counted; “All Earnings” means all earnings are counted; “All Service” means all service is counted; otherwise specify one or more of Compensation, Years of Vesting Service, Years of Benefit Service, Years of Broken Service and/or service for other purposes]:

Name of Predecessor	Purpose(s) for which Counted
Millennium Bank eff 9/28/09	Vesting and entry purposes only

2.	GENERAL PLAN INFORMATION.

(a)	Name of Plan:	(b)	Plan Number:
	VBA Defined Contribution Plan for Sonabank		001
(c)	Name, Address and EIN of Plan Administrator(s): [If other than Plan Sponsor, appointment must be by resolution]

(d)	Is this Plan intended to be a cash or deferred arrangement within the meaning of Section 401(k) of the Code? ☒ Yes ☐ No

(e)
If this Plan contains a cash or deferred arrangement, is it intended to be paired with a non-qualified deferred compensation plan for a select group of management and highly compensated employees as described in subparagraph 3.6(k) of the Basic Plan Document? ☐ Yes ☒ No

If Yes - Name of non-qualified plan______________________________________________________________________________________________

3.	STATUS OF PLAN AND EFFECTIVE DATES.

(a)	Effective Date of Plan: The Effective Date of the Plan is August 1, 2005 . [This Effective Date may be no earlier than the first day of the first Plan Year.]

Effective Date of Cash or Deferred Arrangement. If applicable, the Effective Date of the cash or deferred arrangement is                August 1, 2005            . [The date entered may not be prior to the date the initial instrument adopting the arrangement was first executed].

(b)	Plan Status. The adoption of the Plan through this Adoption Agreement is:

☐	(1)		Initial Establishment. The initial adoption and establishment of the Plan.

☒	(2)		Restated Plan. An amendment and restatement of the Plan (a Restated Plan).

		(A)	Effective Date of this Restatement. The Effective Date of this Restatement of the Plan is January 1, 2011 . [This Effective Date may be no earlier than January 1, 2002.]

(B)	Prior Plan. The Plan was last maintained under document dated January 1, 2009 and was known as the Sonabank 401(k) Plan.

(C)
No Increase in Benefits for Non-Employees Generally. Notwithstanding any provision of the Plan to the contrary, the Accrued Benefit, or non-forfeitable percentage thereof, of any person (or the beneficiary of any person) who is not an Employee or credited with an Hour of Service on or after the Effective Date of this Restatement of the Plan shall not be increased by virtue of this Restatement of the Plan and benefits in pay status as of the Effective Date of this Restatement of the Plan shall not be affected, except as follows: [Enter any exceptions]: _______________
_______________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
______________________________ _____________ [Indicate any provisions of the Restatement that are intended to be applicable to Participants who are not Employees on or after the Effective Date of the Restatement.]

(D)
Transitional or Special Provisions: [Enter any transitional or special provisions relating to the Plan as restated] _____________________
_________________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________ ____________________________________________
_______________________  [List any provisions required to be grandfathered or special transitional provisions, such as allocation formula or forms of payment in effective prior to the date the Restatement is signed.]

(c)
Adoption of Plan by Additional Employers after Effective Date of Plan. The Effective Date(s) of the Plan with respect to___________________________ _________________________________________________________________________ _______________________________________________________________ _______________________________________ [Enter name(s) of additional Employer(s) adopting Plan] is (are) ___________________ __________ ____________________

________________________________________________________________________________________________________________________
[Enter date(s) Plan is first effective as to additional Employer(s)] _______________________________________________________________________
________________________________________________________________________________________________________________________

(d)
Restatement of Existing Plan which Was in Existence on January 1, 1974. The Effective Date(s) of the 1976 Restatement of the Plan with respect to _________________________________________________________________________________ [Enter name(s) of Employer(s)] is (are) __________
___________________________________________________________________________________________________________________________
_______________________________ [Enter the effective date as of which the Plan was first amended to comply with the non-fiduciary provisions of the Employee Retirement Income Security Act of 1974].

(e)	Is the Plan a direct or indirect transferee of a pension plan since the first Plan Year beginning after December 31, 1984? ☐ Yes ☒ No

4.	DEFINITIONS.

(a)	Compensation Paragraph 1.14	Subject to the application of the Compensation Limit, Compensation of a Participant with respect to a Plan Year shall mean Total Compensation for the [Check one]:

NOTE This definition of Compensation is used for plan allocation and deferral purposes.		☒	(1)	Calendar year ending with or within such Plan Year.
		☐	(2)	Plan year.

		Provided, however, that such Compensation shall include [Check one]:

		☒	(3)	Compensation from the participating Employer(s) only.

		☐	(4)	Compensation from all Employers (whether or not participating Employers).

		and further provided that Compensation [Check one]:

		☐	(5)	Shall

		☒	(6)	Shall not

		include remuneration paid for periods while the Participant is not an Eligible Employee,

		and further provided that Compensation [Check one]:

		☐	(7)	Shall

		☒	(8)	Shall not

include remuneration paid for periods before the Participant became a Participant,

and further provided that remuneration for such purposes shall exclude [Check the desired provisions, if any]:

☐	(9)	Overtime.

☐	(10)	Bonuses.

☐	(11)	Commissions.

☐	(12)	Other extraordinary remuneration: ____
	________________________________________________________________________ _____________________________ [Specify].

Any exclusions selected above will have the effect of removing the Compensation definition form the safe-harbor and therefore must satisfy the non-discrimination requirements of Treas. Reg. Section 1.414(s)-1(d)(3).

☐
If this Option is selected, notwithstanding the foregoing definition of Compensation selected by the Employer, a Participant’s Compensation shall not include employee elective salary reduction or similar contributions excluded from the Participant’s gross income for federal tax purposes by reason of Sections 125, 132(f)(4) (for Plan Years beginning on or after January 1, 2001), 402(e)(3) and 402(h)(1)(B) of the Code and employer contributions made pursuant to salary reduction agreements under Section 403(b) of the Code.

☐		If this Option is selected, Compensation shall not include deemed section 125 compensation as defined in paragraph 1.45(b) of the Plan.

☐		Compensation shall not include post severance compensation as defined in paragraph 1.45(c) of the Plan unless the Employer elects to include some or all post severance compensation as indicated below:

		The Employer elects to include the following post severance compensation:

	☐	(13)	Regular compensation for service during the Employee’s regular working hours.

	☐	(14)	Overtime.

	☐	(15)	Commissions.

		☐	(16) Bonuses.

		☐	(17) Other extraordinary remuneration:

				[Specify].

		☐	(18) Payments for accrued bona fide sick, vacation, or other leave but only if the Employee would have been able to use the leave if employment had continued.

Any exclusions (14) through (17) selected above will have the effect of removing the Compensation definition form the safe harbor and therefore must satisfy the non- discrimination requirements of Treas. Reg. Section 1.414(s)-1(d)(3).

(b)	Eligible Employee Paragraph 1.21	Eligible Employee shall mean any Employee except [Check any applicable exclusion(s) below, if desired]:

		☐	(1)	Any such individual whose regular compensation is computed on the basis of a stated amount for each hour worked.

		☒	(2)	Seasonal Workers

___________[Enter any other employee classification, or name of employee(s), to be excluded from plan coverage. Any classification excluded may not reference time worked or length of service. The classification may not be defined in a manner that causes Non-Highly Compensated Employees who are Eligible Employees to be only those with the lowest amounts of Compensation and/or the shortest periods of service or only those that may represent the minimum number of Non-Highly Compensated Employees necessary to satisfy the minimum coverage requirements of Section 410(b) of the Code.]

		☒	(3)	Any Leased Employee or other Employee who is not a common-law employee of the participating Employer.

		☒	(4)	Owner Employees.

		☒	(5)	Self Employed Individuals.

(c)	Highly Compensated Employee Paragraph 1.25	The determination of who is a Highly Compensated Employee shall be made without the top paid group election and using calendar year data unless the Employer makes the following elections:

		☐	(1)
Top Paid Group Election. The Employer makes the top paid group election. The effect of this election is that an employee (who is not a 5% owner at any time during the Determination Year or Look-Back Year) with compensation in excess of $80,000 (as adjusted) for the Look-Back Year is a Highly Compensated Employee only if the employee was in the top paid group. This election is effective for Plan Years beginning on or after ___________. [Enter a date not earlier than January 1, 2000].

		☐	(2)
Plan Year Data Election. The Employer elects to use Plan Year data in lieu of calendar year data. This election is effective for Plan Years beginning on or after___________. [Enter a date not earlier than January 1, 2000].

(d)	Normal Retirement Age Paragraph 1.34	Normal Retirement Age shall mean age 65. [Insert age not over 65].

(e)	Plan Year Paragraph 1.38
In the case of a Restated Plan which prior to the Effective Date of this Restatement was maintained on the basis of a Plan Year beginning on a date other than January 1, the last full prior Plan Year shall begin on ___________ and ending on _______________, with the short Plan Year beginning on _____________, _______ and ending on December 31, ________. Thereafter, the Plan Year shall be the 12 month period beginning each January 1.

(f)	Total Compensation	Total Compensation shall mean [Check One]
	Paragraph 1.45
		☒	(1)	Participant’s earnings as reportable in the Wages, Tips and Other Compensation Box on the IRS Form W-2 pursuant to Sections 6041, 6051 and 6052 of the Code.
NOTE. The definition selected in this Option is used in applying the various limitations applicable to the Plan.

		☐	(2)	A Participant’s earnings which are subject to income tax withholding under Section 3401(a) of the Code.

		☐	(3)	A Participant’s Section 415 safe-harbor compensation.

Note the complete definition of Total Compensation is set forth in the Basic Plan Document and includes employee elective salary reduction or similar contributions excluded from the Participant’s gross income for federal tax purposes by reason of Sections 125, 132(f)(4) (for Plan Years beginning on or after January 1, 2001), 402(e)(3) and 402(h)(1)(B) of the Code and employer contributions made pursuant to salary reduction agreements under Section 403(b) of the Code, deemed Section 125 compensation and certain post severance compensation.

(g)	Year of Benefit Service Paragraph 1.49	A Year of Benefit Service shall be a Plan Year in which an Employee is credited with at least one thousand (1,000) Hours of Service unless the Employer indicates a different service standard here.

The Employer elects to consider ___________ Hours of Service to be a Year of Benefit Service. [Insert number of hours less than 1,000].

5.	ELIGIBILITY AND PARTICIPATION.

Contribution Type:

Class of Eligible Employees:

NOTE: Unless a specific type of contribution and/or a specific class of Eligible Employees is designated, this Option 5 shall be considered to apply to all types of contributions and all classes of Eligible Employees. If the Employer designates a specific type of contribution and/or class of Eligible Employees, a separate Option 5 must be completed and included with this Adoption Agreement for each type of contribution and/or class of Eligible Employee permitted under the Plan.

(a)	Age Requirement Subparagraph 2.1(a)	The age requirement for participation is [Check one]:
		☐	(1)	None. No age requirement is imposed.

		☒	(2)	Age Requirement. Age 18 [Enter any age up to 21 years; and if any age over 20-1/2 is selected, Option 5(c)(1) may not be selected].

(b)	Service Requirement Subparagraph 2.1(a)	The service requirement for participation is [Check one]:
		☒	(1)	None. No service requirement is imposed.

		☐	(2)
Year or Less. The Employee’s Employment Commencement Date must have occurred at least _____ months [Enter “None” or any period up to 12 months] prior to the Entry Date on which he becomes eligible to participate in the Plan.

[Note: The Employee need not complete any specified number of hours of service during the period designated above; and if more than 6 months is selected, Option 5(c)(1) may not be selected]

☐	(3)
Year or Less - Hour of Service Standard. The Employee must, prior to the Entry Date on which he became eligible to participate in the Plan, have completed one (1) Year of Eligibility Service. For this purpose a Year of Eligibility Service shall be considered completed by an Employee at any time when the Employee is credited with the requisite number of Hours of Service, regardless of whether such time occurs before the end of the applicable computation period, unless otherwise is elected below.

		☐
Last Day of Computation Period Election. Notwithstanding the provisions of subparagraph 2.2(b), the Employer elects to consider a Year of Eligibility Service completed as of the last day of the applicable computation period, regardless of whether the Employee was credited with the requisite Hours of Service before the end of such computation period.

		[Note: If this option is used, Option 5(c)(1) may not be selected.]

☐	(4)
Greater than Year - Hour of Service Standard. The Employee must, prior to the Entry Date on which he becomes eligible to participate in the Plan, have completed 2 Years of Eligibility Service, without any intervening Year of Broken Service.

For this purpose a Year of Eligibility Service shall be considered completed by an Employee as of the last day of the applicable computation period regardless of whether the Employee was credited with the requisite Hours of Service before the end of such computation period.

		[Note: If this Option is selected, Option 8(a)(6) must also be selected and Option 5(c)(1) may not be selected. If this is a cash or deferred arrangement, this Option may not be selected.]

☐	(5)
Greater than Year. The Employee’s Employment Commencement Date must have occurred at least _______ months [Enter any period from 13 months up to 24 months] prior to the Entry Date on which he becomes eligible to participate in the Plan.

[Note: The Employee need not complete any specified number of hours of service during the period designated above; and if this Option is selected, Option 8(a)(6) must also be selected, and Option 5(c)(1) may not be selected. If this is a cash or deferred arrangement, this Option may not be selected.]

(c)	Entry Date Subparagraph 2.2(a)	The Entry Date(s) on which participation shall normally commence shall be [Check one]:

		☐	(1)	Annual. The first date of each Plan Year.

		☒	(2)	Monthly. The first day of each calendar month.

		☐	(3)	Quarterly. The first day of each Plan Year and of the fourth, seventh, and tenth month of each Plan Year.

		☐	(4)	Semi-Annual. The first day of each Plan Year and the first day of the seventh month of each Plan Year.

		☐	(5)	Immediate. The date the individual is an Eligible Employee after he satisfies the age and service eligibility requirements for participation in the Plan.

6.	RETIREMENT DATES.

(a)	Early Retirement Date Paragraph 5.3	[Select and complete applicable provision(s)]
		☒	(1)	None.

		☐	(2)	No age requirement.

		☐	(3)	Age requirement of _________ years.

		☐	(4)	No service requirement.

		☐	(5)	Service requirement of _______ Years of Vesting Service.

(b)	Disability Retirement Date Paragraph 5.4	[Select and complete applicable provision(s)]
		☒	(1)	None.

		☐	(2)	No age requirement.

☐	(3)	Age requirement of ___________ years.

☐	(4)	No service requirement.

☐	(5)	Service requirement of ________ Years of Vesting Service.

7.	CONTRIBUTIONS AND ALLOCATIONS.

(a)	Employer Contributions Paragraph 3.1	The following contributions by the Employer (other than Top Heavy and Supplemental Contributions) are elected:

		☒	(1)
Employer Base Contribution. Each Employer shall make an Employer Base Contribution for each Plan Year, subject to the limitations provided in the Plan, in such amount, if any, which the Employer shall determine.

			☐	(A)	Flexible Formula - Such amount, if any, which the Board of Directors of the Employer shall determine by resolution.

			☐	(B)
Reported Net Operating Earnings Formula – An amount equal to ____% [Insert percentage not over 25%] of the consolidated net income of the Employer for fiscal year of the Employer ending with or within such Plan Year, provided, however, that the amount of such contribution shall be reduced to the extent necessary so that consolidated net income for such fiscal year will not be reduced below an amount equal to _____% [Insert percentage] of stockholders’ equity in the Employer at the beginning of such fiscal year or shall be zero if such return on stockholders’ equity is not achieved; plus any additional amount that the Board of Directors of the Employer shall determine by resolution. For purposes hereof, consolidated net income means [Check one]:

				☐	(i) Consolidated net income as determined under generally accepted accounting principles after 1982 [Check one]:
				☐	(a) Including the after-tax effect of securities transactions.

☐ (b) Excluding the after-tax effect of securities transactions.

☐ (ii)
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
________________________________________________[Insert definition].

	☐	(C)
Compensation Formula - ____% [Insert percentage not over I5%] of the Compensation of all Participants for such Plan Year eligible to receive an allocation of the Employer Base Contribution for such Plan Year, plus any additional amount that the Board of Directors of the Employer shall determine by resolution.

	☐	(D)
Fixed Amount - $_________ [Insert amount not over 15% of Compensation of all Participants for such Plan Year], plus any additional amount that the Board of Directors of the Employer shall determine by resolution.

☐	(2)
Employer Thrift Contribution.  The Employer shall make an Employer Thrift Contribution for each Plan Year in amount, subject to the limitations provided in the Plan, equal to _____% [if elected, insert percentage not over 15%] of each Participant’s Compensation for such Plan Year, plus any additional amount the Board of Directors of the Employer shall determine by resolution.

If elected, this contribution shall be made in addition to any ADP Safe Harbor Contribution required to be made as a result of the Employer’s election under Option 17 of this Adoption Agreement.

The Employer Thrift Contribution will be allocated to the Employer Thrift Account and shall be 100% vested, subject to the 401(k) withdrawal requirements and used in determining the ADP test.

☒	(3)	Employer Matching Contributions.

☐	(A)
Amount – The Employer shall make an Employer Matching Contribution for each Plan Year in an amount, subject to the limitations provided in the Plan, equal to the sum of the following percentage(s) of each Participant’s After-tax Matched Contributions, Pre-tax Matched Contributions and/or Roth Contributions for such Plan Year [Check one]:

	☐	(i)	Straight Percentage - ___________% [Insert percentage] of such contributions.

	☐	(ii)
Contribution Weighted Percentages -% [Insert percentage] of the first - ___% [Insert percentage] of his Compensation contributed each payroll period as such contribution(s) and ___% [Insert percentage] of the balance of such contributions made each payroll period.

	☒	(iii)
Discretionary Percentage - A discretionary percentage to be determined by the Employer on a year to year basis. Such percentage may be applied to the Participant’s After-tax, Pre-tax and/ or Roth Contributions, regardless of whether such contributions are designated as Matched or Unmatched.

If elected, this contribution shall be made in addition to any ADP Safe Harbor Contribution required to be as a result of the Employer’s election under Option 17 of this Adoption Agreement.

☐	(B)	Time for Making and Allocating Employer Matching Contribution. The Employer Matching Contribution [Check one]:

	☐	(i)
Monthly - For a calendar month of a Plan Year shall be made to the Plan within a reasonable time after the end of such month and shall be allocated to Participants’ accounts as of the last day of such month.

	☐	(ii)
Quarterly - For a calendar quarter of a Plan Year shall be made to the Plan within a reasonable time after the end of such quarter and shall be allocated to Participants’ accounts as of the last day of such quarter.

	☒	(iii)	Annually - For a Plan Year shall be made to the Plan at such time(s) as the Employer shall determine and shall be allocated to Participants’ accounts as of the last day of such Plan Year.

Notwithstanding, if the Employer has indicated in Option 2(e) of the Adoption Agreement that this Plan is intended to be paired with the non-qualified deferred compensation plan indicated in Option 2(e) of the Adoption Agreement, then the Employer Matching Contribution shall be made to the Plan at the same time as the Participant’s Pre-tax Matched or Roth Contributions are transferred to the Plan from such nonqualified plan.

			(C)	Account to which Allocated. The Employer Matching Contribution shall be allocated to the: [Check one]:

			☒	(i) Employer Active Account (subject to vesting schedule).

			☐	(ii) Employer Thrift Account. (100% vested, subject to 401(k) withdrawal restrictions and used in ADP test).
(b)	Allocation of Employer Base Contribution Subparagraph 4.2(a)	The Employer Base Contribution and forfeitures shall be allocated on the basis of the following rules:

(1)
Covered Participants Entitled to a Share of the Employer Base Contribution and Forfeitures. If the Employer has elected to make Employer Base Contributions in Option 7(a), each Covered Participant shall be eligible to receive an allocation of the Employer Base Contribution and forfeitures with respect to each Plan Year. A Participant shall be a Covered Participant for the Plan Year [Check any one or more]:

		☒	(A)	If he is credited with a Year of Benefit Service for such Plan Year.

		☐	(B)	If he is an Eligible Employee at any time during such Plan Year.

		☒	(C)	If he is an Eligible Employee on the last day of such Plan Year.

		☐	(D)	If he died while an Eligible Employee or retired on his Disability, Early, Normal or Delayed Retirement Date while an Eligible Employee during such Plan Year [Check one]:

			☐	(i) But only if he is credited with Year of Benefit Service for such Plan Year.

	☐	(ii)
But only if he was credited with Hours of Service during the portion of such Plan Year he was an Eligible Employee at a rate which would have caused him to be credited with a Year of Benefit Service for such Plan Year had he been so employed for the whole Plan Year.

	☐	(iii)	Regardless of whether he was credited with a Year of Benefit Service for such Plan Year.

(2)
Allocation Formula for Employer Base Contributions. The Employer Base Contribution to the Plan and forfeitures for each Plan Year shall, subject to the limitations provided in the Plan, be allocated under subparagraph 4.2(a) of the Plan as of the last day of such Plan Year to the Employer Active Account of Covered Participants for such Plan Year [Check one]:

☒	(A)
Matching Formula - In proportion to the sum of their After-tax Contributions, Pre-tax Contributions and Roth Contributions for such Plan Year regardless of whether such contributions are designated as Matched or Unmatched.

☐	(B)
Matching Compensation Formula - In proportion to the sum of the Compensation with respect to which they made After-tax Contributions, Pre-tax Contributions and/or Roth Contributions for such Plan Year regardless of whether such contributions are designated as Matched or Unmatched.

If Option 7(b)(2)(A) or (B) is selected, the Employer Base Contribution must be treated as “matching contribution” for purposes of the Top Heavy Contribution requirement of subparagraph 3.1(d) of the Plan and for purposes of the after-tax and matching contributions tests ARTICLE XXI of the Plan.

☐	(C)	Proportionate Compensation Formula (Non-Integrated) - In proportion to their Compensation for such Plan Year.

☐	(D)	Proportionate Compensation and Excess Compensation (Integrated):

First, in proportion to Compensation for such Plan Year but not in excess of 3% of each Participant’s Top Heavy Compensation.

Second, in proportion to Excess Compensation for such Plan Year but not in excess of 3% of each Participant’s Compensation. For purposes hereof, in the case of any Participant who has exceed the cumulative permitted disparity limit described in the Plan, such Participant’s total Compensation for the Plan Year will be taken into account.

The First and Second steps described above shall only be used in a year in which the Plan is a Top Heavy Plan and shall be considered to be the top heavy required minimum contribution with respect to the Participants to whom allocated.

Third in proportion to the sum of the Compensation and Excess Compensation for such Plan Year of each Covered Participant for such Plan Year, provided that there shall not be so allocated to the account of any Participant an amount in excess of the product obtained by multiplying the sum such Covered Participant’s Compensation and Excess Compensation for such Plan Year by the Applicable Integration Rate, but not in excess of the profit sharing maximum disparity limit described in the Plan. For purposes hereof, in the case of a Participant who has exceeded the cumulative permitted disparity limit described in the Plan, two times such Participant’s Total Compensation for the Plan Year shall be taken into account and

Then any remaining contribution shall be allocation in proportion to their Compensation for such Plan Year.

For purposes hereof, the term “Applicable Integration Rate” means the following percentage determined on the basis of the Integration Level selected by the Employer below; provided however, if the First and Second steps described above are used because the Plan is a Top Heavy Plan, the Applicable Integration Rate shown determined below shall be reduced by 3%.

If the Integration Level Is More Than and	If the Integration Level Is Not More Than	Then the Applicable Integration Rate Is

$0	Greater of $10,000 or 20% of TWB	Greater of 5.7% or the OAI Rate

Greater of $10,000 or 20% of TWB	80% of TWB	Greater of 4.3% or 4.3/5.7 times the OAI Rate

80% of TWB	TWB - $.01	Greater of 5.4% or 5.4/5.7 times the OAI Rate

TWB - $.01	TWB	Greater of 5.7% or the OAI Rate

For purposes hereof, the term “OAI Rate” shall mean the rate of tax under Section 3111(a) of the Code which is attributable to old-age insurance (but not to survivor and disability insurance) under Title II of the Social Security Act and the Federal Insurance Contribution set in effect at the beginning of such Plan Year.

For purposes hereof, the term “Excess Compensation” of a Participant shall mean an Employee’s Compensation in excess of the following “Integration Level” [Check one]:

☐	(1)	The taxable wage base.

☐	(2)	$___________ [Complete with dollar amount not greater than $10,000.]

☐	(3)	The greater of $10,000 or twenty percent (20%) of the taxable wage base.

☐	(4)	$___________ [Complete with dollar amount not greater than the taxable wage base.]

☐	(5)	______% of the taxable wage base.

For this purpose, the term “taxable wage base” means the contribution and benefit base under Section 230 of the Social Security Act in effect as of the beginning of the Plan Year.

☐	(E)
Age Weighted Allocation Formula - In proportion to their Allocation Factor. The Allocation Factor shall be equal to the product of the Participant’s Age Factor and the Covered Participant’s Compensation. The Age Factor is derived from Schedule I based on the following interest rate:

	☐	7.50%

	☐	8.00%

	☐	8.50%

Thus, the allocation of the Employer Base Contribution to a Participant’s Employer Active Account shall equal the total Employer Base Contribution multiplied by a fraction the numerator of which is the Covered Participant’s allocation factor and the denominator of which is the sum of the Allocation Factors of all Covered Participants.

			☐	(F)	Uniform Points - In proportion to their total points as determined below.

Each Covered Participants shall receive _________ points for each: [Must select at least age or service]:

				☐	_________year(s) of age determined as of the last day of the Plan Year.

				☐	_________Year(s) of Benefit Service determined as of the last day of the Plan Year.

				☐	$ _________ (not to exceed $200) of Compensation.

Thus, the allocation of the Employer Base Contribution to a Participant’s Employer Active Account shall equal the total Employer Base Contribution multiplied by a fraction the numerator of which is the points awarded to the Covered Participant and the denominator of which is the total of all points awarded to all Covered Participants.

(c)	Employee Contributions Paragraphs 3.3, 3.5	Employee contributions are permitted as follows [Select none or any one or more of the following]:

		☐	(1)	None. Employee contributions are not permitted.

		☐	(2)	After-tax Matched Contributions. After-tax Matched Contributions are permitted by payroll deduction in any ☐ whole dollar amount or [ ] whole percentage chosen by the Participant not to exceed ______ % [Enter percentage] of his Compensation for such payroll period.

☐	(3)	After-tax Unmatched Contributions. After-tax Unmatched Contributions are permitted [Check one or both]:

	☐	(A)	By lump sum deposit.

	☐	(B)	By payroll deduction in any ☐ whole dollar amount or ☐ whole percentage chosen by the Participant not to exceed ____% [Enter amount] of his Compensation from the Employer for such payroll period.

☐	(4)	Pre-tax Matched Contributions. Pre-tax Matched Contributions are permitted by payroll deduction in any ☐ whole dollar amount or ☐ whole percentage chosen by the Participant not to exceed ____% Enter percentage] of his Compensation for such payroll period.

☒	(5)	Pre-tax Unmatched Contributions. Pre-tax Unmatched Contributions are permitted by payroll deduction in ☒ any whole dollar amount or ☒ whole percentage chosen by the Participant not to exceed 100% [Enter percentage] of his Compensation in such payroll period.

☒	(6)	Rollover Contributions. Rollover Contributions (other than “accumulated deductible employee contributions” within the remaining of Section 72(o)(5)(B) of the Code in the case of a Plan which has never permitted Voluntary Deductible Contributions) are permitted.

☐	(7)	Deemed Pre-Tax Election. The Employer elects to provide a deemed payroll deduction election for Pre-tax Contributions on the following basis:

	☐	Effective ________, each Participant shall be deemed to have elected to make a Pre-tax Contribution of ____% of Compensation [insert desired percentage] unless he timely makes an election for a different or no contribution using the procedures established by the Administrator.

	☐	Effective ________, each new Participant shall be deemed to have elected to make a Pre-tax Contribution of ____% of Compensation [insert desired percentage] unless he timely makes an election for a different or no contribution using the procedures established by the Administrator.

		If this Option is selected, Option 7(d)(1) must also be selected.

☒	(8)
Catch-up Contributions.  Effective August 1, 2005, Catch-up Contributions as described in Plan Subparagraph 3.3(e) are permitted by payroll deduction in any ☒ whole dollar amount or ☒ whole percentage chosen by the Participant of his Compensation for such payroll period. If Roth Contributions are permitted, the Catch-up Contribution may be designated by the Participant as a Roth Contribution. If no such designation is made or if Roth Contributions are not permitted, the Catch-Up Contribution shall be treated as a made on a pre-tax basis.

☐	(9)
Roth Contributions. Effective __________, [Enter Date no earlier than January 1, 2006] Roth Contributions as described in Plan Subparagraph 3.3(f) are permitted by payroll deduction in ☐ any whole dollar amount or ☐ whole percentage chosen by the Participant not to exceed _____% [Enter percentage] of his Compensation in such payroll period.

		This Option may be selected only if Options 7(c)(4) and/or (5) are also selected.

Roth Contributions will be treated as Roth Matched Contributions only if the Participant does not make Pretax Contributions and/or After-tax Contributions in an amount sufficient to receive the maximum Employer Matching Contribution (or other contribution by the Employer that is allocated on the basis of a match). Otherwise, the Roth Contribution shall be treated as Roth Unmatched Contributions.

☐	(10)	Deemed Roth Election. The Employer elects to provide a deemed payroll deduction election for Roth Contributions on the following basis:

	☐
Effective ________, each Participant shall be deemed to have elected to make a Roth Contribution of ____% of Compensation [insert desired percentage] unless he timely makes an election for a different or no contribution using the procedures established by the Administrator.

	☐
Effective ________, each new Participant shall be deemed to have elected to make a Roth Contribution of ____% of Compensation [insert desired percentage] unless he timely makes an election for a different or no contribution using the procedures established by the Administrator.

				If this Option is selected, Option 7(d)(1) must also be selected.

(d)	Payroll Deduction Modifications Paragraph 3.6
Payroll deduction contributions (including an election to designate Roth contributions) may be terminated, changed or recommenced [Check one if any of the provisions of this Option 7(d) permitting payroll deduction contributions is checked]:

		☐	(1)	On the first day of each payroll period.

		☒	(2)	Monthly on the first day of any month.

		☐	(3)	Quarterly on the first day of any quarter of a Plan Year.

		☐	(4)	Annually on the first day of any Plan Year.

(e)	Use of Forfeitures Paragraph 4.10	[Check (1), if desired, and check either (2) or (3)]

		☐	(1)
Administrative Expenses.  If this Option is selected, forfeitures shall be used first to pay administrative expenses of the Plan that would otherwise be paid by the Plan.  Any remaining forfeitures shall be used in the manner described below.

		☒	(2)	Reduce Contributions. Forfeitures shall be used to reduce the contributions required to be made by the Employer as described in subparagraph 4.10(b) of the Plan.

		☐	(3)	Additional Contributions. Forfeitures shall be treated as additional contributions by the Employer and allocated as described in subparagraph 4.10(c) of the Plan.

8.	VESTING.

(a)	Regular Vesting Schedule Subparagraph 6.3(a)	[Check one, and complete where applicable]:

		☒	(1)	100% after 3 Years of Vesting Service.

		☐	(2)	20% after 2 Years of Vesting Service and increased by 20% for each of the next 4 Years of Vesting Service.

		☐	(3)	___ % after __________ Year(s) of Vesting Service

___% after __________ Years of Vesting Service
___% after __________ Years of Vesting Service
___% after __________ Years of Vesting Service
___% after __________ Years of Vesting Service
___% after __________ Years of Vesting Service

[Must be at least as favorable after each Year as Option 8(a)(4) or (5) below or if the Employer Matching Contributions are allocated to the Employer Active Account or if Employer Base Contributions are allocated pursuant to Option 7(b)(A) or (B), at least as favorable as Option 8(a)(1) or (2) above.]

		☐	(4)
100% after 5 Years of Vesting Service. [This Option may not be elected if the Employer Matching Contributions are allocated to the Employer Active Account or if Employer Base Contributions are allocated pursuant to Option 7(b)(A) or (B).]

				If elected, the Option applies to the following Account:

		☐	(5)
20% after 3 Years of Vesting Service and increased by 20% for each of the next 4 Years of Vesting Service. [This Option may not be elected if the Employer Matching Contributions are allocated to the Employer Active Account or if Employer Base Contributions are allocated pursuant to Option 7(b)(A) or (B).]

				If elected, the Option applies to the following Account:

		☐	(6)	A Participant shall always have a non-forfeitable right to one hundred percent (100%) of his Accrued Benefit. [This option must be selected if Option 5(b)(4) or (5) is selected.]

(b)	Years of Vesting Service Disregarded for Regular Vesting Schedule Paragraph 6.5	The following Years of Vesting Service shall be disregarded for purposes of the regular vesting schedule of the Plan [Check any of the following, if desired]:
		☒	(1)	Years Prior to Age 18. Any Year of Vesting Service of an Employee completed before the Employee has reached age eighteen (18) in all other cases shall be disregarded.

		☐	(2)
Years Required after Break in Service. Any Year of Vesting Service of an Employee prior to one Year of his Broken Service shall be disregarded until he has completed a Year of Vesting Service during a Plan Year following his Year of Broken Service.

		☐	(3)	Rule of Parity. Any Year of Vesting Service of an Employee prior to one Year of his Broken Service shall be disregarded unless such Employee either:

				(A)	possesses a non-forfeitable right to benefits under the Plan derived from the Employer’s contributions (which contributions for this purpose include Pre-tax or Roth Contributions), or

				(B)
has consecutive Year(s) of Broken Service which are less than the greater of (i) for application of this subparagraph in Plan Years commencing after December 31, 1984, five (5) or (ii) the number of his aggregate Year(s) of Vesting Service before the commencement of such Year(s) of Broken Service.

For purposes of this Option, an Employee’s aggregate Years of Vesting Service shall not include Years of Vesting Service which are at any time excluded by the application of the provisions of this option.

		☐	(4)
Years Prior to Plan Establishment. Any Year of Vesting Service with the Employer for which the Employer did not maintain the Plan or a predecessor plan within the meaning of Section 411(a)(4)(C) of the Code shall be disregarded.

		☐	(5)	Years Prior to 1971. Any Year of Vesting Service before January 1, 1971 shall be disregarded unless the Participant has at least three (3) Plan Years of Service after December 31, 1970.

9.	TOP HEAVY RULES.
If the Plan is or becomes a Top Heavy Plan, the provisions of the Plan and the Adoption Agreement containing top heavy rules required by Section 416 of the Code shall supersede any conflicting provisions of the Plan or the Adoption Agreement.

(a)	Top Heavy Compensation Subparagraph 3.1(d)	Subject to the application of the Compensation Limit, Top Heavy Compensation of a Participant with respect to a Plan Year shall mean Total Compensation for the [Check one]:

		☒	(1)	Calendar year ending with or within such Plan Year

		☐	(2)	Plan Year

		which are subject to tax under Section 3101(a) of the Code without the dollar limitation of Section 3121(a) of the Code.

Notwithstanding the foregoing definition of Compensation selected by the Employer, a Participant’s Top Heavy Compensation shall include employee elective salary reduction or similar contributions excluded from the Participant’s gross income for federal tax purposes by reason of Sections 125, 132(f)(4) (for Plan Years beginning on or after January 1, 2001), 402(a)(8) and 402(h)(1)(B) of the Code and employer contributions made pursuant to salary reduction agreements under Section 403(b) of the Code.

(b)	Top Heavy Vesting Schedule Subparagraph 6.3(b)	The following “top heavy vesting schedule” shall apply whenever the Plan is a Top Heavy Plan [Check one, and complete where applicable]:

		☒	(1)	100% after 2 (not to exceed 3) Years of Vesting Service.

		☐	(2)	20% after 2 Years of Vesting Service, increased 20% for each of the next 4 Years of Vesting Service.

		☐	(3)
________% after __________ Year(s) of Vesting Service
________% after __________ Years of Vesting Service
________% after __________ Years of Vesting Service
________% after __________ Years of Vesting Service
________% after __________ Years of Vesting Service
________% after __________ Years of Vesting Service
[Must be at least as favorable after each Year as Option 9(b)(1) or (2) above]

(c)	Years Disregarded for Purposes of Top Heavy Vesting Schedule Paragraph 6.5	The following Years of Vesting Service shall be disregarded for purposes of the top heavy vesting schedule [Check any of the following, if desired]:

		☒	(1)	Apply Regular Rules. Al Years of Vesting Service regarded under Option 8(b) above shall be disregarded.

		☐	(2)	Years Prior to Age 18. Any Year of Vesting Service of an Employee completed before the Employee has reached age eighteen (18) in all other cases shall be disregarded.

		☐	(3)
Year Required After Break in Service. Any Year of Vesting Service of an Employee prior to one Year of his Broken Service shall be disregarded until he has completed a Year of Vesting Service during a Plan Year following his Year of Broken Service.

		☐	(4)	Rule of Parity. Any Year of Vesting Service of an Employee prior to one Year of his Broken Service shall be disregarded unless such Employee either:

				(A)	possesses a non-forfeitable right to benefits under the Plan derived from the Employer’s contributions (which contributions for this purpose include Pre-tax Contributions), or

				(B)
has consecutive Year(s) of Broken Service which are less than the greater of (i) for application of this subparagraph in Plan Years commencing after December 31, 1984, five (5) or (ii) the number of his aggregate Year(s) of Vesting Service before the commencement of such Year(s) of Broken Service.

For purposes of this option, an Employee’s aggregate Years of Vesting Service shall not include Years of Vesting Service which are at any time excluded by the application of the provisions of this option.

		☐	(5)
Years Prior to Plan Establishment. Any Year of Vesting Service with the Employer for which the Employer did not maintain the Plan or a predecessor plan within the meaning of Section 411(a)(4)(c) of the Code shall be disregarded.

		☐	(6)	Years Prior to 1971. Any Year of Vesting Service before January 1, 1971 shall be disregarded unless the Participant has at least three (3) Years of Vesting Service after December 31, 1970.

(d)	Top Heavy Contribution Subparagraph 3. I (d)
The Employer shall make an Employer Top Heavy Contribution for each Plan Year the Plan is a Top Heavy Plan in an amount, subject to the limitations provided in the Plan, determined as follows [Check the applicable choice and complete where applicable]:

		☒	(1)	Minimum Allocation Percentage. Any required allocation under this Plan shall be [Check one]:

			☐	(A)	Specified Rate. At the rate of _____%. [Insert percentage not under 3%]

			☒	(B)	Determined per Plan. Determined pursuant to the applicable rules in clauses (i), (ii) and (iii) of subparagraph 3.1(d) of the Plan.

		☒	(2)	Plan under which Top Heavy Contribution or Benefit to Be Provided [Check one]:

			☐	(A)	No Other Plan. Since the Employer maintains no other qualified plan, any applicable Employer Top Heavy Contribution described in subparagraph 3.1(d) of the Plan shall be provided by this Plan.

			☒	(B)
Contribution under this Plan Where Other Plan Maintained. The Employer maintains another qualified plan or plans which is (are) [Check applicable one(s)] a ☒ defined contribution plan and/or ☐ defined benefit plan, and the Employer elects that any applicable Employer Top Heavy Contribution described in subparagraph 3.1(d) of this Plan shall be provided to Participants in this Plan by this Plan.

			☐	(C)
Contribution or Benefit Under Other Plan for Participants in this Plan and Other Plan, and Contribution under this Plan for Participants Only in this Plan. The Employer maintains another qualified plan or plans which is (are) [Check applicable one(s)] a ☐ defined contribution plan named __________________________________ __________________________________________________________ ________ _________________________ _______________ [Insert Plan Name] and/or ☐ defined benefit plan named ____________ __________________________ ______________ _____________________ ________ [Insert Plan Name], and the Employer elects that contributions required under Section 416 of the Code be provided such other plan(s) for Employees who are both Participants in this Plan and participants in such other plan(s) and that any applicable Employer Top Heavy Contribution described in subparagraph 3.1(d) of this Plan shall be provided by this Plan to Employees who are Participants of this Plan only.

			☐	(D)	Alternate or Additional Provisions [Insert desired provision]: __________________

(e)	Present Value Factors for Top Heavy Plan Status ARTICLE XIX	The interest and mortality factors shall be:

		☒	(1)	Interest Rate: 7.5% [Insert percentage].

		☐	(2)	Mortality Table: The Unisex Pension 1984 Table.

10.	IN-SERVICE WITHDRAWALS.

(a)	After-tax Account, Voluntary Deductible Account and or Rollover Account Paragraph 9.1, 9.5	[Select one or both, if desired]

		☐	(1)	Non-hardship. Non-hardship withdrawals are permitted under paragraph 9.1 of the Plan from the [Check one(s) desired]:

			☐	(A)	After-tax Unmatched Account.

			☐	(B)	After-tax Matched Account.

			☐	(C)	Voluntary Deductible Account.

			☐	(D)	Rollover Account.

		☒	(2)	Hardship. Hardship withdrawals are permitted under paragraph 9.5 of the Plan from the [Check one(s) desired]:

			☐	(A)	After-tax Unmatched Account.

			☐	(B)	After-tax Matched Account.

			☐	(C)	Voluntary Deductible Account.

			☒	(D)	Rollover Account.

(b)	Pre-tax Account, Roth Account and/or Employer Thrift Account Paragraphs 9.2, 9.6	[Select one or both, if desired]

		☐	(1)	Non-hardship. Non-hardship withdrawals are permitted under paragraph 9.2 of the Plan by Participants who have attained the age of 59-1/2 from the [Check one(s) desired]:

			☐	(A)	Pre-tax Account.

			☐	(B)	Employer Thrift Account.

			☐	(C)	Roth Account.

		☒	(2)	Severe Hardship. Severe Hardship withdrawals are permitted under paragraph 9.6 of the Plan by Participants from the [Check one(s) desired]:

			☒	(A)	Pre-tax Account.

			☐	(B)	Employer Thrift Account (restricted to the balance as of December 31, 1989)

			☐	(C)	Roth Account.

(c)	Employer Account Paragraph 9.4, 9.5	[Select one or both, if desired]

		☐	(1)	Non-hardship. Non-hardship withdrawals are permitted under paragraph 9.4 of the Plan by [Check one or more]:

			☐	(A)	Participants who have reached age fifty-nine and one-half (59-1/2) from the [Check one(s) desired]:

				☐	(i)	Employer Active Account (to the extent vested).

				☐	(ii)	Employer Non-forfeitable Account.

			☐	(B)	Participants who have 60 or more months of participation from the [Check one(s) desired]:

				☐	(i)	Employer Active Account (to the extent vested).

				☐	(ii)	Employer Non-forfeitable Account.

			☐	(C)	Participants who either have reached age fifty-nine and one- half (59-1/2) or have 60 or more months of participation from the [Check one(s) desired]:

				☐	(i)	Employer Active Account (to the extent vested).

				☐	(ii)	Employer Non-forfeitable Account.

		☐	(2)	Hardship. Hardship withdrawals are permitted under paragraph 9.5 of the Plan from the [Check one(s) desired]:

☐ (i) Employer Active Account (to the extent vested).

☐ (ii) Employer Non-forfeitable Account.

(d)	Distributions To Alternate Payees under QDRO Subparagraph 8.1(d)	The Plan will permit the payment of benefits under a domestic relations order as soon as reasonably practical after it has been accepted by the Administrator as a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code unless the Employer elects otherwise below.

		☐	The Employer hereby elects not to permit payments to the Alternate Payee to begin until payments would be available to the Participant (or are otherwise required by the Code).

11.	LOANS.

(a)	Availability Paragraph 9.10	A Participant [Check one]:

		☒	(1)	Permitted. May borrow from the Plan in accordance with the terms of the Employer’s Loan Policy.

[If this Option is selected the Employer must complete and attach to this Adoption Agreement an Employer’s Loan Policy describing the terms and conditions on which loans will be made.]

		☐	(2)	Not Permitted. May not borrow from the Plan.

12.	PARTICIPANT INVESTMENT DIRECTION.

(a)	Availability
A Participant may make investment directions with respect to each of his Accounts in the Plan into any or all of the investment funds made available by the Trustee, except for amounts required to be invested in the Loan Fund or the Transfer Fund and subject, if applicable to the provisions of Option 15 unless the Employer elects to limit investment direction as described below: _____________________________________
__________________________________________________________________________
__________________________________________________________________________
_____________________________[Any Limitations may not discriminate in favor of highly compensated employees.]

13.	HOURS OF SERVICE. ARTICLE XVIII	Hours of Service for purposes of the Plan shall be credited in accordance with one of the alternative methods stated below [Check one]:

Class of Eligible Employees : ________________________________

NOTE: Unless a specific class of Eligible Employees is designated, this Option 13 shall be considered to apply to all classes of Eligible Employees. If the Employer designates a specific class of Eligible Employees, a separate Option 13 must be completed and included with this Adoption Agreement for each class of Eligible Employees permitted under the Plan.

			☒	(a)	Actual Hours Counted. An Employee shall be credited with Hours of Service for those actual Hours of Service credited under ARTICLE XVIII of the Plan.

			☐	(b)	Ten Hour Per Day Equivalency. An Employee shall be credited with ten (10) Hours of Service for any day he would be credited with at least one (1) actual Hour of Service.

			☐	(c)	Forty-five Hour Per Week Equivalency. An Employee shall be credited with forty-five (45) Hours of Service for any week he would be credited with at least one (1) actual Hour of Service.

			☐	(d)
Ninety-five Hour Per Semi-monthly Payroll Equivalency. An Employee shall be credited with ninety-five (95) Hours of Service for any semi-monthly payroll period he would be credited with at least one (1) actual Hour of Service.

			☐	(e)
One Hundred Ninety Hour Per Month Equivalency. An Employee shall be credited with one hundred ninety (190) Hours of Service for any month he would be credited with at least one (1) actual Hour of Service.

[Check the applicable box(es) and/or add limitations language as desired.]
14.	LIMITATIONS ON BENEFITS. Section 415 of the Code Paragraph 4.3 and 4.4 ARTICLE XX				NOTE: Failure to complete this Option 14 may adversely affect qualification of the plan(s) maintained by an Employer.

☐	(a)	No Other Plan	Employer maintains no other qualified plan in addition to this Plan in which event paragraph 4.3 of this Plan and paragraph 20.2 shall apply.

☒	(b)	Coordinate with Defined Contribution Plans (Other than Master or Prototype Plan
The Employer maintains, in addition to this Plan, one or more plans which are qualified defined contribution plans, welfare benefit funds (as defined in Section 419(a) of the Code) or individual medical accounts, (as defined in Section 415(1)(2) of the Code) (other than Master or Prototype Plans) in which event paragraph 4.4 of this Plan and subparagraph C-1.3 of ARTICLE XX shall apply. In which event [Check (1), (2), or (3) and (4) if desired]:

			☐	(1)	Subparagraph 20.3(g) shall apply.

			☐	(2)	Reduce Contribution under this Plan. Annual Additions under this Plan shall be reduced before Annual Additions under such other Plans and funds so that the Maximum Permissible Amount is not exceeded.

			☒	(3)	Reduce Contribution under other Plan. Annual Additions under such other plans and funds shall be reduced before Annual Additions under this Plan so that the Maximum Permissible Amount is not exceeded.

			☐	(4)	Subject to subparagraph 20.3(g), Option 14(b)(2) or (3) above shall apply, but Annual Additions under welfare benefit plans shall be reduced last.

	(c)	Alternate Provision
Annual Additions and Annual Benefits of a Participant shall be limited as follows [Insert provisions as desired]: __________________________________________________________
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________[Any Alternate Provisions may not discriminate in favor of highly compensated employees.]

	(d)	Limitation Year	The Limitation Year is the following 12-consecutive month period:

			☒	(1)	The calendar year.

			☐	(2)	The Plan Year.

			☐	(3)	The year beginning on _____________________ [Insert month and day].

15.	MATTERS RELATING TO STOCK.

	☒
Investment in Employer Stock is not available under the Plan unless this Option is elected and the following provisions are completed. This Plan is not intended to satisfy the ESOP requirements or to operate as a Stock Bonus Plan.

	(a)	Custodian Paragraph 17.1(a)	The Custodian of the Employer Stock Fund shall be: Reliance Trust Company

	(b)	Named Fiduciary with Respect to Stock Paragraph 17.1(b)	The Named Fiduciary with respect to Stock shall be: Mr. William Lagos and Ms. Georgia Derrico

(c)	Stock Paragraph 17.1(c)	Stock shall mean the following described stock [Complete]:

		Description:		Southern National Bancorp of Virginia, Inc. Common Stock
(Ticker SONA)
__________________________________________________________
__________________________________________________________
[Insert description of Stock, including class, issuer, etc.].

(d)	Employer Investment Direction Paragraph 17.2
Notwithstanding the Participant investment direction provisions of paragraph 5.2 of the Trust, the Employer requires that the following percentage of the account balances under the Plan be invested in Employer Stock Fund to the extent set described below:

		☒	(1)	No Investment Requirement. The Employer imposes no Stock investment requirement.

		☐	(2)
Employer Stock Investment Required. The Employer requires that the following percentage of each of the following accounts be and remain invested in the Employer Stock Fund [Check and complete only for accounts desired]:

			☐	(A)	___________% of the Employer Account.

			☐	(B)	___________% of the Employer Thrift Account.

If this is a Restated Plan, this investment direction applies to contributions allocated to the account after the Effective Date of the Restatement of the Plan in the form of this Adoption Agreement.

(e)	Participant Investment Direction In Employer Stock Fund	A Participant [Check one]:

		☐	(1)	Not Permitted. May not make investment directions into the Employer Stock Fund.

		☒	(2)	Permitted. May make investment directions of the following accounts (the “directable accounts”) in to the Employer Stock Fund [Check one or more if desired]:

			☒	(A)	Employer Account.

			☐	(B)	Employer Thrift Account.

			☒	(C)	Pre-tax Account.

	☐	(D)	Roth Account.

	☐	(E)	After-tax Account.

	☒	(F)	Rollover Account.

	☐	(G)	Voluntary Deductible Account.

		Note if Options (C), (D), (E) (F) or (G) are selected the Employer must determine the application and comply with Federal Securities laws.

☐	(3)	If Participants may make investment directions in the Employer Stock Fund then such directions shall be made in the following increments [Check one if Option 15(e)(2) is selected]:

	☐	(1) In the regular 5% increments provided in the Plan but not in excess of ________%.

	☒	(2) In 1% [Insert percentage of less than 5%] increments but not in excess of 25%.

	☐	(3) In increments of the lesser of 5% or such percentage as the Administrator shall from time to time authorize but not in excess of ________%.

☐	(4)	If Participants may make investment directions in the Employer Stock Fund, then the Effective Date of such directions shall be [Check one if Option 15(e)(2) is selected:

	☐	(1)	Annually effective as of the first day of each Plan Year.

	☐	(2)	Periodically effective as of the beginning of each Valuation Period.

	☐	(3)	Quarterly effective as of the first day of each quarter of Plan Year.

☒	(4)	Daily
_________________________________________________
_________________________________________________
_________________________________________________
_________________________________________________
[Insert times(s)].

		and (if any of the above options are selected) at such other date(s) as the Administrator may from time to time authorize.

(f)	Form of Payment Paragraph 17.6	The non-forfeitable Accrued Benefits of Participants invested in the Employer Stock Fund at the time of distribution shall be distributed in the following manner:

		☐	(1)	Account balances invested in the Employer Stock Fund shall be distributed in cash.

		☐	(2)
Account balances invested in the Employer Stock Fund shall be distributed in whole shares of Stock and cash in lieu of fractional shares. [This option may not selected if, under any circumstances, more than 90% of the Participant’s Accrued Benefit in the Fund may be invested in the Employer Stock Fund.]

		☐	(3)
Account balances invested in the Employer Stock Fund shall be distributed in cash and Stock in proportion to the cash and Stock considered pursuant to subparagraph 17.6(d) to be allocated to the Participant’s account in the Employer Stock Fund. [This option may not selected if, under any circumstances, more than 90% of the Participant’s Accrued Benefit in the Fund may be invested in the Employer Stock Fund.]

		☒	(4)	The Participant may elect to receive his non-forfeitable Accrued Benefit invested in the Employer Stock Fund at the time of distribution under any one of the methods described above.

(g)	Composition of Employer Stock Fund Paragraph 17.8
The Named Fiduciary with Respect to Stock shall establish a cash reserve as a part of the Employer Stock Fund. Generally, however, the assets of the Employer Stock Fund invested in Stock are expected to remain in the following range

		Range of Stock Investment: 90 % to 95% .

		The Named Fiduciary with Respect to Stock may change the percentage of the total assets of the Employer Stock Fund invested in Stock from time to time.

(h)	Special Grandfathered Transitional Rules for Restated Plans Paragraph 17.8
In the case of a Restated Plan which allowed investment in employer securities prior to its restatement, certain provisions may need to be grandfathered in order to preserve the benefits required under Sections 411(a)(10) or (d)(6) of the Code. Such special grandfathered provisions and any applicable transitional rules should be described below. [Attach a separate sheet if necessary.]

16.	VOTING RIGHTS PASS THROUGH	Voting rights with respect to Stock which is allocated to the accounts of Participants shall be passed through under paragraph 17.11 follows [Check one of (a) through (c) and (d) if desired]:
Paragraph 17.11

☒	(a) No Voting Rights Pass-through Clause (i) Subparagraph 17.11(a)	No voting rights shall be passed through for as provided in clause (i) of subparagraph 17.11(a) of Plan.

☐	(b) Pass-through for All Matters Clause (ii) of Subparagraph 17.11(a)	Voting right shall be passed through for all matters subject to a vote as provided in clause (ii) of subparagraph 17.11(a) of the Plan.

☐	(c) Pass-through on Major Corporate Transactions. Clause (iii) of Subparagraph 17.11(a)	Voting rights shall be passed through only on major corporate transactions as provided in clause (iii) subparagraph 17.11(a) of the Plan.

☐	(d) Pass-through Voting on Tender Offers Clause (ii) Subparagraph 17.11(b)	As permitted in clause (ii) subparagraph 17.11(b) of the Plan, voting rights on “tender offers” are required to be passed through to Participants.

17.	ADP/ACP ELECTIONS ARTICLES XXI and XXII

(a)	Current Year Testing Election Subparagraph 21.2(b)(i)	The Plan will use the Prior Plan Year Testing Method unless the Employer elects otherwise below.
	Subparagraph 22.2(b)(i)	☒ The Employer elects the current year testing method for Plan Years for ACP testing only beginning on and after January 1, 2011.

If current year testing is elected, it cannot be changed unless (1) the plan has been using current year testing for the preceding 5 Plan Years, or, if less, the number of Plan Years the Plan has been in existence, or (2) the Plan otherwise meets one of the conditions specified in IRS Notice 98-1 for Plan Years beginning before January 1, 2006 or in Treas. Reg. Section 1.401(k)-2(c) for Plan Years beginning on or after January 1, 2006.

(b)	First Plan Year with prior year testing	The ADP and ACP of the Non-highly Compensated Employees for such year will be deemed to be 3% unless the Employer elects otherwise below.

☐	If the current year test election is not made above and this is the first Plan Year for the Plan, the Plan elects to use the ADP and ACP of the Non-highly Compensated Employees for the current year.

☐	(c)	Safe Harbor Election Paragraph 3.7	If this Option is selected, the Employer elects to apply the Safe Harbor Testing Method described in Paragraphs 21.4 and 22.2(a)(i) to the Plan, the Plan will make the Basic Matching Contribution described in subparagraphs 21.4(c) and 22.2(a)(i) unless an alternate election is made below.

			☐	In lieu of the Basic Matching Contribution, the Employer will make the following contributions for the Plan Year [Select either or both]

			☐	Enhanced Matching Contribution. The Employer will make a Matching contribution to the account of each Eligible Participant in an amount equal to the sum of:

(i) One Hundred percent (100%) of the Employee’s Elective Deferrals that do not exceed ______________ percent of the Employee’s Compensation for the Plan Year, plus,

(ii) _______ percent of the Employee’s Elective Deferrals that exceed _________ percent of the Employee’s Compensation for the Plan Year and that do not exceed _________ percent of the Employee’s Compensation for the Plan Year.

Note: In the blank in (i) and the second blank in (ii), insert a number that is 3 or greater, but not greater than 6. The first and the last blanks in (ii) must be completed so that at any rate of Elective Deferrals, the Matching Contribution is at least equal to the Matching Contribution the Employee would receive if the Employer were making the Basic Matching Contribution, but the rate of the Match cannot increase as deferrals increase. For example, if 4 is inserted in the blank in (i), (ii) need not be completed.

☐
Safe Harbor Non-Elective Contribution. The Employer will make a Safe Harbor Non-elective Contribution to the Thrift Account of each Eligible Participant in an amount equal to 3 percent (3%) of the Employee’s Compensation for the Plan Year, unless the Employer inserts a greater percentage here __________

18.	CASH OUT RULES.

(a)	Time of Payment Subparagraph 8.1(a)	The Plan will pay benefits as soon as possible following termination of employment if the entire non-forfeitable Accrued Benefit does not exceed the Cash Out Limit (as defined in subparagraph 8.9(e)) unless the Employer elects otherwise below:

		☐	The Employer elects a $1,000 maximum mandatory cash out dollar amount, in which case pre-Normal Retirement Age/Age 62 distributions may not be made to a Participant whose non-forfeitable Accrued Benefit exceeds $1,000 without his written consent to payment as provided in clause (iv) of subparagraph 8.1(a) of the Plan. In this case, the automatic rollover rules of clause (ii) of subparagraph 8.7(a) of the Plan do not apply to the pre-Normal Retirement Age/Age 62 distribution since either the distribution does not exceed $1,000 or the distribution is only made with Participant consent.

(b)	Determination of Cash-Out Limit Subparagraph 8.9(e)	The Cash Out Limit (as defined in subparagraph 8.9(e)) or such lower maximum mandatory cash out dollar amount selected by the Employer in Option 18(a) shall be determined by including the Participant’s Rollover Account unless the Employer elects otherwise below:

		☐	The Employer elects to exclude the Participant’s Rollover Account from the determination of the Cash Out Limit (as defined in subparagraph 8.9(e)) or such lower maximum mandatory cash out dollar amount selected by the Employer in Option 18(a) for distributions made after ____________ ______________. [Enter a date no earlier than December 31, 2001]

(c)	Selection of IRA Subparagraph 8.7	The Employer (in its capacity as Administrator) appoints the Trustee as the Plan fiduciary for purposes of selecting the individual retirement plan to receive the automatic rollover described in clause (ii) of subparagraph 8.7(a) of the Plan and the initial investment under the individual retirement plan in which the automatic rollover is invested, unless the Option is selected:

		☐	The Employer in its capacity as Plan Administrator) retains the fiduciary responsibility to select the Individual retirement plan to receive the automatic rollover described in clause (ii) of subparagraph 8.7(a) of the Plan and the initial investment under the individual retirement plan in which the automatic rollover is invested.

In the event the Employer as Plan Administrator retains the fiduciary duty to select the individual retirement plan to receive the automatic rollover described in clause (ii) of subparagraph 8.7(a) of the Plan and the initial investment under the individual retirement plan in which the automatic rollover is invested, the Administrator acknowledges and shall certify to the Trustee that its selection follows the requirements of Department of Labor Regulation section 2550.404a-2 and Prohibited Transaction Exemption (PTE) 2004-16 to the extent required to be applicable.

The Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Code only to the extent provided in Section 19 of Rev. Proc. 2005-16, The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued to the Plan and in Section 19 of Rev. Proc. 2005-16. In order have reliance in such circumstances or with respect to such qualification requirements, application must be made to the Employee Plans Determination of the Internal Revenue Service. This Adoption Agreement may be used only in conjunction with the Virginia Bankers Association basic plan document number 02.

IN WITNESS WHEREOF, each Employer, by its duly authorized representatives, has executed this instrument this     30th     day of            December        , 2011.

Sonabank
[Enter Name of Employer]

By	/s/ William H. Lagos

	Its	Sr. Vice Pres & CFO

[SEAL]

ATTEST
/s/ Alberta Gibson

Its	Vice President

By execution hereof by the duly authorized Trustee’s Representative, The Trustees of the Virginia Bankers Association Master Defined Contribution Plan and Trust hereby accept the Trust created herein according to the terms and conditions of the Plan. __________________________________________

Date:	12-30-11	/s/ Bette Albert
Trustee Representative

VIRGINIA BANKERS ASSOCIATION MASTER DEFINED CONTRIBUTION PLAN
(October, 2007)
Schedule I to Profit Sharing Plan Adoption Agreement - Age Factors

Age At End of Plan Year	7.50%	8.00%	8.50%
65 or over	1.00	1.00	1.00
64	0.9302	0.9259	0.9217
63	0.8653	0.8573	0.8495
62	0.8050	0.7938	0.7829
61	0.7488	0.7350	0.7216
60	0.6966	0.6805	0.6650
59	0.6480	0.6302	0.6129
58	0.6028	0.5835	0.5649
57	0.5607	0.5403	0.5207
56	0.5216	0.5002	0.4799
55	0.4852	0.4632	0.4423
54	0.4513	0.4289	0.4076
53	0.4199	0.3971	0.3757
52	0.3906	0.3677	0.3463
51	0.3633	0.3405	0.3191
50	0.3380	0.3152	0.2941
49	0.3144	0.2919	0.2711
48	0.2925	0.2703	0.2499
47	0.272	0.2502	0.2303
46	0.2531	0.2317	0.2122
45	0.2354	0.2145	0.1956
44	0.2190	0.1987	0.1803
43	0.2037	0.1839	0.1662
42	0.1895	0.1703	0.1531
41	0.1763	0.1577	0.1412
40	0.1640	0.1460	0.1301
39	0.1525	0.1352	0.1199
38	0.1419	0.1252	0.1105
37	0.1320	0.1159	0.1019
36	0.1228	0.1073	0.0939
35	0.1142	0.0994	0.0865
34	0.1063	0.0920	0.0797
33	0.0988	0.0852	0.0735
32	0.0919	0.0789	0.0677
31	0.0855	0.0730	0.0624
30	0.0796	0.0676	0.0575
29	0.0740	0.0626	0.0530
28	0.0068	0.0580	0.0489
27	0.0640	0.0537	0.0450
26	0.0596	0.0497	0.0415
25	0.0554	0.0460	0.0383
24	0.0516	0.0426	0.0353
23	0.0480	0.0395	0.0325
22	0.0446	0.0365	0.0300
21	0.0415	0.0338	0.0276

VIRGINIA BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(October, 2007)

Basic Plan Document No. 02

- ii -

- iii -

- iv -

- v -

- vi -

- vii -

22.5	Determination of Income or Loss for Adjustment of Excess Elective Deferrals, Excess Deferral Contributions and Excess Aggregate Contributions Allocated to and to Be Distributed from the Plan	158

- viii -

VIRGINIA BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(October, 2007)

Basic Plan Document No. 02

The form of this Master Defined Contribution Plan and its related Trust have been designed to comply with the requirements of the Internal Revenue Code, as amended through the Economic Growth and Tax Relief Reconciliation Act of 2001, the Job Creation and Worker Assistance Act of 2002 and the regulations and guidance published by the Internal Revenue Service effective after December 31, 2001 and reflected in 2004 Cumulative List of Changes in Plan Qualification Requirements (IRS Notice 2004-84).  This Plan has been submitted to the Internal Revenue Service for approval as to form for use by Employer members of the Virginia Bankers Association as a qualified retirement plan under Section 401 of the Internal Revenue Code.  A letter of acceptability from the Internal Revenue Service has been issued by the Internal Revenue Service.

The Plan is intended to be a Replacement Plan for the Virginia Bankers Association Master Defined Contribution Plan and Trust Basic Plan Document No. 02 dated December, 2000 as amended by the First through Fourth Amendments and for which letters of acceptability were issued by the Internal Revenue Service on May 22, 2002.

An Employer desiring to adopt this Plan should adopt it without change, except for completion of the necessary information in the Adoption Agreement, and should properly notify all interested parties in accordance with Internal Revenue Service procedures.  While neither the Virginia Bankers Association nor the Virginia Bankers Association Benefits Corporation can guarantee that any Plan adopted by an Employer will be deemed to satisfy, or will actually satisfy, the qualified plan requirements of the Internal Revenue Code, each Employer adopting the Plan and properly completing the Adoption Agreement should be able to obtain a determination from the Internal Revenue Service as to the “qualified” status of the Plan with respect to that Employer by applying to the key District Director on Form 5307.

Employers considering the use of this Plan must recognize that neither the Virginia Bankers Association, the Virginia Bankers Association Benefits Corporation nor their employees or representatives can give any legal advice as to the acceptability or application of this Plan in any particular situation.  The qualification of a retirement plan, both upon its establishment and in operation, and the related tax consequences are the responsibilities of the Employer and its own legal counsel.

VIRGINIA BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(October, 2007)

Basic Plan Document No. 02

ARTICLE I
Definition of Terms

The following words and terms as used herein shall have the meaning set forth below, unless a different meaning is clearly required by the context:

1.1              “Accrued Benefit”:  The sum of the balances of the following accounts of a Participant under the Plan as of the most recent Valuation Date (or as otherwise provided herein):

1.1(a)          “Employer Account” or Employer Accounts”:  The account or accounts of a Participant under the Plan attributable to Employer Base Contributions made pursuant to subparagraph 3.1(a), Employer Matching Contributions (to the extent allocated to this account) made pursuant to subparagraph 3.1(c), Employer Top Heavy Contributions made pursuant to subparagraph 3.1(d) and Supplemental Contributions made pursuant to subparagraph 3.1(e) and forfeitures consisting of his Employer Active Account and his Employer Non-forfeitable Account as follows:

(i)           “Employer Active Account”:  A Participant’s account under the Plan attributable to allocations of Employer Base Contributions, Employer Matching Contributions (to the extent allocated to this account), Employer Top Heavy Contributions and Supplemental Contributions by the Employer and forfeitures with respect to his Years of Benefit Service since his most recent forfeiture, if any, under subparagraph 6.6(a) (and, where applicable, loss of restoration rights under subparagraph 6.6(b)) or, if he has incurred no such forfeiture (and, where applicable, loss of restoration rights), since his commencement of participation in the Plan.

(ii)           “Employer Non-forfeitable Account”:  A Participant’s account under the Plan attributable to allocations of Employer Base Contributions, Employer Matching Contributions (to the extent allocated to this account), Employer Top Heavy Contributions and Supplemental Contributions by the Employer and, in the case of a Participant who has incurred a forfeiture, if any, under subparagraph 6.6(a), that portion of any former Employer Active Account of such Participant, attributable to allocations made with respect to Plan Years prior to such forfeiture (and, where applicable loss of restoration rights), to which he has a non-forfeitable right as provided in the Plan.

1.1(b)          “Employer Thrift Account”:  A Participant’s account under the Plan attributable to allocations of Employer Thrift Contributions made pursuant to subparagraph 3.1(b), Employer Matching Contributions (to the extent allocated to this account) made pursuant to subparagraph 3.1(c) hereof, contributions made by the Employer pursuant to the ADP and ACP Safe Harbor Election and any qualified non-elective contributions or qualified matching contributions made by the Employer pursuant to ARTICLES XXI or XXII.

1.1(c)          “Pre-tax Account” or “Pre-tax Accounts”:  The accounts of a Participant under the Plan attributable to his Participant Pre-tax Contributions to the Plan and to his Catch-up Contributions not designated as Roth Contributions made pursuant to paragraph 3.3, consisting of his Pre-tax Matched Account and his Pre-tax Unmatched Account as follows:

(i)           “Pre-tax Matched Account”:  The Participant’s account under the Plan attributable to his Pre-tax Matched Contributions and to his Catch-up Contributions not designated as Roth Contributions to the extent matched by the Employer.

(ii)          “Pre-tax Unmatched Account”:  The Participant’s account under the Plan attributable to his Pre-tax Unmatched Contributions and to his Catch-up Contributions not designated as Roth Contributions to the extent not matched by the Employer.

1.1(d)          “After-tax Account”:  The account of a Participant under the Plan attributable to his After-tax Contributions to the Plan made pursuant to paragraph 3.3, consisting of his After-tax Matched Account and his After-tax Unmatched Account as follows:

(i)           “After-tax Matched Account”:  The Participant’s account under the Plan attributable to his After-tax Matched Contributions.

(ii)           “After-tax Unmatched Account”:  The Participant’s account under the Plan attributable to his After-tax Unmatched Contributions.

1.1(e)          “Rollover Account”:  The account of a Participant under the Plan attributable to his Rollover Contributions made pursuant to paragraph 3.5, other than Rollover Contributions of accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

1.1(f)          “Voluntary Deductible Account”:  The account under the Plan attributable to the Participant’s voluntary contributions to the Plan which are designated pursuant to his election as “qualified voluntary employee contributions” under Section 219 of the Code made for calendar years beginning before January 1, 1987, and to his Rollover Contributions of accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

1.1(g)         “Roth Account”:  The account of a Participant under the Plan attributable to his Roth Contributions and to his Catch-up Contributions designated as Roth Contributions made pursuant to paragraph 3.3, consisting of his Roth Matched Account and his Roth Unmatched Account as follows:

(i)           “Roth-tax Matched Account”:  The Participant’s account under the Plan attributable to his Roth Matched Contributions and to his Catch-up Contributions designated as Roth Contributions to the extent matched by the Employer.

(ii)          “Roth Unmatched Account”:  The Participant’s account under the Plan attributable to his Roth Unmatched Contributions and to his Catch-up Contributions designated as Roth Contributions to the extent not matched by the Employer.

1.2              “Act”:  The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding sections of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.

1.3              “Active Participant”:  A Participant who is an Eligible Employee.

1.4              “Adjustment Factor” :  The cost of living adjustment factor prescribed by the Secretary of the Treasury or his delegate under Section 415(d) of the Code for years beginning after December 31, 1987, applied to such items and in such manner as the Secretary of the Treasury or his delegate shall prescribe.

1.5              “Administrator”:  The Plan Administrator named and serving in accordance with ARTICLE XIII hereof, and any successor or additional Administrator appointed and serving in accordance herewith, all as selected in Option 2(c) of the Adoption Agreement or as appointed, resigned or removed by separate instrument attached thereto.

1.6              “Adoption Agreement”:  The adoption agreement, and any amendment thereto, which sets forth certain elections and representations of the Employer and by execution of which the Employer adopts the Plan.  There are two Adoption Agreements, being the Profit Sharing Plan Adoption Agreement (001) and the Money Purchase Pension Plan Adoption Agreement (002).  Notwithstanding the foregoing, the Benefits Corporation may from time to time and at any time suspend the use of or withdraw the availability of any one or more of the Adoption Agreements.  Effective January 1, 2006, the Target Benefit Pension Plan Adoption Agreement (003) is no longer maintained.

1.7              “Affiliate”:  The Employer and each of the following business entities or other organizations (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) together with the Employer as a single employer pursuant to the following sections of the Code (as modified where applicable by Section 415(h) of the Code):

(i)           Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer,

(ii)          Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer,

(iii)         Any organization (whether or not incorporated) which is a member of an affiliated service group as defined in Section 414(m) of the Code) which includes the Employer, and

(iv)        Any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

1.8              “Annuity Starting Date”:  The first day of the first period for which a benefit is paid in the form of a life annuity or in any other form.

1.9              “Association”:  The Virginia Bankers Association, a non-stock corporation organized under the laws of the Commonwealth of Virginia.

1.10             “Beneficiary”:  The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 7.3 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

1.11             “Benefits Corporation”:  The Virginia Bankers Association Benefits Corporation, a Virginia corporation which is a wholly owned subsidiary of the Association.

1.12             “Board”:  The present and any succeeding Board of Directors of the Employer or Employers adopting this Plan, unless such term is used with respect to a particular Employer and its Employees or Participants, in which event it shall mean the present and any succeeding Board of Directors of that Employer.

1.13             “Code”:  The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

1.14             “Compensation”:

1.14(a)        A Participant’s remuneration determined with respect to a Plan Year on the basis designated by the Employer in Option 4(a) of the Adoption Agreement.

1.14(b)        Any such remuneration in excess of the Compensation Limit for a Plan Year shall be disregarded.

1.15             “Compensation Limit”:

1.15(a)        $200,000 for Plan Years beginning on or after January 1, 2002 (as adjusted in $5,000 increments by the applicable Adjustment Factor on the basis of a base period of the calendar quarter beginning July 1, 2001).

1.15(b)        When Compensation (or any other amount which may refer to the Compensation Limit) is limited by the Compensation Limit, it shall be disregarded in the following order, determined on a Plan Year by Plan Year basis:

(i)           First, Compensation (or other amounts which may refer to the Compensation Limit) of Employees who are not participants in any qualified retirement plan maintained by any Affiliate shall be disregarded; and

(ii)           Then, Compensation (or other amounts which may refer to the Compensation Limit) shall be disregarded proportionately based on the applicable amount determined without regard to the Compensation Limit.

1.15(c)        For purposes of applying the Compensation Limit:

(i)           The Compensation Limit applicable to each Plan Year (or other applicable computation period) shall be the Compensation Limit in effect for each such Plan Year (or other applicable computation period), determined without increases in the Compensation Limit for subsequent periods.

(ii)          The Compensation Limit shall be applied on a plan by plan basis, except that a group of plans which are treated as a single plan for applicable non-discrimination purposes under Section 410(b) of the Code shall share a single Compensation Limit.

(iii)         If any Plan Year (or other stated computation period) is a period of less than twelve (12) months, then any dollar limitation referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar limitation for such Plan Year (or other stated computation period) by a fraction, the numerator of which is the number of months in such Plan Year (or other stated computation period) and the denominator of which is twelve (12).

1.16             “Contract”:  A group annuity contract, deposit administration contract, immediate participation guarantee contract, or other investment-oriented or funding contract or agreement issued by an Insurer to hold the assets of the Plan.

1.17             “Covered Participant”:  With respect to a Plan Year, a Participant described in Option 7(b) of the Adoption Agreement.

1.18             “Custodian”:  A fiduciary of the Plan appointed to hold all or part of the assets of the Fund and serving pursuant to the Trust Agreement or Option 15(a) of the Profit Sharing Plan Adoption Agreement.

1.19             “Earned Income”:  The net earnings from self-employment with the Employer, for which personal services of the individual is a material income producing factor.  Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items.  Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code.  Net earnings shall not be reduced by employee elective salary reduction or similar deferral contributions otherwise excluded from compensation by reason of Section 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code).

1.20             “Effective Date”:  The “Effective Date of the Plan”, the “Effective Date of this Restatement of the Plan,” and/or the “Effective Date of the 1976 Restatement of the Plan” with respect to each Employer shall be that date or dates specified in Option 3 of the Adoption Agreement.

1.21             “Eligible Employee”:  Any Employee included within the definition of Eligible Employee as specified in Option 4(b) of the Adoption Agreement.  Notwithstanding, if a person is engaged as an independent contractor or in a similar capacity or in an employment classification not covered by the Plan and is subsequently reclassified by the Employer, the Internal Revenue Service, a court, or otherwise as a common law employee or as an employee in an employment classification covered by the Plan, such person, for purposes of this Plan, shall be deemed an Eligible Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Employer.

1.22             “Employee”:  Any individual employed in the service of the Employer as a common law employee, any Owner-Employee and Self-Employed Individual, any sole proprietor or partner of a partnership constituting an Affiliate, and any Leased Employee (but only for the purpose and to the extent treated under Sections 414(n) or (o) of the Code as an employee of the Employer).

1.23             “Employer”:

1.23(a)              That Employer, or those Employers all of which shall be members of the same controlled group which are treated as a single employer under Section 414(b) of the Code, named in Option 1 of the Adoption Agreement adopting the Plan as a participating employer through the same Adoption Agreement, collectively unless the context otherwise indicates, for as long as it remains a participating employer; and with respect to any Employee, any one or more of such Employers by which he is at any time employed (unless or to the extent otherwise specified by resolution of the Board or in a merger or acquisition agreement or plan approved the Board or in any applicable asset transfer, plan merger or consolidation or adoption agreement).

1.23(b)        For purposes of determining:

(i)           Service for all purposes of the Plan (other than for purposes of determining non-Top Heavy Plan benefit accrual, Eligible Employees and Years of Benefit Service unless otherwise specifically provided) and commencement of service and termination of employment with the Employer,

(ii)          Employees, Highly Compensated Employees, Key Employees, and Leased Employees,

(iii)        Top Heavy Plan status, contributions and benefits,

(iv)        Total Compensation,

(v)         Any limitations of contributions and forfeitures hereunder, and

(vi)        Maintenance of or participation in other qualified plans under Section 401(a) of the Code, tax sheltered annuities under Section 403(b) of the Code, simplified employee pensions under Section 408(k) of the Code, and any other plan required or, as applicable, permitted to be aggregated with this Plan for purposes of the Code, the term “Employer” shall include each Affiliate which during any year commencing after September 2, 1974 if the Plan was not maintained on or before such date, or otherwise during any year commencing after December 31,.1975, is treated as an Affiliate and each predecessor employer which maintained this Plan (but not beyond the time it ceased to maintain the Plan) within the meaning of Section 414(a) of the Code, but only for the portion of any such year or years so treated and for the purpose and to the extent required to be so treated.

1.23(c)              For purposes of determining compensation and service with any business entity, or predecessor thereto, which is merged into an Employer, or a predecessor thereto, or all or substantially all the assets or the operating assets acquired by an Employer, or predecessor thereto, compensation from and service with such business entity and predecessor thereto shall be treated as compensation from and service with an Employer but only to the extent provided in Option 1(g) or (h) of the Adoption Agreement.

1.24             “Fund”:  The trust fund created under and subject to the Trust Agreement.

1.25             “Highly Compensated Employee”:

1.25(a)        An individual who is considered a “highly compensated employee” with respect to the Employer within the meaning of Section 414(q) of the Code; and, to the extent not inconsistent therewith, any Employee who is considered a Highly Compensated Active Employee or a Highly Compensated Former Employee for the Determination Year ending with or within such Plan Year, defined as follows:

(i)           The term “Highly Compensated Active Employee” means, with respect to a Determination Year, an Employee who is an Active Employee during the Determination Year and who either:

(A)           Was at any time a more than five percent (5%) owner of the Employer (as defined for purposes of determining Key Employees) for the Determination Year or the Look-Back Year, or

(B)           Received Total Compensation (determined without regard to the Compensation Limit) in excess of $80,000 (as adjusted by the Adjustment Factor, but with the base period being the calendar quarter ending September 30, 1996) and, at the election (the “top-paid group election”) of the Employer in accordance with Section 414(q) of the Code, was a member of the twenty percent (20%) top-paid group of Employees for the Look-Back Year.

Unless specifically elected by the Employer in Option 4(c)(1) of the Adoption Agreement, the top-paid group election is declined.

(ii)           The term “Highly Compensated Former Employee” means:

(A)           With respect to a Determination Year, a Former Employee who has had a Separation Year prior to the Determination Year and who was a Highly Compensated Active Employee for either such Separation Year or any Determination Year ending on or after his attainment of the age of fifty-five (55) (based on the rules under Section 414(q) in effect for the applicable Separation Year or Determination Year).

(B)           Notwithstanding the foregoing, an Employee shall not be treated as a Highly Compensated Former Employee by reason of having a Deemed Separation Year after such Employee actually separates from service with the Employer if, after such Deemed Separation Year and before his Actual Separation Year, his services for the Employer and Statutory Compensation for a Determination Year increase significantly so that the Employee is treated as having a Deemed Resumption of Employment.

1.25(b)        For purposes hereof:

(i)           The term “Active Employee” means, with respect to a Determination Year, a current Employee who performs services for the Employer as an Employee at any time during the Determination Year.

(ii)          The term “Deemed Resumption of Employment” means an increase in both services performed for the Employer as an Employee and Total Compensation, based on the facts and circumstances, and at a minimum shall include an increase in Total Compensation to the extent that such increased Total Compensation would not result in a Deemed Separation Year.

(iii)         The term “Determination Year” means the Plan Year.

(iv)        The term “Former Employee” means, with respect to a Determination Year, a current or former Employee who performs no services for the Employer as an Employee during the Determination Year.

(v)           The term “Look-Back Year” means (A) the year immediately preceding the Determination Year in question for purposes of determining more than five percent (5%) owners of the Employer and (B) the calendar year beginning immediately before the Determination Year in question for purposes of determining Employees who received Total Compensation (determined without regard to the Compensation Limit) in excess of $80,000 (as adjusted by the Adjustment Factor), provided, that for any Determination Year beginning in a calendar year beginning on or after January 1, 2000, the Look-Back Year shall be the year immediately preceding the Determination Year in question for all purposes unless the Employer elects to use the calendar year beginning immediately before the determination years beginning in such calendar year as the look-back year with respect to all determination years beginning in such calendar year for all of the retirement plans and nonretirement plans (which for this purpose are employee benefit arrangements to which the definition of highly compensated employees under Section 414(q) of the Code is applicable and which are not plans qualified under Section 401(a) or 403(a) of the Code or described in Section 403(b) or 408(k) of the Code) sponsored by the Employer.  Unless a specific election is made by the Employer in Option 4(c)(2) of the Adoption Agreement, the Employer will use calendar year data to determine Highly Compensated Employees.

(vi)          The term “Separation Year” means:

(A)          An “Actual Separation Year” which is a Determination Year in which a Former Employee last performed services for the Employer as an Employee prior to becoming a Highly Compensated Former Employee; or

(B)           A “Deemed Separation Year” which is a Determination Year prior to the Employee’s attainment of the age of fifty-five (55) in which he is an Active Employee and in which his Total Compensation (determined without regard to the Compensation Limit) is less than fifty percent (50%) of his average annual Total Compensation (determined without regard to the Compensation Limit) for the three (3) consecutive calendar years preceding the Determination Year during which his Total Compensation (determined without regard to the Compensation Limit) was the highest (or the total period of the Employee’s service with the Employer if less).  A Deemed Separation Year is relevant for purposes of determining whether an Employee is a Highly Compensated Former Employee after he has an Actual Separation Year, but is not relevant for purposes of identifying him as an Active or Former Employee.

1.25(c)        For purposes hereof:

(i)           The Adjustment Factor for a Determination Year or a Look-Back Year shall be applied on the basis of the calendar year in which such Determination Year or Look-Back Year begins.

(ii)          The Administrator may adopt any rounding or tie-breaking rules it desires in making relevant determinations so long as such rules are reasonable, non-discriminatory and uniformly and consistently applied.

(iii)         An Employee is a member of the twenty percent (20%) top-paid group for a year if he is one of the top twenty percent (20%) of Active Employees for the year when ranked on the basis of descending Total Compensation (determined without regard to the Compensation Limit) for such year (whether or not the Employee in question is excluded in determining the number of Employees in the twenty percent (20%) top-paid group).  For this purpose, if bargaining unit Employees are not taken into account in determining the number of Employees in the twenty percent (20%) top-paid group pursuant to clause (iv)(E) of this subparagraph, they also shall not be taken into account in determining other Employees who are in twenty percent (20%) top-paid group.

(iv)           For purposes of determining the number of persons in the twenty percent (20%) top-paid group and the number of persons who may be considered officers for a year, the following rules shall apply:

(A)           The number of Employees who are in the twenty percent (20%) top-paid group for a year is twenty percent (20%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.

(B)           The number of Employees equal to ten percent (10%) of total Employees for a year is ten percent (10%), rounded to the nearest integer, of the total number of Active Employees who are not excluded Employees for such year.

(C)           All Former Employees for the year are excluded.

(D)           Employees who are non-resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States for the year are excluded.

(E)           Employees who are in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives for the year are excluded if and only if ninety percent (90%) or more of the total Employees for the year are covered by a collective bargaining agreement with the Employer and the Active Participants in the Plan do not include any such bargaining unit Employees.

(F)           Employees shall not be excluded on the basis of age or length of prior service.

(v)         If any Plan Year is a period of less than twelve (12) months, then any dollar amount referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar amount for such Plan Year by a fraction, the numerator of which is the number of months in such Plan Year and the denominator of which is twelve (12).

1.26             “Hour of Service”:

(i)           Each hour for which an Employee is paid by the Employer, or entitled to payment, for the performance of duties for the Employer or for periods during which no duties are required to be performed, including each hour for which credit has not theretofore been given and for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer, and

(ii)          Solely for purposes of determining Years of Broken Service, each hour of absence from work due to pregnancy, childbirth, adoption or related child care,

all as more specifically provided in ARTICLE XVIII and in Option 13 of the Adoption Agreement.  An Employer may provide different rules for determining Hours of Service rules for different classes of Eligible Employees by completing a separate Option 13 of the Adoption Agreement for each different class of Eligible Employee so long as the Plan continues to meet applicable non-discrimination rules.

1.27              “Inactive Participant”:  A Participant who is not an Eligible Employee.

1.28              “Insurer”:  Any insurance company which issues a Contract to hold assets of the Plan or a Policy to provide for payment of benefits under the Plan.

1.29              “Investment Manager”:  A fiduciary of the Plan appointed in accordance with the terms of the Trust Agreement to manage all or part of the assets of the Fund and qualifying as an “investment manager” within the meaning of Section 3(38) of the Act.

1.30              “Key Employee”:

1.30(a)         Any Employee or former Employee (or his Beneficiary if he is deceased) considered to be a “key employee” with respect to the Employer at the time in question within the meaning of Section 416(i)(1) of the Code; and to the extent not inconsistent therewith, any Employee or former Employee (or his Beneficiary if he is deceased) who at any time during the Plan Year containing the applicable determination date for such Plan Year is either:

(i)           One of the fifty (50) (or if less, the greater of three (3) or ten percent (10%) of total Employees, as determined for purposes of determining Highly Compensated Employees) officers of the Employer having the largest annual Total Compensation (determined without regard to the Compensation Limit) during any such Plan Year and having Total Compensation (determined without regard to the Compensation Limit) in excess of $130,000 (as adjusted under Section 416(i)(1)(A) of the Code for Plan Years beginning after December 31, 2002 in $5,000 increments by the applicable Adjustment Factor on the basis of a base period of the calendar quarter beginning July 1, 2001));

(ii)           A more than five percent (5%) owner of the Employer; or

(iii)          A more than one percent (1%) owner of the Employer having an annual Total Compensation (determined without regard to the Compensation Limit) of more than $150,000.

1.30(b)              In determining ownership in the Employer for purposes hereof the constructive ownership rules of Section 318 of the Code (as modified by Section 416(i)(1)(B)(iii) of the Code) shall apply, and the rules of Sections 414(b), (c), (m) and (o) of the Code shall not apply.

1.30(c)              If any Plan Year is a period of less than twelve (12) months, then any dollar amount referred to in this paragraph shall be prorated by multiplying the otherwise applicable dollar amount for such Plan Year by a fraction, the numerator of which is the number of months in such Plan Year and the denominator of which is twelve (12).

1.31              “Leased Employee”:

1.31(a)         An individual who is considered a leased employee of the Employer within the meaning of Section 414(n)(2) of the Code and, to the extent not inconsistent therewith, any person:

(i)           Who, pursuant to an agreement between the recipient Employer and any other person (the “leasing organization”), has performed services for the recipient Employer or for the recipient Employer and related persons (determined in accordance with Section 414(n)(6) of the Code),

(ii)          Whose services are performed on a substantially full-time basis for a period of at least one year, and

(iii)         Whose services are performed under the primary control or direction of the recipient Employer.

1.31(b)              Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer’s non-highly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, individuals otherwise considered to be Leased Employees shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code (unless otherwise provided by the terms of the Plan) and, to the extent not inconsistent therewith, which:

(i)           Is maintained by the leasing organization,

(ii)           Is a money purchase pension plan with a non-integrated employer contribution rate of at least ten percent (10%) of compensation,

(iii)           Provides full and immediate vesting, and

(iv)           Provides for immediate participation by each employee of the leasing organization (other than employees who perform substantially all their services for the leasing organization or whose compensation from the leasing organization in each of the four (4) Plan Years ending with the Plan Year in question is less than $1,000).

For purposes hereof, “compensation” means compensation as defined in Section 415(c)(3) of the Code.

1.31(c)         Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to service performed for the recipient Employer or related persons (determined in accordance with Section 414(n)(6) of the Code) shall be treated as provided by the recipient Employer.

1.32              “Non-Highly Compensated Employee”:  Any Employee who is not a Highly Compensated Employee.

1.33              “Non-Key Employee”:  Any Employee (including the Beneficiary of such Employee) who is not a Key Employee.

1.34              “Normal Retirement Age”:  The age selected by the Employer in Option 4(d) of the Adoption Agreement.  If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

1.35              “Owner-Employee”:  With respect to the Employer, an individual who is a sole proprietor, or who is a partner owning more than a ten percent (10%) interest in either the capital or the profits of a partnership.

1.36              “Participant”:  An Eligible Employee or other person qualified to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II hereof.

1.37              “Plan”:  This Agreement, including the Appendices hereto, as contained herein or duly amended all as adopted by the Employer through the Adoption Agreement.

1.38              “Plan Year”:  The twelve consecutive month period commencing upon the first day of January of each year provided, however in the event that this is a Restated Plan which was maintained previously on the basis of a different Plan Year, the prior Plan Year and short Plan Year needed to effect the Plan Year change shall be as set forth in Option 4(e) of the Adoption Agreement.

1.39              “Policy”:  A group or individual policy, contract or other agreement (including a certificate) issued by an Insurer which is not a Contract and which is obtained to provide for the accumulation and/or payment of benefits under the Plan.

1.40              “QDRO”:  A qualified domestic relations order within the meaning of Section 206(d)(3) of the Act and Section 414(p) of the Code and as determined by the Administrator pursuant to the Plan.

1.41              “Restated Plan”:  The Plan, if it is indicated in Option 3(b) of the Adoption Agreement that the Plan is adopted as an amendment or restatement of a previously existing defined contribution plan.

1.42              “Self-Employed Individual”:  An individual who has Earned Income for a Plan Year from the Employer and an individual who would have had Earned Income but for the fact that the Employer had no net profits during the Plan Year.

1.43              “Spouse”:

1.43(a)         In the case of a Plan which is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (when the transfer occurred in a Plan Year beginning after December 31, 1984), for the purpose of:

(i)           Qualifying to receive survivor annuity benefits under the Plan, waiving the Pre-Retirement Spouse’s Death Benefit and consenting to a Beneficiary designation, the individual to whom a Participant is married:

(A)           On his Annuity Starting Date, or

(B)           If he has not reached his Annuity Starting Date, on his date of death.

(ii)           Giving consent to a withdrawal under ARTICLE IX, the individual to whom the Participant is married at the date the withdrawal payment is made.

(iii)           Giving consent to a loan to the Participant and any offset or other benefit reduction rules pertaining thereto under ARTICLE IX, the individual to whom the Participant is married at the date the loan is made.

1.43(b)         In the case of a Plan not described above, for purposes of receiving a death benefit, the individual to whom the Participant is married on the date of his death.

1.43(c)         The determination of the marital status of a Participant shall be made pursuant to applicable local law, provided, however, that a person of the same sex as the Participant shall in no event be considered to be the spouse of the Participant for any purpose under or relating to the Plan.

1.44              “Top Heavy Plan”:  The Plan, if the sum of the present values of the cumulative Accrued Benefits of Key Employees under the Plan, and the present values of the cumulative accrued benefits of Key Employees under all plans aggregated with it, exceeds sixty percent (60%) of the aggregate of the present value of the cumulative Accrued Benefits under this Plan and accrued benefits under such plan(s) at the applicable determination date.  For purposes hereof, aggregation, accrued benefits (including Accrued Benefits) taken into account, the determination date and all other standards and criteria for determining top-heaviness under this Plan and such other plan(s) shall be determined under Section 416 of the Code.  Subject to the foregoing, more specific rules for determining whether the Plan is a Top Heavy Plan are provided in ARTICLE XIX.  If a Plan is a Top Heavy Plan, the applicable Top Heavy Plan provisions of subparagraphs 3.1(d), 4.2(d) and 6.3(b) of the Plan and Option 9 of the Adoption Agreement shall supersede any conflicting provision in the Plan or Adoption Agreement.

1.45              “Total Compensation”:

1.45(a)              With respect to a Self-Employed Individual, such individual’s Earned Income.  Otherwise, the total compensation from the Employer received by or made available to an Employee determined as selected in Option 4(f) of the Adoption Agreement to be either (i), (ii) or (iii):

(i)           “Wages, Tips and Other Compensation Box on Form W-2”.  Wages as defined in Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) and 6052 of the Code.  Such compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) but including employee elective salary reduction or similar deferral contributions excluded from W-2 compensation by reason of Section 125, 132(f)(4), 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code).

(ii)           “Section 3401(a) Wages”.  Wages as defined in Section 3401(a) of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code) but including employee elective salary reduction or similar deferral contributions excluded from W-2 compensation by reason of Section 125, 132(f)(4), 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code).

(iii)           “415 Safe Harbor Compensation”.  Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or expense allowances under a nonaccountable plan (as described in Treas.  Reg. 1.62-2(c)), but including employee elective salary reduction or similar deferral contributions excluded from W-2 compensation by reason of Section 125, 132(f)(4), 402(g)(3) or 457(b) of the Code (and elective deferrals or contributions under any other sections of the Code covered by Section 415(c)(3)(D) of the Code), and excluding the following:

(A)           Employer contributions to a plan of deferred compensation which are not includible in the employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

(B)           Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)           Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(D)           Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

1.45(b)        Amounts deemed excluded from gross income under Section 125 of the Code will be included in Total Compensation.  These amounts include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (“deemed section 125 compensation”).  An amount will be treated as an amount deemed excluded under section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

1.45(c)         For Limitation Years beginning on or after January 1, 2005, payments made within 2-1/2 months after severance from employment (within the meaning of section 401(k)(2)(B)(i)(I)) will be included in Total Compensation if the payments, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for service during the Employee’s regular working hours, compensation for services outside the employee’s regular working hours (such as overtime or shift differentials), commissions, bonuses or other similar compensation and payments for accrued bona fide sick, vacation, or other leave but only if the Employee would have been able to use the leave if employment had continued (“post severance compensation”).  Any payments not described above are not considered Total Compensation even if they are paid within 2-1/2 months following severance from employment, except for payments to an individual who does not current perform services for the Employer by reason of Qualified Military Service (as defined in paragraph 4.12(c)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than enter Qualified Military Service.

1.45(d)         An Employee’s Total Compensation shall be limited by the Compensation Limit for all purposes other than determining Highly Compensated Employees and Key Employees.

1.46              “Trust Agreement”:  The agreement by and between the Benefits Corporation and the Trustee under which the Fund is maintained, which agreement is known as the “Virginia Bankers Association Master Trust for Defined Contribution Plans.”

1.47                “Trustee”:  The person or entity appointed pursuant to the Trust Agreement as trustee of the Fund and currently serving.

1.48               “Valuation Date”:  The last business day of each Plan Year and such other date or dates as the Trustee may designate in a uniform and non-discriminatory manner.

1.49               “Year of Benefit Service”:

1.49(a)          A Plan Year (which is the computation period) during which an Employee is credited with at least one thousand (1,000) Hours of Service (or, if less, the number of Hours of Service selected by the Employer in Option 4(g) of the Adoption Agreement) (excluding service with any Affiliate which is not a participating employer unless otherwise expressly provided) as an Eligible Employee.

1.49(b)          In the event of a Plan Year which is less than twelve (12) months resulting from a change in the Plan Year of the Plan, the number of Hours of Service for the short Year of Benefit Service shall be prorated by multiplying one thousand (1,000) Hours of Service (or, if less, the number of Hours of Service selected by the Employer in Option 4(g) of the Adoption Agreement) by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).

1.50               “Year of Broken Service”:

1.50(a)          A Plan Year (which is the computation period), commencing with or after the date an individual becomes an Employee, during which such Employee is not credited with more than five hundred (500) Hours of Service.

1.50(b)          In the event of a Plan Year which is less than twelve (12) months resulting from a change in the Plan Year of the Plan, the number of Hours of Service for the short Year of Broken Service shall be prorated by multiplying one thousand (1,000) by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).  If the Plan Year is less than twelve (12) months for any reason other than a change in the Plan Year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

1.51               “Year of Service”:

1.51(a)          A twelve consecutive month period, based on the applicable computation period stated when used in the Plan, during which an Employee is credited with at least one thousand (1,000) Hours of Service.

1.51(b)          In the event of a computation period which is less than twelve (12) months resulting from a change in the Plan Year of the Plan, the number of Hours of Service for a short Year of Service shall be prorated by multiplying one thousand (1000) by a fraction, the numerator of which is the number of months in the short computation period and the denominator of which is twelve (12).  If the Plan Year is less than twelve (12) months for any reason other than a change in the Plan Year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

1.52               “Year of Vesting Service”:  A Plan Year (which is the computation period) during which an Employee is credited with at least one thousand (1,000) Hours of Service.

ARTICLE II
Eligibility and Participation

2.1                 Eligibility and Date of Participation.

2.1(a)           In the case of a Restated Plan, each individual who is a Participant in the Plan on the day before the Effective Date of this Restatement of the Plan shall continue to be a Participant in the Plan at such time.  Otherwise, each Eligible Employee who, prior to an Entry Date has satisfied the age and service requirements selected by the Employer pursuant to Option 5(a) and/or (b) of the Adoption Agreement shall become a Participant on the earlier of the following dates:

  (i)           On the first Entry Date on which he is an Eligible Employee following his completion of such age and service requirements.

 (ii)          If he is not an Eligible Employee on the first Entry Date following his completion of such age and service requirements, on the first day he thereafter becomes an Eligible Employee.

2.1(b)            An individual who was, but ceased to be, a Participant shall again be a Participant if and when he again becomes an Eligible Employee, provided his prior service is not disregarded under the Eligibility Rule of Parity contained in subparagraph 2.2(c).

2.1(c)            An individual who becomes a Participant shall be or remain a Participant for so long as he remains an Eligible Employee whose prior service is not disregarded under the Eligibility Rule of Parity contained in subparagraph 2.2(c) and thereafter while he is entitled to future benefits under the terms of the Plan.

2.1(d)            In the case of an Employer adopting the Plan through the Profit Sharing Adoption Agreement (001), an Employer may provide different eligibility requirements and different participation dates for different classes of Eligible Employees and types of contribution by completing a separate Option 5 of the Adoption Agreement for each different class of Eligible Employee and/or each type of contribution so long as the Plan continues to meet applicable non-discrimination rules.

2.2                 Eligibility Service Definitions and Rules.  For purposes of this ARTICLE II:

2.2(a)           The following terms shall have the following meanings:

  (i)           The term “Entry Date” means with respect to each Employee of an Employer:

 (A)          In the case of the initial establishment of the Plan, the Effective Date of the Plan as to such Employer and thereafter the date or dates specified in Option 5(c) of the Adoption Agreement.

 (B)           In the case of a Restated Plan (unless otherwise expressly provided in the Adoption Agreement), the date or dates specified in Option 5(c) of the Adoption Agreement commencing with the Plan Year containing the Effective Date of this Restatement of the Plan.

Notwithstanding the foregoing, the first Entry Date with respect to an Employee of an Employer which adopts the Plan as a participating employer as of a date after the Effective Date of the Plan shall be the Effective Date of the adoption of the Plan as to such Employer.  Additional Entry Dates may be provided in a participating employer’s Adoption Agreement.

 (ii)           An Employee’s “Initial Year” is:

 (A)           His first twelve consecutive months of employment by the Employer commencing upon the date he first completes an Hour of Service credited for the performance of duties; or

 (B) If his prior service is disregarded under the Eligibility Rule of Parity contained in subparagraph 2.2(c), his first year of employment by the Employer commencing upon the date he first completes an Hour of Service credited for the performance of duties after the last of the Year(s) of Broken Service described in subparagraph 2.2(c).

(iii)           If the Employer selects a service requirement under Option 5(b) that is measured by reference to Years of Eligibility Service, the term “Year of Eligibility Service” means an Employee’s Initial Year (which is the initial computation period) and thereafter a Plan Year (which is the computation period after the initial computation period) commencing with, within or after the Employee’s Initial Year during which he is credited with at least one thousand (1,000) Hours of Service.  An Employee who is credited with 1,000 Hours of Service in both the Initial Year and the first Plan Year commencing prior to the end of the Initial Year will be credited with two Years of Eligibility Service.  In the event of a Plan Year which is less than twelve months resulting from a change in the Plan Year of the Plan, the number of Hours of Service for a short Year of Eligibility Service shall be prorated by multiplying one thousand (1,000) by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).  If the Year of Eligibility Service is less than twelve (12) months for any reason other than a change in the Plan Year, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

(iv)           If the Employer selects a service requirement under Option 5(b) that is measured by reference to an Employment Commencement Date, the term “Employment Commencement Date” means the date an individual first completes an Hour of Service credited for the performance of duties, or in the case of an individual who has incurred one or more Years of Broken Service and whose Years of Eligibility Service prior to such Years of Broken Service are disregarded under subparagraph 2.2(c) of the Plan, the date such individual first completes an Hour of Service in the employment of the Employer following such Years of Broken Service.

2.2(b)             If Option 5(b)(3) of the Adoption Agreement is elected, a Year of Eligibility Service shall be considered to be completed at any time when the Employee is credited with the requisite Hours of Service, regardless of whether such time occurs before the end of the applicable computation period unless the Employer makes a different election in Option 5(b)(3) of the Adoption Agreement.  If Option 5(b)(4) of the Adoption Agreement is elected or the Employer makes the alternate election under Option 5(b)(3), a Year of Eligibility Service shall be considered to be completed as of the last day of the applicable computation period regardless of whether the Employee is credited with the requisite Hours of Service before the end of such computation period.

2.2(c)             If an Employee incurs one or more Years of Broken Service, he shall be treated as a new Employee and must again satisfy the eligibility requirements and become a Participant as provided in subparagraph 2.1(a) and no prior service by such Employee shall be taken into account for purposes of satisfying the requirements of paragraph 2.1 if he has, at the end of any Year of Broken Service:

 (i)            No non-forfeitable right to an Accrued Benefit under the Plan derived from the contributions by the Employer to this Plan, and

 (ii)           Consecutive Year(s) of Broken Service which equal or exceed his aggregate Year(s) of Eligibility Service completed before the commencement of such Year(s) of Broken Service, and

(iii)           For service computations in Plan Years commencing after December 31, 1984, at least five (5) consecutive Years of Broken Service.

For purposes of this subparagraph, an Employee’s aggregate Years of Eligibility Service shall not include Years of Eligibility Service which are at any time excluded by the application of the provisions of this subparagraph.  The rule contained in this subparagraph is sometimes referred to as the “Eligibility Rule of Parity”.

2.2(d)           Except in the case of the Initial Year, Years of Eligibility Service and Years of Broken Service will be measured on the same computation period.

ARTICLE III
Funding

3.1                 Amount of Employer Contributions.  The Employer shall contribute to the Plan with respect to each Plan Year the following:

3.1(a)           An “Employer Base Contribution” in the amount, if any, determined pursuant to Option 7(a) of the Adoption Agreement.

3.1(b)           An “Employer Thrift Contribution” in the amount, if any, determined pursuant to Option 7(a) of the Profit Sharing Plan Adoption Agreement.  If elected, this contribution shall be made in addition to any ADP Safe Harbor Contribution required to be made as a result of the Employer’s election under Option 17(c) of the Profit Sharing Plan Adoption Agreement.

3.1(c)             An “Employer Matching Contribution” in the amount, if any, determined pursuant to Option 7(a) of the Profit Sharing Plan Adoption Agreement.  If elected, this contribution shall be made in addition to any ADP Safe Harbor Contribution required to be made as a result of the Employer’s election under Option 17(c) of the Profit Sharing Plan Adoption Agreement.

3.1(d)             An “Employer Top Heavy Contribution” for each Plan Year the Plan is a Top Heavy Plan in the amount, if any, determined pursuant to Option 9(d) of the Adoption Agreement.  If the Employer wishes to specify a minimum allocation percentage under the Plan for purposes of satisfying any applicable requirements of Section 416 of the Code in lieu of the otherwise applicable percentage stated in clauses (i), (ii) and (iii) of this subparagraph, the Employer shall do so in the aforesaid Option 9(d)(1) of the Adoption Agreement by inserting the minimum allocation percentage for purposes of this subparagraph of the Plan; and such stated minimum percentage shall control over the otherwise applicable percentage stated in clauses (i), (ii) and (iii) hereof.  To the extent the Employer so elects to have Employer Top Heavy Contributions made under this Plan and does not change the otherwise applicable percentage as provided in the preceding sentence, the Employer shall for any Plan Year the Plan is a Top Heavy Plan:

        (i)      Make an Employer Top Heavy Contribution on behalf of each Non-Key Employee who is a Participant for such Plan Year, who is an Eligible Employee on the last day of such Plan Year so that the aggregate allocation of contributions by the Employer (other than Supplemental Contributions to the Plan and similar contributions to other plans) and forfeitures for each such Non-Key Employee under all defined contribution plans maintained by the Employer is at least equal to the lesser of:

 (A) Three percent (3%) of his Top Heavy Compensation for such Plan Year, or

 (B) Such lesser percentage of his Top Heavy Compensation for such Plan Year which is equal to the percentage of Top Heavy Compensation of the Key Employee for such Plan Year for whom the aggregate allocation of contributions by the Employer (other than Supplemental Contributions to this Plan and similar contributions to other plans) and forfeitures under such plans is made which is the highest such percentage for such Plan Year; or

        (ii)     Make an Employer Top Heavy Contribution so that each Non-Key Employee described in clause (i) receives an aggregate allocation of contributions by the Employer (other than Supplemental Contributions to this Plan and similar contributions to other plans).  and forfeitures under all defined contributions plans maintained by the Employer equal to five percent (5%) of his Top Heavy Compensation for such Plan Year where the Employer maintains a defined benefit plan and the Non-Key Employee is an active participant or is considered a participant for purposes of Section 416 of the Code in such defined benefit plan for such Plan year.

For purposes hereof, contributions considered made by the Employer (such as a Participant’s Pre-tax Matched Contributions and Pre-tax Unmatched Contributions) which are attributable to a salary reduction or similar arrangement and, except as provided below, matching contributions within the meaning of Section 401(m) of the Code (such as Employer Matching Contributions and, if Option 7(b)(2)(A) or (B) of the Profit Sharing Plan Adoption Agreement is selected, Employer Base Contributions) shall only be taken into account for purposes of determining the highest percentage of any Key Employee pursuant to clause (i)(B) of this subparagraph; and catch-up contributions described in Section 414(v) of the Code shall be disregarded altogether.  Matching contributions within the meaning of Section 401(m) of the Code (such as Employer Matching Contributions and, if Option 7(b)(2)(A) or (B) of the Profit Sharing Plan Adoption Agreement is selected, Employer Base Contributions) shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Top Heavy Contribution requirement of the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.  For purposes hereof, “Top Heavy Compensation” shall have the meaning selected by the Employer in Option 9(a) of the Adoption Agreement and shall not exceed the Compensation Limit.

The minimum allocation is determined without regard to any Social Security contribution.  This minimum allocation shall be made even though, under other plan provisions, the Participant would not otherwise have received an allocation or would have received a lesser allocation for the year.  The minimum allocation (to the extent required to be non-forfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

The top-heavy minimum contribution requirements of Section 416 of the Code and this subparagraph shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the alternative method under Section 401(k)(12) of the Code of satisfying the nondiscrimination requirements of Section 401(k) of the Code and of matching contributions which meet the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code.

3.1(e)             A “Supplemental Contribution” in an amount, if any, required pursuant to paragraph 6.6.

3.1(f)            In no event shall the sum of the Employer contributions and the Participant’s Pre-tax Contributions considered made by the Employer for purposes of Section 404 of the Code for any taxable year of the Employer exceed the maximum amount deductible from the Employer’s income for such taxable year under the Code, including the maximum amount deductible under the “carry over” provisions relating to contributions in previous years of more or less than the maximum amount permissible and any amount deductible as a contribution on behalf of an Affiliate, in which latter case any such contribution shall be deemed, for purposes of this Plan, to have been made by such Affiliate.  Each contribution by the Employer shall be conditioned on such deductibility.  If a reduction is thereby required, the excess amount shall be reduced in the following manner:

 (i)            First, to the extent directed by the Employer by the date, including extensions thereof, on which the Employer’s federal income tax return is due to be filed for such taxable year or any earlier date required under Section 401(k) of the Code, the Participant Pre-tax Unmatched Contributions for such Plan Year of all Participants or of Participants who are Highly Compensated Employees for such taxable year (but only if and to the extent deductibility of such contributions is limited) shall first be returned, and then such Participant’s Pre-tax Matched Contributions for such taxable year (but only if and to the extent deductibility of such contributions is limited) shall be returned.  Such returned contributions shall be considered as gross income of the Participant for federal income tax purposes.  Among such Participants, there shall be a prorate reduction for each class of contributions which such Participants elected to contribute for such taxable year,

 (ii)           Then, the Employer Base Contribution for such taxable year shall be reduced,

(iii)           Then, the Employer Thrift Contribution for such taxable year shall be reduced,

(iv)           Then, the Employer Matching Contribution for such taxable year shall be reduced,

(v)           Then, the Top Heavy Contribution for such taxable year shall be reduced, and

(vi)          Then, the Supplemental Contributions for such taxable year shall be reduced,

to the extent necessary to reduce the excess amount to zero.  Each such contribution shall be conditioned on its deductibility.

3.1(g)           The contribution by the Employer for any Plan Year may be made in one or more payments at any time, subject to the prohibition of paragraph 4.5, provided that the total amount of the contribution with respect to any taxable year of the Employer shall be paid not later than the date, including extensions thereof, or which the Employer’s federal income tax return for such taxable year is due to be filed.  Notwithstanding the foregoing, if a contribution is not timely made, it may still be allocated as a contribution for the Plan Year for which contributed if so directed by the Employer.

3.2                 No Duty of Trustee to Determine or Enforce Contributions.  The Trustee shall not be required to determine the amount of any contribution for any Plan Year or to enforce the duty of the Employer to make or pay over such contributions; but the Trustee shall provide the Employer with such information as it may reasonably require to determine the amount of its contribution.

3.3                  Participant Pre-tax, Roth and After-tax Contributions.

3.3(a)            If permitted by the Employer as indicated in Option 7(c) of the Profit Sharing Plan Adoption Agreement, a Participant while an Eligible Employee may make “Pre-tax Unmatched Contributions” which are intended to be a payment to the Plan pursuant to Section 401(k) of the Code by payroll deduction pursuant to Option 7(c) of the Profit Sharing Plan Adoption Agreement.

3.3(b)           If permitted by the Employer as indicated in Option 7(c) of the Profit Sharing Plan Adoption Agreement, a Participant while an Eligible Employee may make “Pre-tax Matched Contributions” which are intended to be a payment to the Plan pursuant to Section 401(k) of the Code by payroll deduction pursuant to Option 7(c) of the Profit Sharing Plan Adoption Agreement.

3.3(c)           If permitted by the Employer as indicated in Option 7(c) of the Adoption Agreement, a Participant while an Eligible Employee may make “After-tax Unmatched Contributions” by payroll deduction and/or lump sum deposit in cash pursuant to Option 7(c) of the Adoption Agreement.

3.3(d)             If permitted by the Employer as indicated in Option 7(c) of the Adoption Agreement, a Participant while an Eligible Employee may make “After-tax Matched Contributions” by payroll deduction pursuant to Option 7(c) of the Adoption Agreement.

3.3(e)             If permitted by the Employer as indicated in Option 7(c) of the Profit Sharing Plan Adoption Agreement, a Participant (i) who is eligible to make Pre-tax Contributions under the Plan and/or who is eligible to make Roth Contributions to the Plan and (ii) who has attained age fifty (50) before the close of the Participant’s taxable year may make “Catch-up Contributions” in accordance with, and subject to the limitations of, Section 414(v) of the Code.  If Roth Contributions are permitted by the Employer as indicated in Option 7(c) of the Profit Sharing Plan Adoption Agreement, such Catch-up Contributions may be designated by the Participant as Roth Contributions.  Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30) and 415(c) of the Code or the limitations imposed under the design of the Plan.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch up Contributions.

3.3(f)              Effective January 1, 2006, if permitted by the Employer as indicated in Option 7(c) of the Profit Sharing Plan Adoption Agreement Adoption Agreement, a Participant while an Eligible Employee may make “Roth Contributions” which are intended to be a payment to the Plan pursuant to Section 402A of the Code by payroll deduction pursuant to Option 7(c) of the Adoption Agreement.  Roth Contributions shall be considered Roth Matched Contributions only if the Participant does not make Pre-tax Contributions and/or After-tax Contributions in an amount sufficient to receive the maximum Employer Matching Contribution (or other contribution by the Employer that is allocated on the basis of a match).  Otherwise, the Roth Contribution shall be treated as Roth Unmatched Contributions.

3.3(g)             Voluntary Deductible Employee Contributions are not permitted to be made to the Plan for any calendar year beginning after December 31, 1986.

3.4                  Elective Deferral Dollar Limitation on Pre-Tax and Roth Contributions.  The aggregate amount of a Participant’s Pre-tax Contributions and Roth Contributions made to the Plan for a Plan Year shall not exceed the applicable limits thereon under Section 402(g) of the Code and in ARTICLE XXI of the Plan (for Participants’ taxable years beginning before January 1, 2006) and ARTICLE XXII of the Plan (for Participant’s taxable years beginning on or after January 1, 2006).

3.5                  Participant Rollover Contributions.

3.5(a)             If permitted by the Employer as indicated in Option 7(c) of the Adoption Agreement, a Participant while an Eligible Employee may make a “Rollover Contribution” which is a qualifying rollover contribution under Section 402(a) of the Code of cash or other property acceptable to the Trustee, or cash attributable to a sale of property, distributed (other than any distribution if any part of the distribution is attributable to contributions made on behalf of the Participant while a key employee (defined in the same sense as Key Employee, but with respect to the employer maintaining the plan in question) in a top heavy plan described in Section 416 of the Code) from an eligible retirement plan.  Before accepting any such contribution, the Trustee may require that the Participant, and/or the trustee, custodian or other funding agent of any such plan, trust, bond, annuity or account from which the cash or property is to be deposited, make such certification as the Trustee deems necessary respecting the distributing plan, trust, bond, annuity or account, the amount and nature of the distribution and any other information the Trustee may reasonably require.

3.5(b)             The Plan will accept as a Rollover Contribution by Participant contribution, or by direct rollover, an eligible rollover distribution made after December 31, 2001 or as otherwise stated below from the following types of plans:

  (i)           A qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

 (ii)           An annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions;

(iii)           An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and

(iv)           An individual retirement account or annuity described in Section 408(a) or 408(b) of the Code, but only the portion of the distribution that is eligible to be rolled over and would otherwise be includible in gross income.

The Plan will not accept rollover contributions from individual retirement accounts or annuities described in Section 408A of the Code or that consist of Roth contributions made to another employer’s qualified plan pursuant to Section 402A of the Code.

3.6                 Procedure for and Time of Making Participant Contributions.

3.6(a)           A Participant’s contributions which may be made by payroll deposit shall commence to be made starting as of the effective date of his application to make such contribution.  A Participant who is an Eligible Employee may commence making payroll deposit contributions initially as of the date he first becomes a Participant and thereafter he may commence, terminate, change the rate or type or recommence (subject however to the provisions of clause (ii) of subparagraph 9.6(b)) his payroll deposit contributions as of the first day of any payroll period, the first day of any calendar month, the first day of any calendar quarter, or the first day of any Plan Year, as permitted by the Employer in Option 7(d) of the Profit Sharing Adoption Agreement, by delivering a written payroll deposit election form to the Administrator no later than twenty (20) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before such first day and prior to the time the amounts in question are payable or otherwise made available to the Participant.

3.6(b)             Notwithstanding the foregoing, if the Employer has elected in Option 7(c) of the Profit Sharing Plan Adoption Agreement to provide a “deemed election” of Pre-tax Contributions, each Participant to whom the “deemed election” applies shall be considered to have made an election to contribute Pre-tax Contributions in the amount described in Option 7(c) of the Profit Sharing Plan Adoption Agreement unless he timely makes a written contribution election providing otherwise as provided in Option 7(c) of the Profit Sharing Plan Adoption Agreement pursuant to the Plan’s election procedures and any such deemed contribution election shall then continue in force until he thereafter timely elects to change or terminate such contribution pursuant to the foregoing provisions of the Plan.  Contributions made pursuant to a “deemed election” shall be considered first to be Pre-tax Matched Contributions to the extent permitted under the Plan and then to be Pre-tax Unmatched Contributions.

3.6(c)             Notwithstanding the foregoing, if the Employer has elected in Option 7(c) of the Profit Sharing Plan Adoption Agreement to provide a “deemed election” of Roth Contributions, each Participant to whom the “deemed election” applies shall be considered to have made an election to contribute Roth Contributions in the amount described in Option 7(c) of the Profit Sharing Plan Adoption Agreement unless he timely makes a written contribution election providing otherwise as provided in Option 7(c) of the Profit Sharing Plan Adoption Agreement pursuant to the Plan’s election procedures and any such deemed contribution election shall then continue in force until he thereafter timely elects to change or terminate such contribution pursuant to the foregoing provisions of the Plan.  Contributions made pursuant to a “deemed election” shall be considered first to be Roth Matched Contributions to the extent permitted under the Plan and then to be Roth Unmatched Contributions.

3.6(d)             If a Participant ceases to be an Eligible Employee, his contributions to the Plan shall cease to be made.  Except as otherwise prohibited by clause (ii) of subparagraph 9.6(b) hereof, if such individual again becomes an Eligible Employee, he shall again be entitled to recommence his payroll deposit contributions at a rate designated by him as of the first payroll period of any succeeding calendar quarter by delivering a new written payroll deposit election form to the Administrator no later twenty (20) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before its effective date and prior to the time that the amounts in question are payable or otherwise made available to the Participant.

3.6(e)             A Participant’s contributions which may be made by lump sum contribution may be made at any time, but in the aggregate shall be made no more than two (2) times in any Plan Year, provided, however, that such restriction shall be waived in the case of a Rollover Contribution.  Such Participant contributions shall be made by delivering the same to the Administrator together with an appropriate written contribution form.

3.6(f)            Each Participant shall when electing to make contributions designate the amount, type and rate of contribution elected on the applicable form.

3.6(g)           Participant contributions received by the Administrator or withheld by the Employer shall be paid over to the Trustee as soon as is reasonably practical after the applicable form is received in the case of lump sum contributions and as soon as is reasonably practical after the amount can be segregated from the general assets of the Employer and no event later than ninety (90) days after such segregation in the case of payroll deposit contributions; provided, however, that Pre-tax and Roth Contributions shall be paid over to the Trustee not later than the end of the Plan Year immediately following the Plan Year for which withheld by the Employer.

3.6(h)             Notwithstanding anything to the contrary herein, the Administrator may on a non-discriminatory basis at any time and from time to time:

  (i)           Permit changes by Participants in the type or rate of their payroll deposit contributions prospectively,

 (ii)           Unilaterally and prospectively limit Pre-tax, Roth, and/or After-tax Contributions which may be made to the Plan, and/or

(iii)           Unilaterally and prospectively change designations by Participants of contributions from Pre-tax and/or Roth Contributions to After-tax Contributions,

to the extent considered advisable by the Administrator in order to satisfy the requirements of paragraphs 4.3, 4.4, 4.9, ARTICLE XXI (for Plan Years beginning before January 1, 2006) or ARTICLE XXII (for Plan Years beginning on or after January 1, 2006) and/or to prevent the sum of Pre-tax Contributions and Roth Contributions by Participants and the contributions by the Employer for a taxable year of the Employer from exceeding the amount thereof deductible for such taxable year by the Employer for federal income tax purposes.

3.6(i)              All Pre-tax Contributions are intended to be payments to the Plan by the Employer under a cash or deferred arrangement described in Section 401(k) of the Code, and any reference herein to such contributions as employee or participant contributions is for convenience only and is not intended as a designation of such contributions as employee contributions within the meaning of Section 414(h)(1) of the Code.

3.6(j)              If the Employer has elected in Option 7(c) of the Profit Sharing Plan Adoption Agreement to permit Roth Contributions, a Participant who is an Eligible Employee may elect to make Roth Contributions by indicating in his written payroll deposit election form that the contribution is designated as a Roth Contribution to be included in his gross income at the time of the deferral and held in a separate account containing only Roth Contributions and the gains or losses attributable thereto.  Such designation shall be irrevocable.  Roth Contributions to this Plan are intended to be made to a qualified Roth contribution program within the meaning of Section 402A of the Code.

3.6(k)             Notwithstanding any provision of the Plan to the contrary, if the Employer has indicated in Option 2(e) of the Profit Sharing Plan Adoption Agreement that this Plan is intended to be paired with the non-qualified deferred compensation plan indicated in Option 2(e) of the Profit Sharing Plan Adoption Agreement, then the Pre-tax Contribution for a Plan Year of a Participant who is a also a participant in such non-qualified plan shall be made by the Employer no later than March 15 following the Plan Year, subject to the following provisions.  This subparagraph shall be effective only if:

  (i)           The non-qualified plan provides that a participant may make an irrevocable election, prior to December 31, of the calendar year prior to the applicable Plan Year to defer compensation (“non-qualified deferrals”) under the non-qualified plan and to receive any associated matching contribution by the Employer until the Plan Administrator of this Plan has determined the maximum contribution (taking into account all applicable limitations including those Article XXII) that may be made by the Participant to, and that may be retained in this Plan, and

 (ii)           The Participant made an irrevocable election, prior to December 31, of the calendar year prior to the applicable Plan Year to contribute to this Plan (or when he first becomes eligible to participate in both this Plan and the non-qualified plan), upon such determination, the lesser of the maximum eligible to be contributed to, and remain held in, this Plan (taking into account all applicable limitations) or the amount of his non-qualified deferrals under the non-qualified plan.

To the extent that the non-qualified plan and this Plan provide for a matching contribution to be made by the Employer with respect to the participant’s non-qualified deferrals and Pre-tax Contribution, the terms of the match in the non-qualified plan must be identical to the terms of the Matching Contribution under this Plan, but with the maximum match under the non-qualified plan reduced by the actual match under this Plan.  The Pre-tax Contribution to this Plan shall be made without adjustment for earnings (but including an adjustment for losses) on his non-qualified deferrals under the non-qualified plan.

3.7                 Notice and Election Period for Plan Using ADP or ACP Safe Harbor.

3.7(a)             In addition to any other election periods or rules provided under the Plan (which periods and rules are modified to the extent inconsistent herewith), whenever the Employer determines to use the ADP Safe Harbor defined in subparagraph 21.4 of the Plan (for Plan Years beginning before January 1, 2006) or 22.2(a) of the Plan (for Plan Years beginning on or after January 1, 2006) or ACP Safe Harbor defined in subparagraph 21.4 of the Plan (for Plan Years beginning before January 1, 2006) or 22.3(a) of the Plan (for Plan Years beginning on or after January 1, 2006):

  (i)           Each Participant may make or modify an election to make Pre-tax, Roth and/or After-tax Contributions, to the extent such contributions are otherwise permitted under the Plan, during the reasonable period (normally 30 days) immediately preceding the beginning of each Plan Year.  For the Plan Year a Participant becomes eligible to make Pre-tax, Roth and/or After-tax Contributions, the election period requirement is deemed satisfied if the Participant may make or modify a Pre-tax, Roth and/or After-tax Contribution election during such a reasonable period that includes either the date the Participant becomes eligible or the day before.

 (ii)           Each Participant may terminate a Pre-tax, Roth and/or After-tax Contribution election at any time during the Plan Year.

3.7(b)            In addition to any other notice requirements provided under the Plan (which requirements are modified to the extent inconsistent herewith), in the event the Employer determines to use the ADP Safe Harbor defined in subparagraph 21.4 of the Plan (for Plan Years beginning before January 1, 2006) or 22.2(a) of the Plan (for Plan Years beginning on or after January 1, 2006) or ACP Safe Harbor defined in subparagraph 21.4 of the Plan (for Plan Years beginning before January 1, 2006) or 22.3(a) of the Plan (for Plan Years beginning on or after January 1, 2006):

  (i)           The Administrator shall notify each person eligible to be a Participant within a reasonable time prior to the beginning of each Plan Year (which normally means during the period beginning ninety (90) days before and ending thirty (30) days before the beginning of the Plan Year) or, if later, prior to the date he becomes eligible to make Pre-tax, Roth and/or After-tax Contributions (which normally means during the period beginning ninety (90) days before and ending on such date) that he may make a Pre-tax, Roth and/or After-tax Contribution election or modify a prior election during the applicable election period.

 (ii)           The notification shall normally include a description of the following (except as otherwise provided under Section 401(k) or (m) of the Code):

 (A)           the safe harbor non-elective or matching contribution formula used under the Plan (including a description of the levels of matching contributions, if any, available under the Plan or any plan to which any safe harbor non-elective or matching contributions with respect to the Plan which are contributed);

 (B)           Any other contributions under the Plan or matching contributions to another plan attributable to Pre-tax, Roth and/or After-tax Contributions to the Plan (including any potential for discretionary matching contributions to the Plan or to any other plan based on contributions to the Plan) and the conditions under which such contributions are made;

 (C)           The plan to which safe harbor contributions will be made (if different than the Plan);

 (D)           The type and amount of compensation that may be deferred or contributed under the Plan;

 (E)           How to make Pre-tax, Roth and/or After-tax Contribution elections, including any administrative requirements that apply to such elections;

 (F)           The periods available under the Plan for making Pre-tax, Roth and/or After-tax Contribution elections; and

 (G)           The withdrawal and vesting provisions applicable to contributions under the Plan and to any safe harbor non-elective or matching contributions with respect to the Plan which are contributed to another plan.

 (H)           Information that makes it easier to obtain additional information about the Plan (including an additional copy of the Plan’s summary plan description), such as telephone numbers, addresses and, if applicable, electronic addresses, of individuals or offices from whom such Plan information can be obtained.

Information required by clauses (B), (C) and/or (D) may be provided by cross-reference to the relevant portions of the Plan’s summary plan description that provides the same information that would be otherwise provided in the notice and that has been provided (or is concurrently provided) to persons entitled to the notice.  For Plan Years beginning before January 1, 2006, information required by clause (G) may also be provided by cross-reference to the relevant portion of the summary plan description.

3.7(c)          The Employer may elect in Option 17(c) of the Profit Sharing Plan Adoption Agreement to apply the ADP Safe Harbor and the ACP Safe Harbor for Plan Years beginning on or after the date stated in Option 17(c) of the Profit Sharing Plan Adoption Agreement.

3.8                 Transfer of Funds from Prior Qualified Plan.  To the extent that this Plan is an amendment to or restatement of a plan of the Employer qualified under Section 401(a) of the Code, the Trustee shall accept transfers of cash and property acceptable to the Trustee from such plan provided that such assets are transferred directly from the exempt funding vehicle of such plan.  All such transferred assets shall be valued by the Trustee at their current fair market value at the date of transfer and shall be allocated to the account(s) under this Plan of each Participant on whose behalf transferred which corresponds to the account(s) under such other plan from which transferred as determined by the Employer.  All such transferred assets shall be held by the Trustee as part of the Fund to provide benefits under the Plan.

ARTICLE IV
Participants’ Accounts and Adjustments

4.1                Accounts.  The Administrator shall establish and maintain on the books of the Fund for all Participants and all other persons having an interest therein separate accounts reflecting the Accrued Benefit of each Participant.  Such accounts of each Participant shall be separate with respect to the Accrued Benefit of such Participant represented by his accounts in each division and each subdivision of the Fund.

4.2                Allocation of Contributions and Forfeitures.  Subject to the applicable limitations contained herein:

4.2(a)          As of the last day of each Plan Year, the Trustee shall allocate the Employer Base Contribution and, where applicable, forfeitures for such Plan Year to the Employer Active Account of each Covered Participant in the manner selected in Option 7(b) of the Adoption Agreement.

4.2(b)          As of the last day of each Plan Year, the Trustee shall allocate the Employer Thrift Contribution for such Plan Year to the Employer Thrift Account of each Participant having Compensation for such Plan Year in proportion to each such Participant’s Compensation for such Plan Year.

4.2(c)          As of the last day of each month or quarter of each Plan Year or as of the last day of each Plan Year as selected in Option 7(a) of the Adoption Agreement, the Trustee shall allocate the Employer Matching Contribution made on behalf of a Participant pursuant to Option 7(a) of the Adoption Agreement for such month, quarter or Plan Year to the Employer Active Account or the Employer Thrift Account, as selected in Option 7(a) of the Adoption Agreement, of the Participant with respect to whom the Employer Matching Contribution is made.

4.2(d)          As of the last day of each Plan Year, the Trustee shall allocate the Employer Top Heavy Contribution made on behalf of a Participant for such Plan Year, as determined pursuant to Option 9(d) of the Adoption Agreement, to the Employer Active Account of such Participant.

4.2(e)            As of the last day of each Plan Year or as of the date repaid, the Trustee shall allocate the Supplemental Contribution made to the Fund on behalf of a Participant for each Plan Year and/or the amount repaid to the Plan by the Participant pursuant to paragraph 6.6, respectively, to the account of the Participant from which forfeited or distributed.

4.2(f)             Upon receipt, the Trustee shall allocate each Participant’s:

  (i)           Pre-tax Unmatched Contribution to his Pre-tax Unmatched Account.

 (ii)           Pre-tax Matched Contribution to his Pre-tax Matched Account.

 (iii)          After-tax Unmatched Contribution to his After-tax Unmatched Account.

(iv)           After-tax Matched Contribution to his After-tax Matched Account.

 (v)           Rollover Contributions to the extent not consisting of the Participant’s “accumulated deductible employee contributions” within the meaning of Section 72(o)(5)(B) of the Code to his Rollover Account.

(vi)           Rollover Contributions to the extent consisting of the Participant’s “accumulated deductible employer contributions” within the meaning of Section 72(o)(5)(B) of the Code to his Voluntary Deductible Account.

(vii)          Catch-up Contributions not designated as Roth Contributions to the extent not matched by the Employer to his Pre-tax Unmatched Account.

   (viii)          Catch-up Contributions designated as Roth Contributions to the extent not matched by the Employer to his Roth Unmatched Account.

(ix)            Catch-up Contributions not designated as Roth Contributions to the extent matched by the Employer to his Pre-tax Matched Account.

(x)             Catch-up Contributions designated as Roth Contributions to the extent matched by the Employer to his Roth Matched Account.

(xi)           Roth Matched Contributions to his Roth Matched Account.

(xii)           Roth Unmatched Contributions to his Roth Unmatched Account.

4.2(g)            A Participant is treated as benefiting under the Plan for any Plan Year in which the Participant receives or is deemed to receive an allocation in accordance with Treas. Regulation Section 1.410(b)-3(a).

4.2(h)             In the event that the Employer Base Contribution is allocated on an integrated basis as described in Option 7(b)(D) of the Profit Sharing Plan Adoption Agreement or Option 7(b)(A) of the Money Purchase Plan Adoption Agreement the following limits apply:

  (i)           Annual Overall Disparity Limit:  Notwithstanding the provisions of the Adoption Agreement, for any Plan Year in which the Plan benefits any Participant who benefits under another qualified plan or simplified employee pension as defined in Section 408(k) of the Code maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and forfeitures, if applicable, allocation to the account of each Participant who either completes more than 500 Hours of Service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant’s Participant’s total Compensation bears to the total Compensation of all Participants.

 (ii)           Cumulative Disparity Limit:  Effective for Plan Years beginning after January 1, 1995, the cumulative disparity limit for a Participant is 35 total cumulative permitted disparity years.  Total cumulative permitted disparity years mans the number of years credited to the Participant for allocation and accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer.  For purposes of determining the Participant’s cumulative permitted disparity limit, all years ended in the same calendar year are treated as the same year.  If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

4.3                 415 Limitations on Annual Additions.

4.3(a)             For Limitation Years beginning on or after January 1, 2002, notwithstanding any other provision of the Plan, the sum of all Annual Additions (as defined in subparagraph 4.3(d)) allocated to the accounts of any Participant for any Limitation Year may not exceed the lesser of:

 (i)             $40,000 (referred to herein as the “Dollar Limitation”), or

 (ii)            One hundred percent (100%) of such Participant’s Total Compensation for such Limitation Year,

which limitations are jointly referred to herein as the “415 Limitations”.  The compensation limit referred to in clause (ii) of this subparagraph shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

4.3(b)             In determining the Dollar Limitation:

 (i)            The Dollar Limitation shall be automatically adjusted by the Adjustment Factor, from time to time, to reflect any annual cost of living adjustments and any such adjustment (which with the original Dollar Limitation is sometimes referred to herein as the “adjusted Dollar Limitation”) shall be effective for the Limitation Year which ends with or within the calendar year for which such increase is effective.  For Limitation Years beginning after December 31, 2002, the adjustment shall be in $1,000 increments on the basis of a base period of the calendar quarter beginning July 1, 2001.

 (ii)           If any Limitation Year is a period of less than twelve (12) months, then the Dollar Limitation for such Limitation Year shall be prorated by multiplying then the Dollar Limitation for such Limitation Year by a fraction, the numerator of which is the number of months in such Limitation Year and the denominator of which is twelve (12).

4.3(c)             The term “Annual Additions” shall mean the sum of the following amounts allocated to a Participant’s account under the Plan for a Limitation Year:

 (i)            All contributions by the Employer (including Pre-tax Contributions considered made by the Employer) other than Supplemental Contributions;

 (ii)           All forfeitures other than those used to restore accounts pursuant to paragraph 6.6;

(iii)           All Participant Roth Contributions and After-tax Contributions; and

(iv)           Any other amounts defined as Annual Additions in ARTICLE XX.

Notwithstanding anything to the contrary herein, Catch-up Contributions made pursuant to this Plan (or similar contributions to other plans) under Section 414(v) of the Code, amounts repaid by a Participant pursuant to paragraph 6.6 in order to have a forfeiture restored and amounts which are excluded from being Annual Additions under ARTICLE XX shall not be considered Annual Additions for purposes hereof.

4.3(d)          For purposes hereof, the term “Limitation Year” means the year selected by the Employer in Option 14(e) of the Adoption Agreement.  In the event of a Limitation Year which is less than twelve (12) months resulting from a change in the Limitation Year of the Plan, the Dollar Limitation in clause (i) of subparagraph 4.3(a) for the short Limitation Year shall be prorated by multiplying the otherwise applicable Dollar Limitation by a fraction, the numerator of which is the number of months in such short Limitation Year and the denominator of which is twelve (12).

4.4                Additional Limitations on Annual Additions Where Employer Maintains More Than One Plan.  In the event the Employer maintains any other qualified plan, any welfare benefit fund (as defined in Section 419(e) of the Code) or any other plan subject to the limitations of Section 415 of the Code, a Participant’s Annual Additions shall be further limited where applicable as provided in ARTICLE XX.

4.5                 Special Account for Unallocated Annual Additions.

4.5(a)          Any Annual Additions allocable to Participants’ accounts for the Plan Year which exceed the 415 Limitations of paragraph 4.3 shall be reallocated among the other Participants as though such excess Annual Additions were Employer Base and, where applicable, Top Heavy Contributions; provided, however, that no such reallocation shall cause the Annual Additions to the accounts of any such Participant for the Plan Year to exceed the 415 Limitations.  This paragraph applies only if the excess arises as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g) of the Code) or under other limited facts and circumstances that the Internal Revenue Service finds justify the availability of the rules set forth herein.

4.5(b)          If, because of the 415 Limitations provided in paragraph 4.3, no other Participant is eligible to receive any amount reallocated hereunder, or any part thereof, such amount, or part thereof, shall be retained as an undesignated account on the books of the Fund for allocation among the accounts of the Participants as a part of the Employer’s contribution next due for the next and ensuing Plan Years until exhausted.  Any such amounts so used shall be treated for allocation purposes of the Plan as a part of the contribution by the Employer.

4.5(c)             Before any reallocation shall be made in accordance with this paragraph:

 (i)            There shall be returned to each Participant, first that amount of his After-tax Unmatched Contributions, if any,

 (ii)           Then that amount of his Roth Unmatched Contributions, if any,

 (iii)          Then that amount of his Pre-tax Unmatched Contributions, if any,

(iv)           Then that amount of his After-tax Matched Contributions, if any,

 (v)           Then that amount of his Roth Matched Contributions, if any, and

 (vi)          Then that amount of his Pre-tax Matched Contribution, if any,

(adjusted in each case for any income or loss in value, if any, allocable thereto) for the Plan Year which are included in the Annual Additions taken into account under the provisions of paragraph 4.3 to the extent necessary to achieve compliance with the 415 Limitations of paragraph 4.3.  After the return to such Participant of any After-tax, Roth and Pre-tax Contributions pursuant to the preceding sentence, any reallocation made in accordance with this paragraph shall be made first from the Employer Base Contributions and forfeitures allocated to him, then from Employer Matching Contributions allocated to him, then from Employer Thrift Contributions allocated to him, and lastly from Employer Top Heavy Contributions allocated to him for such Plan Year.  If a Participant’s After-tax, Roth and/or Pre-tax Matched Contributions are returned pursuant to the foregoing, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon.

4.5(d)          Notwithstanding any other provisions of the Plan, no contributions by the Employer or by the Participant which would constitute amounts subject to the 415 Limitations of paragraph 4.3 for a Plan Year may be made to the Plan until any balance at the beginning of such Plan Year in the undesignated account maintained pursuant to this paragraph has been allocated among the accounts of Participants.

4.5(e)           The undesignated account maintained pursuant to this paragraph shall share in the valuation adjustments for the Plan Year and shall be invested in divisions of the Fund directed by the Employer pursuant to the terms of the Trust as through the Employer were a Participant.

4.6                 Valuation of Assets and Allocation of Valuation Adjustments.  Earnings, losses and valuation change adjustments (referred to herein collectively as the “net increase or decrease in value” or as the “valuation adjustments”) shall be made at least annually to Participants’ accounts as hereinafter provided:

4.6(a)             Upon direction pursuant to the applicable provisions of the Plan, if any, the Trustee shall segregate the directed portion of a Participant’s account or accounts within the Fund and the Trustee shall, as of and within a reasonable time after each Valuation Date and with respect to any affected segregated account as of the date of any transfer out of or benefit payment from such segregated account, value each such segregated account and adjust the same to reflect its net increases and decreases since the last valuation thereof.  Expenses incurred and paid out of Plan assets in connection with the administration and investment by such a segregated account shall be charged to the segregated account incurring the same in such non-discriminatory manner as determined by the Trustee.

4.6(b)            Within a reasonable time after each Valuation Date, the Trustee shall determine the value of the assets held by the Fund in the accounts as of such Valuation Date and shall then adjust each account on the books of the Fund proportionately to reflect the net increase or decrease in such value since the last Valuation Date.  Such valuation and adjustments shall be made separately with respect to each division of the Fund and with respect to each of the Participant’s accounts in such division of the Fund.  Solely for purposes of determining such net increase or decrease in value and the proportionate adjustment to each such account, the rules set forth in either (i) or (ii) below will apply with respect to “post-valuation additions” and “post-valuation reductions”.  “Post-valuation additions” are the amounts of the following additions or allocations made to such accounts as of a date after the last Valuation Date:  contributions by the Employer; transfers from segregated accounts; transfers from unsegregated accounts in another division of the Fund; Participant contributions; and direct transfers.  “Post-valuation reductions” are the amounts of distributions or other payments which have been made from the Fund and charged to such accounts and transfers to segregated accounts or to unsegregated accounts in another division of the Fund since the last Valuation Date.

 (i)            Except as otherwise provided in clause (ii) of this subparagraph, in determining such values and in making such adjustments there shall not be taken into consideration any post-valuation additions or reductions.

 (ii)           Notwithstanding the foregoing provisions of clause (i), if the Trustee shall so determine, the determination of such values and adjustments shall be made by considering a portion of any individual items of post-valuation additions which have not been distributed or otherwise paid out of the Fund since the last Valuation Date and a portion of any individual items of post-valuation reductions for transfers to segregated accounts or for transfers to unsegregated accounts in another division of the Fund on a uniform and non-discriminatory basis to reflect their contribution to the net increase or decrease in value.  The portion of any such item taken into account for such purposes shall be determined by multiplying such item by a fraction, the numerator of which is the number of whole calendar months (or payroll periods or calendar weeks or days as determined by the Trustee) since the last Valuation Date during which such item was held in an unsegregated account in the Fund and the denominator of which is the number of whole calendar months (or payroll periods or calendar weeks or days) since the last Valuation Date.

4.6(c)             The valuation adjustment contemplated by this paragraph shall be made before amounts are forfeited from accounts each Plan Year.

4.6(d)             Promissory notes of Participants held by the Trustee in segregated loan accounts shall be valued at the face amount of their unpaid principal balances and, in the event the accrual method of accounting is used for such purpose, any interest accrued but unpaid thereon.

4.6(e)             Notwithstanding anything to the contrary in the foregoing:

 (i)            In making such adjustments, expenses allocable to each division of the Fund shall be borne by such division, and expenses allocable to the Fund as a whole shall be borne by each division of the Fund on a pro rata basis (determined on the basis of account balances to which such adjustments are made).  Such allocation of expenses shall be made in the manner determined by the Trustee; and

 (ii)           At each Valuation Date, the Trustee in its discretion shall cause any negative balance in each Participant’s account in the Fund to be eliminated by means of a transfer thereto of amounts held in the same classification of account of the Participant in another division of the Fund, and a corresponding pro rata transfer from the accounts of other Participants between divisions of the Fund.

4.6(f)              The Trustee shall select the method of accounting (either the cash method or the accrual method or some permissible combination thereof) to be used for purposes hereof.

4.6(g)             The value of the assets shall be at their fair market value as of the Valuation Date and such other valuation thereof.

4.6(h)             If the Employer has elected in Option 15 of the Profit Sharing Plan Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional valuation rules are described in ARTICLE XVII.

4.6(i)              Notwithstanding the foregoing or any other provision of the Plan to the contrary but subject to the prohibitions and requirements of the Act and the Code, expenses incurred in the administration of the Plan and the Fund may be charged to Plan accounts on either a pro rata basis or a per capita basis, and/or may be charged to the account of the affected Participant(s) on a usage basis (rather than to the accounts of all Participants), as directed by the Administrator on a uniform and non-discriminatory basis for purposes of the tax qualification provisions of the Code.  Without limiting the foregoing, some or all of the reasonable expenses attendant to the making and administering of Participant loans, the determinations needed with respect to and making of hardship or other withdrawals, the calculation of benefits payable under different Plan distribution options, the distribution of Plan benefits and the review and implementation of QDROs may be charged directly to the account of the affected Participant, and different rules (i.e., pro rata, per capita, or direct charge to accounts) may apply to different groupings of Participants.

4.7                    Determination of Account Balances.

4.7(a)             The value of any account on the books of the Fund at any time shall be that amount determined by adding the amount of all contributions and, where applicable, forfeitures which have been allocated to such account and all adjustments and transfers by which such account has been increased, and further by subtracting all amounts forfeited from such account, all adjustments by which such account has been decreased and all distributions, other payments and transfers made from such account, all as provided in the Plan.

4.7(b)            Each Participant will direct the Plan as to the type of investments to be made with the Participant’s account in the manner described in the Trust, except as limited by the Employer in Option 12 of the Adoption Agreement.

4.7(c)             If the Employer has elected in Option 15 of the Profit Sharing Plan Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.

4.8                   Unallocated Accounts.

4.8(a)             If any distribution of an Accrued Benefit is made to a Participant from his Employer Active Account before such Participant has a non-forfeitable right to his entire Accrued Benefit and before such Participant has incurred five (5) consecutive Years of Broken Service (referred to herein as the “requisite break in service”) and before such Participant has forfeited the non-vested portion of his Employer Active Account due to his death or the distribution of his entire non-forfeitable Accrued Benefit as provided in clause (i)(C) of subparagraph 6.6(a) (referred to herein as the “requisite forfeiture”), the balance of such Employer Active Account after each such distribution shall be maintained as an unallocated portion of his Employer Active Account until either:

 (i)            Such Participant has incurred the requisite break in service or requisite forfeiture, in which event his non-forfeitable interest in each such unallocated portion shall be designated as or added to his Employer Non-forfeitable Account pursuant to subparagraph 6.3(c), or

 (ii)           Such Participant has become entitled to a non-forfeitable interest in his entire Accrued Benefit, in which event such portion shall no longer be unallocated.

In no event shall any contributions or forfeitures be allocated to that part of a Participant’s Employer Active Account which has been so suspended, but such unallocated portion shall nevertheless be adjusted to reflect the increases or decreases in the value of the Fund pursuant to paragraph 4.6.

4.8(b)            A Participant’s non-forfeitable interest at any relevant time in any unallocated portion of his Employer Active Account shall be determined by first determining:

 (i)            A “factor”, which is the ratio of the value of such suspended portion at such relevant time to the value of the balance in such unallocated portion immediately after such distribution, and

 (ii)           The “adjusted distribution”, which is the product obtained by multiplying such factor by the sum of the last adjusted distribution, if any, plus the amount of the distribution which caused such unallocated portion of his Employer Active Account to exist.

The Participant’s non-forfeitable interest in any unallocated portion of his Employer Active Account at any relevant time shall equal the excess of:

 (iii)          The product obtained by multiplying such Participant’s non-forfeitable percentage, determined under subparagraph 6.3(a) or (b), as the case may be, at such relevant time, by the sum obtained by adding the adjusted distribution to the value of the unallocated portion at such relevant time, over

 (iv)          The adjusted distribution.

4.9                 Limitation on and Distribution of Pre-Tax, Roth, After-Tax and Matching Contributions Made by or on behalf of Highly Compensated Employees.  Pre-tax, Roth, After-tax and Matching Contributions made by or on behalf of Highly Compensated Employees shall be subject to the non-discrimination rules of Sections 401(k) and 401(m) of the Code and shall be limited, refunded or forfeited as provided in ARTICLE XXI of the Plan (for Plan Years beginning before January 1, 2006) and ARTICLE XXII of the Plan (for Plan Years beginning on or after January 1, 2006).

4.10               Use of Forfeitures and Special Account Where Used to Reduce Contributions by the Employer.

4.10(a)          If Option 7(e)(1) of the Profit Sharing Plan Adoption Agreement or Option 7(d)(1) of the Money Purchase Plan Adoption Agreement is elected, all forfeitures shall be used first to pay administrative expenses of the Plan otherwise paid by the Plan before being used to reduce contributions by the Employer or as additional contribution by the Employer as described in subparagraphs 4.10(b) or 4.10(c).

4.10(b)          If Option 7(e)(2) of the Profit Sharing Plan Adoption Agreement or Option 7(d)(2) of the Money Purchase Plan Adoption Agreement is elected, all forfeitures or, if applicable, any remaining forfeitures after the application of subparagraph 4.1(a), shall be used the contributions by the Employer for a Plan Year shall be funded first by the amount of then unallocated forfeitures and unallocated Annual Additions held in the special account under paragraph 4.5 as of the allocation date for which the contribution is to be made, which forfeitures and unallocated Annual Additions shall to the extent used to reduce the contribution by the Employer be considered for allocation purposes as part of the contribution by the Employer for such Plan Year, and then by actual contributions by the Employer.

4.10(c)           If Option 7(e)(3) of the Profit Sharing Plan Adoption Agreement or Option 7(d)(3) of the Money Purchase Plan Adoption Agreement is elected, all forfeitures or, if applicable, any remaining forfeitures after the application of subparagraph 4.1(a), shall be treated first as Supplemental Contributions, then as Basic Contributions and allocated as such pursuant to the applicable provisions of the Plan and all unallocated Annual Additions held in the special account under paragraph 4.5 shall be used to reduce the next due contribution by the Employer.

4.10(d)          All forfeitures and unallocated Annual Additions under the Plan shall be held in the special account referred to in paragraph 4.5 until used as provided in this paragraph, without regard to the Employer to which the forfeitures and unallocated Annual Additions are attributable.

4.11               Equitable Adjustment in Case of Error or Omission.

4.11(a)           When an error omission is discovered in the account of a Participant, the Trustee shall be authorized to make such equitable adjustments as are practical and as are approved by the Employer as of the Plan Year in which the error or omission is discovered or corrected, including but not limited to actual retroactive reallocations, reallocations based on reasonable estimates, and other corrections described in this paragraph.

4.11(b)           In the event that the error or omission is the erroneous forfeiture from a Participant’s account or the failure to permit contributions to be made or to properly allocate.  contributions, forfeitures or valuation adjustments to a Participant’s account, the Employer in its sole discretion may contribute or cause there to be contributed by any Employer funds or assets to the Plan or may permit a makeup contribution by the Participant to be made to correct such error or omission and such funds, assets or contributions shall be allocated to the account or accounts of any such affected Participant as the Employer may direct the Trustee in writing.  Any such contributed amounts (other than the portion thereof intended to compensate for previously unallocated investment gain which shall not be considered an allocation subject to the 415 Limitations of paragraph 4.3) shall be considered allocated to the Participant’s account for the Plan Year or Limitation Year to which they relate, rather than the Plan Year or Limitation year in which actually made, for purposes of such limitations.

4.11(c)           In the event that the error or omission is the understatement or overstatement of Fund earnings and losses, the Trustee is expressly authorized to determine the appropriate equitable adjustment on the basis of a standard of materiality therefor.  If the understatement or overstatement does not exceed the standard, the Trustee may direct that no correction in the allocation for the valuation period of the understatement or overstatement be made and that such error or omission be corrected solely by treating the amount of the understatement or overstatement as additional earnings or loss for a subsequent valuation period (which generally shall be the valuation period immediately following the valuation period as of which both the error or omission is discovered and a determination is made of the equitable adjustment to correct the error or omission).  Unless otherwise determined in writing by the Trustee, the standard of materiality for purposes hereof for a valuation period shall be an aggregate amount (determined on a monthly basis) equal to the greater of Three Dollars ($3.00) per Participant in the affected division of the Fund or one tenth of one percent (.1%) of the fair market value of the affected division of the Fund at the Valuation Date of the understatement or overstatement.  In the case of a Restated Plan, this subparagraph shall apply to all such errors or omissions not yet corrected as of the Effective Date of this Restatement of the Plan.

4.12                  Special Rules for Reemployed Veterans.

4.12(a)           Notwithstanding any other provision of the Plan, a Reemployed Veteran shall be entitled to make Pre-tax Contributions, Roth Contributions and After-tax Contributions for the period of his Qualified Military Service following his return to the Employer’s service as follows:

 (i)            Make-up Contributions shall be made to the Plan by the Employer on behalf of a Reemployed Veteran, and allocated to the appropriate account of the affected Participant’s Accrued Benefit, in such amount and at such time or times as is required by the USERRA.

 (ii)           Make-up Contributions with respect to a Reemployed Veteran shall not be subject to any otherwise applicable contribution limits under Sections 402(g), 402(h), 403(b), 408, 415, or 457 of the Code or any otherwise limit on deductible contributions under Sections 404(a) or 404(h) of the Code as applied with respect to the Plan Year or taxable year, as applicable to the relevant section of the Code, in which the contribution is made.  A Make-up Contribution shall not be taken into account in applying the contribution or deductible contribution limits to any other contribution made during the Plan Year or taxable year, as applicable to the relevant section of the Code.  Make-up Contributions shall not exceed the aggregate amount of contributions that would have been permitted under the Plan contribution and deductible contribution limits for the Plan Year or taxable year, as applicable to the relevant section of the Code, to which the contribution relates had the Reemployed Veteran continued to be employed by the Employer during the period of his Qualified Military Service.

(iii)           Make-up Contributions shall not be treated as contributions for purposes of determining Top Heavy Contributions required to be made by the Employer for either the Plan Year in which they are made or for the Plan Year to which they relate.

(iv)           Compensation to be used for purposes of determining Make-up Contributions with respect to a period of Qualified Military Service shall mean the Compensation (as otherwise defined in the Plan but based on rate of pay) which the Reemployed Veteran would have received but for his Qualified Military Service.  If a Reemployed Veteran’s pay is not readily determinable, the Reemployed Veteran’s Compensation shall then be his average Compensation for the 12-month period (or actual shorter period of employment) immediately preceding his Qualified Military Service.

(v)            The following service counting rules shall apply:

 (A)           A Reemployed Veteran shall not be considered to have incurred a Year of Broken Service by reason of his Qualified Military Service.

 (B)           Qualified Military Service of a Reemployed Veteran shall be counted as service for vesting and benefit accrual under the Plan.

(vi)           A Reemployed Veteran shall be entitled to Matching Contributions that are contingent on elective deferrals or employee contributions for the period of his Qualified Military Service only if he timely makes those contributions following his return to the Employer’s service as provided in this paragraph.

4.12(b)          Notwithstanding any other provision of the Plan, a Reemployed Veteran shall be entitled to make Pre-tax Contributions, Roth Contributions and After-tax Contributions for the period of his Qualified Military Service following his return to the Employer’s service as follows:

 (i)            Such contributions must be made during the period which begins on the date of reemployment with the Employer following such Qualified Military Service and ends on the earlier of (A) the Reemployed Veteran’s severance from employment with the Employer or (B) at the end of the period equal to the lesser of (I) three times the Reemployed Veteran’s period of Qualified Military Service or (II) five (5) years.

 (ii)           The amount of such contributions shall be determined by the Reemployed Veteran but shall not exceed the maximum amount which the Reemployed Veteran could have made during the period of his Qualified Military Service in accordance with the applicable limitations and rules of the Plan as though the Reemployed Veteran had continued to be employed by the Employer and received the Compensation during such period in the amount determined pursuant to this paragraph.

 (iii)          The maximum amount of such contributions determined in clause (ii) above shall be reduced by the amount of any such contributions actually made for during the Reemployed Veteran’s period of Qualified Military Service.

(iv)           The Administrator shall adopt procedures relating to the Reemployed Veteran’s right to make Pre-tax Contributions, Roth Contributions and After-tax Contributions for the period of his Qualified Military Service following his return to the Employer’s service.  Such procedures shall described the sequencing and attribution of missed contributions to Plan Years and to types of contributions.

4.12(c)           For purposes of this paragraph, the following terms have the following meanings:

 (i)            “Make-up Contributions” means the contributions which are required to be made to the Plan for a Reemployed Veteran pursuant to the USERRA and Section 414(u) of the Code.  These contributions generally are the contributions by the Employer that would have accrued to the Reemployed Veteran under the Plan, but for his absence due to his Qualified Military Service.  Neither the Make-up Contribution obligation nor this paragraph requires that (A) any earnings be credited to the account of a Reemployed Veteran with respect to any Make-up Contribution before such contribution is actually made or (B) the Plan provide for any make-up allocation of any forfeitures that occurred during the period of a Reemployed Veteran’s Qualified Military Service.

(ii)           “Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service and to the Employer.

(iii)           “Reemployed Veteran” means a person who is or, but for his Qualified Military Service, would have been a Participant at some time during his Qualified Military Service and who is entitled to the restoration benefits and protections of the USERRA with respect to his Qualified Military Service and the Plan.

(iv)           “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994.

ARTICLE V
Retirement Dates

5.1                Normal Retirement Date.  The Normal Retirement Date of a Participant shall be the first day of the calendar month coinciding with or next following the date on which the Participant attains his Normal Retirement Age.

5.2                Delayed Retirement Date.  A Participant who continues in the active employment of the Employer beyond his Normal Retirement Date shall continue to participate in the Plan, and his Delayed Retirement Date shall be the first day of the calendar month coinciding with or next following the date of termination of his employment with the Employer.

5.3                 Early Retirement Date.  If Option 6(a) of the Adoption Agreement has been selected by the Employer, a Participant who has satisfied the age and service requirements selected by the Employer in Option 6(a) of the Adoption Agreement, may retire from the employment of the Employer prior to his Normal Retirement Date and his Early Retirement Date shall be the first day of the calendar month coinciding with or next following the date of such retirement.

5.4                 Disability Retirement Date.

5.4(a)           If Option 6(b) of the Adoption Agreement has been selected by the Employer, a Participant who, while an Eligible Employee, is totally and permanently disabled, as hereinafter determined, and who has satisfied the age and service requirements selected by the Employer in Option 6(b) of the Adoption Agreement, may retire from the employment of the Employer prior to his Normal Retirement Date and his Disability Retirement Date shall be the first day of the calendar month coinciding with or next following the date as of which he is determined to be totally and permanently disabled.

5.4(b)          The determination of total and permanent disability shall be made in a manner consistent with the determination of and on the basis of total and permanent disability under the Employer’s employee welfare benefit plan providing long term disability coverage, if the Employer maintains such a plan through the Benefits Corporation.  If the Employer does not maintain an employee welfare benefit plan providing for long term disability coverage through the Benefits Corporation, the determination of total and permanent disability shall be made by the Administrator in accordance with the standards applied for determining total and permanent disability under the Federal Social Security Act, on the advice of one or more physicians appointed and approved by the Employer, and the Administrator shall have the right to require further medical examinations from time to time to determine whether there has been any change in the Participant’s physical condition.

ARTICLE VI
Vesting

6.1                 Vesting at Retirement or Attainment of Normal Retirement Age.  Upon either:

  (i)          A Participant’s having attained his Normal Retirement Age while employed by the Employer,

 (ii)         If Option 6(a) of the Adoption Agreement has been selected by the Employer, his satisfaction of the age and service requirements, if any, for Early Retirement while Employee, or

 (iii)        His retirement from the employment of the Employer on his Early or Disability Retirement Date if such a retirement date is provided for in Option 6 of the Adoption Agreement,

the Accrued Benefit of such Participant shall be fully vested and non-forfeitable.

6.2                 Vesting at Death.  If a Participant dies while employed by the Employer, the Accrued Benefit of such Participant shall be fully vested and non-forfeitable.

6.3                 Vesting in Employer Active Account.

6.3(a)            At any time when a Participant is not fully vested in his Employer Active Account under paragraph 6.1 or 6.2, he shall have a non-forfeitable interest in a percentage of his Employer Active Account computed in accordance with the regular vesting schedule(s) selected by the Employer in Option 8(a) of the Adoption Agreement.

6.3(b)            In addition to the vesting provisions provided in subparagraph 6.3(a), for each Plan Year the Plan is a Top Heavy Plan, the following schedule shall also apply with respect to each Participant’s Employer Active Account, and each Participant to whom such schedule applies shall be entitled to the greater of the non-forfeitable interest in such Accrued Benefit determined under subparagraph 6.3(a) or the following schedule:

  (i)           A Participant who is credited with an Hour of Service during the period that the Plan is a Top Heavy Plan shall have a non-forfeitable interest in his Employer Active Account and the percentage of such non-forfeitable interest shall depend upon the number of Years of Vesting Service with which he is credited in accordance with the top heavy vesting schedule selected by the Employer in Option 9(b) of the Adoption Agreement.

 (ii)           In the event the Plan is a Top Heavy Plan for a Plan Year or Years and subsequently ceases to be a Top Heavy Plan, each Participant credited with three (3) or more Years of Vesting Service as of the end of the election period below may, by irrevocable written election filed with the Administrator within sixty (60) days after the later of (A) the date of adoption of such amendment, (B) the effective date of such amendment or (C) the issuance by the Administrator to the Participant of written notice of such amendment and of the availability of this election, elect to have his non-forfeitable percentage determined under the Plan without regard to such amendment.  This election is available only to a Participant who is an Employee at the time such election is made and whose non-forfeitable percentage determined under such amendment at any time can be less than such percentage determined without regard to such amendment.

6.3(c)             Notwithstanding any amendment to the vesting schedule of the Plan (including the automatic change upon becoming a Top Heavy Plan) or any amendment that directly or indirectly affects the computation of a Participant’s non-forfeitable interest in his Employer Active Account:

  (i)           The non-forfeitable percentage of each Participant’s Employer Active Account determined as of the later of the date of adoption or the effective date of any such amendment shall be the greater of the non-forfeitable percentage of such Employer Active Account determined under such amendment or the non-forfeitable percentage of such Employer Active Account computed without regard to such amendment; and

 (ii)           Each Participant credited with three (3) or more Years of Vesting Service as of the end of the election period below may, by irrevocable written election filed with the Administrator within sixty (60) days after the later of (A) the date of adoption of such amendment, (B) the effective date of such amendment or (C) the issuance by the Administrator to the Participant of written notice of such amendment and of the availability of this election, elect to have his non-forfeitable percentage determined under the Plan without regard to such amendment.  This election is available only to a Participant who is an Employee at the time such election is made and whose non-forfeitable percentage determined under such amendment at any time can be less than such percentage determined without regard to such amendment.

6.3(d)            The top-heavy minimum vesting requirements of Section 416 of the Code and subparagraph 6.3(b) shall not apply in any Plan Year beginning after December 31, 2001 in which the Plan consists solely of a cash or deferred arrangement which meets the alternative method under Section 401(k)(12) of the Code of satisfying the nondiscrimination requirements of Section 401(k) of the Code and of matching contributions which meet the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code.

6.4                 Vesting in Accrued Benefit Other Than Employer Active Account.  A Participant shall at all times have a fully vested and non-forfeitable interest in his Accrued Benefit other than his Employer Active Account.

6.5                 Vesting Service Rules.

6.5(a)           For the purpose of computing a Participant’s non-forfeitable right to a percentage of his Employer Active Account, all Years of Vesting Service shall be included except Years of Vesting Service disregarded in accordance with the provisions selected by the Employer in Option 8(b) of the Adoption Agreement in the case of the regular vesting schedule(s) of subparagraph 6.3(a) and with the provisions selected by the Employer in Option 9(c) of the Adoption Agreement in the case of the top heavy vesting schedule of subparagraph 6.3(b).

6.5(b)           If the vesting computation period of the Plan (which under this Plan is the Plan Year) is changed by reason of the adoption of this Plan as a Restated Plan or of any amendment to the Adoption Agreement of this Plan, each Participant’s Years of Vesting Service under the old vesting computation period prior to such Restatement or amendment of the Plan shall be determined at the end of the old vesting computation period containing the effective date of such Restatement or amendment of the Plan, and thereafter such Participant’s Years of Vesting Service shall be determined on the basis of the new vesting computation period, the first of which shall begin during the last old vesting computation period.

6.6                 Forfeiture and Restoration of Employer Active Account.

6.6(a)          The balance of a Participant’s Employer Active Account in excess of his non-forfeitable interest therein shall be forfeited at the earlier of the following dates (his “forfeiture date”):

  (i)           At the end of any five (5) consecutive Years of Broken Service,

 (ii)           At the date of his death, in the event of his death (to the extent not vested by reason of his death under paragraph 6.2), or

 (iii)           At the end of the Plan Year in which the distribution of his entire non-forfeitable Accrued Benefit is completed (a “cash-out”).

If a Participant incurs a forfeiture due to a cash-out and again becomes an Employee (the date which is referred to herein as the “Re-Employment Date”), an amount equal to such forfeited account balance (without increase or decrease for gain or loss in the Fund after the forfeiture) shall be restored to his Employer Active Account through a Supplemental Contribution made by the Employer for such Plan Year in which both:

(iv)           While he is an Employee, he repays to the Fund the amount of the distribution from his Employer Account, and

 (v)           Such repayment is made before the earlier of (I) the date he incurs five (5) consecutive Years of Broken Service after the date of his forfeiture or (II) the date which is five (5) years after his Re-Employment Date (at which earlier dates his restoration right expires).

For purposes of this subparagraph, a Participant who has no non-forfeitable interest in his Accrued Benefit (other than his Voluntary Deductible Account), shall be deemed to have been cashed-out pursuant to the provisions of this paragraph upon his ceasing to be an Employee and shall be deemed to have repaid such cashed-out benefit upon his Re-Employment Date provided that such Re-Employment Date occurs before his restoration right expires.  In the event of a forfeiture due to a cash-out, after a Participant’s restoration right expires, or in the event of a forfeiture due to other reasons, after a Participant’s forfeiture date, his remaining non-forfeitable Employer Active Account shall be designated as or added to his Employer Non-Forfeitable Account and no further allocations of contributions or forfeitures shall be made to such account.

6.6(b)            If a Participant has incurred a forfeiture date or an expiration of his restoration right with respect to his Employer Active Account and if he later becomes entitled to an allocation of Employer Base, Matching (to the extent allocated to the Employer Active Account) or Top Heavy Contributions or forfeitures, a new Employer Active Account shall be established for such Participant.  Years of Vesting Service after such forfeiture shall not be taken into consideration in determining the amount of such Participant’s previously established Employer Active or Non-forfeitable Accounts.

6.6(c)             No forfeiture will occur solely as a result of an Employee’s withdrawal of his Participant Pre-tax or After-tax Contributions.

ARTICLE VII
Death Benefits

7.1                 Death after Annuity Starting Date.  If a Participant dies after his Annuity Starting Date, the only benefits payable under the Plan after his death shall be those, if any, provided under the form of payment being made to him at his death.

7.2                 Death before Annuity Starting Date.  If a Participant dies before his Annuity Starting Date, his benefit under the Plan shall be paid as described under this ARTICLE VII and in paragraph 8.3.

7.3                  Beneficiary Designation.

7.3(a)           Subject to the rights of his Spouse to receive a survivor life annuity under paragraph 8.2 or a Pre-Retirement Spouse’s Death Benefit under paragraphs 7.4 and 8.3 (for which purposes the Participant’s Spouse shall be considered a Beneficiary) and the right of his Spouse to consent to specific non-spouse Beneficiaries, if any, under paragraph 7.6 and subparagraph 8.7(c), each Participant shall have the right to notify the Administrator in writing of any designation of a Beneficiary to receive, if alive, benefits under the Plan in the event of his death.  Such designation may be changed from time to time by notice in writing to the Administrator, subject where specifically required to consent by his Spouse.

7.3(b)           If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or, except when his Beneficiary is his Spouse entitled to a survivor life annuity or Pre-Retirement Spouse’s Death Benefit, cannot be located by the Administrator within one (1) year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then his surviving spouse, or if none, then the executor or the administrator of his estate shall be deemed to be his Beneficiary.

7.3(c)           Subject to the minimum distribution requirements described in paragraph 8.13, any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary.  If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary.  If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan.  Any Beneficiary, including the Participant’s spouse, shall be entitled to disclaim any benefit otherwise payable to him under the Plan.

7.4                 Pre-Retirement Spouse’s Death Benefit.  In the event that the Plan is maintained pursuant to a Pension Plan Adoption Agreement or is the direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984) and a Participant has a Spouse who has not elected to waive the Death Benefit and such Participant dies before his Annuity Starting Date at a time when he has a non-forfeitable interest in his Accrued Benefit, then the Spouse of such Participant shall be entitled to receive as a Death Benefit under the Plan (referred to as the “Pre-Retirement Spouse’s Death Benefit”) the Participant’s non-forfeitable Accrued Benefit normally payable as a survivor annuity, expressed in the form of a single life annuity payable monthly for the life of such Spouse commencing immediately after the Participant’s death; provided, however, the Spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death.

7.5                 Election Procedure for Waiver of Pre-Retirement Spouse’s Death Benefit.

7.5(a)          Any election to waive the Pre-Retirement Spouse’s Death Benefit shall be in writing, shall clearly indicate the election being made, shall include the appropriate consent to Beneficiary designation described in paragraph 7.6, and shall be filed with the Administrator within the time and in accordance with the procedures provided in the following subparagraphs to this paragraph.

7.5(b)            The Administrator shall, where applicable, by mail, personal delivery or other means permitted under Section 417 of the Code and during the Applicable Notice Period, provide the Participant with a written explanation of:

(i)             The terms and conditions of the Pre-Retirement Spouse’s Death Benefit under paragraph 7.4,

(ii)            The Participant’s right to make, and the effect of, an election to waive such Death Benefit,

(iii)           The rights of the Participant’s Spouse regarding any such election as provided in paragraph 7.6, and

(iv)           The Participant’s right to make, and the effect of, a revocation of an election to waive such Death Benefit.

7.5(c)            For purposes hereof, the “Applicable Notice Period” with respect to a Participant is whichever of the following periods ends last:

  (i)           The period beginning on the first day of the Plan Year, and ending on the last day of the second Plan Year following the Plan Year, in which occurs the Participant’s attainment of the age of thirty-two (32).

 (ii)           The period beginning one year before and ending one year after the Participant becomes a Participant.

(iii)           The period beginning one year before and ending one year after the earlier of the date a charge for the Pre-Retirement Spouse’s Death Benefit would first commence to be applicable to the Participant (assuming for this purpose that a Participant who is the Employee always has a Spouse and a non-forfeitable Accrued Benefit) or the date the Participant may waive the Pre-Retirement Spouse’s Death Benefit or select a Beneficiary for all or part of the value of such Death Benefit who is not his Spouse.

(iv)           The period beginning one year before and ending one year after the Participant’s separation from the service of the Employer in the case of a Participant who separates before attainment of age thirty-five (35); provided, however, if such Participant again becomes an Employee, the Applicable Notice Period for such Participant shall be redetermined.

7.5(d)            A Participant’s election authorized by paragraph 7.5(a):

  (i)           May be filed with the Administrator at any time commencing on the first day of the Plan Year in which the Participant attains the age of thirty-five (35), or, if earlier, on the date he ceases to be an Employee (but only with respect to his non-forfeitable Accrued Benefit at such date) and ending on the date of his death; and

 (ii)           May, in the case of a Participant who will not attain age thirty-five (35) prior to the end of a Plan Year, be filed with the Administrator at any time; provided that such election shall be effective only during the period beginning on the date of such election and ending on the first-day of the Plan Year in which the Participant will attain age thirty-five (35).

(iii)           May be revoked in writing during the applicable election period, and another election may be made during such election period, at any time and any number of times.

7.6                Spousal Consent.  The Spouse of a Participant must consent to any election by a Participant to waive the Pre-Retirement Spouse’s Death Benefit in the event the Plan is maintained pursuant to a Pension Plan Adoption Agreement or is the direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning as of December 31, 1984) and, in the case of all Plans, to a specific non-spouse Beneficiary designation by the Participant for purposes of paragraphs 7.3 and 7.4 and such consent shall be subject to the following rules:

  (i)           Such election and Beneficiary designation shall not be given effect unless either:

 (A)           The Participant’s Spouse consents in writing to the election and the Spouse’s consent acknowledges the effect of the election and is witnessed by a representative of the Plan or a notary public (or the equivalent), or

 (B)           It is established to the satisfaction of the Administrator that such consent may not be attained because there is no Spouse, because the Spouse cannot be located, because the Participant has been abandoned by the Spouse (which fact shall be determined under applicable law and evidenced by a court order so specifying), or because of such other circumstances as may be provided under Section 417(a)(2)(B) of the Code.

For purposes hereof, a representative of the Plan is any officer of the Employer, the Administrator or any other person designated as such in writing by any of the foregoing.

(ii)            If a Spouse consents to a Participant’s election and Beneficiary designation, such consent shall either be in the form of:

 (A)           A limited consent which acknowledges any specific non-spouse Beneficiary or class of non-spouse Beneficiaries (including any multiple, contingent or successive Beneficiary or class of Beneficiaries), if any, or

 (B)           A general consent which acknowledges the Spouse’s right (and awareness thereof) to limit consent only to a specific Beneficiary or class of Beneficiaries and in which the Spouse voluntarily elects to relinquish such right.

(iii)           If a Spouse consents to a Participant’s election and Beneficiary designation, any change of the Beneficiary thereunder (other than a revocation altogether of the election) by the Participant shall require the further consent of his Spouse in accordance with the applicable provisions of this subparagraph (unless the consent of the Spouse expressly permits such change by the Participant without any requirement of further consent by the Spouse).

(iv)           Any such consent by a Spouse, or the establishment that the consent of a Spouse may not be obtained, shall be effective only with respect to such Spouse.

(v)            Any such consent by a Spouse shall continue to be effective for so long as the Participant’s election remains in force and may not be revoked by the Spouse.

ARTICLE VIII
Payment of Benefits

8.1                 Time of Payment.

8.1(a)            Except as provided in clause (iii) below, the non-forfeitable Accrued Benefit of a Participant shall become payable to the Participant, if then alive, no earlier than the cessation of employment with the Employer and at such time as the Participant shall determine by written notice filed with the Administrator at least thirty (30) days (or such shorter notice period as the Administrator may permit on a uniform and non-discriminatory basis) before the designated payment date, provided, however, that:

 (i)           Unless a lower maximum mandatory cash out dollar amount is elected by the Employer in Option 18(a) of the Profit Sharing Plan Adoption Agreement (001) or Option 15(a) of the Money Purchase Pension Plan Adoption Agreement (002), if the entire non-forfeitable Accrued Benefit of a Participant does not exceed the Cash Out Limit (as defined in subparagraph 8.9(e)), such Accrued Benefit shall be paid to the Participant as soon as possible after his termination of employment with the Employer.

 (ii)           The non-forfeitable Accrued Benefit of a Participant shall not commence to be paid later than the sixtieth (60th) day after the end of the Plan Year in which occurs the later of:

 (A)           The date on which the Participant attains the earlier of (I) his Normal Retirement Age or (II) the age of sixty-five (65), or

 (B)           The date he ceases to be employed by the Employer.

 (iii)          The Required Beginning Date as determined under clause (v) of subparagraph 8.13(f).

(iv)           Notwithstanding the foregoing:

 (A)           For periods prior to March 28, 2005, payment shall not commence to be made to a Participant whose non-forfeitable Accrued Benefit exceeds the Cash Out Limit (as defined in subparagraph 8.9(e)), before he attains the later of (I) his Normal Retirement Age or (II) the age of sixty-two (62) (“Normal Retirement Age/Age 62”) without his first having filed a written consent to payment with the Administrator.

 (B)           For periods after March 27, 2005, payment shall not commence to be made to a Participant whose non-forfeitable Accrued Benefit exceeds the Cash Out Limit (as defined in subparagraph 8.9(e)) or if elected by the Employer in Option 18(a) of the Profit Sharing Plan Adoption Agreement (001) or Option 15(a) of the Money Purchase Pension Plan Adoption Agreement (002), the lower maximum mandatory cash out dollar amount, before he attains the later of (I) his Normal Retirement Age or (II) the age of sixty-two (62) without his first having filed a written consent to payment with the Administrator.

(v)            Effective for Plan Years beginning before January 1, 2006, in the case of a Plan which is intended to be a cash or deferred arrangement within the meaning of Section 401(k) of the Code, notwithstanding the foregoing other than clause (iii), except as provided in ARTICLE IX, the non-forfeitable Accrued Benefit of a Participant shall not commence to be paid before the earlier of:

 (A)           The date such Participant ceases to be employed by the Employer by reason of death, disability, retirement, or other severance from employment within the meaning of Section 401(k) of the Code (regardless of when the severance from employment occurred).  (For this purpose, cessation of employment in connection with a sale of less than substantially all the assets used in a trade or business where no Plan assets are transferred to the acquiring employer’s qualified plan will be deemed a separation from service), or

 (B)           The date of termination of the Plan without the establishment of a successor plan as determined for purposes of Section 401(k) of the Code (which term generally means any other defined contribution (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) maintained by the Employer which is in existence at the date of termination of the Plan or established within the 12-month period after all benefits under the Plan are distributed, provided that such a defined contribution plan maintained by an employer which is not but becomes an Affiliate after the date of termination of the Plan shall be disregarded for this purpose unless the Employer knew or had reason to know that such unrelated employer would become an Affiliate.)

Clause (v)(B) of this subparagraph shall not apply unless the distribution occurring by reason of an event described therein is a Lump Sum Payment (as defined in paragraph 8.4).

(vi)           Effective for Plan Years beginning on or after January 1, 2006, in the case of a Plan which is intended to be a cash or deferred arrangement within the meaning of Section 401(k) of the Code or a qualified Roth contribution program within the meaning of Section 402A of the Code, notwithstanding the foregoing other than clause (iii), except as provided in ARTICLE IX, the non-forfeitable Accrued Benefit of a Participant shall not commence to be paid before the earlier of:

 (A)           The date such Participant ceases to be employed by the Employer by reason of death, disability, retirement, or other severance from employment within the meaning of Section 401(k) of the Code (regardless of when the severance from employment occurred).  (For this purpose, (I) cessation of employment in connection with a sale of less than substantially all the assets used in a trade or business where no Plan assets are transferred to the acquiring employer’s qualified plan will be deemed a separation from employment; (II) a change in status from being an Employee who is not a Leased Employee to being a Leased Employee is not considered to be a severance from employment and (III) a Participant does not have a severance from employment if, in connection with a change of employment, the Participant’s new employer maintains a plan with respect to the Participant by continuing or assuming sponsorship of the Plan or by accepting a transfer of assets and liabilities (within the meaning of section 414(l) of the Code) with respect to the Participant), or

 (B)           The date of termination of the Plan without the establishment by the Employer (determined as of the date of the Plan termination) of an alternate defined contribution plan as determined for purposes of Section 401(k) of the Code.  A “alternate defined contribution plans” generally means any other defined contribution plan that exists at any time during the period beginning on the date of the Plan termination and ending twelve (12) months after distribution of all assets in connection with the Plan termination, provided, however, that following plans are excluded from being an alternative defined contribution plan:  an employee stock ownership plan as defined in Section 409 or 4975(e)(7) of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code, and a plan under which fewer than two percent (2%) of the Employees eligible to participate in the Plan at the date of its termination are or were eligible to participate at any time during the twenty-four (24) month period beginning twelve (12) months before its termination, or

Clauses (vi)(B) of this subparagraph shall not apply unless the distribution occurring by reason of an event described therein is a Lump Sum Payment (as defined in paragraph 8.4).

8.1(b)            The non-forfeitable Accrued Benefit of a Participant who is deceased before such Accrued Benefit commences to be paid to him shall become payable to his Beneficiary at such time as the Beneficiary shall determine by written notice filed with the Administrator at least thirty (30) days (or such other date as the Administrator may permit on a uniform and non-discriminatory basis) before the designated payment date; provided, however, that:

  (i)           If the entire non-forfeitable Accrued Benefit of the Participant does not exceed the Cash Out Limit, such Accrued Benefit shall be paid to the Beneficiary as soon as practical after the date of the Participant’s death.

 (ii)           If the entire non-forfeitable Accrued Benefit of the Participant is payable to the Participant’s Spouse in the form of a Pre-Retirement Spouse’s Death Benefit, such Accrued Benefit shall commence to be paid immediately after the date of the Participant’s death.

(iii)           If the non-forfeitable Accrued Benefit of the Participant is payable to a Beneficiary who is the Participant’s Spouse (other than a Spouse described in clause (ii) above), such Accrued Benefit shall not commence to be paid later than the later of:

 (A)           The end of the fifth (5th) calendar year following the calendar year in which the Participant’s death occurs, or

 (B) The end of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2); and

(iv)           If the Accrued Benefit of the Participant is payable to a Beneficiary who is not the Participant’s Spouse, the Accrued Benefit shall not commence to be paid later than the end of the fifth (5th) calendar year following the calendar year in which the Participant’s death occurs.

8.1(c)             Notwithstanding the foregoing provisions of this paragraph, payment may be delayed for a reasonable period in the event the recipient cannot be located or is not competent to receive the benefit payment, there is a dispute as to the proper recipient of such benefit payment, additional time is needed to complete the Plan valuation adjustments and allocations, or additional time is necessary to properly explain the recipient’s options.

8.1(d)            Unless the Employer elects in Option 10(d) of the Adoption Agreement, the non-forfeitable Accrued Benefit of a Participant which is payable to an “alternate payee” (as defined in Section 414(p) of the Code) who is the Participant’s spouse (including a former spouse) pursuant to a QDRO (regardless of when such order was accepted by the Administrator as qualified) may be paid in a Lump Sum Payment (as defined in paragraph 8.4), as soon as practicable after the QDRO is delivered to the Administrator and determined to be a QDRO or at such later time as may be provided in such QDRO, where the Participant has neither attained the earliest retirement age under Section 414(p) of the Code or separated from the service of the Employer.  With respect to orders accepted by the Administrator as qualified, prior to the date this Restatement of the Plan was executed, the Administrator shall notify the eligible alternate payees of the availability of the payment option described in this subparagraph.

8.2                 Form of Payment When Participant Is the Initial Recipient.  Subject to the withdrawal rights of ARTICLE IX, the non-forfeitable Accrued Benefit of a Participant payable to him pursuant to paragraph 8.1 shall be paid to him in the applicable manner described in this paragraph.  Payments continuing after a Participant’s death shall be made to his Beneficiary.

8.2(a)             If such non-forfeitable Accrued Benefit does not exceed the Cash Out Limit (as defined in subparagraph 8.9(e)), such Accrued Benefit shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).

8.2(b)            Where payment is not made pursuant to subparagraph 8.2(a) and the Plan is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), Accrued Benefit payments to a Participant who has a Spouse shall be in the form of a joint and survivor annuity which provides for the payment to the Participant entitled thereto of equal monthly amounts on the first day of each calendar month during his lifetime and continuing thereafter for the lifetime of his Spouse at the rate of fifty percent (50%) of such monthly amounts payable to the Participant as determined pursuant to subparagraph 8.9(c) unless the Participant elects pursuant to paragraph 8.2(d), with the consent of his Spouse, a different form of payment.  This annuity is sometimes referred to herein as a “Joint and 50% Spouse Survivor Annuity” and is the automatic form of repayment applicable to a Participant who has a spouse.

8.2(c)            Where payment is not made pursuant to subparagraph 8.2(a) and the Plan is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), Accrued Benefit payments to a Participant who does not have a Spouse shall be in the form of a single annuity for the life of the Participant, payable in equal monthly amounts on the first day of each calendar month during the lifetime of such Participant as determined pursuant to subparagraph 8.9(c) unless the Participant elects pursuant to paragraph 8.2(d), with the consent of his Spouse, a different form of payment.  This annuity is sometimes referred to herein as a “Single Life Annuity” and is the automatic form of payment applicable to a Participant who does not have a spouse.

8.2(d)            Where payment is not made pursuant to subparagraph 8.2(a), each Participant shall have the right to elect in accordance with the provisions of paragraph 8.8, with the consent of his Spouse in the event the Plan is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), in lieu of the automatic form of benefit provided in subparagraph 8.2(b) or (c), if applicable to the Plan, to receive his non-forfeitable Accrued Benefit in one of the following optional forms:

  (i)           In a Lump Sum Payment (as defined in paragraph 8.4).

 (ii)           In Periodic Installments (as defined in paragraph 8.5) over a term of:

 (A)           The life expectancy of the Participant, or

 (B)           If the Participant’s Beneficiary is his Spouse, the joint life and last survivor expectancy of the Participant and his Spouse.

For Plan Years beginning before January 1, 2006, the term of the periodic installment was for a period of the lesser of ten (10) years or the life expectancies described above.

(iii)           In a combination of a Lump Sum Payment (as defined in paragraph 8.4) and such applicable Periodic Installments (as defined in paragraph 8.5).

(iv)           In the case of a Plan which is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), in a Single Life Annuity.

For purposes hereof, the life expectancy of the Participant and his Spouse may, at the election of the Participant, be redetermined pursuant to Section 401(a)(9) of the Code (but only for benefit commencements before January 1, 2003 when the Section 401(a)(9) of the Code rules then incorporated by reference into the Plan permitted a redetermination election) and then the applicable term certain for Periodic Installments shall be appropriately redetermined.  Any such election is irrevocable after the Participant’s benefit commencement date occurs.  Otherwise, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable expected return multiples under Section 72 of the Code for benefit payments commencing prior to January 1, 2003 and on the basis of the applicable life expectancy or distribution period in the Single Life Table or Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Treasury regulations (but with any non-spouse individual Beneficiary being deemed to be ten (10) years younger than the Participant) for benefit payments commencing after December 31, 2002, and such life expectancies and the applicable term certain for Periodic Installments shall not be redetermined except as required pursuant to Section 401(a)(9) of the Code.

8.2(e)             If the Employer has elected in Option 15 of the Profit Sharing Plan Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.

8.3                 Form of Payment When Beneficiary Is the Initial Recipient.  Subject to the withdrawal rights of ARTICLE IX, in the event of a Participant’s death before his Accrued Benefit commences to be paid to him, the Participant’s non-forfeitable Accrued Benefit payable pursuant to paragraph 8.1 shall be paid to his Beneficiary in the applicable manner described in this paragraph.  Payments continuing after a Beneficiary’s death shall be made to the successor Beneficiary.

8.3(a)             If such non-forfeitable Accrued Benefit does not exceed the Cash Out Limit (as defined in subparagraph 8.9(e)), such Accrued Benefit shall be paid in the form of a Lump Sum Payment (as defined in paragraph 8.4).

8.3(b)            Where payment is not made pursuant to subparagraph 8.3(a) and the Plan is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), the non-forfeitable Accrued Benefit of a Participant who has a Spouse shall be paid in the form of a single annuity for the life of the Spouse, payable in equal monthly amounts on the first day of each calendar month during the lifetime of the Spouse as determined pursuant to subparagraph 8.9(c), unless the Participant elects pursuant to the applicable provisions of paragraph 7.5, with the consent of his Spouse, to waive the Pre-Retirement Spouse’s Death Benefit or unless such Spouse who is entitled to receive a Pre-Retirement Spouse’s Death Benefit elects to receive payment under subparagraph 8.3(c).  This annuity is sometimes referred to as a “Pre-Retirement Spouse’s Annuity”.

8.3(c)             Where payment is not made pursuant to subparagraph 8.3(a), the Spouse or Beneficiary shall by written designation filed with the Administrator determine the form in which such non-forfeitable Accrued Benefit is to be paid.  Such Accrued Benefit shall be paid in cash and/or in assets either:

  (i)           In a Lump Sum Payment (as defined in paragraph 8.4).

 (ii)           In Periodic Installments (as defined in paragraph 8.5) over a term certain not extending beyond the end of the fifth (5th) calendar year following the calendar year in which the Participant’s death occurs unless:

 (A)           Such term certain not longer than the life expectancy of the Beneficiary and the Beneficiary is an individual, provided however, for Plan Years beginning before January 1, 2006, the term certain is the lesser of ten (10) years of the life expectancy of the Beneficiary, and

 (B)           Such installments commence not later than (I) the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such individual Beneficiary is not the Participant’s Spouse or (II) the later of the end of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2) or the end of the first (1st) calendar year following the calendar year in which the Participant’s death occurs in the case such individual Beneficiary is the Participant’s Spouse.

For purposes hereof, the life expectancy of the Participant and his Spouse may, at the election of the Participant, be redetermined pursuant to Section 401(a)(9) of the Code (but only for benefit commencements before January 1, 2003 when the Section 401(a)(9) of the Code rules then incorporated by reference into the Plan permitted a redetermination election) and then the applicable term certain for Periodic Installments shall be appropriately redetermined.  Any such election is irrevocable after the Participant’s benefit commencement date occurs.  Otherwise, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable expected return multiples under Section 72 of the Code for benefit payments commencing prior to January 1, 2003 and on the basis of the applicable life expectancy or distribution period in the Single Life Table or Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Treasury regulations (but with any non-spouse individual Beneficiary being deemed to be ten (10) years younger than the Participant) for benefit payments commencing after December 31, 2002, and such life expectancies and the applicable term certain for Periodic Installments shall not be redetermined except as required pursuant to Section 401(a)(9) of the Code.

 (iii)          In a combination of a Lump Sum Payment (as defined in paragraph 8.4) and such applicable Periodic Installments (as defined in paragraph 8.5).

For purposes hereof, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable expected return multiples under Section 72 of the Code, and life expectancies and the applicable term certain for Periodic Installments shall not be redetermined.

8.3(d)            If the Employer has elected in Option 15 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.

8.4                Lump Sum Payments.  The term “Lump Sum Payment” generally means a single payment of the entire non-forfeitable Accrued Benefit or, when combined with another form of payment, the designated portion of the entire non-forfeitable Accrued Benefit.  A non-forfeitable Accrued Benefit of a Participant payable in the form of a Lump Sum Payment shall be determined as of the Valuation Date (or other time of valuation hereunder) immediately preceding the date of payment to which shall be added any contributions or other adjustments allocated after such Valuation Date (or other time of valuation hereunder) and from which shall be subtracted any distributions or other adjustments since such Valuation Date (or other time of valuation hereunder).  In the event an Accrued Benefit is to be paid in a Lump Sum Payment and the amount thereof has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such Lump Sum Payment is finally determined.

8.5                 Periodic Installments.

8.5(a)             The term “Periodic Installments” means periodic payments in amounts determined by the Administrator and paid monthly.  Each installment paid to a Participant or to a Beneficiary shall be determined pursuant to a fractional method under which the amount of each installment is equal to the lesser of:

  (i)           The quotient obtained by dividing (A) the amount of such Participant’s non-forfeitable Accrued Benefit determined as though a Lump sum Payment were being made as of the last Valuation Date (or other time of valuation hereunder) immediately preceding the date of payment of such installment adjusted in the case of the first such payment for contributions or other adjustments allocated after such Valuation Date (or other time of valuation hereunder) and for any distributions therefrom since such Valuation Date, by (B) the number of installment payments then remaining to be made; or

  (ii)          The amount of such non-forfeitable Accrued Benefit at such time.

8.5(b)            In the event an Accrued Benefit is to be paid in the form of Periodic Installments and the amount of any installment has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such installment is finally determined.

8.5(c)            Upon the death of a Participant after his non-forfeitable Accrued Benefit becomes payable in Periodic Installments, the amounts of any Periodic Installments remaining unpaid shall be paid to his Beneficiary over the remaining term certain for such installments subject to such reduction of the remaining term certain (including commutation by a single sum payment) as may be requested by the Beneficiary.

8.5(d)            Notwithstanding the foregoing, if a Participant dies before the April 1 following the calendar year in which he reaches or would reach his Required Beginning Date (as defined in clause (vi) of subparagraph 8.13(g)) and is receiving at the time of his death, Periodic Installments, the amount of any Periodic Installment shall be redetermined to the extent required to satisfy the minimum distribution requirement of Section 401(a)(9) of the Code.

8.6                Advance on or Acceleration of Deferred Payment or Periodic Installments.  If distribution of a Participant’s non-forfeitable Accrued Benefit has been deferred by election of the Participant or his Beneficiary or is being made from the Fund in the form of Periodic Installments, payment of all or part of any such remaining.  Accrued Benefit may be made to the Participant or to the Beneficiary entitled to benefits prior to the scheduled time for payment upon written application delivered to the Administrator.  Only one such request shall be permitted in any Plan Year.

8.7                 Plan to Plan Direct Rollover as a Distribution Option.

8.7(a)             Notwithstanding any contrary provision of the Plan, but subject to any de minimis or other exceptions or limitations provided for under Section 401(a)(31) of the Code:

  (i)           Any prospective recipient (whether a Participant, a surviving spouse, a current or former spouse who is an alternate payee under a qualified domestic relations order or any other person eligible to make a rollover) of a distribution from the Plan which constitutes an “eligible rollover distribution” (to the extent otherwise includible in the recipient’s gross income) may direct the Trustee to pay the distribution directly to an “eligible retirement plan”; and

 (ii)           Effective March 28, 2005 (or any later effective date permitted by the Internal Revenue Service and utilized by the Administrator), if the present value of the entire non-forfeitable Accrued Benefit payable to a Participant who has not attained the later of his Normal Retirement Age or the age of sixty-two (62) exceeds $1,000 but does not exceed the Cash Out Limit and the Participant does not either consent in writing to a distribution to him (as opposed to a rollover to an “eligible retirement plan”) or direct in writing the distribution be made to a specified “eligible retirement plan” or plans, then any “eligible rollover distribution” to him shall be made by the Trustee’s paying the distribution directly to an “eligible retirement plan” which is an individual retirement plan in a direct rollover to the individual retirement plan on behalf of the recipient (an “automatic rollover”).  This clause does not apply to payment made to a person who is not a Participant.

8.7(b)            For purposes hereof, the following terms have the meanings assigned to them in Section 401(a)(31) of the Code and, to the extent not inconsistent therewith, shall have the following meanings:

  (i)           The term “eligible retirement plan” means a defined contribution plan which is either an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the prospective recipient’s eligible rollover distribution.  For distributions made before January 1, 2002; in the case of an eligible rollover distribution payable to a Participant’s surviving spouse, an “eligible retirement plan” means only an individual retirement account or individual retirement annuity.  Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  Effective for distributions made after December 31, 2001, the definition of eligible retirement plan applicable to a Participant shall also apply in the case of a distribution to a Participant’s surviving spouse and to a Participant’s spouse or former spouse who is the alternate payee under a QDRO.  Notwithstanding the foregoing, with respect to any portion of the distributions from this Plan that consists of a Participant’s Roth Account, an “eligible retirement plan” means an individual retirement plan described in section 408A of the Code, a qualified trust described in Section 401(a) of the Code that accepts the prospective recipient’s eligible rollover distribution consisting of Roth Contributions and an annuity contract described in Section 403(b) of the Code that accepts the prospective recipient’s eligible rollover distribution consisting of Roth Contributions.

 (ii)           The term “eligible rollover distribution” means any distribution made other than:

 (A)           A distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made either for the life (or life expectancy) of the recipient or the joint lives (or joint life expectancies) of the recipient and his beneficiary who is an individual or for a specified period of ten (10) or more years,

 (B)           A distribution to the extent it is required under the minimum distribution requirement of Section 401(a)(9) of the Code,

 (C)           That portion of a hardship withdrawal attributable to pre-tax elective contributions or other contributions subject to the withdrawal restrictions of Section 401(k)(2)(B)(i)(IV) of the Code,

 (D)           Any amount that is distributed on account of hardship (whether or not subject to the withdrawal restrictions of Section 401(k)(2)(B)(i)(IV) of the Code), or

 (E)           Any other amount which is not considered an eligible rollover distribution for purposes of Section 402(c)(4) of the Code with respect to the Plan.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  For distributions made after December 31, 2006, such portion may also be paid to an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(iii)           The term “inherited IRA” means an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) established for the purpose of receiving the distribution where the individual retirement account or annuity is treated as an inherited individual retirement account or annuity within the meaning of Section 408(d)(3)(C) of the Code.

8.7(c)            Any such direction shall be filed with the Administrator in such form and at such time as the Administrator may require and shall adequately specify the eligible retirement plan to which the payment shall be made.

8.7(d)            The Trustee shall make payment as directed only if the proposed transferee plan will accept the payment.

8.7(e)            Any such plan to plan transfer shall be considered a distribution option under this Plan and shall be subject to all the usual distribution rules of this Plan (including but not limited to the requirement of spousal consent, where applicable, and an advance explanation of the option).

8.7(f)             The Administrator is authorized in its discretion, applied on a uniform and non-discriminatory basis, to apply any discretionary de minimis or other discretionary exceptions or limitations provided for under Section 401(a)(31) of the Code in effecting or declining to effect plan to plan transfers hereunder.

8.7(g)            Within a reasonable time (generally not more than ninety (90) nor less than thirty (30) days) before the benefit payment date of a prospective recipient of an eligible rollover distribution from the Plan, the Administrator shall provide the prospective recipient with a written explanation of the rollover and tax rules required by Section 402(f) of the Code.  In addition, where the prospective distribution is described in clause (ii) of subparagraph 8.7(a), the Administrator shall provide the written notice to the prospective recipient required by Sections 401(a)(31)(B)(i) of the Code (either separately or at the time the notice under Section 402(f) of the Code is provided) that the automatic rollover to individual retirement plan pursuant to clause (ii) of subparagraph 8.7(a) may be transferred to another individual retirement plan.

8.7(h)            In the case of an automatic rollover described in clause (ii) of subparagraph 8.7(a):

  (i)           Unless otherwise determined by the Employer named in Option I of the Adoption Agreement by written agreement with another Plan fiduciary as reflected in Option 18(c) of the Profit Sharing Plan Adoption Agreement (001) or Option 15(c) of the Money Purchase Pension Plan Adoption Agreement (002), the Trustee shall determine the individual retirement plan to receive the automatic rollover and the initial investment under the individual retirement plan in which the automatic rollover is invested;

 (ii)           The automatic rollover shall be made to an individual retirement plan within the meaning of Section 7701(a)(37) of the Code.  In the case of a rollover of a Participant’s Roth Account, the automatic rollover shall be made to an individual retirement plan that is designated as a Roth IRA pursuant to section 408A of the Code);

 (iii)           In connection with the automatic rollover, the Trustee (or if elected by the Employer in Option 18(c) of the Profit Sharing Plan Adoption Agreement (001) or Option 15(c) of the Money Purchase Pension Plan Adoption Agreement (002), the Administrator) shall enter into a written agreement with the individual retirement plan provider that provides:

 (A)           The rolled-over funds shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity;

 (B)           For purposes of clause (iii)(A ) of this subparagraph, the investment product selected for the rolled-over funds shall seek to maintain, over the term of the investment, the dollar value that is equal to the amount invested in the product by the individual retirement plan;

 (C)           The investment product selected for the rolled-over funds shall be offered by a state or federally regulated financial institution, which shall be either (I) a bank or savings association, the deposits of which are insured by the Federal Deposit Insurance Corporation, (II) a credit union, the member accounts of which are insured within the meaning of Section 101(7) of the Federal Credit Union Act, (III) an insurance company, the products of which are protected by State guaranty associations, or (IV) an investment company registered under the Investment Company Act of 1940;

 (D)           All fees and expenses attendant to an individual retirement plan, including investments of the individual retirement plan (e.g., establishment charges, maintenance fees, investment expenses, termination costs and surrender charges) shall not exceed the fees and expenses charged by the individual retirement plan provider for comparable individual retirement plans established for reasons other than the receipt of a rollover distribution subject to the provisions of Section 401(a)(31)(B) of the Code; and

 (E)           The recipient on whose behalf the Plan makes an automatic rollover shall have the right to enforce the terms of the contractual agreement establishing the individual retirement plan, with regard to his rolled-over funds, against the individual retirement plan provider;

 (iv)           Participants shall be furnished a summary plan description, or a summary of material modifications, that describes the Plan’s automatic rollover provisions effectuating the requirements of Section 401(a)(31)(B) of the Code, including an explanation that the mandatory distribution in the form of an automatic rollover will be invested in an investment product designed to preserve principal and provide a reasonable rate of return and liquidity, a statement indicating how fees and expenses attendant to the individual retirement plan will be allocated (i.e., the extent to which expenses will be borne by the account holder alone or shared with the distributing Plan or Employer), and the name, address and phone number of a plan contact (to the extent not otherwise provided in the summary plan description or summary of material modifications) for further information concerning the Plan’s automatic rollover provisions, the individual retirement plan provider and the fees and expenses attendant to the individual retirement plan;

 (v)           Both the Trustee’s (or if elected by the Employer in Option 18(c) of the Profit Sharing Adoption Agreement (001) or Option 15(c) of the Money Purchase Pension Plan Adoption Agreement (002), the Administrator’s) selection of an individual retirement plan and the investment of funds must not result in a prohibited transaction under Section 406 of the Act, unless such actions are exempted from the prohibited transaction provisions by a prohibited transaction exemption issued pursuant to Section 408(a) of the Act; and

 (vi)           In the event the distribution in question would normally be made in Stock, unless otherwise directed by the Trustee (or if elected by the Employer in Option 18(c) of the Profit Sharing Plan Adoption Agreement (001) or Option 15(c) of the Money Purchase Pension Plan Adoption Agreement (002), the Administrator), the value of the Stock which otherwise would have been distributed shall be converted to cash (normally based on the value of such Stock as of the most recent Valuation Date) and the automatic rollover shall then consist entirely of cash.

It is intended that the automatic rollover provisions of the Plan satisfy the safe harbor therefore under Department of Labor regulations section 2550.404a-2, and such provisions shall be interpreted and administered in accordance therewith:

8.8                 Notice, Election and Consent Procedures Regarding Accrued Benefit Payment.

8.8(a)            Any election authorized by subparagraph 8.2(d) and 8.3(c) and any designation or consent to a date for payment by a Participant or Beneficiary shall be in writing, shall clearly indicate the election or designation being made or the consent being given, and shall be filed with the Administrator within the time and in accordance with the procedures provided in the following subparagraphs to this paragraph.

8.8(b)            Within a reasonable time (generally not more than ninety (90) nor less than thirty (30) days) before a Participant’s Annuity Starting Date, the Administrator shall by mail or personal delivery provide the Participant or his Beneficiary, as the case may be, with a written explanation of:

  (i)           The terms and conditions of the applicable forms of payment, including his normal form of payment under subparagraph 8.2(b) or (c) if applicable and/or 8.3(b), if applicable, and including the relative financial effects of the applicable forms of payment,

 (ii)           The Participant’s or the Beneficiary’s right to make, and the effect of, an election to waive his normal form of payment under subparagraph 8.2(b) or (c) and/or 8.3(h), if applicable, by electing another form of payment,

(iii)           The rights of the Participant’s Spouse regarding any such election as provided in subparagraph 8.8(c), and

(iv)           The Participant’s right to make, and the effect of, a revocation of an election to waive his normal form of payment under subparagraph 8.2(b) or (c), as the case may be.

 (v)           The Participant’s right to delay receipt of his non-forfeitable Accrued Benefit until such later date allowed under paragraph 8.1, including the right to modify or revoke any election thereunder.

8.8(c)             In the event the Plan is maintained pursuant to a Pension Plan Adoption Agreement or is the direct or indirect transferee of a pension plan (where the transferee occurred in a Plan Year beginning after December 31, 1984), any election by a Participant regarding the form of his benefit payment shall require the consent of his Spouse and shall be subject to the following rules:

  (i)           The election shall not be given effect unless either:

 (A)           The Participant’s Spouse consents in writing thereto and the Spouse’s consent acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public (or the equivalent), or

 (B)           It is established to the satisfaction of the Administrator that such consent may not be obtained because there is no Spouse or because the Spouse cannot be located.

For purposes hereof, a representative of the Plan is any officer of the Employer, the Administrator or any other person designated as such in writing by any of the foregoing.

 (ii)           If a Spouse consents to a Participant’s election, such consent regarding a form of payment under which benefits could be paid to the Participant’s Beneficiary shall either be in the form of:

 (A)           A limited consent which acknowledges the specific non-spouse Beneficiary or class of non-spouse Beneficiaries (including any multiple, contingent or successive Beneficiary or class of Beneficiaries), if any, and the applicable form(s) of payment under the Plan (including the form of payment to the Beneficiary), or

 (B)           A general consent which acknowledges the Spouse’s right (and awareness thereof) to limit consent only to a specific Beneficiary or class of Beneficiaries or a specific form of payment (if there is more than one) and in which the Spouse voluntarily elects to relinquish one or both of such rights.

(iii)           If a Spouse consents to a Participant’s election, any change (other than a timely revocation by the Participant of an election regarding the form of payment of his Accrued Benefit or a change to a form of payment that does not require a spousal consent) by the Participant to his Beneficiary designation or the form of payment to his Beneficiary shall require the further consent of his Spouse in accordance with the applicable provisions of this subparagraph (unless the Spouse has given a general consent which expressly permits changes therein by the Participant without any requirement of further consent by the Spouse).

(iv)           Any such consent by a Spouse may not be revoked by such Spouse but shall be automatically revoked in connection with a revocation or election or consent change by the Participant.

(v)           Any such consent by a Spouse, or the establishment that the consent of a Spouse need not be obtained, shall be effective only with respect to such Spouse.

8.8(d)            A Participant’s designation of, consent to or election of payment before his Normal Retirement Date under paragraph 8.1 and his election authorized by subparagraph 8.2(d) (together with any necessary consent by his Spouse) must be filed with the Administrator during the ninety (90) day period ending on his Annuity Starting Date.  If the written explanation required by subparagraph 8.8(b) is not provided to the Participant at least thirty (30) days before the scheduled Annuity Starting Date, the Annuity Starting Date may be deferred by the Administrator until at least thirty (30) days after the written explanation is provided.  Such election may be revoked in writing during such election period, and another election may be made during such election period, at any time and any number of times.

8.8(e)             If a Participant elects an optional form of payment under subparagraph 8.2(d) which provides for a life annuity to a contingent annuitant after his death and if the contingent annuitant dies before the Participant’s Annuity Starting Date, such optional form of payment shall not be given effect and such Participant’s Accrued Benefit shall be paid in the form otherwise applicable to or subsequently elected by him.

8.8(f)             Notwithstanding the other distribution timing rules herein, such benefit payments other than those to which Section 417 of the Code applies may commence less than thirty (30) days after any notice or explanation required by subparagraph 8.8(b) is given, provided that:

  (i)           The Administrator clearly informs the recipient that, where applicable, the recipient has a right to a period of at least thirty (30) days after receiving the notice or explanation to consider the decision of whether or not to elect or consent to a distribution (and, if applicable, a particular distribution option),

 (ii)           The recipient, after receiving the notice or explanation, affirmatively elects a distribution.

8.8(g)            Notwithstanding the other distribution timing rules herein, If the distribution is one to which Section 417 of the Code applies, the Annuity Starting Date for a distribution in the form other than a Qualified Joint and Survivor Annuity may commence less than thirty (30) days after any notice or explanation required by subparagraph 8.8(b) is given, provided that:

  (i)           The Administrator clearly informs the recipient that, where applicable, the recipient has a right to a period of at least thirty (30) days after receiving the notice or explanation to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity,

 (ii)           The Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-days period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participants, and

(iii)           The Annuity Starting Date is a date after the date the written explanation is provided to the Participant.

8.9                 Benefit Determination and Payment Procedure.

8.9(a)           The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the forms or manner of payment to the Participant or the Participant’s Beneficiary, in the event of the death of a Participant.  The Administrator shall promptly notify the Trustee of each such determination that benefit payments are due or should cease to be made and provide to the Trustee all other information necessary to allow the Trustee to carry out said determination, whereupon the Trustee shall pay or cease to pay such benefits from the Fund in accordance with the Administrator’s determination.

8.9(b)            In making the determinations described in subparagraph 8.9(a), the Administrator shall take into account the terms of any QDRO received with respect to the non-forfeitable Accrued Benefit of the Participant or any Death Benefit with respect to the Participant.  The time and form of payment with respect to the QDRO and the time and form of payment chosen by the Participant or his Beneficiary or required by the Plan shall not be altered by the terms of the QDRO (except as permitted under Section 414(p)(4) of the Code).  The Administrator shall make all determinations regarding benefit payments to be made pursuant to a QDRO.  Any benefit payment which may be subject to the terms of a domestic relations order reviewed by the Administrator shall be suspended, segregated and separately accounted for during the period the Administrator is considering whether the order is a QDRO.  In the event that benefits are in pay status at the time that a domestic relations order is received, the Administrator shall promptly notify the Trustee of the amount, if any, of the benefit payments that must be suspended for the period required by the Administrator to determine the status of the order.  Upon the completion of the Administrator’s review or other determination of the status of the order, the Administrator shall promptly notify the Trustee of the time benefit payments are to commence or resume, and of the identity of, and the amount and form of benefits to be paid to, the person or persons to whom payment is to be made.

8.9(c)             The amount of monthly payments to be made under the annuity forms of payment provided hereunder shall be determined by transferring the entire amount of the Participant’s non-forfeitable Accrued Benefit to a segregated account as though a Lump Sum Payment were being made, by using such transferred amount to purchase a non-variable, unisex priced annuity Contract issued by the Insurer and by holding such contract in such segregated account until distributed to the Participant or his Spouse entitled thereto.  No assets of the Fund shall be applied to the payment of any such annuity except as provided in this subparagraph.

8.9(d)             In the event that the benefit payments are to be made under the annuity forms of payment provided hereunder, the Administrator shall have the right to direct the Trustee to purchase from an Insurer and either hold in the Fund or distribute to any Participant or his Beneficiary entitled thereto a Policy which will provide the annuity or other benefits under the Plan to which such Participant or his Beneficiary is entitled or elects to receive, provided proper application therefor is delivered to the Trustee.  Such Policy shall provide annuity or other benefits at the time and in the form required under the Plan, and in the event such Policy is distributed to a Participant or his Beneficiary, it shall provide for an election as to each time and form of payment provided in the Plan which election shall be subject where applicable to the requirement of spousal consent described in subparagraph 8.8(c) and shall be consistent with the other applicable requirements of the Plan, determined as of the annuity starting date under the Policy.  Each such Policy shall be owned by and transferable only by the Trustee and, if distributed, shall become non-transferable and shall provide that the Participant or his Beneficiary entitled thereto is the retirement payee and death beneficiary thereunder.

8.9(e)             For purposes of this ARTICLE the term “Cash Out Limit” means

  (i)           In the case of distributions not subject to Section 417 of the Code, $5,000 determined at the time of the distribution without regard to the amount at the time of any prior distribution.

 (ii)           In the case of distributions subject to Section 417 of the Code, $5,000 determined at the time of the distribution without regard to the amount at the time of any prior distribution.

Notwithstanding the foregoing, if elected by the Employer in Option 18(b) of the Profit Sharing Plan Adoption Agreement or Option 15(b) of the Money Purchase Pension Plan Adoption Agreement, the Cash-Out Limit or the lower maximum mandatory cash out amount described in Option 18(a) of the Profit Sharing Plan Adoption Agreement or Option 15(a) of the Money Purchase Pension Plan Adoption Agreement shall be determined without taking a Participant’s Rollover Account into account.

8.10               Claims Procedure.

8.10(a)          A Participant or Beneficiary (the “claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided or approved by the Administrator for such purpose.  The Administrator (or a claims fiduciary appointed by the Administrator) shall give such claim due consideration and shall either approve or deny it in whole or in part.  The following procedure shall apply:

 (i)                 The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

 (ii)                If the claim is not a Disability Benefit Claim, within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address.  The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant’s claim.

 (iii)              If the claim is a Disability Benefit Claim, within forty-five (45) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address.  The aforesaid forty-five (45) day response period may be extended to seventy-five (75) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to seventy-five (75) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within forty-five (45) days after receipt of the claimant’s claim.  Thereafter, the aforesaid seventy-five (75) day response period may be extended to one hundred five (105) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to one hundred five (105) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within seventy-five (75) days after receipt of the claimant’s claim.  In the event of any such extension, the notice of extension shall specifically explain, to the extent applicable, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide any specified information which is to be provided by the claimant.

(iv)                Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

(A)           Set forth a specific reason or reasons for the denial,

(B)           Make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based,

(C)           Describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary,

(D)           Explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in of subparagraph 8.10(b)), and provide a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following an adverse determination on review of the claim denial,

 (E)           In the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing, and

 (F)           In the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing.

8.10(b)          A Participant or Beneficiary whose claim filed pursuant to subparagraph 8.10(a) has been denied, in whole or in part, may, within sixty (60) days (or one hundred eighty (180) days in the case of a Disability Benefit Claim) following receipt of notice of such denial, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator.  For purposes of such review, the following procedure shall apply:

  (i)           The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

 (ii)           The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.

(iii)           The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Administrator written comments, documents, records, and other information relating to such claim.

(iv)           The Administrator (or a claims fiduciary appointed by the Administrator) shall make a full and fair review of any denial of a claim for benefits, which shall include:

(A)           Taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and

(B)           In the case of a Disability Benefit Claim:

(I)           Providing for a review that does not afford deference to the initial claim denial and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the claim denial that is the subject of the review, nor the subordinate of such individual,

(II)           In making its decision on a review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consulting with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment,

(III)           Providing to the claimant or his authorized representative, either upon request in writing and free of charge or automatically, the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial that is the subject of the review, without regard to whether the advice was relied upon in making the benefit determination, and

(IV)           Ensuring that the health care professional engaged for purposes of a consultation under clause (iii)(B)(II) of this subparagraph shall be an individual who is neither an individual who was consulted in connection with the claim denial that is the subject of the review, nor the subordinate of any such individual.

 (v)           If the claim is not a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant’s request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within sixty (60) days after the receipt of the claimant’s request for a review.

(vi)           If the claim is a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than forty-five (45) days after receipt by the Administrator of the claimant’s request for review, or ninety (90) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to ninety (90) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within forty-five (45) days after the receipt of the claimant’s request for a review.

(vii)          The decision on review shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in subparagraph 8.9(a) for notices of approval or denial of claims, shall be written in a manner calculated to be understood by the claimant and shall in the case of an adverse determination:

 (A)           Include the specific reason or reasons for the adverse determination,

 (B)           Make reference to the specific provisions of the Plan on which the adverse determination is based,

 (C)           Include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits,

 (D)           Include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following the adverse determination on review,

 (E)           In the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing,

 (F)           In the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing, and

 (G)           In the case of a Disability Benefit Claim, provide the following statement (if applicable and appropriate):  “You and your plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

The Administrator’s decision made in good faith shall be final.

8.10(c)           The period of time within which a benefit determination initially or on review is required to be made shall begin at the time claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing.  In the event that a period of time is extended as permitted pursuant to this paragraph due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information.

8.10(d)          For purposes of the Plan’s claims procedure:

 (i)           A “Disability Benefit Claim” is a claim for a Plan benefit whose availability is conditioned on a determination of disability and where the Plan’s claim’s adjudicator must make a determination of disability in order to decide the claim.  A claim is not a Disability Benefit Claim where the determination of disability is made by a party (other than the Plan’s claim’s adjudicator or other fiduciary) outside the Plan for purposes other than making a benefit determination under the Plan (such as a determination of disability by the Social Security Administration or under the Employer’s long term disability plan).

 (ii)           A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, (C) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination, or (D) in the case of a Disability Benefit Claim, constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

8.10(e)           The Administrator may establish reasonable procedures for determining whether a person has been authorized to act on behalf of a claimant.

8.11               Payments to Minors and Incompetents.  If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as is authorized under state law to receive payment for the benefit of such Participant or Beneficiary.  Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

8.12               Distribution of Benefit When Distributee Cannot Be Located.  The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant, a Participant’s Spouse entitled to a survivor life annuity or Pre-Retirement Spouse’s Annuity, under the Plan, or a Participant’s Beneficiary entitled to any other benefit under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Employer’s, the Administrator’s or the Trustee’s records.  If the Administrator, or the Trustee with the assistance of the Administrator, is unable to identify and/or locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, within seven (7) years after such amount becomes payable, the Administrator, at the end of such seven (7) year period, will direct that all unpaid amounts which would have been payable to such Participant, Participant’s Spouse or Beneficiary shall be forfeited.  Any such amounts shall be reinstated should the Participant, Participant’s Spouse or Beneficiary submit a claim to the Administrator which establishes to its satisfaction the entitlement of such person to those benefits.

8.13               Minimum Distribution Requirements.

8.13(a)          General Rules.

  (i)           Subject to subparagraph 8.2(b), the provisions of this paragraph 8.13 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

 (ii)           All distributions required under this paragraph shall be determined and made in accordance with the regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 401(a)(9)(G) of the Code.

8.13(b)         Limits on Distribution Periods.  As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

  (i)           The life of the Participant,

 (ii)          The joint lives life of the Participant and a Designated Beneficiary,

(iii)          A period certain not extending beyond the Life Expectancy of the Participant, or

(iv)          A period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

8.13(c)           Time and Manner of Distribution.

  (i)           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

 (ii)           Death of Participant before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

 (A)           If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in subparagraph 8.13(g), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

 (B)           If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided in subparagraph 8.13(g), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

 (C)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

 (D)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this clause (ii), other than clause (ii)(A), will apply as if the surviving spouse were the Participant.

 For purposes of this clause (ii) of this subparagraph and subparagraph 8.13(e), distributions are considered to begin on the Participant’s required beginning date (or if clause (ii)(D) above applies, the date distributions are required to begin to the surviving spouse under clause (ii)(A) above).  If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under clause (ii)(A) above), the date distributions are considered to begin is the date distributions actually commence.

(iii)           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first (1st) distribution calendar year distributions will be made in accordance with subparagraphs 8.13(d) and (e) of this paragraph.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

8.13(d)          Required Minimum Distributions During Participant’s Lifetime.

  (i)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

 (A)          the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 Q&A–2 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

 (B)           if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 Q&A-3 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

 (ii)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this paragraph beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

8.13(e)           Required Minimum Distributions After Participant’s Death.

  (i)           Participant Survived by Designated Beneficiary.

 (A)          If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

 (I)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

 (II)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

 (III)          If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

 (ii)           Death Before Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary.  Except as provided in subparagraph 8.13(g), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed or each distribution calendar year after the calendar year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined under clause (i) above.

(B)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse Begin.  If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this subparagraph will apply as if the surviving spouse were the Participant.

8.13(f)           Definitions.

  (i)           Designated Beneficiary.  The term “Designated Beneficiary” means the individual who is designated as the Participant’s Beneficiary under the Plan and is the designated Beneficiary of the Participant under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury regulations.

  (ii)          Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under clause (ii) subparagraph 8.13(c).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)           Life expectancy.  The term “life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury regulations.

(iv)           Participant’s account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)           “Required Beginning Date” shall mean in the case of a Participant, the later of the first day of April of the calendar year following the calendar year in which the Participant attains the age seventy and one-half (70-1/2), or retires, except that benefit distributions to a 5-Percent Owner must commence by the first day of April of the calendar year following the calendar year in which the 5-Percent Owner attains the age seventy and one-half (70-1/2).

 (A)          Any Participant who is not a 5-Percent Owner and who reaches age seventy and one-half (70-1/2) while employed by the Employer and on or before December 31, 1998 may elect to begin to receive his non-forfeitable Accrued Benefit at any time after he attains the age of seventy and one-half (70-1/2) and at or before the April 1 of the calendar year following the calendar year in which he attains the age of seventy and one-half (70-1/2).  The non-forfeitable Accrued Benefit of a Participant for each Plan Year after his Accrued Benefit commences pursuant to this clause shall commence to be paid as soon as possible after each such Plan Year.

 (B)           Any Participant attaining the age of 70-1/2 in years prior to 1997 may elect to stop distributions and recommence by the later of the April 1 of the calendar year following the year in which the Participant retires.  In such case, the Participant shall have a new Annuity Starting Date upon recommencement.

 (vi)           “5-Percent Owner” means a Participant is a 5-Percent Owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such owner attains age 70-1/2.  Once distributions have begun to a 5-Percent Owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a 5-Percent Owners in a subsequent year.

(vii)          5-year rule.  The term “5-year rule” means the distribution rule under this paragraph which requires that the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(viii)         Life expectancy rule.  The term “life expectancy rule” means the distribution rules under this paragraph other than those pertaining to the 5-year rule.

8.13(g)           Notwithstanding the foregoing:

  (i)           Except as provided in clause (ii) of this subparagraph, if the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in clause (ii) of subparagraph 8.13(c) of the Plan, but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, the preceding sentence will apply as if the surviving spouse were the Participant.

 (ii)           The Participant’s designated Beneficiary may elect on an individual basis whether the 5-year rule or the life expectancy rule in clause (ii) of subparagraph 8.13(c) and 8.13(e) of the Plan applies to distributions after the death of the Participant who has a designated Beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under clause (ii) of subparagraph 8.13(c) of the Plan or September 30 of the calendar year which contains the fifth (5th) anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If the Beneficiary does not makes an election under this clause, distributions will be made in accordance with clause (i) of this subparagraph.

 (iii)           A Designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

8.13(h)          TEFRA Section 242(b)(2) Elections.  Notwithstanding the other requirements of this paragraph and subject to the Joint and Survivor requirements and the requirements of Article VIII distribution on behalf of any employee, including a 5-Percent Owner, who has made a designation under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a “section 242(b)(2) election”) may be made in accordance with all of the following requirements (regardless of when such distribution commences):

  (i)           The distribution by the trust is one which would not have disqualified such trust under section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

 (ii)          The distribution is in accordance with a method of distribution designated by the employee whose interest in the trust is being distributed or, if the employee is deceased, by a beneficiary of such employee.

 (iii)          Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

(iv)          The employee had accrued a benefit under the plan as of December 31, 1983.

 (v)          The method of distribution designated by the employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the employee’s death, the beneficiaries of the employee listed in order of priority.

8.13(i)           A distribution upon death will not be covered by subparagraph 8.13(h) unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the employee.

8.13(j)           For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in clauses (i) and (v) of subparagraph 8.13(h).

8.13(k)          If a designation is revoked any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder.  If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed regulations thereunder, but for the section 242(b)(2) election.  For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations.  Any changes in the designation will be considered to be a revocation of the designation.  However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).  In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A-14 and Q&A-15 of section 1.401(a)(9)-8 of the regulations shall apply.

8.13(1)           For plans in existence before 2003, Required Minimum Distributions were paid pursuant to section 242(b)(2) election rules as provided below.

  (i)           2000 and Before.  Required Minimum Distributions for calendar years after 1984 and before 2001 were made in accordance with Section 401(a)(9) of the Code and regulations thereunder that were proposed on July 27, 1987 (the 1987 Proposed Regulations).

  (ii)          2001.  Required Minimum Distributions for calendar year 2001 were made in accordance with the requirements of section 401(a)(9) of Code and the regulations thereunder that were proposed on January 17, 2001 (the 2001 Proposed Regulations),

 (iii)          2002.  Required Minimum Distributions for calendar year 2002 were made in accordance with the requirements of section 401(a)(9) of Code and the regulations thereunder that were proposed on April 17, 2002 (the 2002 Final and Temporary Regulations).

ARTICLE IX
In-Service Withdrawals and Loans

9.1                Non-Hardship Withdrawals from After-tax Account, Voluntary Deductible Account and/or Rollover Account.  If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer may make non-hardship withdrawals in whole or in part from his After-tax Matched Account, his After-tax Unmatched Account, his Voluntary Deductible Account and/or his Rollover Account.

9.2                Non-Hardship Withdrawals from Pre-tax Account, Roth Account and/or Employer Thrift Account.  If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer and who has attained the age of fifty-nine and one-half (59-1/2) may make non-hardship withdrawals in whole or in part from his Pre-tax Matched Account, his Pre-tax Unmatched Account, his Roth Matched Account, his Roth Unmatched Account and/or his Employer Thrift Account.

9.3                 [Reserved]

9.4                 Non-Hardship Withdrawals from Employer Account.

9.4(a)            If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer and who has a 100% non-forfeitable interest in his Accrued Benefit may make non-hardship withdrawals in whole or in part from his Employer Account and who either or both, as indicated in Option 10 of such Adoption Agreement, has attained the age of fifty-nine and one-half (59-1/2) and/or has been an “active” Participant in the Plan for at least sixty (60) full calendar months (whether or not consecutive) may make withdrawals in whole or in part from his Employer Active Account and/or his Employer Non-forfeitable Account.

9.4(b)            For purposes of determining active participation with respect to any period, an “active” Participant in a non-contributory plan is a Participant satisfying the requirements, if any, of such Plan to share in the contribution by the Employer to such plan for such period, and an “active” Participant in a contributory plan is a Participant eligible to make contributions (whether after-tax or pre-tax) to such Plan for such period.

9.5                 Hardship Withdrawals from Accounts Other Than Pre-tax, Roth and Employer Thrift Accounts.

9.5(a)            If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer and who suffers a Hardship may, upon written request approved by the Administrator, make a hardship withdrawal of all or that portion of the balance of his vested Accrued Benefit (other than his Pre-tax Matched Account, Pre-tax Unmatched Account, Roth Matched Account, Roth Unmatched Account and Employer Thrift Account) which the Administrator deems appropriate to relieve such hardship.

9.5 (b)           “Hardship” of a Participant for purposes of this paragraph shall be determined by the Administrator upon review of each situation and in accordance with the following objective standards and shall mean an immediate need for financial assistance in meeting obligations incurred or to be incurred by a Participant.  A Hardship shall be considered present in connection with any obligation to pay expenses or costs resulting from education expenses, a principal home purchase or major improvement or repairs thereto, a major medical expense to the extent not reimbursed by any plan, program or insurance, or losses of a catastrophic nature to the extent uninsured, of the Participant or his dependents.

9.6                 Hardship Withdrawals from Pre-tax, Roth and/or Employer Thrift Accounts.

9.6(a)            If permitted by the Employer as indicated in Option 10 of the Adoption Agreement, a Participant who is employed by the Employer and who suffers a Severe Hardship may, upon written request approved by the Administrator, make a hardship withdrawal of all or that portion of:

  (i)           In the case of withdrawals in Plan Years beginning before January 1, 1989, the balance of his Pre-tax Matched Account, his Pre-tax Unmatched Account and/or his Employer Thrift Account, or

 (ii)           In the case of withdrawals in Plan Years beginning after ‘December 31, 1988, the balance of his Pre-tax Matched Account and his Pre-tax Unmatched Account and/or his Employer Thrift Account as of the end of the last Plan Year beginning before January 1, 1989 plus his Pre-tax Matched Contributions, his Pre-tax Unmatched Contributions made for Plan Years beginning after December 31, 1988, his Roth Matched Contributions and his Roth Unmatched Account (each without regard to earnings thereon) then considered held in his Pre-tax Matched Account, his Pre-tax Unmatched Account, his Roth Matched Account and his Roth Unmatched Account, respectively, which the Administrator deems appropriate to relieve such hardship.

9.6(b)             “Severe Hardship” of a Participant for purposes of this paragraph shall be determined by the Administrator upon review of each situation and in accordance with the following objective standard and shall mean an immediate and heavy need for financial assistance in meeting obligations incurred or to be incurred by the Participant, taking into account the Participant’s other reasonably available resources, as provided below.  A Severe Hardship shall be considered to exist only where the conditions of both of the following clauses (i) and (ii) are satisfied:

(i)             The immediate and heavy need requirement shall be considered satisfied only where the need is on account of any of the following:

(A)           Expenses for (or necessary to obtain) medical care (to the extent not reimbursable or compensable by any plan, program, insurance or otherwise) that would be deductible to the Participant under Section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income).

 (B)           Costs directly related to the acquisition (excluding mortgage payments) of a dwelling unit which within a reasonable time is to be used (determined at the time the withdrawal is made) as the principal residence of the Participant.

 (C)           Payment of tuition, related educational expenses and room and board for the next 12-months of post-secondary education for the Participant, the Participant’s spouse, the Participant’s children or any of the Participant’s dependents (as defined in Section 152 of the Code and for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code).

 (D)          Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence.

 (E)           For Plan Years beginning on or after January 1, 2006, payment of burial or funeral expenses of any of the Participant’s deceased parent, spouse, children or other dependents (as defined in Section 152 of the Code and for taxable years beginning on or after January 1, 2005, without regard to Section 152(d)(1)(B) of the Code).

(F)            For Plan Years beginning on or after January 1, 2006, payment of expenses for repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

 (ii)           The other reasonably available resources requirement shall be considered satisfied only when all of the following occur:

(A)           The distribution from the Plan does not exceed the amount of the immediate and heavy need plus the projected federal, state or local income tax liability or penalties reasonably anticipated to be levied with respect to the amount to be withdrawn (taking into account the following described currently available funds).

 (B)           The Participant has obtained all currently available distributions (in the case of Plan Years beginning on or after January 1, 2006, including distributions of ESOP dividends under Section 404(k) of the Code), other than Severe Hardship under this Plan and comparable hardship distributions under other qualified plans, under this Plan and all other qualified plans maintained by the Employer.

 (C)           The Participant either (I) has obtained all currently available non-taxable loans under this Plan and all other qualified plans maintained by the Employer or (II) in the case where the Participant is also borrowing from a commercial lender to satisfy part of the immediate and heavy need, the lender refuses to lend where the Participant borrows from this Plan or such other qualified plan.

 (D)           The Participant agrees to a suspension of his Elective Deferrals (as defined in clause (ii)(B) of subparagraph 21.1(b) and clause (iv) of subparagraph 22.1(b)) and his After-tax Contributions to this Plan) and all his employee contributions including Catch-up Contributions (other than mandatory employee contributions to a defined benefit plan and rollover contributions to any plan) to this Plan and all other qualified plans and non-qualified plans of deferred compensation (other than health or welfare benefit plans) maintained by the Employer, including, but not limited to stock option, stock purchase and similar plans, for a period of one year after receipt of a Severe Hardship made prior to January 1, 2002 or for a period of six (6) months after receipt of a Severe Hardship made on or after January 1, 2002, and all applicable plans so provide or the Participant’s contributions to such applicable plans are otherwise so suspended under the terms of a legally enforceable agreement.

 (E)           The Participant agrees that his Elective Deferrals (as defined in clause (ii)(B) of subparagraph 21.1(b) and clause (iv) of subparagraph 22.1(b)) to this Plan and all other qualified plans maintained by the Employer for the calendar year immediately following the calendar year in which the Severe Hardship distribution is made shall be limited to the excess of (I) the Elective Deferral Dollar Limitation (as defined in clause (ii)(A) of subparagraph 21.1(b) and clause (iii) of subparagraph 22.1(b)) for such next calendar year over (II) the amount of such Participant’s Elective Deferrals to this Plan and such other qualified plans maintained by the Employer for the calendar year in which the Severe Hardship distribution is made.  This clause (ii)(E) shall cease to apply effective as of January 1, 2002.

The Participant contribution suspension and limitation requirements of clauses (ii)(D) and (E) are hereby imposed on any Severe Hardship withdrawal or similar hardship authorized in any other qualified plan maintained by the Employer and shall be deemed agreed to by any Participant requesting a Severe Hardship withdrawal or such other similar hardship withdrawal.

9.6(c)             The Participant contribution suspension referred to in clause (ii)(D) of subparagraph 9.6(b) shall be imposed for the applicable period beginning on the first day of the payroll period next following the date of withdrawal.  For purposes hereof, separate periods of suspension under this paragraph shall run concurrently.

9.6(d)            A Participant who is an Eligible Employee may recommence his contributions to the Plan after his applicable period of suspension has expired on the first day of any calendar quarter thereafter by his delivering a new payroll deposit election form to the Administrator at least thirty (30) days (or such shorter period as the Administrator on a uniform and non-discriminatory basis may determine) prior to the date it is to become effective, designating the date, rate and type or types of such recommencement of contributions.  However, if the Employer has elected in Option 7(c) of the Profit Sharing Plan Adoption Agreement to provide a “deemed election” of Pre-tax Contributions or Roth Contributions, then such Participant’s Pre-tax Contributions or Roth Contributions shall re-commence automatically on the first day of the calendar month following the expiration of the suspension at the level in effect prior to the suspension.  Otherwise contributions will not automatically recommence.

9.6(e)             For purposes hereof, unless otherwise provided in the applicable asset transfer, plan merger or consolidation or adoption agreement, the remaining period of any suspension from participation under any plan which is merged into this Plan at the time of such merger shall be considered a period of suspension under this paragraph during which Participants may not contribute to the Plan.

9.7                 Withdrawal Restrictions and Procedure.

9.7(a)             A Participant shall not make more than two (2) non-hardship withdrawals in any Plan Year.  Withdrawals from more than one account made at the same time shall only count as one withdrawal.

9.7(b)             The amount of any withdrawal from any such account shall not be less than $100, unless the Participant’s account balance is less than $100 in which case the then balance in the account may only be withdrawn or unless such withdrawal would require a suspension from active participation in which case the amount which would not cause a suspension may be withdrawn.

9.7(c)            All withdrawals shall be made only by filing a written withdrawal request form with the Administrator in which the amount of withdrawal and the account(s) and, if desired and permitted by the Administrator, the division(s) of the Fund from which the withdrawal is to be made and, if applicable, the Hardship or Severe Hardship and such other information (including but not limited to certifications regarding no other cash resources and/or no other resources for purposes of determining the existence of a Hardship and/or Severe Hardship) pertaining thereto as the Administrator may deem appropriate are stated.

9.7(d)             Notwithstanding anything to the contrary in the foregoing, in the case of a Plan which is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), no withdrawal may be made by a Participant without the consent of his Spouse filed with Administrator within the ninety (90) day period ending on the date such withdrawal is made and given in the manner described in subparagraph 8.7(c).

9.7(e)             Notwithstanding any of the other provisions of this ARTICLE IX, the Administrator may on a uniform and non-discriminatory basis at any time and from time to time suspend or limit the withdrawal rights under this ARTICLE IX (except to the extent prohibited by Section 411(d)(6) of the Code).

9.8                 Payment of Withdrawals.

9.8(a)             All non-hardship withdrawals shall be made within a reasonable time and at such time or times as are determined by the Administrator after the Participant’s non-hardship withdrawal request is delivered to the Administrator or his hardship withdrawal request is approved by the Administrator, as the case may be, and shall be made in cash.

9.8(b)            The amount of any withdrawal shall be determined on the basis of the value of the Participant’s accounts from which the withdrawal is made as of the most recent Valuation Date prior to the date of payment of the withdrawal, decreased by any withdrawals or other distributions since such Valuation Date and increased, by the amount of contributions allocated to his accounts (and not withdrawn or distributed) since such Valuation Date.

9.8(c)             If permitted by the Administrator, a Participant may designate his accounts and/or the divisions of the Fund from which his withdrawal shall be made.  Unless otherwise determined by the Administrator from time to time on a uniform and non-discriminatory basis applied prospectively or, to the extent otherwise permitted by the Administrator, as specifically designated by the Participant in his withdrawal request, each withdrawal by a Participant shall be prorated based upon the values of the respective divisions of the Fund (other than the Loan Fund or the Transfer Fund, as defined in the Trust) in the Participant’s accounts from which withdrawn, and the withdrawal shall be considered made from the Participant’s available accounts to the extent permitted hereinabove, with availability being determined on the basis of the circumstances (such as hardship, severe hardship, non-hardship, the age of the Participant, the time contributions have been in the Plan, the length of the Participant’s active participation in the Plan as provided herein) surrounding the withdrawal, in the following order:

  (i)           First, his Voluntary Deductible Account;

 (ii)           Then, his After-tax Unmatched Account;

(iii)           Then, his After-tax Matched Account, less that amount therein of his After-tax Matched Contributions made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;

(iv)           Then his Roth Unmatched Account;

 (v)           Then, his Roth Matched Account, less that amount therein of his Roth Matched Contributions made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;

(vi)           Then, his Rollover Account;

(vii)           Then, his Employer Non-forfeitable Account;

  (viii)           Then his Employer Active Account;

 (ix)           Then, his Pre-tax Unmatched Account;

  (x)           Then, his Pre-tax Matched Account, less that amount therein of his Pre-tax Matched Contributions made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;

(xi)           Then, his After-tax Matched Account to the extent of his After-tax Matched Contributions therein made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal;

(xii)           Then, his Roth Matched Account to the extent of his Roth Matched Contributions therein made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal; and

(xiii)         Then, his Pre-tax Matched Account to the extent of his Pre-tax Matched Contributions therein made in the twenty-four (24) calendar month period preceding the month of withdrawal in the case of a non-hardship withdrawal.

Any such different scheme or designation rights shall be communicated to Participants as part of the withdrawal application materials provided to Participants on request or in any other manner determined by the Administrator.

9.8(d)             Solely for purposes of determining amounts available for withdrawal and for suspension from participation:

 (i)           In the discretion of the Administrator, amounts required to be aged by months may be aged by quarters or years if monthly records are not readily available without additional cost.

 (ii)           Except as may otherwise be expressly provided herein, withdrawals from an account shall be considered made first from earnings (except where prohibited under clause (ii) of subparagraph 9.6(a)) and then, on a first-in, first-out basis, from contributions.

9.8(e)             If the Employer has elected in Option 15 of the Profit Sharing Plan Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.

9.9                 No Withdrawal Restoration.  No restoration of amounts withdrawn shall be permitted.

9.10               Loans.

9.10(a)           As indicated by the Employer in Option 11 of the Adoption Agreement, loans from the Fund may be made to Participants (which term for purposes of this paragraph is intended to include Beneficiaries of deceased Participants) on written application therefor delivered to the Administrator, subject to the following rules:

     (i)        Loans must be adequately secured, which may include or consist of use of a Participant’s non-forfeitable Accrued Benefit (other than by his Voluntary Deductible Account) as security, provided however that:

 (A)          Not more than fifty percent (50%) of a Participant’s non-forfeitable Accrued Benefit (exclusive of his Voluntary Deductible Account) may be considered adequate security for such purpose, and

 (B)          Any pledge and assignment of a Participant’s non-forfeitable Accrued Benefit shall be ineffective and void for any period of time during which the loan fails to comply with the provisions of Section 4975(d)(1) of the Code and Section 408(b)(1) of the Act.

 (ii)           Loans must be approved by the Administrator in accordance with a uniform, non-discriminatory policy established, and which thereafter may be modified or suspended from time to time, by the Administrator.  The Administrator’s loan policy shall be considered a part of the Plan and shall, at a minimum, contain:

 (A)           A procedure for applying for loans,

 (B)           The basis on which loans will be approved or denied,

 (C)           Limitations, if any, on the types and amounts of loans available,

(D)           The procedure for determining a reasonable interest rate,

(E)           The types of collateral which may secure a loan,

(F)           The events constituting a default and the steps that will be taken to preserve the Plan assets in the event of a default, and

(G)           The conditions under which a subsequent loan may be obtained following a default on, deemed distribution of and failure to repay one loan.

(iii)           Loans must be available to all Participants on a reasonably equivalent basis.

(iv)           Loans must not be made available to Highly Compensated Employees in an amount of and/or percentage of their non-forfeitable Accrued Benefits (exclusive of Voluntary Deductible Accounts) or some combination thereof greater than that made available to other Participants.

 (v)           Loans must not exceed with respect to any Participant (when added to the outstanding balance of all loans to the Participant from the Plan and all other qualified employer plans of the Employer and of each Affiliate) the lesser of:

 (A)          $50,000, reduced by the excess of (I) the Participant’s highest aggregate outstanding balance in the preceding twelve (12) months under this Plan and such other plans over (II) his aggregate outstanding balance under this Plan and such other plans on the date on which the loan in question is made, or

 (B)           One-half of the sum of the Participant’s non-forfeitable Accrued Benefit (exclusive of his Voluntary Deductible Account) under this Plan.

(vi)           Loans must bear a commercially reasonable rate of interest which may be fixed or variable and which may vary between Participants based on the term of the loan, the security provided and such other considerations deemed desirable by the Administrator.

   (vii)          Notwithstanding anything to the contrary in the foregoing, in the case of a Plan which is maintained pursuant to a Money Purchase Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transferee occurred in a Plan Year beginning after December 31, 1984), no loan may be made to a Participant without the consent of his Spouse filed with the Administrator within the ninety (90) day period ending on the date the loan is made and given in the manner described in subparagraph 8.7(c), that is, it must be in writing, acknowledge the effect of the consent and be witnessed by a plan representative or notary public.  Such consent shall include consent to any possible setoff or payment of benefits in the form of the promissory note evidencing the loan.  The consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse.  A new consent shall be required if the account balance is used for renegotiation, extension, renewal or other revision of the loan.

(viii)         Notwithstanding the foregoing, unless the Secretary of Labor or his delegate grants an administrative exemption from the prohibited transaction rules with respect to such loan, no loan shall be made to any Participant who is a shareholder-employee or Owner-Employee.  For purposes of this paragraph a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

9.10(b)           The loan policy of the Administrator shall include considerations such as creditworthiness or financial need and any other considerations deemed desirable by the Administrator.

9.10(c)           All loans shall require repayment by substantially level amortization with payments not less frequently than quarterly and shall otherwise be repaid in the manner and within a specified period of time as determined by the Administrator, but in no event to exceed thirty (30) years for “home loans” or five (5) years for all other loans.  For purposes hereof a “home loan” is any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

9.10(d)          The Employer shall cooperate with the Administrator and the Trustee in enforcing prompt repayment of all such loans and installments thereon.  The entire balance of principal and interest then due on all such loans upon which a Participant is then liable shall be deducted from any distributions or benefits paid to or with respect to such Participant and shall be applied to the payment of such balance, provided that no such deduction shall be made unless the Participant and, where applicable as provided in clause (vii) of subparagraph 9.10(a), his Spouse have consented to the loan.

9.10(e)           Every loan applicant shall receive a clear statement of the charges involved in each loan transaction.  This statement shall include the dollar amount and annual interest rate of the finance charge.

9.10(f)           Notwithstanding the foregoing, the Administrator may on a non-discriminatory basis, among other things, set minimum loan amounts (not to exceed $1,000), minimum repayment amounts, more restrictive loan limits, and/or a maximum number of outstanding loans for any Participant at any one time, may impose a loan processing and/or administrative charge, may limit loans to Participants who are employed by the Employer or otherwise are “parties in interest” as described in Section 3(14) of the Act, may restrict accounts from which loans are made, may require repayment by payroll deduction, and may suspend loan rights from time to time.

9.10(g)          Any loan made to a Participant pursuant to this paragraph shall, to the extent of the lesser of the amount of the loan or the Participant’s Accrued Benefit at such time, be treated as a directed investment under the terms of the Trust by the Participant.

9.10(h)           In the event of a default, foreclosure on the note and attachment of the security will not occur until a distribution event occurs in the Plan.

9.10(i)            Effective, December 12, 1994, notwithstanding any other provision of the Plan, if a loan repayment obligation is suspended for any part of a Participant’s service in the uniformed services of the United States (as defined in chapter 43 of title 38, United States Code), whether or not Qualified Military Service (as defined in paragraph 4.14), such suspension shall not be taken into account for purposes of Sections 72(p), 401(a) or 4975(d)(1) of the Code and, if the Administrator permits, for purposes of the loan term and similar rules of the Plan.

9.10(j)            Effective for Plan loans made after December 31, 2001, any Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

9.11               Instructions to Trustee.  The Administrator, upon determination that a requested withdrawal or loan is permissible under the Plan, shall immediately notify the Trustee, who shall pay from the Fund the amount of the withdrawal or loan in accordance with the Administrator’s instructions and, in the case of a withdrawal, shall deduct the amount thereof from the Participant’s account in the Fund designated by the Administrator.

ARTICLE X
The Fund

10.1               Trust Fund and Exclusive Benefit.  The Trustee shall receive all contributions under and all assets transferred to the Plan and shall invest and administer them as a trust fund (the “Fund”) for the exclusive benefit of the Participants and Beneficiaries hereunder in accordance with the Plan.  Except as otherwise expressly provided herein, no part of the corpus or income of the Fund shall revert to or be used or enjoyed by the Employer or be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and the defrayal of reasonable expenses of the Plan and Fund.  The rights of all persons hereunder are subject to the terms of the Plan.

10.2               Plan and Fund Expenses.  Unless or to the extent not paid by the Employer without being advanced subject to reimbursement (which shall make such payments as directed by the Benefits Corporation) or unless prohibited by the Act or the Code, all expenses of the Plan and the Fund, including reasonable legal, accounting, custodial, brokerage, consulting and other fees and expenses incurred in the establishment, amendment, administration, termination of the Plan or the Fund and termination of the Employer’s participation in this master plan known as the Virginia Bankers Association Master Defined Contribution Plan and Trust and/or the compensation of the Trustee and other fiduciaries of the Plan to the extent provided under the Plan, and all taxes of any nature whatsoever, including interest and penalties, assessed against or imposed upon the Fund or the income thereof shall be paid out of the Fund and shall constitute a charge upon the Fund upon such basis as the Trustee may determine; provided, however, that if not paid by the Employer as directed by the Benefits Corporation, the Trustee shall not be required to seek reimbursement.  The Benefits Corporation may cause the Employer to advance any or all such expenses and/or taxes on behalf of the fund, subject to the Employer’s right of reimbursement from the Fund if so directed by the Benefits Corporation and to the applicable prohibited transaction provisions of the Act and the Code.

10.3                Reversions to the Employer.

10.3(a)          If a contribution by the Employer is made under a mistake of fact, upon written direction by the Benefits Corporation, the Trustee shall return to the Employer an amount equal to such mistaken contribution, less any losses attributable to such mistaken contribution, within one year after payment of such contribution.  If a contribution by the Employer is made conditioned upon its deductibility for federal income tax purposes and there is a final determination by the Internal Revenue Service or a court of competent jurisdiction on review of the Internal Revenue Service’s determination of the disallowance of a deduction under Section 404 of the Code for such contribution or portion thereof, upon written direction by the Employer, the Trustee shall return to the Employer an amount equal to the amount of such contribution or portion thereof so disallowed, less any losses attributable to such contribution, within one year after such final determination.

10.3(b)         If it is finally determined by the Internal Revenue Service or a court of competent jurisdiction on review of the Internal Revenue Service’s determination that the Plan as initially adopted (if an application for a determination is timely filed with the Internal Revenue Service by the date, including extensions thereof, on which the Employer’s federal income tax return for its taxable year in which the Plan or such amendment was adopted is due to be filed) does not qualify under Section 401 of the Code, the Trustee shall return to the Employer within one year after the date of notice of such disqualification all assets attributable to its contributions to the Plan received by the Trustee and made since the date the Plan or such amendment was adopted, except to the extent otherwise directed by the Employer.

10.3(c)         After the termination of the Plan as a whole and after all fixed and contingent liabilities of the Fund to Participants and their Beneficiaries have been satisfied, any remaining assets of the Fund held pursuant to paragraph 4.5 shall be distributed to the Employer.

10.4               No Interest Other Than Plan Benefit.  Nothing contained herein shall be deemed to give any Participant or Beneficiary any interest in any specific part of the Fund or any interest other than his right to receive benefits in accordance with the provisions of the Plan.

10.5               Provisions Relating to Insurer.

10.5(a)          No Insurer shall be deemed a party to the Plan or responsible for the validity thereof.

10.5(b)          No Insurer shall be required to determine either:

  (i)           That a person for whom the Trustee applies for a Policy is, in fact, eligible for participation or entitled to benefits under the Plan,

 (ii)           Any fact necessary for the proper issuance of any Policy or Contract, or

 (iii)          The proper distributions or further application of any moneys paid by it to the Trustee in accordance with the written direction of the Trustee;

and with respect to each of the foregoing, the Insurer shall be fully indemnified and protected in relying upon the advice and direction of the Trustee.

10.5(c)          Any notice, direction, application or other communication whatsoever shall be accepted by the Insurer as duly authorized and executed if signed by the Trustee.  The Insurer shall be fully protected in assuming that the Trustee is as shown in the latest notification received by it at its home office.

10.5(d)          Except as may be otherwise provided in any binding receipt issued by the Insurer, there shall be no coverage and no annuity or death benefit payable under any Policy to be purchased from any Insurer until such Policy shall have been issued and the premium therefor shall have been paid.

10.5(e)          In the event of any conflict between the terms of the Plan and the terms of the Policy or Contract, the provisions of the Plan will control.

10.6                Payments from the Fund.

10.6(a)          The Trustee shall make all payments from the Fund which become due hereunder in accordance with the written instructions or directions of the Administrator.  In directing the Trustee to make any payments or deliveries out of the Fund, the Administrator shall follow the provisions of the Plan.  The Trustee acting in accordance with such instructions or directions shall be fully protected and indemnified by the Employer in relying upon any such written instruction or direction which the Trustee reasonably and in good faith believes to be proper.

10.6(b)         Any notice, direction, application or other communication whatsoever shall be accepted by the Insurer as duly authorized and executed if signed by the Trustee.  The Insurer shall be fully protected in assuming that the Trustee is as shown in the latest notification received by it at its home office.

10.6(c)          Except as may be otherwise provided in any binding receipt issued by the Insurer, there shall be no coverage and no annuity or death benefit payable under any Policy to be purchased from any Insurer until such Policy shall have been issued and the premium therefor shall have been paid.

ARTICLE XI
Fiduciaries

11.1               Named Fiduciaries and Duties and Responsibilities.  Authority to control and manage the operation and administration of the Plan shall be vested in the following, who, together with their membership, if any, shall be the Named Fiduciaries under the Plan with those powers, duties, and responsibilities specifically allocated to them by the Plan:

11.1(a)           Trustee - The Trustee in connection with its fiduciary obligations relating to the Plan and the Fund.

11.1(b)          Employer - The Employer in connection with its fiduciary obligations and rights relating to the Plan and the Fund.

11.1(c)           Plan Administrator - The Administrator in connection with its fiduciary obligations and rights relating to the Plan and the Fund.

11.1(d)          If the Employer has elected in Option 15 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional fiduciaries are named in ARTICLE XVII.

11.2               Limitation of Duties and Responsibilities of Named Fiduciaries.  The duties and responsibilities, and any liability therefor, of the Named Fiduciaries provided for in paragraph 11.1 shall be severally limited to the duties and responsibilities specifically allocated to each such Named Fiduciary in accordance with the terms of the Plan, and there shall be no joint duty, responsibility, or liability among any such groups of Named Fiduciaries in the control and management of the operation and administration of the Plan.

11.3               Service by Named Fiduciaries in More Than One Capacity.  Any person or group of persons may serve in more than one Named Fiduciary capacity with respect to the Plan (including both service as Trustee and Plan Administrator).

11.4               Allocation or Delegation of Duties and Responsibilities by Named Fiduciaries.

11.4(a)           By written agreement filed with the Benefits Corporation (which shall be made available to Employers and Plan Administrators on request), the duties and responsibilities of the Trustee with respect to the management and control of the assets of the Fund may, with the written consent of the Benefits Corporation, be allocated among the Trustees (if there are two or more persons so serving) and any other duties and responsibilities of any Named Fiduciary may be allocated among Named Fiduciaries or may, with the consent of the Benefits Corporation, be delegated to persons other than Named Fiduciaries.  Any written agreement shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination, and shall be executed by the parties thereto.

11.4(b)           If the Employer has elected in Option 15 of the Adoption Agreement to permit or require investment in Employer Stock as defined in ARTICLE XVII, additional rules are described in ARTICLE XVII.

11.5               Assistance and Consultation.  A Named Fiduciary, and any delegate named pursuant to paragraph 11.4, may engage agents to assist in its duties and may consult with counsel, who may be counsel for the Employer or the Benefits Corporation, with respect to any matter affecting the Plan or its obligations and responsibilities hereunder, or with respect to any action or proceeding affecting the Plan.  All compensation and expenses of such agents and counsel shall be paid or reimbursed from the Fund, except to the extent prohibited by the Act or the Code and except to the extent paid or reimbursed by the Employer or the Benefits Corporation.

11.6               Indemnification.  The Employer shall indemnify and hold harmless any individual who is a Named Fiduciary or a member of a Named Fiduciary under the Plan and any other individual to whom duties of a Named Fiduciary are delegated pursuant to paragraph 11.4, to the extent permitted by law, from and against any liability, loss, cost or expense arising from their good faith action or inaction in connection with their responsibilities under the Plan.

11.7               Bond.  Except as may be required under Section 412 of the Act (which generally requires a bond to provide protection to the Plan against loss by reason of acts of fraud or dishonesty), no fiduciary of the Plan (whether Trustee or other fiduciary) shall be required to give any bond or other security for the faithful performance of its duties hereunder.

ARTICLE XII
The Trust Fund

12.1               The Trust Fund.  All assets of the Plan shall be held and invested in the Fund in accordance with the provisions of this Plan and the Trust Agreement.

12.2               Master Trust.  The Fund may be held and invested as part of a master trust arrangement established and maintained for defined contribution plans maintained through the Benefits Corporation.  For such period as the Fund is part of such master trust arrangement, all references in this Plan to the Fund shall be considered to refer to the interest of this Plan in the master trust, all references to Trust Agreement shall be considered to refer to the agreement under which such master trust arrangement is maintained, and all references to the Trustee shall be deemed to refer to the trustee designated under such agreement.

ARTICLE XIII
Plan Administration

13.1               Appointment of Plan Administrator.  The Employer may appoint one or more persons to serve as the Plan Administrator (the “Administrator”) for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan, the Act and the Code.  In the event more than one person is appointed, the persons shall form an administrative committee for the Plan.  The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Employer named in Option 1(a) of the Adoption Agreement, and may, by thirty (30) days prior written notice to the Employer and the Trustee, terminate such appointment.  The Trustee may assume that any person appointed continues in office until notified of any change.

13.2               Employer as Plan Administrator.  In the event that no Administrator is appointed or in office pursuant to subparagraph 13.1, the Employer named in Option 1(a) of the Adoption Agreement shall be the Administrator.

13.3               Compensation and Expenses.  Unless otherwise determined and paid by the Employer the person or committeemen serving as the Administrator shall serve without compensation for service as such.  All expenses of the Administrator shall be paid as provided in paragraph 10.2, provided no compensation shall be paid the Administrator from the Fund to the extent prohibited by the Code or the Act.

13.4               Procedure if a Committee.  If the Administrator is a committee, it shall appoint from its members a Chairman and a Secretary.  The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Trustee.  Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary and the Trustee may assume that such committee, its Chairman or Secretary are the persons who were last designated as such to the Trustee in writing by the Employer.

13.5               Action by Majority Vote if a Committee.  If the Administrator is a committee, its action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon.  They may meet informally or take any action without the necessity of meeting as a group.

13.6               Appointment of Successors.  Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Employer may, but need not, appoint a successor.

13.7               Additional Duties and Responsibilities.  The Administrator shall have the following duties and responsibilities in addition to those expressly provided elsewhere in the Plan:

13.7(a)           The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Act and the Code, including but not limited to the preparation of necessary plan descriptions, summary plan descriptions, annual reports, summary annual reports, employee benefit statements, notice of forfeitability of benefits, notice of special tax treatment (rollover, five-year or ten-year averaging and capital gains) for distributions, and other statements or reports, the distribution thereof to Participants and their Beneficiaries and the filing thereof with the appropriate governmental officials and agencies.

13.7(b)          The Administrator shall maintain and retain necessary records respecting administration of the Plan and matters upon which disclosure is required under the Act and the Code.

13.7(c)           The Administrator shall make any elections for the Plan under the Act or the Code.

13.7(d)          The Administrator shall provide to Participants and Beneficiaries such notices, including but not limited to the notice to interested parties, and information as are required by the Plan, the Act and the Code.

13.7(e)           The Administrator shall make all determinations regarding eligibility for participation in and benefits under the Plan.

13.7(f)           The Administrator shall establish and communicate to the Trustee a funding policy consistent with the current and long-term financial needs of the Plan with respect to the ages of the Participants in the Plan and other such relevant information; provided, however, that nothing in this subparagraph shall be construed as granting to the Plan Administrator any power or authority with respect to the control and management of the Fund.

13.7(g)           The Administrator shall have the right to settle claims against the Plan and to make such equitable adjustments in a Participant’s or Beneficiary’s rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

13.8               Power and Authority.  The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan, including the power to interpret the provisions of the Plan.  For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.

13.9               Availability of Records.  The Employer and the Trustee shall, at the request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

13.10              No Action with Respect to Own Benefit.  No Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual.  Such action shall be taken by the remaining Administrator, if any, or otherwise by the Employer.

13.11              Limitation on Powers and Authority.  The Administrator shall have no power in any way to modify, alter, add to or subtract from any provisions of the Plan.

ARTICLE XIV
Amendment and Termination of Plan

14.1               Amendment.

14.1(a)           The Plan may be amended in whole or in part at any time by action of the Board of the Employer; provided, however, that:

  (i)           Except to the extent permitted or required by the Act or the Code, neither the Accrued Benefit (nor any subsidy, early retirement benefit, optional form of payment or any other benefit considered to be an accrued benefit for purposes of Section 411(d)(6)(B) of the Code) of a Participant, nor the percentage thereof which is non-forfeitable, at the time of any such amendment shall be adversely affected thereby.  The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a Participant to receive a payment of his or her Accrued Benefit under a particular optional form of payment if the amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted.  For this purpose, a single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participants) except with respect to the timing of payments after commencement.

 (ii)           Except to the extent permitted or required by the Act or the Code, no such amendment shall have the effect of revesting in the Employers any part of the Fund prior to the termination of the Plan and the satisfaction of all fixed and contingent liabilities thereunder with respect to Participants and their Beneficiaries.

(iii)           The duties and obligations of the Trustee hereunder shall not be increased nor its compensation decreased without its written consent.

(iv)           In the event of any modification, alteration or amendment to this Plan, other than a change in the choice of options selected in the Adoption Agreement, shall be considered an individually designed Plan and the Employer may no longer be eligible to participate in this master plan.  Written notice of any such modification, alteration or amendment of the Plan shall thereupon be given to the Benefits Corporation.  Notwithstanding the foregoing the Employer may, without causing the Plan to be considered an individually designed plan:  (A) add, overriding language in the Adoption Agreement to the extent necessary to satisfy the requirements of Section 415 of the Code or to avoid duplicating minimum benefits under Section 416 of the Code, (B) add certain sample or model amendments published by the Internal Revenue Service or other required good faith amendment which specifically provide that their adoption will not cause the Plan to be treated as individually designed, (C) add or change the provisions permitted under the Plan and/or specify or change the effective date of a provision as permitted under the Plan and (D) correct obvious and unambiguous typographical errors and/or cross references that merely correct a reference but that does not in any way change the original intended meaning of the provisions.

14.1(b)           The Employer delegates to the Board of Directors of the Benefits Corporation the power to modify, alter or amend the Plan, in whole or in part, on behalf of the Employer, provided that no such amendment shall violate the provisions of clauses (i), (ii) and (iii) of subparagraph 14.1(a), nor shall any such amendment have the effect of retroactively altering any optional provision of the Adoption Agreement selected by the Employer except as may be required under the Act or by the Internal Revenue Service as a condition to the qualification of this Plan under Section 401 of the Code.  The Employer is hereby deemed to consent to any modification, alteration or amendment of the Plan by the Benefits Corporation pursuant to this subparagraph 14.1(b).  Written notice shall thereupon be given to the Employer.

14.2               Merger, Consolidation or Transfer of Assets.  The merger or consolidation of or transfer of assets or liabilities between this Plan and any other plan shall be permitted upon action by the Board and approved by the Benefits Corporation or as expressly provided elsewhere in the Plan so long as, immediately after such merger, consolidation or transfer of assets or liabilities, each Participant who is or may become eligible to receive a benefit of any type from this Plan (or whose Beneficiaries may be eligible to receive any such benefit) would, if such surviving or transferee plan was then terminated, be entitled to receive a benefit at least equal to the benefit to which such Participant (and each such Beneficiary) would have been entitled had this Plan, as adopted by the Employer, terminated immediately prior to such merger, consolidation or transfer of assets or liabilities.

14.2(a)           With the consent of the Benefits Corporation, the Trustee may accept a direct transfer of cash or other property to the Fund on behalf of a Participant from a plan qualified under Section 401 or 403(a) of the Code.

14.2(b)          In the event property is received by the Trustee pursuant to this paragraph, such property shall be valued at its fair market value on the date of receipt by the Trustee in accordance with the method of valuation used for purposes of paragraph 4.6 or as otherwise provided in the merger, consolidation or asset transfer agreement.

14.2(c)          Assets becoming part of the Fund by reason of any such merger, consolidation or transfer of assets or liabilities shall be allocated to the accounts in the Plan as provided in the merger, consolidation or asset transfer agreement or as otherwise provided in the Plan.

14.2(d)          Effective for Plan Years beginning on or after January 1, 2006, unless otherwise permitted by the Code, the limitations on distributions under Sections 401(k) of the Code shall continue to apply to amounts attributable to elective contributions, qualified non-elective contributions and qualified matching contributions taken into account for the actual deferral percentage test under Inc. Tax Regs. Section 1.401(k)-2(a)(6) or the actual contribution percentage test under Inc. Tax Regs. Section 1.401(m)-2(a)(6) that are received from or transferred to another qualified plan of the Employer or another employer.  The transferor plan does not fail to comply with this continuing limitation on distribution if it reasonably concludes that the transferee plan provides that the transferred amounts may not be distributed before the times permitted under Sections 401(k) and (m) of the Code.  This continuing limitation on distribution ceases to apply after the transfer if the amounts could have been distributed at the time of the transfer (other than on account of hardship), and the transfer is an elective transfer described in Inc. Tax Regs. Section 1.411(d)-4, Q&A-3(b)(1).  This continuing limitation on distribution also does not apply to amounts that have been paid in a direct rollover to the Plan after being distributed or becoming distributable by another plan.

14.3               Plan Permanence and Termination.  The Employer has established the Plan with the intention and expectation that they will be able to make their contributions indefinitely, but the Employer is not and shall not be under any obligation or liability to any Participant or Employee to continue its contributions or to maintain the Plan for any given length the time, and each may in its sole and absolute discretion discontinue its contributions or otherwise terminate its participation in the Plan at any time without any such liability for such discontinuance or termination.

14.4               Lapse in Contributions.  Failure by the Employer to make contributions to the Fund in any year or years, unless the same shall be constitute a complete discontinuance of contributions, or shall be coupled with any other event causing a termination of its participation in the Plan, shall not terminate the Plan or operate to vest the rights of any Participants or to accelerate any payments or distributions to or for the benefit of any Participants or their Beneficiaries.

14.5               Termination Events.

14.5(a)           The Plan shall terminate in whole or in part as the case may be upon the happening of any of the following events:

  (i)           Action by the Board terminating the Plan as to it and specifying the date of such termination.  Notice of such termination shall be delivered to the Trustee and the Administrator.

 (ii)           Adjudication of the Employer as a bankrupt or its general assignment by the Employer to or for the benefit of its creditors or dissolution of the Employer, unless within sixty (60) days after such event a successor employer shall assume the terms and conditions hereof in writing.

(iii)           Complete discontinuance of contributions by the Employer.

(iv)           Termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, provided, however, that in the case of a partial termination, paragraphs 14.5 through 14.8 shall only apply to that part of the Plan which is partially terminated.

(v)           With respect to an Employer, upon its ceasing to be an Affiliate with respect to other Employers adopting the Plan through the same Adoption Agreement.

(vi)           Action by the Board of the Benefits Corporation terminating the Plan as a whole and specifying the date of such termination.  Notice of such termination shall be delivered to the Trustee, the Administrator and all Employers.

14.5(b)           For purposes of paragraphs 14.6 through 14.8 hereof, any action by the Board terminating the Plan shall also specify whether the Plan is thereafter to be operated as a “terminated plan” or a “frozen plan”.  Such terms are defined as follows:

  (i)           A “terminated plan” is one that has been formally terminated, has ceased crediting service for benefit accrual purposes and vesting, and has been or is distributing Plan assets to Participants and Beneficiaries entitled thereto as soon as administratively possible.  For purposes hereof, a Plan will be considered a terminated plan when Plan assets are required to be distributed pursuant to paragraph 14.9 hereof.

 (ii)           A “frozen plan” is one in which benefit accruals have ceased but all Plan assets are not being distributed to Participants or Beneficiaries entitled thereto as soon as administratively possible.  For purposes hereof, a Plan will be considered a frozen plan when Plan assets are not required to be distributed pursuant to paragraph 14.9 hereof.

14.5(c)           Termination of the Plan shall mean that:

  (i)           Contributions shall cease to be made to the Plan for periods after the effective date of the termination, and

 (ii)           Unless otherwise determined by the Board or prohibited by the Act or the Code, any withdrawal, investment direction, or other rights shall cease in the case of a “terminated plan” or shall continue in the case of a “frozen plan”, and

(iii)           In the case of a “frozen plan”, benefit payments shall be made as provided in ARTICLE VIII and withdrawals shall be permitted as provided in ARTICLE IX prior to its becoming a “terminated plan”.

14.6               Termination Allocations and Separate Accounts.

14.6(a)           Upon the effective date of the termination or partial termination of the Plan, or upon the effective date of the discontinuance of contributions by the Employer if the Plan is a profit sharing plan, the affected Accrued Benefit of each affected Participant shall become fully vested and nonforfeitable.

14.6(b)           Upon the effective date of the termination of the Plan with respect to any Employer, or upon the discontinuance of contributions by it, that portion of each Participant’s account which is attributable to its (or its predecessor’s) contributions shall be fully vested as hereinafter provided.  In addition:

  (i)           To the extent a Participant’s Employer Active Account becomes fully vested pursuant to this subparagraph, it shall be transferred to his Employer Non-forfeitable Account.

 (ii)           As of the effective date of the termination of the Plan with respect to such Employer or the complete discontinuance of contributions, the Trustee shall pay out of the Fund or provide for all accrued expenses not otherwise paid, shall value the assets held by the Fund, and shall adjust such accounts, both in the same manner as at the end of the Plan Year.

(iii)           The Trustee shall then hold as separate accounts the portions of each account which have been fully vested under the provisions of this subparagraph.

14.6(c)          Upon the effective date of the termination of the Plan as a whole, the Trustee shall, subject to the 415 Limitation of paragraph 4.3, allocate the then unallocated contributions and forfeitures to the accounts of Participants and adjust such accounts in the same manner as at the end of the Plan Year and shall thereafter hold such accounts of all Participants as separate accounts hereunder.  Thereafter, and after all fixed and contingent liabilities of the Fund to Participants and their Beneficiaries have been satisfied, any remaining assets of the Fund held in such account pursuant to paragraph 4.5 hereof shall be distributed to the Employer.

14.7               Holding of Separate Accounts.

14.7(a)         Upon termination of the Plan with respect to any Employer caused solely by a complete discontinuance of its contributions, by a partial termination of the Plan and/or by action of its Board or the Board, the Trustee shall continue to administer any separate accounts established in accordance with paragraph 14.6 as a part of the Fund or as a separate trust in accordance with the provisions of the Plan for the sole benefit of the then Participants and Beneficiaries then receiving benefits, and any future Beneficiaries entitled to receive benefits hereunder with respect to such separate accounts.

14.7(b)         In administering such separate accounts the Trustee shall have the powers and duties imposed upon it under the Plan provided that under no circumstances shall all or any portion of the separate accounts of any Participant held under this paragraph, as from time to time adjusted to reflect the profits, losses and expenses of the separate trust, be subject to any forfeiture or inure to the benefit of any person other than such Participant or his Beneficiary.

14.8               Distribution of Separate Accounts after Termination.  Notwithstanding the provisions of this ARTICLE XIV, but subject to the applicable provisions of clause (v) of subparagraph 8.1(a) in the case of a termination before January 1, 2006, or in the case of a termination on or after January 1, 2006, clause (vi) of subparagraph 8.1(a), in the event that the Employer maintains another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code), the Trustee shall forthwith distribute or pay the respective separate accounts in the Fund to the Participants or their Beneficiaries entitled thereto, in cash or in assets valued as hereinbefore provided, in a Lump Sum Payment upon the happening of any of the following events which occur on or after or result in the termination of the Plan:

  (i)           Delivery to the Trustee of a notice executed on behalf of the Employer by authority of its Board of Directors directing that such distribution or payment be made.

 (ii)           Adjudication of the Employer as a bankrupt or general assignment by the Employer to or for the benefit of creditors or dissolution of the Employer, unless, within sixty (60) days after such event, either a successor or other employer shall assume the terms and conditions hereof in writing, or the Trustee (or a successor Trustee appointed within such sixty (60) day period) shall agree to continue to hold and administer the Fund as provided herein and additionally, unless otherwise agreed with or directed by the Employer, to assume all the powers and duties imposed upon the Named Fiduciaries under the Plan.  In assuming such powers and duties, the Trustee (or any successor Trustee) shall be vested with all authority granted by the Plan without any limitation imposed upon such authority by the Plan except the requirement that its actions shall be governed by the other provisions of the Plan and by the Act and the Code.  If the Trustee (or any successor Trustee) shall so agree to continue the trust, all expenses of the Plan and the Fund and reasonable compensation to the Trustee (or any successor Trustee) and any successor shall be paid from the Fund.  In the event of the death, resignation or removal of the Trustee (or any successor Trustee) who shall have so agreed to continue the trust, a court of competent jurisdiction over the Fund shall appoint a successor or the respective account balances in the Fund shall forthwith be distributed as hereinabove provided at the direction of such court.

14.9               Effects of Employer Merger, Consolidation or Liquidation.  Notwithstanding the foregoing provisions of the ARTICLE XIV, the merger or liquidation of any Employer into any other Employer or the consolidation of two (2) or more of the Employers shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Employers, provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing Employer.

14.10             Trustee Indemnification on Asset Transfer.  In the event of the amendment of this Plan by the Employer and a transfer at the direction of the Employer of all or any part of the Fund by the Trustee to any successor trustee or trustees, the Employer shall indemnify the Trustee against any claims, liabilities and expenses of any nature whatsoever (including reasonable attorney’s fees) asserted against, imposed upon or incurred by the Trustee by virtue of any such amendment and/or transfer, whether such claims, liabilities or expenses result from claims of Employees, Participants, Beneficiaries or any other person, entity or governmental agency or body.

ARTICLE XV
Miscellaneous

15.1               Headings.  The headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

15.2               Gender and Number.  In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

15.3               Governing Law.  The Plan and the Fund created hereunder shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law pre-empting the same.  Unless federal law specifically addresses the issue, federal law shall not pre-empt applicable state law preventing an individual or person claiming through him from acquiring property or receiving benefits as a result of the death of a decedent where such individual caused the death.

15.4               Employment Rights.  Participation in the Plan shall not give any employee the right to be retained in the Employer’s employ nor, upon dismissal or upon his voluntary termination of employment, to have any right or interest in the Fund other than as herein provided.

15.5               Conclusiveness of Employer Records.  The records of the Employer with respect to age, service, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of the Plan.

15.6               Right to Require Information and Reliance Thereon.  The Employer, Administrator and Trustee shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder.  Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.

15.7               Alienation and Assignment.  No benefit hereunder shall be subject in any manner to alienation, sale, anticipation, transfer, assignment, pledge, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary.  As provided in the Act and the Code, this prohibition shall not apply to any QDRO entered on or after January 1, 1985, and the Administrator shall have all rights granted thereunder in determining the existence of such an order, in establishing and following procedures therefor and in complying with any such order.  The Administrator shall treat any domestic relations order entered before January 1, 1985 as a QDRO entered on January 1, 1985 if the Plan is paying benefits pursuant to such order on January 1, 1985 or if the Administrator in its discretion deems such treatment warranted.  The provisions of this paragraph shall not preclude any offset of a Participant’s benefits as permitted under Section 401(a)(13)(C) of the Code effective for judgments, orders of decrees issued, and settlement agreements entered into, on or after August 5, 1997.

15.8               Notices and Elections.

15.8(a)           Except as provided in subparagraph 15.8(b), all notices required to be given in writing and all elections, consents, applications and the like required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice, election, consent or application by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election, consent or application.

15.8(b)          Subject to limitations under applicable provisions of the Code or the Act (such as the requirement that spousal consent be in writing), the Administrator is authorized in its discretion to accept other means for receipt of effective notices, elections, consent and/or application by Participants and/or Beneficiaries, and to use other means for providing required notices to Participants and Beneficiaries, including but not limited to electronic transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

15.9               Delegation of Authority.  Whenever the Benefits Corporation or any Employer is permitted or required to perform any act, such act may be performed by any of its officers or any other person duly authorized by its Chief Executive Officer, its President or its Board of Directors.

15.10             Service of Process.  The Administrator, as well as the Trustee, shall be the agent for service of process on the Plan.

15.11             Construction.  This Plan is created for the exclusive benefit of Employees of the Employer and their Beneficiaries and shall be interpreted and administered in a non-discriminatory manner consistent with its being an employees’ profit sharing plan and trust if maintained pursuant to a Profit Sharing Adoption Agreement and a cash or deferred arrangement such the Profit Sharing Adoption Agreement so indicates, an employees’ money purchase pension plan and trust, if maintained pursuant to a Money Purchase Pension Plan Adoption Agreement, or an employees’ target benefit pension plan and trust, if maintained pursuant to a Target Benefit Pension Plan Adoption Agreement, as defined in Sections 401 and 414 of the Code.  This paragraph cannot be altered or amended.

ARTICLE XVI
Adoption of the Plan

16.1               Initial Adoption and Failure to Obtain Qualification.

16.1(a)          The Plan shall be adopted by completion and execution of an Adoption Agreement which must be approved by the Board of each Employer adopting the Plan.

16.1(b)          If it is finally determined by the Internal Revenue Service or by a court of competent jurisdiction on review of the Internal Revenue Service’s determination that the Plan with respect to any Employer after its initial adoption by the Employer does not qualify initially under Section 401 of the Code, the Plan shall have no force or effect and the Trustee shall return to such Employer all assets attributable to its contribution received by the Trustee from such Employer as provided in ARTICLE III.  Upon return of such contributions, the Plan shall cease to exist and the Trustee shall be discharged from all obligations under the Plan as to such Employer.

16.2               Restated Adoption and Failure to Obtain Qualification.  In the case of a Restated Plan, if the Internal Revenue Service determines that a Restatement of the Plan does not qualify initially under Section 401 of the Code with respect to such Employer and its Participants, the Plan as restated herein shall have no force and effect, unless the same shall be further amended in order to so qualify.

16.3               Failure to Attain or Retain Qualification.  In the event that the Employer fails to attain or retain qualification of this Plan under Section 401 of the Code, the Employer shall no longer be eligible to participate in this master plan known as the Virginia Bankers Association Master Defined Contribution Plan and its related Trust, the Plan shall be considered an individually designed plan, and as soon as administratively feasible, all assets of the Fund attributable to the Plan of the Employer shall be removed from any common trust fund composed of asset attributable to other employers adopting this master plan.

16.4               Adoption by Additional Employer.  Any eligible corporation which with the consent of the Benefits Corporation, and the Trustee desires to adopt the Plan, may do so by executing an Adoption Agreement in a form authorized and approved by such corporation’s Board of Directors, the Board and the Trustee.  In the event that such corporation has established and has been maintaining a defined contribution plan for the benefit of its employees which qualifies under Section 401 or 404(a)(2) of the Code, the Adoption Agreement may provide, subject to the requirements of paragraph 16.2, that such plan is amended and restated by the provisions of this Plan (such prior plan being deemed a predecessor plan to this Plan) or that such plan is to be merged or consolidated with this Plan; and, in such event, the assets of such plan shall be paid over to the Trustee to be administered as a part of the Fund pursuant to the provisions of this Plan.

ARTICLE XVII
Special Rules for Plans with Employer Stock Investment

17.1               Special Definitions.  For purposes of this ARTICLE XVII, the following terms shall have the meanings set forth below:

17.1(a)           “Custodian”:  The entity named in the Option 15(a) of the Profit Sharing Plan Adoption Agreement to be custodian of the Employer Stock Fund.  Such entity may be the Employer so long as satisfactory reporting and accountability arrangements are made with the Trustee and the Custodian for the remainder of the Fund.

17.1(b)           “Named Fiduciary with respect to Stock”:  The Named Fiduciary with respect to any decision regarding the investment of plan assets in Stock shall be the individual(s), entity or committee described in Option 15(b) of the Profit Sharing Plan Adoption Agreement.  In the event that no Named Fiduciary with respect to Stock is appointed or in office pursuant to an allocation of fiduciary duties agreement under paragraph 11.4, the Employer named in Option 1(a) of the Adoption Agreement shall be the Named Fiduciary with respect to Stock.

17.1(c)           “Stock”:  The stock of the Employer or Affiliate (determined pursuant to Section 414(b) of the Code) as described in Option 15(c) of the Profit Sharing Plan Adoption Agreement, which shall be employer securities within the meaning of Sections 409(1) and 4975(e)(8) of the Code.  Any Stock so described must be a security which is readily tradeable on an established securities market.

17.2               Employer Contributions.  The contributions made by the Employer for any Plan Year may be made in cash, Stock or some combination thereof, as determined by the Employer.  If a contribution is made by the Employer in cash, the Employer may direct the Trustee to treat the cash contribution as a contribution made for the purpose of acquiring Stock by directing that it be allocated to the Employer Stock Fund; and such cash contributions shall be considered to be Stock contributions for purposes of allocations under the Plan.  It is the intent that Stock contributions (and cash contributions treated as Stock contributions) shall be allocated to the Employer Stock Fund without regard to any Participant contribution investment direction otherwise then in effect.  Notwithstanding any Participant Investment Direction that might otherwise be permitted under the Plan, the Employer may direct that a percentage of contributions be invested in the Employer Stock Fund, as described in Option 15(d) of the Adoption Agreement.  Notwithstanding the foregoing, contributions made by the Employer in Stock shall only be permitted to the extent that such contribution does not constitute a prohibited transaction under Section 4975 of the Code.

17.3               Additional Allocation Rules.  If a contribution by the Employer is made in cash and Stock, the contribution shall be allocated to each Participant as though received all in cash.  However, for administrative purposes, the Plan Administrator may follow the rules described in subparagraph 17.5(c).

17.4               Additional Valuation Rules.

17.4(a)          In performing the valuation adjustments described in paragraph 4.6, the Trustee shall determine the value of the Stock based on the following rules.

17.4(b)          In the case of a security for which there is a generally recognized market, either (i) the price of the security prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934 or (ii) if the security is not traded on a national securities exchange, a price not less favorable to the Plan or the distributee, as the case may be, than the offering price for the security as established by the current bid and asked price quoted by persons independent of the issuer and of any party in interest (as defined in Section 3(14) of the Act).

17.4(c)          In the case of an asset other than a security for which there is a generally recognized market, the fair market value of the asset as determined in good faith by the Named Fiduciary with respect to Stock pursuant to the terms of the Plan and in accordance with Section 3(18) of the Act.

17.5               Determination of Account Balances Held in Employer Stock Fund.

17.5(a)          In determining the account balances in the Employer Stock Fund, the rules of paragraphs 4.6 and 4.7 shall apply for both determining the account balance of a Participant.  The number of shares allocated to the Participant’s account for distribution and voting purposes, shall be determined by multiplying Participant’s account balance in the Employer Stock Fund by the percentage of the Employer Stock Fund invested in Stock (as opposed to the cash reserve), divided by the fair market value of the Stock on the most recent Valuation Date.

17.5(b)         A record of the basis of the shares of Stock and fractions thereof shall be maintained as follows unless the Employee or Administrator determines to utilize another method permitted under Section 402 of the Code:

  (i)           The basis of Stock purchased by the Trustee shall be the actual cost of the Stock to the Trustee.  The basis of all other Stock acquired by the Trustee (including Stock contributed by the Employer to the Fund) shall be the fair market value of the Stock on the date of the acquisition.

 (ii)           All shares of Stock that are held unallocated in the special account maintained pursuant to paragraph 4.5 shall retain their original basis, without regard to when the shares are allocated to the accounts of the Participants.

(iii)           As of each Valuation Date, the basis of all Stock that is made available for allocation to the accounts of the Participants shall be calculated by averaging the basis of all Stock to be allocated as of that date, as determined pursuant to clauses (i) and (ii) above.

(iv)           The basis of all Stock allocated to an account of a Participant shall be calculated by averaging the basis of all Stock allocated to such account as of that date, determined as hereinabove provided.

17.5(c)           Unless otherwise directed by the Administrator, for Plan administrative purposes such as making benefit payments or causing substantially the same proportions of each account balance in the Employer Stock Fund to be held in cash and in Stock, acquisitions and dispositions of Stock by Participants’ accounts shall generally be effected pro rata based on account balances held in the Employer Stock Fund and available for the period used.

17.6               Additional Payment Rules.

17.6(a)          All payments of amounts held in the Employer Stock Fund shall be made in the manner elected by the Employer in Option 15(f) of Profit Sharing Plan Adoption Agreement.

17.6(b)         If Option 15(f)(1) of the Profit Sharing Plan Adoption Agreement is selected by the Employer all payments shall be made in cash, and no shares shall be distributed.

17.6(c)          If Option 15(f)(2) of the Profit Sharing Plan Adoption Agreement is selected by the Employer, all payments shall be made in whole shares and cash in lieu of fractional shares, provided, however, this Option may not be used where more than 90% of all of a Participant’s accounts in the Plan can, under any circumstances, be invested in the Employer Stock Fund.  This limitation is intended to prevent the Plan as adopted by an Employer from being classified as a stock bonus plan.

17.6(d)          If Option 15(f)(3) of the Profit Sharing Plan Adoption Agreement is selected by the Employer, all payments shall be made in cash and whole shares and cash in lieu of fractional shares in proportion to the cash and Stock considered under subparagraph 17.5(c) to be allocated to the recipient’s account in the Employer Stock Fund, provided, however, this Option may not be used where more than 90% of all of a Participant’s accounts in the Plan can, under any circumstances, be invested in the Employer Stock Fund.  This limitation is intended to prevent the Plan as adopted by an Employer from being classified as a stock bonus plan.

17.6(e)          If Option 15(f)(4) of the Profit Sharing Plan Adoption Agreement is selected by the Employer, the recipient shall be entitled to elect either method of payment described in the preceding subparagraphs of this paragraph.  Such election shall be filed with the Administrator at least thirty (30) days (or such shorter period as the Administrator may permit on a uniform and non-discriminatory basis) before the benefit payment date.  Any election may be revoked and another election made any number of times.

17.6(f)           Notwithstanding the foregoing, if the Plan is a direct or indirect transferee of a pension plan since the first Plan Year beginning after December 31, 1984, as indicated in Option 3(e) of the Profit Sharing Plan Adoption Agreement, and the Participant elects to receive a life annuity as provided in subparagraph 8.2(d), then the portion of his nonforfeitable Accrued Benefit held in the Employer Stock Fund shall be liquidated and included in the life annuity payment and shall not be paid pursuant to the foregoing subparagraphs of this paragraph.

17.7               Withdrawals from Employer Stock Fund.  All withdrawals from the Employer Stock Fund shall be made pursuant to the payment rules of paragraph 17.6.

17.8               Employer Stock Fund.

17.8(a)          The Employer Stock Fund shall consist of and be invested in Stock and such short-term temporary investments and such cash balances as the Named Fiduciary with respect to Stock deems appropriate.  It is generally expected that the Stock will represent approximately the range of total assets, selected by the Employer in Option 15(g) of the Profit Sharing Plan Adoption Agreement and the remainder of the Employer Stock Fund will consist of cash reserves and temporary investments.  The Named Fiduciary with respect to Stock may from time to time as to the percentage (or percentage range) of total assets of the Employer Stock Fund which are invested in Stock.

17.8(b)         If the Stock ceases to be readily tradeable on an established securities market, the Stock shall be converted to cash as soon as practicable taking into consideration the effect of such liquidation on its value.  Following such conversion to cash, the assets shall be transferred as of any valuation date to another Fund division in accordance with the investment directions of the Employer.

17.8(c)          If an Employer adopting the Plan through the Adoption Agreement, is restating an existing plan that permitted investments in employer stock or other securities any special grandfathered provisions and any applicable transitional rules required in order to prevent an impermissible cut-back of accrued benefits pursuant to Sections 411(a)(10) or (d)(6) of the Code are set forth in Option 15(h) of the Profit Sharing Plan Adoption Agreement.

17.9               Directions Regarding Stock Transactions.  Purchases of Stock for the Employer Stock Fund shall be made on the open market or from the Employer, as determined by the Named Fiduciary with respect to Stock from time to time.  The Employer agrees to indemnify the Trustee and the Custodian (if the Custodian is not the Employer) for any liability for loss of any kind which may result by reason of action taken by it in accordance with any investment direction of the Named Fiduciary with respect to Stock or by reason of any inaction on its part to the extent its investment powers have been limited by any such direction.  The Employer and the Named Fiduciary with respect to Stock shall be governed by the powers and restrictions imposed on the Trustee in its exercising its investment direction rights hereunder.

17.10             Limitation of Trustee Responsibility.  The Trustee shall not be liable for following the written directions of the Employer pursuant to the Plan regarding the proration of Fund investments between the Employer Stock Fund and other available Fund divisions, the acquisition or sale of Stock, the voting of Stock, and the allocation of amounts or expenses to accounts under the Plan or from taking or refraining from taking any other action as directed by the Named Fiduciary with respect to Stock pursuant to the Plan, except such as may be due to its own willful misconduct or failure to act in good faith or except as otherwise required by the Act.

17.11             Voting Directions.

17.11(a)        Voting rights with respect to Stock held in the Employer Stock Fund shall be passed through to Participants (or if deceased, to their Beneficiaries) when and to the extent required or permitted by clause (i), (ii) or (iii) of this subparagraph.  When passed through, such rights which are not exercised shall not be exercised.

  (i)           If selected by the Employer in Option 16(a) of the Profit Sharing Plan Adoption Agreement, no voting rights with respect to Stock shall be passed through to Participants (or, if deceased to their Beneficiaries).

 (ii)           If selected by the Employer in Option 16(b) of the Profit Sharing Plan Adoption Agreement, each Participant (or if deceased, his Beneficiary) shall have the right to direct the Named Fiduciary with respect to Stock as to the manner in which the voting rights of Stock which are entitled to vote and which is allocated to the accounts of such Participant is to be exercised.

(iii)           If selected by the Employer in Option 16(c) of the Profit Sharing Plan Adoption Agreement, then each Participant (or if deceased, his Beneficiary) shall have the right to direct the Named Fiduciary with respect to Stock as to the manner in which the voting rights of Stock which is entitled to vote and which is allocated to the accounts of such Participant are to be exercised in connection with any corporate matter which involves the voting of securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of a trade or business, or such similar transaction.

17.11(b)        In addition to the required pass-through of voting rights under subparagraph 17.11(a), when and then to the extent and in the manner directed by the Named Fiduciary with respect to Stock:

  (i)           Any voting rights with respect to Stock held in the Employer Stock Fund which is not otherwise passed through may be passed through to Participants (or if deceased, to their Beneficiaries), and/or

 (ii)           Any decision by a holder of Stock to accept or reject a tender offer for Stock may be treated as voting rights with respect to Stock and passed through to Participants (or if deceased, to their Beneficiaries) to the extent not otherwise passed through pursuant to Option 16 of the Adoption Agreement.

For purposes hereof, a “tender offer” is intended to include any acquisition proposal which does not require voting rights with respect to Stock to be exercised.

17.11(c)         Whenever voting rights of Stock are passed through to Participants under subparagraph 17.11(a) or (b), each Participant (or if deceased, his Beneficiary) shall have the right to direct the manner in which such Stock is to be voted pursuant to clause (i) hereof or to actually or by attorney vote such Stock pursuant to clause (ii) hereof as determined by the Named Fiduciary with respect to Stock.  Within a reasonable time before such voting rights are to be exercised, the Named Fiduciary with respect to Stock shall notify each Participant (or if deceased, his Beneficiary) of the occasion for the exercise of such rights and shall cause to be sent to each such Participant (or if deceased, his Beneficiary entitled to benefits hereunder) all information that the Employer or tender offeror, as the case may be, distributes to shareholders regarding the exercise of such rights.

  (i)           Unless otherwise determined pursuant to clause (ii) of this subparagraph, any direction made pursuant to this paragraph shall be made in writing on a form provided by the Named Fiduciary with respect to Stock, executed by the Participant (or if deceased, his Beneficiary), and delivered to the Named Fiduciary with respect to Stock by 5:00 p.m. of the second day preceding (or such other period as the Named Fiduciary with respect to Stock may establish) the date such voting rights are to be exercised.  The Named Fiduciary with respect to Stock shall then forthwith deliver such direction to the Custodian.  To the extent permitted by law, the Custodian shall exercise such rights as directed and, except in the case of voting rights or a tender offer described in subparagraph 17.11(b) unless also directed by the Named Fiduciary with respect to Stock, shall not exercise such rights which are not so directed.

 (ii)           Notwithstanding the foregoing, the Named Fiduciary with respect to Stock may alternatively direct the Custodian to execute and give each Participant (or if deceased, his Beneficiary) a power of attorney with respect to such Stock, and the Participant (or if deceased, his Beneficiary) may then vote such Stock directly or through his attorney.  If the Named Fiduciary with respect to Stock determines to pass through voting rights pursuant to this clause (ii), such Stock which is not voted by Participants (or if deceased, their Beneficiaries) shall not be voted.

17.11(d)        To the extent that the voting rights of Stock or the decision to accept or reject a tender offer for Stock (or other securities of the Employer) held in the Employer Stock Fund are not passed through to Participants and are not prohibited from being voted under subparagraph 17.11(a), either:

  (i)           The Named Fiduciary with respect to Stock shall direct the Custodian in writing as to the manner, if any, in which such voting rights shall be exercised and as to the acceptance or rejection of such tender offer in whole or in part, provided such direction is delivered to the Custodian prior to the time such voting rights are to be exercised or such tender offer is to be accepted or rejected, and the Custodian shall exercise such rights as directed, or

 (ii)           The Named Fiduciary with respect to Stock’s duly authorized representative may exercise such rights in person or by proxy.

Such direction may include, but shall not be limited to, an instruction to vote such Stock or to accept or reject such tender offer based on the manner in which such rights with respect to a majority (or some other specified percentage or fraction) of shares of Stock with respect to which such voting or tender acceptance or rejection rights are passed through to Participants are exercised.

17.11(e)         If the Custodian or Named Fiduciary with respect to Stock is prevented by law from, or does or may have a conflict of interest in, exercising any voting rights of Stock in accordance with the applicable provisions of the Plan or making directions or other determinations pursuant to this paragraph, or if the Employer deems it appropriate for any reason, the Named Fiduciary with respect to Stock shall appoint a Co-Fiduciary (sometimes referred to as the “Voting Co-Fiduciary”) in lieu of the Named Fiduciary with respect to Stock for the purpose of exercising such voting rights in accordance herewith or making directions or other determinations pursuant to this paragraph and such appointment shall be terminable at will by the Employer.

17.12             Sales Prohibited if Registration or Qualification Required.  In no event shall any acquisition or sale of Stock pursuant to the Plan be consummated if in the opinion of counsel for the Employer such acquisition or sale could result in the loss by the Employer or the Plan of its exemption from applicable registration and/or qualification requirements of federal or state securities laws.  The foregoing sentence shall, however, be inapplicable if and to the extent such acquisition or sale is required to preserve the qualification of the Plan under Section 401 of the Code or to the extent such acquisition or sale is directed in writing by the Employer.  In the event an acquisition or disposition of Stock is made as provided in this paragraph under circumstances which require the registration and/or qualification of the Stock under applicable federal or state securities laws, then the Employer, at its own expense, shall take or cause to be taken any and all actions as may be necessary or appropriate to effect such registration or qualification.

17.13             Limitation on Insiders’ Interests in Stock.  Notwithstanding anything in the Plan to the contrary, but subject to any applicable qualification requirements under Section 401 and, to the extent applicable, 409(1) of the Code, the Employer shall have authority to adopt and implement administrative rules and regulations relating to the investment of the assets held in the accounts of Participants who are insiders (within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules thereunder), including, without limitation, such rules and regulations as may the Employer deems necessary or appropriate in order for insiders’ participation in the Plan to satisfy the conditions of Rule 16b-3, as amended, (or any successor or similar rule) under the 1934 Act.

17.14             No Guarantee of Values.  Neither the Employer nor the Named Fiduciaries guarantee that the fair market value of the Stock when it is distributed will be equal to its purchase price or that the total amount distributable under the Plan will be equal to or greater than the amount of contributions and direct transfers allocated to any Participant.  Each Participant assumes all risk of any decrease in the market value of the Stock and other assets allocated to his accounts in accordance with the provisions of the Plan.

17.15             Legend Regarding Securities Laws Restriction on Sale or Transfer.  Each certificate for shares of Stock distributed from the Plan which is subject to a restriction on sale or transfer by reason of any applicable federal or state securities laws shall bear an appropriate legend giving notice of such restrictions.

17.16             Confidentiality of Participant Directions regarding and Holdings of Stock.

17.16(a)         The Named Fiduciary with respect to Stock shall maintain confidentially with respect to Participant directions to invest or cease investment in the Employer Stock Fund, Participants’ interests in the Employer Stock Fund and Participant directions regarding the exercise of voting, tender and similar rights for Stock as is intended under Section 404(c) of the Act.  The Named Fiduciary with respect to Stock’s procedures for confidentiality shall include the collection of investment direction information by the Named Fiduciary with respect to Stock (or its delegate) and the collection of voting instructions by the Named Fiduciary with respect to Stock (or its delegate), followed, if applicable, by delivery of voting instructions to the Custodian.  Information regarding investment directions and voting instructions shall be retained by the Named Fiduciary with respect to Stock, as required by the Act and other applicable laws, but will not be disclosed to management of the Named Fiduciary with respect to Stock or any other Named Fiduciary except to the extent required by securities or other applicable laws which are not pre-empted by the Act.

17.16(b)        The Plan fiduciary responsible for monitoring compliance with the confidentiality procedures of this paragraph is the Named Fiduciary with respect to Stock.

17.16(c)        The Plan fiduciary responsible for monitoring compliance with the confidentiality procedures of this paragraph shall appoint an independent fiduciary for the Plan to carry out certain activities with respect to Stock for any matters (such as tender offers, exchange offers and contested Board elections) for which he believes appropriate in order to ensure confidentially.

17.17             Employer Stock Investment Not Intended to Create ESOP or Stock Bonus Plan.  The investment in Stock permitted under this ARTICLE is not intended to satisfy the requirements of Section 4975 or 409 of the Code to create an employee stock ownership plan (ESOP).  Further, the limitations on distribution of Stock set forth in subparagraphs 17.6(c) and 17.6(d) are intended to prevent the Plan as adopted by the Employer from being classified as a stock bonus plan.

ARTICLE XVIII
Determination of Hours of Service

18.1               Introduction.  Hours of Service shall be credited to Employees for purposes of the Plan as provided in this ARTICLE as the same may be modified by the method selected in Option 13 of the Adoption Agreement.  The Hours of Service described in this ARTICLE are considered “actual Hours of Service”.

18.2               Paid Hours for the Performance of Duties.  An Employee shall be credited with one (1) Hour of Service for each hour for which he is directly or indirectly paid by the Employer, or entitled to such payment, for the performance of duties for the Employer as an Employee.  Such Hours of Service shall be credited to the Employee for the year in which the duties are performed.

18.3               Paid Hours Where No Performance of Duties Required.  An Employee shall also be credited with one (1) Hour of Service for each hour for which he is directly or indirectly paid, or entitled to payment, by the Employer as an Employee on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) for the Employer due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that no more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single year); and further provided that no credit shall be given on account of payments under a plan maintained solely for the purpose of complying with applicable workmen’s compensation or unemployment compensation or disability insurance laws or for amounts paid solely as reimbursement for medical or medically related expenses incurred by the individual.  Hours of Service in the employment of the Employer described in this paragraph shall be calculated and credited pursuant to § 2530.200b-2 of the U.S. Department of Labor Regulations which are incorporated herein by this reference.

18.4               Hours for Backpay and Damages.  An Employee shall be credited with one (1) Hour of Service for each hour for which backpay as an Employee, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that the same Hours of Service shall not be credited under both paragraph 18.2 or 18.3, as the case may be, and under this paragraph.  Hours of Service described in this paragraph shall be credited to the individual for the year or years to which the award or agreement pertains rather than to the year or years in which the award, agreement or payment is made.

18.5               Service with Affiliates, Predecessor Employers and as Leased Employees.  For purposes of determining Hours of Service, service as an Employee for any predecessor employer which maintained this Plan, service as an Employee with any Affiliate, and service as a Leased Employee of the Employer shall also be considered service with the Employer.

18.6               Absences for Leave under the Family and Medical Leave Act.  Solely for purposes of determining whether an Employee is credited with a Year of Broken Service (but only when Years of Broken Service are determined on the basis of Hours of Service) for purposes of determining his eligibility to participate in the Plan or his vested interest in his Accrued Benefit, if the Employee is absent from work with the Employer for any period after August 4, 1993 for family or medical leave required to be granted under the Family and Medical Leave Act, then the Employee shall be credited with that number of Hours of Service which would normally have been credited to the Employee during such absence but for such absence or, if the Employee’s otherwise credited Hours of Service cannot be readily determined, with eight (8) Hours of Service per day of such absence, except that the total number of Hours of Service so credited shall not exceed that number needed to avoid incurring a Year of Broken Service.  Such Hours of Service shall be credited for the applicable year(s) in which the absence from work occurs.  Notwithstanding the foregoing, no credit for Hours of Service shall be given under this subparagraph unless the Employee complies with the leave procedures required under the Employer’s leave policies and the Family and Medical Leave Act.

18.7               Qualified Military Service.  Effective December 12, 1994, service shall be granted for periods of Qualified Military Service as provided in paragraph 4.12 of the Plan.  Unless otherwise required under Section 414(u) of the Code or USERRA, the affected Employee shall be credited with that number of Hours of Service which would normally have been credited to the Employee during such absence but for such absence or, if the Employee’s otherwise credited Hours of Service cannot be readily determined, with eight (8) Hours of Service per day of such absence.  Such Hours of Service shall be credited for the applicable year(s) in which the Qualified Military Service occurs.  Notwithstanding the foregoing, no credit for Hours of Service shall be given under this subparagraph unless the Employee complies with the any notice and restoration right procedures required, or permitted to be required and adopted by the Employer, under Section 414(u) of the Code or USERRA.

18.8               Absences Due to Pregnancy, Childbirth, Adoption and Related Child Care.  Solely for purposes of determining whether an Employee is credited with a Year of Broken Service for purposes of determining his eligibility to participate in the Plan or his vested interest in his Accrued Benefit, if the Employee is absent from work with the Employer for any period beginning on or after the first day of the first Plan Year commencing after December 31, 1984:

  (i)           By reason of the pregnancy of the Employee,

 (ii)           By reason of the birth of a child of the Employee,

(iii)           By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

(iv)           For purposes of caring for such child for a period beginning immediately after such birth or placement,

then the Employee shall be credited with that number of Hours of Service which would normally have been credited to the Employee during such absence but for such absence or, if the Employee’s otherwise credited Hours of Service cannot be readily determined, with eight (8) Hours of Service per day of such absence, except that the total number of Hours of Service so credited shall not exceed that number needed to avoid incurring a Year of Broken Service.  Such Hours of Service shall be credited either for the applicable year in which the absence from work begins, if the Employee would be prevented from receiving a Year of Broken Service for such year solely because such periods of absence are treated as Hours of Service as provided in this subparagraph, or in the immediately following year, in any other case.  Notwithstanding the foregoing, no credit for Hours of Service shall be given under this subparagraph unless the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for one of the foregoing reasons or purpose and the number of days for which there was such an absence.

18.9               No Duplication of Hours Credited or Conflict with Federal Law.  Nothing contained in this ARTICLE shall be construed to require or permit any duplication in the crediting of Hours of Service or to alter, amend, modify, invalidate, impair or supersede any law of the United States or any valid rule or regulation issued under any such law so as to deny an Employee credit for an Hour of Service where such credit is required by federal law other than the Act.  In the case of a Restated Plan Hours of Service before any year commencing after December 31, 1975 may be determined or reasonably estimated with such records as are available to the Employer.

ARTICLE XIX
Determination of Top Heavy Plan Status

19.1               Introduction.  The Plan will be a Top Heavy Plan for any Plan Year beginning after December 31, 1983 if any of the following conditions exist:

  (i)           If the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

 (ii)           If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plan exceeds sixty percent (60%).

(iii)           If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

19.2               Special Rules and Definitions.  For purposes hereof:

19.2(a)           The term “top-heavy ratio” has the following meaning:

  (i)           If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plans which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 1-year period ending on the determination date(s)) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether a plan is top-heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the 1-year period ending on the determination date(s)) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether a plan is top-heavy for Plan Years beginning before January 1, 2002), determined in accordance with Section 416 of the Code.  Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code.

 (ii)           If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregate defined contribution plan or plans for all Key Employees, determined in accordance with clause (i) above, and the sum of present values of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants determined in accordance with clause (i) above, and the present values of accrued benefits under the aggregated defined benefit plans or plans, determined in accordance with clause (i) above, for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the determination date (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether a plan is top-heavy for Plan Years beginning before January 1, 2002).

(iii)           For purposes of clauses (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not be credited with at least one hour of service with any Employer maintaining the plan at any time during the 1-year period (5-year period in determining whether a plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the determination date will be disregarded.  The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code.  Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(iv)           The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

19.2(b)           The term “permissive aggregation group” shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.

19.2(c)           The term “required aggregation group” shall mean:

  (i)           Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four (4) preceding Plan Years (regardless of whether the plan terminated), and

 (ii)           Any other qualified plan of the Employer which enables a plan described in clause (i) of this subparagraph to meet the requirements of Sections 401(a)(4) or 410 of the Code.

19.2(d)          The term “determination date” for any Plan Year subsequent to the first Plan Year means the last day of the preceding Plan Year.  For the first Plan Year, “determination date” means the last day of that Plan Year.

19.2(e)           The term “valuation date”, for purposes of computing the top-heavy ratio under this Plan shall mean the last day of the Plan Year.  For purposes of computing the top-heavy ratio under any other plan maintained by the Employer shall be the date determined under such other plan which falls within the same calendar year.

19.2(f)           For purposes hereof, the present value of benefits in a defined benefit plan shall be based only on the interest and mortality rates specified in Option 9(e) of the Adoption Agreement.

19.2(g)          All determinations under this ARTICLE shall be made in accordance with the regulations under Section 416 of the Code.

ARTICLE XX
Rules Pertaining to Limitations on Contributions and Benefits

20.1               Introduction.

20.1(a)           This ARTICLE contains definitions and adjustments pertaining to the limitation of contributions and benefits under the Plan under Section 415 of the Code.  To the extent a Death Benefit with respect to a Participant is determined on the basis of his Accrued Benefit, or a projection thereof, such Death Benefit shall be determined on a basis which appropriately reflects the limitations imposed hereunder.  The rules and provisions of this ARTICLE shall apply to the extent not inconsistent with the applicable provisions of Section 415, and Section 416 as applicable to Section 415, of the Code.

20.1(b)           Solely for purposes of applying the limitations described in this ARTICLE, Total Compensation of a Participant who is both a Non-Highly Compensated Employee and who is permanently and totally disabled (as defined in Section 22(e) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation may be taken into account only if the contribution made on behalf of such Participant is non-forfeitable when made.

20.2            Limitations on Contributions and Benefits.  This paragraph applies if the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, or a simplified employee pension plan, as defined in Section 408(k) of the Code, which provides an Annual Addition as defined in subparagraph 20.4(a).  In such case, the amount of Annual Additions which may be credited to the Participant’s account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be contributed or allocated to the Participant’s account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

20.2(a)           Prior to determining the Participant’s Total Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Total Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

20.2(b)          As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s Total Compensation for the Limitation Year.

20.2(c)           Any amount in excess of the Maximum Permissible Amount will be disposed of in the manner described in paragraph 4.5 of the Plan.

20.3               Additional Limitations Where Employer Maintains More Than One Plan.

20.3(a)          This paragraph applies if, in addition to this Plan, the Participant is covered under another Master or Prototype Plan which is a qualified defined contribution plan maintained by the Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, a welfare benefit fund (as defined in Section 419(a) of the Code) maintained by the Employer, an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by the Employer, or a simplified employee pension plan maintained by the Employer, which provides an Annual Addition as defined in subparagraph 20.4(a), during any Limitation Year.  The Annual Additions which may be credited to a Participant’s account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s account under the other plans, welfare benefit funds, individual medical accounts and simplified employee pensions for the same Limitation Year.  If the Annual Additions with respect to the Participant under other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.  If the Annual Additions with respect to the Participant under such other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s account under this Plan for the Limitation Year.

20.3(b)          Prior to determining the Participant’s Total Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in subparagraph 20.2(a).

20.3(c)           As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s Total Compensation for the Limitation Year.

20.3(d)           If, pursuant to subparagraph 20.3(a) or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

20.3(e)           If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

  (a)       The total excess amount allocated as of such date, times

  (b)      The ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.

20.3(f)           Any excess amount attributed to this Plan will be disposed in the manner described in paragraph 4.5 of the Plan.

20.3(g)          If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant’s account under this Plan for any Limitation Year will be limited in accordance with paragraph 20.3 as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in Option 14(b) of the Adoption Agreement.

20.4               Special Limitation Definitions.  The following words and terms shall have the meaning set forth below in this paragraph 20.4.

20.4(a)          “Annual Additions”:  The sum of the following amounts credited to a Participant’s account for the Limitation Year:

  (i)           Employer contributions (including any Participant elective cash or deferred salary reduction or similar contributions made by the Employer under Section 401(k), 403(b) or 408(k) of the Code unless such contributions are returned to the Participant pursuant to any other limitation requirements of the Plan.)

 (ii)           Employee contributions (including Roth Contributions),

(iii)           Forfeitures,

(iv)           Amounts allocated, after March 31, 1984 to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan.  Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan,

(v)                 Allocations under a simplified employee pension.

For this purpose, any excess amount applied under paragraph 4.5 of the Plan and subparagraphs 20.2(c) and 20.3(f) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

20.4(b)          “Defined Contribution Dollar Limitation”:  $40,000.  The Dollar Limitation shall be automatically adjusted by the Adjustment Factor, from time to time, to reflect any annual cost of living adjustments and any such adjustment (which with the original Dollar Limitation is sometimes referred to herein as the “adjusted Dollar Limitation”) shall be effective for the Limitation Year which ends with or within the calendar year for which such increase is effective.  The adjustment shall be in $1,000 increments on the basis of a base period of the calendar quarter beginning July 1, 2001.

20.4(c)           “Employer”:  For purposes of this ARTICLE, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code, as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Section 414(o) of the Code.

20.4(d)           “Excess Amount”:  The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

20.4(e)           “Limitation Year”:  A calendar year, or the 12-consecutive month period elected by the Employer in Option 14(e) of the Adoption Agreement.  All qualified plans maintained by the employer must use the same Limitation Year.  If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

20.4(f)            “Master or Prototype Plan”:  A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

20.4(g)           “Maximum Permissible Amount”:  The maximum Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year shall not exceed the lesser of:

  (i)           The Defined Contribution Dollar Limitation, or

 (ii)           One-hundred percent (100%) of Total Compensation.

The compensation limitation referred to in clause (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(1)(1) or 419A (d)(2) of the Code.  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year
12

20.4(h)          “Projected Annual Benefit”:  The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

  (i)           The Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

(ii)           The Participant’s Total Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

ARTICLE XXI
Pre-2006 Rules Pertaining to Limitations on
Participant Pre-Tax and After-Tax Contributions and Employer Matching Contributions

21.1        Limitation on Pre-Tax Contributions.

21.1(a)   The aggregate amount of a Participant’s Pre-tax Contributions made to the Plan for a Plan Year shall not exceed the applicable limits thereon specified in this paragraph and elsewhere in the Plan.

21.1(b)   Notwithstanding anything in the Plan to the contrary, the aggregate Pre-tax Contributions and other Elective Deferrals made by a Participant for any year may not exceed the following Catch-up Dollar Limitation or Elective Deferral Dollar Limitation, as applicable, and the following rules shall apply in connection therewith as follows:

(i)           In no event shall:

(A)          The aggregate Catch-up Contributions to the Plan and other catch-up contributions made pursuant to Section 414(v) of the Code made by any Employee for any Plan Year (or other applicable period) to this Plan and any other plan maintained by the Employer exceed the Catch-up Dollar Limitation, and the Administrator shall, whenever necessary to comply with this limitation, cause such Employee’s Catch-up Contributions to this Plan to cease being made for such year and take such other action as it may deem appropriate in connection therewith.

(B)           The aggregate Elective Deferrals made by any Employee for any calendar year to this Plan and any other plan maintained by the Employer exceed the Elective Deferral Dollar Limitation, and the Administrator shall, whenever necessary to comply with this limitation, cause such Employee’s Elective Deferrals to this Plan to cease being made for such calendar year and take such other action as it may deem appropriate in connection therewith.

(ii)           For purposes hereof:

(A) The term “Catch-up Dollar Limitation” means the applicable dollar amount contained in Section 414(v)(2) of the Code in effect for the year in question.

(B)           The term “Elective Deferral Dollar Limitation” means the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year.

(C)           The term “Elective Deferrals” means a Participant’s Pre-tax Contributions to the Plan and his other elective or salary reduction contributions to a cash or deferred arrangement, tax sheltered annuity or simplified employee pension plan or “Section 501(c)(18)” trust to the extent not includable in or to the extent deductible from the Participant’s gross income from his taxable year of contribution on account of and as described in Section 401(k), 403(b), 408(k) or 501(c)(18) of the Code and required to be taken into account and aggregated for purposes of applying the limitations of Section 402(g) of the Code to the Plan.  Elective Deferrals shall not include Catch-up Contributions to the Plan and other catch-up contributions made pursuant to Section 414(v) of the Code.

(D)           The term “Excess Catch-up Contributions” means a Participant’s Catch-up Contributions to the Plan and other catch-up contributions made pursuant to Section 414(v) of the Code for a year in excess of the Catch-up Dollar Limitation for the year.

(E)           The term “Excess Elective Deferrals” means a Participant’s Elective Deferrals for a calendar year in excess of the Elective Deferral Dollar Limitation for such calendar year.  Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

(iii)           The following procedure applies to the notice of the existence of Excess Catch-up Contributions or Excess Elective Deferrals and to the distribution of Excess Catch-up Contributions or Excess Elective Deferrals during the year for which made:

(A)          By written notice filed with the Administrator the Participant may notify the Administrator of the existence of Excess Catch-up Contributions or Excess Elective Deferrals with respect to the Participant and may allocate the amount of his Excess Catch-up Contributions or Excess Elective Deferrals for such year among the plans to which contributed and notify the Administrator of the portion, if any, allocated to the Plan.  In addition, the Employer may notify the Administrator of Excess Catch-up Contributions or Excess Elective Deferrals made to the Plan and other plans maintained by the Employer.

(B)           The Administrator, in its discretion, may then distribute the designated Excess Catch-up Contributions or Excess Elective Deferrals (without income thereon unless otherwise determined by the Administrator on a uniform and non-discriminatory basis) in a “corrective distribution” during the year for which made so long as the distribution is made after the Plan has received the Excess Catch-up Contributions or Excess Elective Deferrals or, if permitted under Section 414(v) or 402(g) of the Code, as applicable, may direct that the Excess Catch-up Contributions or Excess Elective Deferrals be retained in the Plan permanently or for later distribution pursuant to the Plan.

(iv)          The Administrator shall adopt a procedure consistent with Section 414(v) of the Code relating to the notice of the existence of Excess Catch-up Contributions and to the distribution of Catch-up Contributions after the year for which made.

(v)           The following procedure applies to the notice of the existence of Excess Elective Deferrals and to the distribution of Excess Elective Deferrals after the calendar year for which made:

(A)          Not later than the January 31 following each calendar year the Administrator shall inform each Participant of his aggregate Pre-tax Contributions for such calendar year.

(B)           The Administrator, in its discretion, may then distribute the designated Excess Elective Deferrals (without income thereon unless otherwise determined by the Administrator on a uniform and non-discriminatory basis) in a “ corrective distribution” during the calendar year for which made so long as the distribution is made after the Plan has received the Excess Elective Deferrals or, if permitted under Section 402(g) of the Code, may direct that the Excess Elective Deferrals be retained in the Plan permanently or for later distribution pursuant to the Plan.

(C)           The Administrator may then, in its discretion, direct that any Excess Elective Deferrals allocated to the Plan be distributed to the Participant (together with income thereon as determined pursuant to Section 402(g) of the Code) no later than April 15 or, if permitted under Section 402(g) of the Code, be retained in the Plan.

(vi)           For purposes hereof and except to the extent otherwise provided under Section 401(k) or 402(g) of the Code:

(A)           The amount of any Excess Elective Deferrals that may be distributed with respect to any Participant for a calendar year shall be reduced by any Excess Deferral Contributions (as defined in paragraph 21.2) previously distributed with respect to the Participant for the Plan Year beginning with or within the calendar year.

(B)           Excess Elective Deferrals allocated to the Plan shall be considered first to be Pre-tax Unmatched Contributions and then to be the remainder of the Participant’s Pre-tax Matched Contributions.

(vii)           For purposes hereof and except to the extent otherwise provided under Section 414(v), 401(k) or 402(g) of the Code, as applicable, the income allocated to any Excess Catch-up Contributions or Excess Elective Deferrals allocated to the Plan shall be determined by the Administrator under the following rules and calculated under any reasonable method selected by the Administrator so long as the method does not violate the requirements of Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for a year, and is used by the Plan for allocating income to Participants’ accounts under the Plan:

(A)           Unless another method is determined by the Administrator, where the corrective distribution is made after the end of the year for which the Excess Catch-up Contributions or Excess Elective Deferrals were made, the amount of income to be distributed shall be determined by multiplying (I) the income for the year or other period in question allocable to the account to which such Excess Catch-up Contributions or Excess Elective Deferrals are allocated by (II) a fraction, the numerator of which is the amount of the Participant’s Excess Catch-up Contributions or Excess Elective Deferrals allocated to such account for the year or other period in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the last day of the year or other period in question, reduced by the earnings allocable thereto and increased by the losses allocable thereto in the year or other period in question.

(B)           Where the corrective distribution is made after the end of the year for which the Excess Catch-up Contributions or Excess Elective Deferrals were made, unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, no income shall be distributed for the period between the end of the year and the date of distribution.

(C)           Where the corrective distribution is made during the year for which the Excess Catch-up Contributions or Excess Elective Deferrals were made, unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, no income shall be distributed.

(viii)           For purposes of the Code, including Sections 401(a)(4), 401(k)(3), 404, 409, 411, 412 and 416 thereof, Excess Elective Deferrals are treated as Employer contributions even if they are distributed.  However, Excess Elective Deferrals which are timely distributed to a Participant are not treated as Annual Additions for purposes of Section 415 of the Code and paragraphs 4.3 and 4.4 of the Plan.  In addition, Excess Elective Deferrals of Non-Highly Compensated Employees are not taken into account in determining Deferral Percentages under paragraph 21.2 to the extent they exceed the Elective Deferral Dollar Limitation based only on Elective Deferrals made to this Plan and other plans maintained by the Employer.

21.1(c)      If a Participant’s Pre-tax Contributions are returned in a corrective distribution made because of the existence of Elective Deferrals made to plans not maintained by the Employer or any Affiliate, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall be also be distributed (to the extent vested) or forfeited (to the extent not vested).

21.2           Limitation on and Distribution of Pre-Tax Contributions Made by Highly Compensated Employees.

21.2(a)       Except where the alternative method of meeting the nondiscrimination requirements of Section 401(k) of the Code under Section 401(k)(12) of the Code and paragraph 21.5 is elected by the Employer in Option 17(c) of the Profit Sharing Plan Adoption Agreement with respect to the Plan for a Plan Year beginning on or after January 1, 1999, the Pre-tax Contributions otherwise permitted to be made pursuant to the Plan shall be limited as hereafter provided so that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) does not exceed the greater of (i) or (ii) as follows :

(i)            The “regular limitation” percentage which is equal to one hundred twenty-five percent (125%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(ii)           The “alternative limitation” percentage which is equal to the lesser of:

(A)          Two hundred percent (200%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(B)           Two (2) percentage points over the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1997, if the Tested Plan Year is the first Plan Year of the Plan for which Deferral Contributions are permitted and the Plan is not a successor plan for purposes of Section 401(k)(3)(E) of the Code, if the Employer does not make the current year testing election in Option 17(a) of the Adoption Agreement, then the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be deemed to be three percent (3%) unless the Employer makes the election in Option 17(b) of the Adoption Agreement to use current year testing for the first Plan Year.  A Plan is not considered to have such a first Plan Year if for such Plan Year the Plan is aggregated under Inc. Tax Regs. Section 1.401(k)-1(g)(11) for Average Deferral Percentage testing purposes with any other plan that was or that included a cash or deferred arrangement under section 401(k) of the Code in the immediately preceding Plan Year.  If the Employer makes the current year testing election in Option 17(a) of the Adoption Agreement, then the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be based on the actual Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for such first Plan Year.

21.2(b)      For purposes hereof:

(i)           The term “Applicable Plan Year” means:

(A)           If the Employer does not make the current year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, the Plan Year immediately preceding the Tested Plan Year.  If the Plan results from, or is otherwise affected by, a plan coverage change that becomes effective during the Tested Plan Year, then Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be appropriately adjusted as required under Section 401(k) of the Code.

(B)           If the Employer makes the current year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, the Tested Plan Year.

(ii)           The term “Average Deferral Percentage” means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.

(iii)           The term “Deferral Contributions” means:

(A)           Pre-tax Contributions, Employer Thrift Contributions, and

(B)           To the extent provided or elected pursuant to the special operating rules of subparagraph 21.2(c):

(I)           Qualified non-elective contributions within the meaning of Section 401(m)(4)(C) of the Code (that is, any employer contributions (other than matching contributions within the meaning of Section 401(m)(4)(A) of the Code) which the Employee may not elect to have paid to him instead of being contributed to the plan, which are subject to the restrictions on distributions contained in Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached age fifty-nine and one-half (59-1/2) or after plan termination), and which are immediately fully vested and non-forfeitable),

(II)          Qualified matching contributions within the meaning of Section 401(k)(3)(C)(I) of the Code (that is, matching contributions as defined in Section 401(m)(4)(A) of the Code, which are subject to the restrictions on distributions contained in Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached the age fifty-nine and one-half (59-1/2) or after plan termination) and which are immediately fully vested and non-forfeitable), and/or

(III)         Any other elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code.

(C)           Notwithstanding the foregoing, a Pre-tax Contribution and any other elective deferral shall not be considered a Deferral Contribution for a Plan Year unless both:

(I)           It is allocated as of a date within the Plan Year (which generally means that it is not contingent upon the Employee’s participation in the plan or arrangement or performance of services on any date subsequent to that date and that is actually paid to the funding vehicle of the plan or arrangement no later than the end of the 12-month period immediately following such Plan Year), and

(II)          It either relates to compensation that either would have been received by the Employee in such Plan Year but for his election to contribute to the plan or arrangement or is attributable to services performed by the Employee in the Plan Year, and but for the Employee’s election to contribute to the plan or arrangement, would have been received by the Employee within two and one-half (2-1/2) months after the end of such Plan Year.

(iv)          The term “Deferral Percentage” means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of one percent (.01%)) of (A) the Pre-tax Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 21.2(c), any other Deferral Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant’s Eligible Compensation for the Plan Year.  The Deferral Percentage of an Eligible Participant who fails to make or receive an allocation of Deferral Contributions for a Plan Year shall be 0%.

(v)           The term “Eligible Compensation” means an Eligible Participant’s Total Compensation while he is an Eligible Participant determined without regard to suspensions from participation thereafter.

(vi)          The term “Eligible Participant” means any Employee who is authorized under the terms of the Plan to make Pre-Tax Contributions for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 21.2(c), who is authorized under the terms of the applicable plan to make or receive an allocation of Deferral Contributions for the Plan Year).

(vii)         The term “Excess Deferral Contributions” means the amount of Deferral Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 21.2(a) to be satisfied for the Plan Year.  The amount is the excess of:

(A)          The aggregate amount of Deferral Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(B)           The maximum amount of Deferral Contributions permitted by the restrictions of subparagraph 21.2(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of Deferral Percentages).

(viii)        The term “Tested Plan Year” means the Plan Year for which the limitation is being applied to the contributions of Eligible Participants who are Highly Compensated Employees.

21.2(c)      The following special rules shall apply for purposes of this paragraph:

(i)            The following plans or portions of plans are mandatorily disaggregated and must be tested separately under subparagraph 21.2(a) and Section 401(k)(3) of the Code:

(A)          Contributions under an employee stock ownership plan described in Section 409 or 4975(e)(7) of the Code (an “ESOP”) (or the portion of a plan which is an ESOP) may not be aggregated with contributions under a non-ESOP (or the portion of a plan which is not an ESOP) except as permitted under Section 401(k), 409 or 4975 of the Code.

(B)           Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement may not be aggregated with contributions by or for employees who are included in a unit of employees not covered by the same collective bargaining agreement.

(C)           Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees assigned to qualified separate lines of business within the meaning of Section 414(r) of the Code, unless the plan in question qualifies for the employer-wide exception to mandatory disaggregation for this purpose under Section 414(r) of the Code.

(D)           Contributions under plans that could but actually are not aggregated for the plan year for purposes of satisfying the minimum coverage requirements of Section 410(b) of the Code (other than the average benefits percentage test).

(E)           Contributions under a plan maintained by more than one employer as described in Section 413(c) of the Code shall be treated as if each such employer maintained a separate plan.

(F)           Except as provided in clause (ii) of this subparagraph, contributions under plans which do not have the same plan year.

(ii)           Subject to the limitations of clause (i) of this subparagraph, the following plans or portions of plans are mandatorily aggregated and must be tested as one plan under subparagraph 21.2(a) and Section 401(k)(3) of the Code:

(A)           The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Pre-tax Contributions or have other elective deferrals allocated to his account under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such Pre-tax Contributions and elective deferrals were made under a single plan.  Such aggregation shall be effected on the basis of plan years beginning in the same calendar year.

(B)           In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Deferral Percentages of Eligible Participants as if all such plans were a single plan.

(iii)          Subject to the limitations of clause (i) of this subparagraph, two or more cash or deferred arrangements may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(k) and 410(b) of the Code if such arrangements each have the same plan year.

(iv)          At the option of the Administrator, each Eligible Participant’s Deferral Contributions for a Plan Year consisting of qualified non-elective contributions and/or qualified matching contributions under any plan or arrangement may be included in determining the Deferral Percentages for the Plan Year provided, however, that:

(A)          The non-elective contributions (both including and excluding the qualified non-elective contributions which are treated as Deferral Contributions) satisfy the requirements of Section 401(a) of the Code.

(B)           The matching contributions satisfy the requirements of Section 401(m) of the Code, provided that the qualified non-elective contributions and qualified matching contributions treated as Deferral Contributions are disregarded in making this determination.

(C)           Except as provided in clauses (iv)(A) and (B) of this subparagraph, the qualified non-elective contributions and qualified matching contributions treated as Deferral Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether employee contributions and matching contributions meet the requirements of Section 401(m) of the Code.

(D)           The qualified non-elective contributions may not be treated as Deferral Contributions if the effect is to increase the difference between the Average Deferral Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.

(E)           The qualified non-elective contributions and qualified matching contributions satisfy the contingent benefit limitations of Section 401(1c)(4)(A) (which generally prohibit benefits other than matching contributions from being contingent on making or not making elective deferrals).

(F)           The plan years of the plans or arrangements under which the qualified non-elective contributions and qualified matching contributions treated as Deferral Contributions are made is the same as the Plan Year.

(G)           The qualified non-elective contributions and qualified matching contributions may not be made unless the Employer elects to use Current Year Testing in Option 17(a) of the Profit Sharing Plan Adoption Agreement.

(v)           The determination of Excess Deferral Contributions for a Plan Year for purposes of this paragraph shall be made:

(A)           After first determining the Excess Elective Deferrals under subparagraph 21.1(b) for the Plan Year; provided that the Excess Elective Deferrals of Non-Highly Compensated Employees shall not be taken into account in determining the Deferral Percentage of such Eligible Participants to the extent that such Excess Elective Deferrals are made under this Plan or other cash or deferred arrangement maintained by the Employer and that Excess Elective Deferrals of Highly Compensated Employees shall be taken into account in determining the Deferral Percentage of such Eligible Participants, and

(B)           Before determining the Excess Aggregate Contributions under paragraph 21.3 for the Plan Year.

(vi)          The employee groups tested hereunder may be divided into separate testing groups on such basis, if any, as the Administrator may determine and as is permitted under Sections 410, 401(k) and 401(m) of the Code, including, but not limited to, separate testing for excludible employees (that is, where the plan’s age and/or service requirements are lower than the greatest minimum age and service conditions permissible under Section 410(a) of the Code).

(vii)         If the Employer or the Administrator elects to apply Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in determining the satisfaction of requirements of subparagraph 21.2(a).

(viii)        The determination and treatment of the Deferral Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.

21.2(d)      If the Average Deferral Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:

(i)            The Excess Deferral Contributions for the Highly Compensated Employees for the Plan Year shall be reduced by distributing such contributions as provided below after the end of the Plan Year for which made and, to the extent not inconsistent therewith, in the following manner:

(A)          First, the excess amount shall be considered to consist of the Participant’s Pre-tax Unmatched Contributions for such Plan Year to the extent thereof, and

(B)           Then, any remaining portion of the excess amount shall be considered to consist of the Participant’s Pre-tax Matched Contributions for such Plan Year to the extent thereof, and

(C)           Then any remaining portion of the excess amount shall be considered to consist of the Participant’s Employer Thrift Contribution for such Plan Year to the extent thereof, and

(D)           Finally, any remaining portion of the excess amount shall be considered to consist of the Participant’s other Deferral Contributions for such Plan -Year.

Notwithstanding the foregoing, Excess Deferral Contributions shall be returned to the Highly Compensated Employee at such time as the Administrator shall determine but in no event later than twelve (12) months after the end of the Plan Year for which made, together with income thereon (as determined pursuant to the provisions of clause (iv) of subparagraph 21.3(d) substituting the phrase “Excess Deferral Contributions to be returned” for “Excess Aggregate Contributions”).

(ii)           Among such Participants, the reduction shall be effected by reducing contributions, in the order of the highest dollar amounts of Deferral Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 21.2(a) are satisfied; provided, however, that any required reduction for any Eligible Participant will be reduced by his Excess Elective Deferrals returned pursuant to subparagraph 21.1(b).  The reduction is effected as follows:

Step A.             The total dollar amount of all Excess Deferral Contributions calculated as provided in subparagraph 21.2(b) must be eliminated.

Step B.             The Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Deferral Contributions must be reduced by the amount required to cause that Highly Compensated Employee’s Deferral Contributions to equal the dollar amount of the Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Deferral Contributions.  This amount is then eliminated for the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already eliminated under this step, would equal the total Excess Deferral Contributions, the lesser reduction amount is eliminated.

Step C.              If the total amount eliminated is less than the total Excess Deferral Contributions, step B is repeated.

(iii)          When two or more plans are involved, contributions shall be reduced in the following order:  First, those under money purchase pension plans, then those under stock bonus plans, then those under profit sharing plans, and lastly, those under all other plans; and reductions under plans of the same type shall be on a pro rata basis.

21.3           Limitation on and Distribution of After-tax or Matching Contributions Made by or on behalf of Highly Compensated Employees.

21.3(a)      Except where the alternative method of meeting the nondiscrimination requirements of Section 401(m) of the Code under Section 401(m)(11) of the Code and paragraph 21.4 is elected by the Employer in Option 17(c) of the Profit Sharing Plan Adoption Agreement with respect to the Plan for a Plan Year beginning on or after January 1, 1999, the After-tax Contributions otherwise permitted to be made under the Plan and the Employer Matching Contributions otherwise allocated to the account of a Participant under the Plan shall be limited as hereafter provided so that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) does not exceed the greater of (i) or (ii) as follows:

(i)           The “regular limitation” percentage which is equal to one hundred twenty-five percent (125%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(ii)           The “alternative limitation” percentage which is equal to the lesser of:

(A)          Two hundred percent (200%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(B)           Two (2) percentage points over the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1997, if the Tested Plan Year is the first Plan Year of the Plan for which Aggregate Contributions are permitted and the Plan is not a successor plan for purposes of Section 401(m)(2)(E) of the Code, if the Employer does not make the current year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, then the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be deemed to be three percent (3%) unless the Employer makes the election in Option 17(b) of the Profit Sharing Plan Adoption Agreement to use current year testing for the first Plan Year.  A Plan is not considered to have such a first Plan Year if for such Plan Year the Plan is aggregated under Inc. Tax Regs. Section 1.401(m)-1(g)(14) for Average Contribution Percentage testing purposes with any other plan that was or that included Aggregate Contributions under section 401(m) of the Code in the immediately preceding Plan Year.  If the Employer makes the current year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, then the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be based, on the actual Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for such first Plan Year,

21.3(b)      For purposes hereof:

(i)            The term “Aggregate Contributions” means:

(A)          After-tax Contributions and Employer Matching Contributions, and if Option 7(b)(2)(A) or (B) of the Profit Sharing Adoption Agreement is selected, Employer Base Contributions,

(B)           To the extent provided or elected pursuant to the special operating rules of subparagraph 21.3(c), any other after-tax employee contributions which are allocated to a separate account to which attributable earnings or loss are allocated and consisting of either:

(I)           Employee contributions to the defined contribution portion of a plan described in Section 414(k) of the Code.

(II)          Employee contributions to a qualified cost-of-living arrangement described in Section 415(2)(B) of the Code.

(III)         Employee contributions applied to the purchase of whole life insurance protection or survivor benefit protection under a defined contribution plan.

(IV)         Amounts attributable to excess contributions as defined for purposes of Section 401(k) of the Code which are recharacterized as after-tax employee contributions.

(V)          Employee contributions to a contract described in Section 403(b) of the Code.

Notwithstanding the foregoing, after-tax employee contributions do not include loan repayments, cash-out buy-backs, qualifying rollover contributions, employee contributions which are transferred to a plan or any other amounts which are excluded from such term under Section 401(m) of the Code or Employer Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Contributions or Excess Aggregate Contributions,

(C)          To the extent provided or elected pursuant to the special operating rules of subparagraph 21.1(c), any other matching contributions within the meaning of Section 404(m)(4)(A) of the Code (that is, employer contributions made on account of after-tax employee contributions under any plan or elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code), and/or

(D)           To the extent provided or elected pursuant to the special operating rules of subparagraph 21.3(c):

 (I)          Pre-tax Contributions and/ or Employer Thrift Contributions,

 (II)         Qualified non-elective contributions within the meaning of Section 401(m)(4)(C) of the Code (that is, any employer contributions (other than matching contributions) which the Employee may not elect to have paid to him instead of being contributed to the plan, which are subject to the restrictions on distributions contained in Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached age fifty-nine and one-half (59-1/2) or after plan termination), and which are immediately fully vested and non-forfeitable), and/or

(III)         Any other elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code.

(E)           Notwithstanding the foregoing, a contribution shall not be considered an Aggregate Contribution for a Plan Year unless:

(I)           In the case of an after-tax employee contribution it is actually paid to the funding vehicle of the plan or an agent of the plan who remits the contribution to the funding vehicle within a reasonable time.

(II)          In the case of a matching contribution, it is allocated as of a date within the Plan Year, it is actually paid to the funding vehicle of the plan no later than the end of the 12-month period immediately following such plan year, and it is made on behalf of the Employee’s elective deferrals or employee contributions for the plan year.

(ii)           The term “Applicable Plan Year” means:

(A)          If the Employer does not make the current year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, the Plan Year immediately preceding the Tested Plan Year.  If the Plan results from, or is otherwise affected by, a plan coverage change that becomes effective during the Tested Plan Year, then Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be appropriately adjusted as required under Section 401(m) of the Code.

(B)           If the Employer makes the current year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, the Tested Plan Year.

(iii)           The term “Average Contribution Percentage” means the average (expressed as a percentage and calculated to the nearest one-hundredth of one percent (.01%)) of the Contribution Percentages of the Eligible Participants in a group.

(iv)           The term “Contribution Percentage” means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of one percent (.01%)) of (A) the sum of the Participant’s After-tax Contributions and the Employer’s Matching Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 21.3(c), any other Aggregate Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant’s Eligible Compensation for the Plan Year.  The Contribution Percentage of an Eligible Participant who fails to make or receive an allocation of Aggregate Contributions for a Plan Year shall be 0%.

(v)           The term “Eligible Compensation” means an Eligible Participant’s Statutory Compensation while he is an Eligible Participant determined without regard to suspensions from participation thereafter.

(vi)           The term “Eligible Participant” means any Employee who is authorized under the terms of the Plan to make After-tax Contributions for the Plan Year or receive an allocation of the Employer’s Matching Contribution for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 21.1(c), who is authorized under the terms of the applicable plan to make or receive an allocation of other Aggregate Contributions for the Plan Year).

(vii)         The term “Excess Aggregate Contributions” means the amount of Aggregate Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 21.3(a) to be satisfied for the Plan Year.  The amount is the excess of:

(A)          The aggregate amount of Aggregate Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over

(B)           The maximum amount of Aggregate Contributions permitted by the restrictions of subparagraph 21.3(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ACPs, beginning with the highest of Deferral Percentages).

(viii)        The term “Tested Plan Year” means the Plan Year for which the limitation is being applied to the contributions by or for Eligible Participants who are Highly Compensated Employees.

21.3(c)       The following special rules shall apply for purposes of this paragraph:

(i)            The following plans or portions of plans are mandatorily disaggregated and must be tested separately under subparagraph 21.3(a) and Section 401(m)(2) of the Code:

(A)          Contributions under an employee stock ownership plan described in Section 409 or 4975(e)(7) of the Code (an “ESOP”) (or the portion of a plan which is an ESOP) may not be aggregated with contributions under a non-ESOP (or the portion of a plan which is not an ESOP) except as permitted under Section 401(m), 409 or 4975 of the Code.

(B)           Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement may not be aggregated with contributions by or for employees who are included in a unit of employees not covered by the same collective bargaining agreement.

(C)           Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees assigned to qualified separate lines of business within the meaning of Section 414(r) of the Code, unless the plan in question qualifies for the employer-wide exception to mandatory disaggregation for this purpose under Section 414(r) of the Code.

(D)           Contributions under plans that could but actually are not aggregated for the plan year for purposes of satisfying the minimum coverage requirements of Section 410(b) of the Code (other than the average benefits percentage test).

(E)           Contributions under a plan maintained by more than one employer as described in Section 413(c) of the Code shall be treated as if each such employer maintained a separate plan.

(F)           Except as provided in clause (ii) of this subparagraph, contributions under plans which do not have the same plan year.

(ii)           Subject to the limitations of clause (i) of this subparagraph, the following plans or portions of plans are mandatorily aggregated and must be tested as one plan under subparagraph 21.3(a) and Section 401(m)(2) of the Code:

(A)          The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make after-tax employee contributions, or to have matching contributions, qualified non-elective contributions or elective deferrals allocated to his account, under two or more plans described in Section 401(a) or cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such after-tax employee contributions, matching contributions, qualified non-elective contributions and elective deferrals were made under a single plan.  Such aggregation shall be effected on the basis of plan years beginning in the same calendar year.

(B)           In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

(iii)          Subject to the limitations of clause (i) of this subparagraph, two or more plans to which after-tax employee contributions or matching contributions or both may be made may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(m) and 410(b) of the Code if such plans each have the same plan year.

(iv)          At the option of the Administrator, each Eligible Participant’s Aggregate Contributions for a Plan Year consisting of qualified non-elective contributions and elective deferrals under any plan or arrangement may be treated as matching contributions and included in determining the Contribution Percentages for the Plan Year provided, however, that:

(A)          The non-elective contributions (both including and excluding the qualified non-elective contributions which are treated as Aggregate Contributions and in the latter case also excluding the qualified non-elective contributions treated as elective deferrals under Section 401(k) of the Code) satisfy the requirements of Section 401(a) of the Code.

(B)           The elective deferrals (both including and excluding elective deferrals treated as Aggregate Contributions) satisfy the requirements of Section 401(k) of the Code.

(C)           Except as provided in clauses (iv)(A) and (B) of this subparagraph, the qualified non-elective contributions and elective deferrals treated as Aggregate Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether elective deferrals meet the requirements of Section 401(k) of the Code.

(D)           The qualified non-elective contributions may not be treated as Aggregate Contributions if the effect is to increase the difference between the Average Contribution Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.

(E)           The plan years of the plans or arrangements under which the qualified non-elective contributions and elective deferrals treated as Aggregate Contributions are made is the same as the Plan Year.

(F)           The qualified non-elective contributions and qualified matching contributions may not be made unless the Employer elects to use Current Year Testing in Option 17(a) of the Profit Sharing Plan Adoption Agreement.

(v)           Contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement shall automatically be considered to pass the non-discrimination test of subparagraph 21.3(a) and Section 401(m) of the Code and need not be tested thereunder.

(vi)           The determination of Excess Aggregate Contributions for a Plan Year for purposes of this paragraph shall be made after:

(A)          First determining the Excess Elective Deferrals under subparagraph 21.1(b) for the Plan Year, and

(B)           Then determining the Excess Deferral Contributions under paragraph 21.2 for the Plan Year.

(vii)           The employee groups tested hereunder may be divided into separate testing groups on such basis, if any, as the Administrator may determine and as is permitted under Sections 410, 401(k) and 401(m) of the Code, including, but not limited to, separate testing for excludible employees (that is, where the plan’s age and/or service requirements are lower than the greatest minimum age and service conditions permissible under Section 410(a) of the Code).

(viii)           If the Employer or the Administrator elects to apply Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in determining the satisfaction of requirements of subparagraph 21.3(a).

(ix)           The determination and treatment of the Aggregate Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.

21.3(d)       If the Average Contribution Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:

(i)            The Excess Aggregate Contributions for the Highly Compensated Employees for the Plan Year shall be reduced as required by Section 401(m) of the Code after the end of the Plan Year for which made and, to the extent not inconsistent therewith, in the following manner:

(A)          First, the excess amount shall be considered to consist of the Participant’s After-tax Unmatched Contributions for such Plan Year and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (and any income allocable thereto within the meaning of Section 401(m) of the Code) shall be distributed to the Participant at such time as the Administrator may determine but in no event later than twelve (12) months after the end of the Plan Year, and

(B)           Then, any remaining portion of the excess amount shall be considered to consist of the Participant’s After-tax Matched Contributions, Employer Matching Contributions, other Aggregate Contributions treated as matching contributions and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (and any income allocable thereto within the meaning of Section 401(m) of the Code) shall be distributed to the Participant (or forfeited, to the extent not vested) at such time as the Administrator may determine but in no event later than the twelve (12) months after end of the Plan Year.

Notwithstanding the time period described above for the return of Excess Aggregate Contributions, such amounts and any income thereon returned more than two and one-half (2-1/2) months after the end of the Plan Year may be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.

(ii)           Among such Participants, the reduction shall be effected by reducing contributions, in the order of the highest dollar amounts of Aggregate Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 21.3(a) are satisfied.  The reduction is effected as follows:

Step A.          The total dollar amount of all Excess Aggregate Contributions calculated as provided in subparagraph 21.3(b) must be eliminated.

Step B.          The Aggregate Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions must be reduced by the amount required to cause that Highly Compensated Employee’s Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of Aggregate Contributions.  This amount is then eliminated for the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already eliminated under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount is eliminated.

Step C.          If the total amount eliminated is less than the total Excess Aggregate Contributions, step B is repeated.

(iii)           When two or more plans are involved, contributions shall be reduced in the following order:  First, those under defined benefit plans shall be reduced, then those under target benefit pension plans, then those under money purchase pension plans, then those under stock bonus plans, then those under profit sharing plans, and lastly, those under all other plans; and reductions under plans of the same type shall be on a pro rata basis.

(iv)           For purposes hereof and except to the extent otherwise provided under Section 401(m) of the Code, the income allocated to any Excess Aggregate Contributions allocated to the Plan shall be determined by the Administrator under the following rules and calculated under any reasonable method selected by the Administrator so long as the method does not violate the requirements of Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for a Plan Year, and is used by the Plan for allocating income to Participants’ accounts under the Plan:

(A)          Unless another method is determined by the Administrator, the amount of income to be distributed shall be determined by multiplying (I) the income for the Plan Year or other period in question allocable to the account to which such Excess Aggregate Contributions are allocated by (II) a fraction, the numerator of which is the amount of the Participant’s Excess Aggregate Contributions allocated to such account for the Plan Year or other period in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the last day of the Plan Year or other period in question normally taken into account in determining such valuation adjustment.

(B)           Unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, no income shall be distributed for the period between the end of the Plan Year and the date of distribution.

(v)           Any distribution of Excess Aggregate Contributions (and income) shall clearly be designated by the Administrator as such.

21.3(e)        If a Participant’s After-tax Contributions are returned pursuant to this paragraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any matching contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested).

21.4            Safe Harbor Method for Satisfying Paragraphs 21.2 and 21.3 of this ARTICLE.

21.4(a)        If the Employer has elected in Option 17(c) of the Profit Sharing Plan Adoption Agreement to use the alternative method for satisfying the nondiscrimination requirements under Section 401(k) and 401(m), the provisions of this paragraph shall apply in lieu of the provisions of paragraphs 21.2 and 21.3.

21.4(b)        For purposes hereof:

(i)            The term ACP Test Safe Harbor means the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code with respect to Matching Contributions.  If the ACP Safe Harbor is elected for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax Regs. Section 1.401(m)-3, the rate of matching contributions must not increase as contributions increase and must not favor Highly Compensated Employees, no matching contribution may be provided with respect to contributions in excess of six percent (6%) of compensation, and that the aggregate dollar amount of any matching contribution which is discretionary can not exceed four percent (4%) of a Participant’s compensation, a safe harbor contribution required for the ADP Safe Harbor must be provided, and the safe harbor contribution must be fully vested and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code.

(ii)           The term “ACP Test Safe Harbor Contributions” means the matching contributions and non-elective contributions described in paragraph 21.4(c).

(iii)           The term “ADP Test Safe Harbor” means the alternative method under Section 401(k)(12) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code.  If the ADP Safe Harbor Election is made in Option 17 of the Profit Sharing Plan Adoption Agreement for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax.  Regs. Section 1.401(k)-3, the rate of matching contributions (if any) must not increase as contributions increase and must not favor Highly Compensated Employees, either a safe harbor non-elective contribution equal to at least three percent (3%) of covered compensation or a safe harbor matching contribution at least equal to one hundred percent (100%) of the first three percent (3%) of covered compensation contributed and fifty percent (50%) of the next two percent (2%) of covered compensation contributed must be made to this Plan or another plan (“Basic Safe Harbor Matching Contribution”), and the safe harbor contribution must be fully vested and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code.  If the Safe Harbor Election is made in Option 17(c) of the Profit Sharing Plan Adoption Agreement, the Employer shall make the Basic Safe Harbor Matching Contribution unless otherwise elected in Option 17(c) of the Profit Sharing Plan Adoption Agreement.

(iv)          The term “ADP Test Safe Harbor Contributions” means the matching contributions and non-elective contributions described in paragraph 21.4(c).

(v)           The term “Eligible Participant” means any Employee who is authorized under the terms of the Plan to make Pre-tax Contributions for any part of the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee.

21.4(c) In order to meet the ADP Test Safe Harbor and the ACP Test Safe Harbor the following rules shall apply:

(i)           If the Safe Harbor Election is made and unless the Employer elects in Option 17(c) of the Profit Sharing Plan Adoption Agreement to make Enhanced Safe Harbor Matching Contributions or Safe Harbor Non-elective Contributions, the Employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Participant equal to (A) one hundred percent (100%) of the amount of the Employee’s Pre-tax Contributions to the Plan that do not exceed three percent (3%) of the such Employee’s Compensation for the Plan Year, plus (B) fifty percent (50%) of the amount of the Employee’s Pre-tax Contributions that exceed three percent (3%) of such Employee’s Compensation but that do not exceed five percent (5%) of such Employee’s Compensation (“Basic Safe Harbor Matching Contributions”).

(ii)           The Participant’s accrued benefit derived from the ADP Test Safe Harbor Contributions and the ACP Test Safe Harbor Contributions shall be allocated to and subject to the rules and restrictions otherwise applicable under the Plan to an Employer Thrift Contribution under the Plan.

(iii)          At least thirty (30) days, but not more than ninety (90) days, or any other reasonable period, before the beginning of each Plan Year, the Employer will provide each Eligible Participant a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Participant.  If an Employee becomes and Eligible Participant after the 90th day before the beginning of a Plan Year and does not receive the notice for that reason, the notice must be provided not more than 90 days before the Employee becomes and Eligible Participant but not later than the date the Employee becomes and Eligible Participant.

(iv)          In addition to any other election periods provided under the Plan, each Eligible Participant may make or modify a deferral election during the thirty (30) day period immediately following receipt of the notice described in clause (iii) above.

21.5              Distribution of Transferred Contributions to Meet Requirements Similar to Those of Paragraphs 21.2, 21.3 or 21.4 of this ARTICLE.  In the event that Deferral Contributions or Aggregate Contributions are transferred from another plan to this Plan and corrective distributions are required under Section 401(k), 401(m) or 402(g) of the Code with respect to the transferred contributions (including income thereon), the Administrator is authorized to distribute to the affected Participant or return to the transferor plan the transferred Deferral Contributions and Aggregate Contributions (including income thereon) as may be necessary or appropriate to effect the corrective distribution.

ARTICLE XXII
Post 2005 Rules Pertaining to Limitations on Participant Pre-Tax,
Roth and After-Tax Contributions and Employer Matching Contributions

22.1            Limitation on Pre-Tax and Roth Contributions.

22.1(a)        Limitation - The aggregate amount of a Participant’s Pre-tax and Roth Contributions made to the Plan for any calendar year shall not exceed the applicable limits thereon specified in this paragraph and elsewhere in the Plan.  Notwithstanding anything in the Plan to the contrary, the aggregate Pre-tax Contributions, Roth Contributions and other Elective Deferrals made by a Participant for any calendar year may not exceed the following Catch-up Dollar Limitation or Elective Deferral Dollar Limitation, as applicable, and the following rules shall apply in connection therewith as follows:

(i)            In no event shall the aggregate Catch-up Elective Deferrals made pursuant to Section 414(v) of the Code by any Employee for any calendar year (or other applicable period) to this Plan (if permitted under the Plan) and any other plan maintained by the Employer exceed the Catch-up Dollar Limitation, and the Administrator shall, whenever necessary to comply with this limitation, cause such Employee’s Catch-up Elective Deferrals to this Plan (if permitted under the Plan) to cease being made for such calendar year and take such other action as it may deem appropriate in connection therewith.

(ii)           In no event shall the aggregate Elective Deferrals made by any Employee for any calendar year to this Plan and any other plan maintained by the Employer exceed the Elective Deferral Dollar Limitation, and the Administrator shall, whenever necessary to comply with this limitation, cause such Employee’s Elective Deferrals to this Plan to cease being made for such calendar year and take such other action as it may deem appropriate in connection therewith.

22.1(b)       Definitions - For purposes hereof:

(i)            The term “Catch-up Elective Deferrals” means the elective deferrals made pursuant to Section 414(v) of the Code in excess of any otherwise applicable plan limit (other than a limit which prohibits Catch-up Elective Deferrals) and that are made by Participants who are aged fifty (50) or over by the end of their taxable years, including any such contributions which may be permitted under this Plan.  An otherwise applicable plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Elective Deferrals, such as the limits on annual additions, the dollar limitation on Elective Deferrals under Section 402(g) of the Code (not counting Catch-up Elective Deferrals) and the limit imposed by the actual deferral percentage test under Section 401(k)(3) of the Code.  Catch-up Elective Deferrals are not subject to the limits on annual additions under Section 415 of the Code, are not counted in the actual deferral percentage test under Section 401(k)(3) of the Code and are not counted in determining the minimum allocation under Section 416 of the Code (but Catch-up Elective Deferrals made in prior years are counted in determining whether a plan is top-heavy).  If permitted under Option 7(c) of the Profit Sharing Plan Adoption Agreement, the Plan permits Catch-up Elective Deferrals to be made to it, which contributions are sometimes referred to as Catch-up Contributions.

(ii)           The term “Catch-up Dollar Limitation” means the applicable dollar amount contained in Section 414(v)(2) of the Code in effect for the calendar year in question if the Plan, or any plan or arrangement with which contributions under the Plan are aggregated, permits Catch-up Elective Deferrals or, otherwise, is zero.

(iii)          The term “Elective Deferral Dollar Limitation” means the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year.

(iv)          The term “Elective Deferrals” means a Participant’s Pre-tax Contributions to the Plan, his Catch-up Contributions to this Plan and his other elective deferrals, including any Catch-up Elective Deferrals, to a cash or deferred arrangement described in Section 401(k) of the Code, tax sheltered annuity described in Section 403(b) of the Code, simplified employee pension plan described in Section 408(k)(6) of the Code, a SIMPLE IRA described in Section 408(p) of the Code or “Section 501(c)(18)” trust to the extent not includable in or to the extent deductible from the Participant’s gross income from his taxable year of contribution on account of and as described in Section 401(k), 403(b), 408(k), 408(p) or 501(c)(18) of the Code and required to be taken into account and aggregated for purposes of applying the limitations of Section 402(g) of the Code to the Plan.  For years beginning on or after January 1, 2006, the term “Elective Deferrals” shall also include Roth Contributions.

(v)           The term “Excess Elective Deferrals” means a Participant’s Elective Deferrals for a calendar year in excess of the Elective Deferral Dollar Limitation as increased, where applicable, by the Catch-up Dollar Limit for such calendar year.  Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

(vi)          The following procedure applies to the notice of the existence of Excess Elective Deferrals and to the distribution of Excess Elective Deferrals during the calendar year for which made:

(A)          By written notice filed with the Administrator the Participant may notify the Administrator of the existence of Excess Elective Deferrals with respect to the Participant and may allocate the amount of his Excess Elective Deferrals for such calendar year among the plans to which contributed and notify the Administrator of the portion, if any, allocated to the Plan.  In addition, the Employer may notify the Administrator of Excess Elective Deferrals made to the Plan and other plans maintained by the Employer.

(B)          The Administrator shall then distribute the designated Excess Elective Deferrals in a “corrective distribution” during the calendar year for which made so long as the distribution is made after the Plan has received the Excess Elective Deferrals.

22.1(c)    Operating Rules and Procedures, and Correction - For purposes hereof:

(i)           The following procedure applies to the notice of the existence of Excess Elective Deferrals and to the distribution of Excess Elective Deferrals after the calendar year for which made:

(A)          Not later than the January 31 following each calendar year the Employer or the Administrator shall inform each Participant of his aggregate Elective Deferrals to this Plan and any other plan maintained by the Employer for such calendar year.

(B)           Not later than the March 1 following each calendar year, by written notice filed with the Administrator the Participant may notify the Administrator of the existence of Excess Elective Deferrals with respect the Participant and may allocate the amount of his Excess Elective Deferrals for such calendar year among the plans to which contributed and notify the Administrator of the portion, if any, allocated to the Plan.  In addition, the Employer may notify the Administrator of the Excess Elective Deferrals made to the Plan and other plans maintained by the Employer.

(C)           The Administrator shall then direct that any Excess Elective Deferrals which are not Catch-up Elective Deferrals allocated to the Plan are recharacterized as Catch-up Elective Deferrals (if permitted under the Plan) to the extent that the Catch-up Dollar Limitation is not exceeded.

(D)          The Administrator shall then direct that any Excess Elective Deferrals allocated to the Plan which may be recharacterized as After-tax Contributions be so recharacterized (if After-tax Contributions are permitted under the plan and any limitation thereon is not thereby exceeded) or otherwise be distributed to the Participant (as adjusted for income or loss thereon) in a “corrective distribution” no later than the April 15 following each calendar year.

(ii)           For purposes hereof and except to the extent otherwise provided under Section 401(k) or 402(g) of the Code, as applicable:

(A)          The amount of any Excess Elective Deferrals that may be distributed with respect to any Participant for a calendar year shall be reduced by any Excess Deferral Contributions (as defined in paragraph 22.3) previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within the calendar year.

(B)           Excess Catch-up Contributions or Excess Elective Deferrals allocated to the Plan shall be considered first to consist of Roth Unmatched Contribution, then to be a Roth Matched Contribution, then to be a Pre-tax Matched Contributions and Catch-up Contributions which do not generate Matching Contributions by the Employer and similar contributions under other plans taken into account and then to consist of the remainder of the Participant’s Pre-tax Unmatched Contributions and Catch-up Contributions and similar contributions under other plans taken into account.

(iii)         For purposes hereof, the income or loss allocated to any Excess Elective Deferrals allocated to the Plan shall be determined by the Administrator pursuant to paragraph 22.5.

22.1(d)   Benefit Accrual Rule - If a Participant’s Elective Deferrals are returned in a corrective distribution made because of the existence of Elective Deferrals made to plans not maintained by the Employer, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested).  If a Participant’s Elective Deferrals are returned in a corrective distribution made because of the existence of Elective Deferrals made to this Plan or any other plan maintained by the Employer, such contributions shall not be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall be forfeited.

22.2         Limitation on and Distribution of Pre-tax and Roth Contributions Made by Highly Compensated Employees.

22.2(a)    Limitation - Except where the use of the ADP Safe Harbor is elected by the Employer in Option 17(c) of the Profit Sharing Plan Adoption agreement, the Pre-tax and Roth Contributions made or otherwise permitted to be made pursuant to the Plan shall be limited as hereafter provided so that the “ADP Test” is satisfied for each Plan Year.  For purposes hereof:

(i)            The “ADP Safe Harbor” is the alternative method under Section 401(k)(12) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code.  If the ADP Safe Harbor Election is made in Option 17 of the Profit Sharing Plan Adoption Agreement for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax Regs. Section 1.401(k)-3, the rate of matching contributions (if any) must not increase as contributions increase and must not favor Highly Compensated Employees, either a safe harbor non-elective contribution equal to at least three percent (3%) of covered compensation or a safe harbor matching contribution at least equal to one hundred percent (100%) of the first three percent (3%) of covered compensation contributed and fifty percent (50%) of the next two percent (2%) of covered compensation contributed must be made to this Plan or another plan (“Basic Safe Harbor Matching Contribution”), and the safe harbor contribution must be fully vested and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code.  If the Safe Harbor Election is made in Option 17(c) of the Profit Sharing Plan Adoption Agreement, the Employer shall make the Basic Safe Harbor Matching Contribution unless otherwise elected in Option 17(c) of the Profit Sharing Plan Adoption Agreement.

(ii)           Under the “ADP Test”, the Pre-tax and Roth Contributions otherwise permitted to be made pursuant to the Plan shall be limited so that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) may not exceed the greater of (i) or (ii) as follows:

(A)          The “regular limitation” percentage which is equal to one hundred twenty-five percent (125%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(B)          The “alternative limitation” percentage which is equal to the lesser of:

(I)           Two hundred percent (200%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(II)          Two (2) percentage points over the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

(iii)          If the Employer elected in Option 17(c) of the Profit Sharing Plan Adoption Agreement, to apply the Safe Harbor Testing method described in clause (i) of this subparagraph 22.2(a) by making a Basic or Enhanced Matching Contribution, the Employer may eliminate such matching contributions on future Deferral Contributions during a Plan Year and instead apply the ADP Test described in clause (ii) of this subparagraph 22.2(a) and based on a Current Year Testing Election; provided that the reduction or elimination of the matching contributions is effective no earlier than the later of (A) thirty (30) days after the Participants are given a supplemental notice (B) the date the amendment reducing or eliminating the matching contribution is adopted, and (C) Participants are given a reasonable opportunity to change Employee Pre-Tax and /or Roth Contribution Elections and, if applicable, Employee After-Tax Contribution Elections.

22.2(b)   Definitions - For purposes hereof:

(i)            The term “Applicable Plan” Year means:

(A)          If the Employer does not make the current year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, the Plan Year immediately preceding the Tested Plan Year.  If the Plan results from, or is otherwise affected by, a plan coverage change that becomes effective during the Tested Plan Year, then Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be appropriately adjusted as required under Section 401(k) of the Code.

(B)          If the Employer makes the current year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, the Tested Plan Year.

(ii)           The term “Average Deferral Percentage” or “ADP” means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.

(iii)          The term “Deferral Contributions” means:

(A)          Pre-tax Contributions, Roth Contributions, Employer Thrift Contributions, and

(B)          To the extent provided or elected pursuant to the special operating rules of subparagraph 22.2(c):

(I)           Qualified Non-elective Contributions contributed during, or no later than the end of the 12-month period following the end of, the Applicable Plan Year to the extent that such contributions satisfy the requirements of Section 401(a)(4) of the Code and are not greater for any Non-Highly Compensated Employee than the product obtained by multiplying the Non-Highly Compensated Employee’s Eligible Compensation multiplied by the greater of (a) five percent (5%) (or ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) or (b) two times the representative contribution rate (as defined in Inc. Tax Regs. Section 1.401(k)-2(a)(6)(iv)(B)).

(II)          Qualified Matching Contributions contributed during, or no later than the end of the 12-month period following the end of, the Applicable Plan Year to the extent that such contributions satisfy the requirements of Section 401(a)(4) of the Code and are not greater than the greatest of (a) five percent (5%) (or, if permitted, ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) of the Non-Highly Compensated Employee’s Eligible Compensation, (b) the sum of the Non-Highly Compensated Employee’s Pre-tax Contributions, Roth Contributions, After-tax Contributions, employee after-tax contributions and other elective deferrals (counting only such types of contributions which may generate Matching Contributions or other matching contributions), or (c) the product obtained by multiplying (1) the sum of the Non-Highly Compensated Employee’s Pre-tax Contributions, Roth Contributions, After-tax Contributions, employee after-tax contributions and other elective deferrals (counting only such types of contributions which may generate Matching Contributions or other matching contributions) by (2) two times the representative matching rate (as defined in Inc. Tax Regs. Section 1.401(m)-2(a)(5)(ii)(B)).

(III)        Any other elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code.

(C)          Notwithstanding the foregoing, a Qualified Non-elective Contribution, a Qualified Matching Contribution, a Pre-tax Contribution, Roth Contribution and any other elective deferral shall not be considered a Deferral Contribution for a Plan Year unless:

(I)           It is allocated as of a date within the Plan Year (which generally means that it is not contingent upon the Employee’s participation in the plan or arrangement or performance of services on any date subsequent to that date and that is actually paid to the funding vehicle of the plan or arrangement no later than the end of the 12-month period immediately following such Plan Year).

(II)          In the case of a Pre-tax Contribution, Roth Contribution and any other elective deferral, it either relates to compensation that either would have been received by the Employee in such Plan Year but for his election to contribute to the plan or arrangement or is attributable to services performed by the Employee in the Plan Year, and but for the Employee’s election to contribute to the plan or arrangement, would have been received by the Employee within two and one-half (2-1/2) months after the end of such Plan Year.

(III)         In the case of a Qualified Non-elective Contribution or a Qualified Matching Contribution, it is not used to satisfy the safe harbor contribution requirement for use of the alternative method of non-discrimination testing under Section 401(k)(12) of the Code or for use of the alternative method of non-discrimination testing under Section 401(m)(11) of the Code.

(D)          Notwithstanding the foregoing, a Pre-tax Contribution, Roth Contribution and any other elective deferral shall not be considered a Deferral Contribution for a Plan Year if:

(I)           It is an elective deferral under a safe harbor plan that satisfies the alternative method of non-discrimination testing under Section 401(k)(12) of the Code.

(II)          It is a Catch-up Elective Deferral.

(III)         It is made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code.

(iv)         The term “Deferral Percentage” means the ratio (expressed as a percentage and calculated to the nearest one-hundredth of one percent (.01%) and calculated separately for each Eligible Participant) of (A) the Pre-tax Contributions and Roth Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 22.2(c), any other Deferral Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant’s Eligible Compensation for the Plan Year.  The Deferral Percentage of an Eligible Participant who fails to make or receive an allocation of Deferral Contributions for a Plan Year shall be 0%.

(v)          The term “Eligible Compensation” means an Eligible Participant’s Total Compensation while he is an Eligible Participant determined without regard to suspensions from participation.

(vi)         The term “Eligible Participant” means any Employee who is authorized under the terms of the Plan to make Pre-tax Contributions and/or Roth Contributions for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 22.2(c), who is authorized under the terms of the applicable plan to make or receive an allocation of Deferral Contributions for the Plan Year).

(vii)         The term “Excess Deferral Contributions” means the amount of Deferral Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 22.2(a) to be satisfied for the Plan Year.  The amount is the excess of:

(A)         The aggregate amount of Deferral Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(B)          The maximum amount of Deferral Contributions permitted by the restrictions of subparagraph 22.2(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of Deferral Percentages).

(viii)       The term “Qualified Matching Contribution” means matching contributions as defined in Section 401(m)(4)(A) of the Code, which are subject to the restrictions on distributions contained in Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached the age fifty-nine and one-half (59 1/2) or after plan termination) and which are immediately fully vested and non-forfeitable.

(ix)          The term “Qualified Non-elective Contribution” means any employer contributions (other than matching contributions within the meaning of Section 401(m)(4)(A) of the Code) which the Employee may not elect to have paid to him instead of being contributed to the plan, which are subject to the restrictions on distributions contained in Section 401(k)(2)(B) of the Code (generally prohibiting distribution before separation from service, death, or disability unless the Employee has a hardship or has reached age fifty-nine and one-half (59-1/2) or after plan termination), and which are immediately fully vested and non-forfeitable.

(x)           The term “Tested Plan Year” means the Plan Year for which the limitation is being applied to the contributions of Eligible Participants who are Highly Compensated Employees.

22.2(c)    Operating Rules - The following special rules shall apply for purposes of this paragraph:

(i)            The following plans or portions of plans are mandatorily disaggregated and must be tested separately under subparagraph 22.2(a) and Section 401(k)(3) of the Code:

(A)          Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement may not be aggregated with contributions by or for employees who are included in a unit of employees not covered by the same collective bargaining agreement.

(B)          Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees assigned to qualified separate lines of business within the meaning of Section 414(r) of the Code, unless the plan in question qualifies for the employer-wide exception to mandatory disaggregation for this purpose under Section 414(r) of the Code.

(C)          Contributions under plans that could but actually are not aggregated for the plan year for purposes of satisfying the minimum coverage requirements of Section 410(b) of the Code (other than the average benefits percentage test).

(D)          Contributions under a plan maintained by more than one employer as described in Section 413(c) of the Code shall be treated as if each such employer maintained a separate plan.

(E)           Except as provided in clause (ii) of this subparagraph, contributions under plans which do not have the same plan year.

(ii)           Subject to the limitations of clause (i) of this subparagraph, the following plans or portions of plans are mandatorily aggregated and must be tested as one plan under subparagraph 22.2(a) and Section 401(k)(3) of the Code:

(A)          The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Tested Plan Year and who is eligible to make Pre-tax Contributions, Roth Contributions or to make or have other elective deferrals allocated to his account under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such Pre-tax Contributions, Roth Contributions and elective deferrals were made under each plan or arrangement being tested.  In this Plan, such aggregation shall be effected by taking into account the sum of all Pre-tax Contributions, Roth Contributions and other elective deferrals made for the Tested Plan Year under all such plans or arrangements in which the Highly Compensated Employee is an eligible employee, divided by the Highly Compensated Employee’s Eligible Compensation for the Tested Plan Year (determined using the compensation definition in this Plan) without regard to the plan year of the other plan(s) or arrangement(s).  Such aggregation is required even if the plans or arrangements in question use inconsistent testing methods.

(B)          In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Deferral Percentages of Eligible Participants as if all such plans were a single plan.  All plans treated as a single plan pursuant to this clause (ii)(B) must apply a consistent testing method.

(iii)          Subject to the limitations of clause (i) of this subparagraph, two or more cash or deferred arrangements may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(k) and 410(b) of the Code if such arrangements each have the same plan year and apply consistent testing methods.

(iv)          At the option of the Administrator, each Eligible Participant’s Deferral Contributions for a Plan Year consisting of Qualified Non-elective Contributions and/or Qualified Matching Contributions under any plan or arrangement may be included in determining the Deferral Percentages for the Plan Year provided, however, that:

(A)          The non-elective contributions (both including and excluding the Qualified Non-elective Contributions which are treated as Deferral Contributions) satisfy the requirements of Section 401(a) of the Code.

(B)           The matching contributions satisfy the requirements of Section 401(m) of the Code, provided that the Qualified Non-elective Contributions and Qualified Matching Contributions treated as Deferral Contributions are disregarded in making this determination.

(C)           Except as provided in clauses (iv)(A) and (B) of this subparagraph, the Qualified Non-elective Contributions and Qualified Matching Contributions treated as Deferral Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether employee contributions and matching contributions meet the requirements of Section 401(m) of the Code.

(D)          The Qualified Non-elective Contributions may not be treated as Deferral Contributions if the effect is to increase the difference between the Average Deferral Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.

(E)           The Qualified Non-elective Contributions and Qualified Matching Contributions satisfy the contingent benefit limitations of Section 401(k)(4)(A) (which generally prohibit benefits other than matching contributions from being contingent on making or not making elective deferrals).

(F)           The plan years of the plans or arrangements under which the Qualified Non-elective Contributions and Qualified Matching Contributions treated as Deferral Contributions are made is the same as the Plan Year and such plans apply consistent testing methods.

(G)           The Qualified Non-elective Contributions and Qualified Matching Contributions may not be made unless the Employer elects in Options 17(a) of the Profit Sharing Plan Adoption Agreement to use Current Year Testing.

(v)          The determination of Excess Deferral Contributions for a Plan Year for purposes of this paragraph shall be made:

(A)          After first determining the Excess Elective Deferrals under paragraph 22.1 for the Plan Year; provided that the Excess Elective Deferrals of Non-Highly Compensated Employees shall not be taken into account in determining the Deferral Percentage of such Eligible Participants to the extent that such Excess Elective Deferrals are made under this Plan or other cash or deferred arrangements maintained by the Employer and the Excess Elective Deferral of Highly Compensation Employees shall be taken into account in determining the Deferral Percentage of such Eligible Participants, and

(B)          Before determining the Excess Aggregate Contributions under paragraph 22.3 for the Plan Year.

(vi)         The employee groups tested hereunder may be divided into separate testing groups on such basis, if any, as the Administrator may determine and as is permitted under Sections 410, 401(k) and 401(m) of the Code, including, but not limited to, separate testing for excludible employees (that is, where the plan’s age and/or service requirements are lower than the greatest minimum age and service conditions permissible under Section 410(a) of the Code).

(vii)        If the Employer or the Administrator elects to apply Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(l)(A) of the Code in determining the satisfaction of requirements of subparagraph 22.2(a).

(viii)       The determination and treatment of the Deferral Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.

22.2(d)   Corrections and Corrective Distributions - If the Average Deferral Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:

(i)           If Catch-up Elective Deferrals are permitted to be made to this Plan and a Highly Compensated Employee has not reached his Catch-up Dollar Limitation for the Plan Year, Excess Deferral Contributions allocated to such Highly Compensated Employee shall be treated as Catch-up Elective Deferrals and will not be treated as Excess Deferral Contributions.

(ii)          The Excess Deferral Contributions for the Highly Compensated Employees for the Tested Plan Year (other than those treated as Catch-up Elective Deferrals) shall be reduced by recharacterization as After-tax Contributions as required by Section 401(k) of the Code (if permitted by the Employer in Option 7 of the Profit Sharing Adoption Agreement) if the testing methods of subparagraphs 22.2(a) and 22.3(a) are consistent or by distributing such contributions as provided below if the testing methods of subparagraphs 22.2(a) and 22.3(a) are not consistent in the following manner:

(A)           First, the excess amount shall be considered to consist of the Participant’s Roth Unmatched Contributions for such Plan Year to the extent thereof,

(B)           Then, any remaining portion of the excess amount shall be considered to consist of the Participant’s Roth Matched Contributions for such Plan Year to the extent thereof,

(C)           Then, any remaining portion of the excess amount shall be considered to consist of the Participant’s Pre-tax Unmatched Contributions for such Plan Year to the extent thereof, and

(D)           Then, any remaining portion of the excess amount shall be considered to consist of the Participant’s Pre-tax Matched Contributions for such Plan Year to the extent thereof, and

(E)           Then, any remaining portion of the excess amount shall be considered to consist of the Participant’s Employer Thrift Contributions for such Plan Year to the extent thereof, and

(F)           Finally, any remaining portion of the excess amount shall be considered to consist of the Participant’s other Deferral Contributions for such Plan Year.

Notwithstanding the foregoing, in no case shall the amount of Excess Deferral Contributions recharacterized with respect to any Highly Compensated Employee exceed the amount of his Pre-tax Contributions Roth Contributions and other elective deferrals.  When Excess Deferral Contributions for the Highly Compensated Employees cannot be recharacterized, such Excess Deferral Contributions (as adjusted for income or loss thereon) shall be distributed in a “corrective distribution” to the Highly Compensated Employees at such time as the Administrator shall determine but in no event later than twelve (12) months after the end of the Plan Year for which made.  Notwithstanding the time period described above for the distribution, any amounts distributed more than two and one-half (2-1/2) months after the end of the Plan Year may be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.

(iii)          Among such Participants, the reduction shall be effected by reducing contributions in the order of the highest dollar amounts of Deferral Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 22.2(a) are satisfied; provided, however, that any required reduction for any Eligible Participant will first be reduced by his Excess Elective Deferrals returned or recharacterized pursuant to paragraph 22.1.  The reduction is effected as follows:

Step A.         The total dollar amount of all Excess Deferral Contributions calculated as provided in subparagraph 22.2(b) must be eliminated.

Step B.          The Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Deferral Contributions must be reduced by the amount required to cause that Highly Compensated Employee’s Deferral Contributions to equal the dollar amount of the Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Deferral Contributions.  This amount is then eliminated for the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already eliminated under this step, would equal the total Excess Deferral Contributions, the lesser reduction amount is eliminated.

Step C.           If the total amount distributed is less than the total Excess Deferral Contributions, step B is repeated.

(iv)         The amount of the Excess Deferral Contribution apportioned to a Highly Compensated Employee under the Plan for a Plan Year must not exceed the amount of contributions actually made to the Plan for the Highly Compensated Employee for such year.  When two or more plans of the Employer are involved, the correction is applied independently to each cash or deferred arrangement in which a Highly Compensated Employee participates and, if correction is needed in more than one, the Average Deferral Percentage of Highly Compensated Employees whose Excess Deferral Contributions were recharacterized or who received a distribution shall not be recalculated after the correction in the first plan.

(v)          Whenever Excess Deferral Contributions are recharacterized as After-tax Contributions, the following rules shall apply with respect to such recharacterization.

(A)          Excess Deferral Contributions recharacterized are includable in the Participant’s income on the earliest date any elective deferrals would have been received by the Participant but for his election to contribute to the plan or arrangement.

(B)           Such recharacterized Excess Deferral Contributions are to be treated as After-tax Contributions for purposes of Sections 72, 401(a), 401(m) and 6047 of the Code and Inc. Tax Regs. Sections 1.401(k)-1(d) and 1.401(k)-2, but shall be considered elective deferrals for all other purposes of the Code including but not limited to Sections 401(k)(2), 404, 409, 411, 412, 415, 416 and 417 of the Code.

(C)           Such recharacterized Excess Deferral Contributions shall remain allocated to the applicable account of the Participant, except to the extent required to be distributed to the Participant.

(D)          Such Excess Deferral Contributions shall be recharacterized no later than two and one-half (2-1/2) months after the end of the Plan Year in question.  For this purpose, recharacterization is deemed to occur on the date on which the last of those Highly Compensated Employees with Excess Deferral Contributions to be recharacterized is notified of the recharacterization in any manner prescribed by the Secretary of the Treasury or his delegate.

(E)           The payor or Administrator shall report such recharacterized Excess Deferral Contributions as employee contributions to the Internal Revenue Service and the affected Participant by timely providing such forms as the Secretary of the Treasury or his delegate shall designate to the Internal Revenue Service and to the affected Participant, by timely taking such other actions as the Secretary of the Treasury or his delegate shall require, and by the Administrator’s accounting for such amounts as employee contributions for purposes of Sections 72 and 6047 of the Code.

(vi)         For purposes hereof, the income or loss allocated to any Excess Deferral Contributions allocated to the Plan that must be distributed to a Highly Compensated Employee pursuant to this subparagraph shall be determined by the Administrator pursuant to paragraph 22.5.

(vii)        Any distribution of Excess Deferral Contributions (as adjusted for income or loss thereon) shall clearly be designated by the Administrator as such.

22.2(e)    Benefit Accrual Rule - If a Participant’s Pre-tax Contributions or Roth Contributions are recharacterized as After-tax Contributions for purposes of paragraph 22.3 and are returned pursuant to that paragraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any Matching Contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested).

22.3         Limitation on and Distribution of After-tax Contributions or Matching Contributions Made by or on behalf of Highly Compensated Employees.

22.3(a)    Except where the use of the ACP Safe Harbor is elected by the Employer in Option 17(c) of the Profit Sharing Plan Adoption agreement, the After-tax Contributions otherwise permitted to be made under the Plan and the Matching Contributions otherwise allocated to the account of a Participant under the Plan shall be limited as hereafter provided so that the ACP Test is satisfied for each Plan Year.  In addition, whether or not the ACP Safe Harbor is satisfied with respect to the Plan for a Plan Year, the After-tax Contributions otherwise permitted to be made under the Plan shall be limited as hereafter provided so that the ACP Test is satisfied for each Plan Year.  For purposes hereof:

(i)           The “ACP Safe Harbor” is the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code with respect to Matching Contributions.  If the ACP Safe Harbor is elected for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax Regs. Section 1.401(m)-3, the rate of matching contributions must not increase as contributions increase and must not favor Highly Compensated Employees, no matching contribution may be provided with respect to contributions in excess of six percent (6%) of compensation, and that the aggregate dollar amount of any matching contribution which is discretionary can not exceed four percent (4%) of a Participant’s compensation, a safe harbor contribution required for the ADP Safe Harbor must be provided, and the safe harbor contribution must be fully vested and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code.

(ii)           Under the “ACP Test”, the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) may not exceed the greater of (i) or (ii) as follows:

(A)          The “regular limitation” percentage which is equal to one hundred twenty-five percent (125%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(B)           The “alternative limitation” percentage which is equal to the lesser of:

(I)           Two hundred percent (200%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(II)          Two (2) percentage points over the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

(iii)          If the Employer elected in Option 17(c) of the Profit Sharing Plan Adoption Agreement, to apply the Safe Harbor Testing method described in clause (i) of this subparagraph 22.3(a) by making a Basic or Enhanced Matching Contribution, the Employer may eliminate such matching contributions on future Deferral Contributions during a Plan Year and instead apply the ACP Test described in clause (ii) of this subparagraph 22.3(a) and based on a Current Year Testing Election; provided that the reduction or elimination of the matching contributions is effective no earlier than the later of (A) thirty (30) days after the Participants are given a supplemental notice (B) the date the amendment reducing or eliminating the matching contribution is adopted, and (C) Participants are given a reasonable opportunity to change Employee Pre-Tax and /or Roth Contribution Elections and, if applicable, Employee After-Tax Contribution Elections.

22.3(b)    Definitions - For purposes hereof:

(i)            The term “Aggregate Contributions” means the following:

(A)          After-tax Contributions and Matching Contributions, and if Option 7(b)(A) or (B) of the Profit Sharing Adoption Agreement is selected, Employer Base Contributions,

(B)          To the extent provided or elected pursuant to the special operating rules of subparagraph 22.3(c), any other after-tax employee contributions (other than Roth Contributions) which are allocated to a separate account to which attributable earnings or loss are allocated and consisting of either:

(I)           Employee contributions to the defined contribution portion of a plan described in Section 414(k) of the Code.

(II)         Employee contributions to a qualified cost-of-living arrangement described in Section 415(2)(B) of the Code, without regard to the requirement that contributions be allocated to a separate account to which attributable earnings are allocated.

(III)        Employee contributions applied to the purchase of whole life insurance protection or survivor benefit protection under a defined contribution plan.

(IV)        Amounts attributable to excess contributions as defined for purposes of Section 401(k) of the Code which are recharacterized as after-tax employee contributions (other than Roth Contributions).

(V)          Employee contributions to a contract described in Section 403(b) of the Code.

Notwithstanding the foregoing, after-tax employee contributions do not include Roth Contributions, loan repayments, cash-out buy-backs, qualifying rollover contributions, employee contributions which are transferred to a plan or any other amounts which are excluded from such term under Section 401(m) of the Code.

(C)           To the extent provided or elected pursuant to the special operating rules of subparagraph 22.3(c), any other matching contributions within the meaning of Section 404(m)(4)(A) of the Code (that is, employer contributions made on account of after-tax employee contributions under any plan or elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code) and/or

(D)          To the extent provided or elected pursuant to the special operating rules of subparagraph 22.3(c):

(I)           Qualified Non-elective Contributions (as defined in subparagraph 22.2(b)) contributed during, or no later than the end of the 12-month period following the end of, the Applicable Plan Year to the extent that such contributions satisfy the requirements of Section 401(a)(4) of the Code and are not greater for any Non-Highly Compensated Employee than the product obtained by multiplying the Non-Highly Compensated Employee’s Eligible Compensation multiplied by the greater of (a) five percent (5%) (or ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) or (b) two times the representative contribution rate (as defined in Inc. Tax Regs. Section 1.401 (m)-2(a) (6)(v)(B)).

(II)         Any elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code other than elective deferrals under a safe harbor plan that satisfies the alternative method of non-discrimination testing under Section 401(k)(12) of the Code, elective deferrals that are Catch-up Elective Deferrals, and elective deferrals made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code.

(E)           Notwithstanding the foregoing, a contribution shall not be considered an Aggregate Contribution for a Plan Year unless:

(I)           In the case of an after-tax employee contribution it is actually paid to the funding vehicle of the plan or an agent of the plan who remits the contribution to the funding vehicle within a reasonable time.

(II)          In the case of a matching contribution, it is allocated as of a date within the Plan Year, it is actually paid to the funding vehicle of the plan no later than the end of the 12-month period immediately following such plan year and it is made on behalf of the Employee’s elective deferrals or employee contributions for the plan year, and the aggregate matching contributions taken into account do not exceed the greatest of (a) five percent (5%) (or, if permitted, ten percent (10%) if made in connection with the Employer’s obligation, if any, to pay a prevailing wage under the Davis-Bacon Act, Public Law 71-798, Service Contract Act of 1965, Public Law 89-286, or similar legislation) of the Non-Highly Compensated Employee’s Eligible Compensation, (b) the sum of the Non-Highly Compensated Employee’s employee after-tax contributions and elective deferrals (counting only such types of contributions which may generate matching contributions), or (c) the product obtained by multiplying (1) the sum of the Non-Highly Compensated Employee’s employee after-tax contributions and other elective deferrals (counting only such types of contributions which may generate matching contributions) by (2) two times the representative matching rate (as defined in Inc. Tax Regs. Section 1.401 (m)-2(a)(5)(ii)(B)).

(III)         In the case of a Qualified Non-elective Contribution, it is allocated as of a date within the Plan Year (which generally means that it is not contingent upon the Employee’s participation in the plan or arrangement or performance of services on any date subsequent to that date and that is actually paid to the funding vehicle of the plan or arrangement no later than the end of the 12-month period immediately following such Plan Year), and

(IV)         In the case of an elective deferral, it either relates to compensation that either would have been received by the Employee in such Plan Year but for his election to contribute to the plan or arrangement or is attributable to services performed by the Employee in the Plan Year, and but for the Employee’s election to contribute to the plan or arrangement, would have been received by the Employee within two and one-half (2-1/2) months after the end of such Plan Year.

(V)          In the case of a Qualified Non-elective Contribution or a Qualified Matching Contribution, it is not used to satisfy the safe harbor contribution requirement for use of the alternative method of non-discrimination testing under Section 401(k)(12) of the Code or for use of the alternative method of non-discrimination testing under Section 401(m)(11) of the Code.

(ii)           The term “Applicable Plan Year” means:

(A)         If the Employer does not make the Current Year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, the Plan Year immediately preceding the Tested Plan Year.  If the Plan results from, or is otherwise affected by, a plan coverage change that becomes effective during the Tested Plan Year, then Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year shall be appropriately adjusted as required under Section 401(m) of the Code.

(B)          If the Employer makes the Current Year testing election in Option 17(a) of the Profit Sharing Plan Adoption Agreement, the Tested Plan Year.

(iii)          The term “Average Contribution Percentage” or “ACP” means the average (expressed as a percentage and calculated to the nearest one-hundredth of one percent (.01%)) of the Contribution Percentages of the Eligible Participants in a group.

(iv)          The term “Contribution Percentage” means the ratio (expressed as a percentage, calculated to the nearest one-hundredth of one percent (.01%) and calculated separately for each Eligible Participant) of (A) the After-tax Contributions and the Matching Contributions under the Plan (and, where provided or elected in accordance with the special operating rules of subparagraph 22.3(c), any other Aggregate Contributions) made by or on behalf of an Eligible Participant for the Plan Year to (B) the Eligible Participant’s Eligible Compensation for the Plan Year.  The Contribution Percentage of an Eligible Participant who fails to make or receive an allocation of an Aggregate Contribution for a Plan Year shall be 0%.

(v)           The term “Eligible Compensation” means an Eligible Participant’s Total Compensation while he is an Eligible Participant determined without regard to suspensions from participation.

(vi)          The term “Eligible Participant” means any Employee who is authorized under the terms of the Plan to make After-tax Contributions or receive an allocation of the Matching Contribution for the Plan Year, determined without regard to suspensions from participation for any reason other than not being an Eligible Employee (or, where provided or elected in accordance with the special operating rules of subparagraph 22.3(c), who is authorized under the terms of the applicable plan to make or receive an allocation of other Aggregate Contributions for the Plan Year).

(vii)         The term “Excess Aggregate Contributions” means the amount of Aggregate Contributions for a Plan Year which must be eliminated in order for the restrictions of subparagraph 22.3(a) to be satisfied for the Plan Year.  The amount is the excess of:

(A)         The aggregate amount of Aggregate Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over

(B)          The maximum amount of Aggregate Contributions permitted by the restrictions of subparagraph 22.3(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ACPs, beginning with the highest of Deferral Percentages).

(viii)        The term “Tested Plan Year” means the Plan Year for which the limitation is being applied to the contributions by or for Eligible Participants who are Highly Compensated Employees.

22.3(c)    Operating Rules - The following special rules shall apply for purposes of this paragraph:

(i)            The following plans or portions of plans are mandatorily disaggregated and must be tested separately under subparagraph 22.3(a) and Section 401(m)(2) of the Code:

(A)          Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement may not be aggregated with contributions by or for employees who are included in a unit of employees not covered by the same collective bargaining agreement.

(B)          Except where permitted to be aggregated for purposes of Section 410 of the Code, contributions by or for employees assigned to qualified separate lines of business within the meaning of Section 414(r) of the Code, unless the plan in question qualifies for the employer-wide exception to mandatory disaggregation for this purpose under Section 414(r) of the Code.

(C)           Contributions under plans that could but actually are not aggregated for the plan year for purposes of satisfying the minimum coverage requirements of Section 410(b) of the Code (other than the average benefits percentage test).

(D)          Contributions under a plan maintained by more than one employer as described in Section 413(c) of the Code shall be treated as if each such employer maintained a separate plan.

(E)           Except as provided in clause (ii) of this subparagraph, contributions under plans which do not have the same plan year.

(ii)           Subject to the limitations of clause (i) of this subparagraph, the following plans or portions of plans are mandatorily aggregated and must be tested as one plan under subparagraph 22.3(a) and Section 401(m)(2) of the Code:

(A)          The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Tested Plan Year and who is eligible to make after-tax employee contributions, or to make or receive an allocation of matching contributions, Qualified Non-elective Contributions or elective deferrals allocated to his account under two or more plans described in Section 401(a) or cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such after-tax employee contributions, matching contributions, Qualified Non-elective Contributions and elective deferrals were made under each plan and arrangement being tested.  In this Plan, such aggregation shall be effected by taking into account the sum of all after-tax employee contributions, matching contributions, Qualified Non-elective Contributions and elective deferrals made during the Tested Plan Year under all such plans or arrangements in which the Highly Compensated Employee is an eligible employee, divided by the Highly Compensated Employee’s Eligible Compensation for the Tested Plan Year (determined using the compensation definition in this Plan) without regard to the plan year of the other plan(s) or arrangement(s).  Such aggregation is required even if the plans or arrangements in question use inconsistent testing methods.

(B)           In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, then this paragraph shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.  All plans treated as a single plan pursuant to this paragraph must apply a consistent testing method.

(iii)          Subject to the limitations of clause (i) of this subparagraph, two or more plans to which after-tax employee contributions or matching contributions or both may be made may be permissively aggregated by the Administrator for purposes of satisfying the requirements of Section 401(a)(4), 401(m) and 410(b) of the Code if such plans each have the same plan year and use consistent testing methods.

(iv)         At the option of the Administrator, each Eligible Participant’s Aggregate Contributions for a Plan Year consisting of Qualified Non-elective Contributions or elective deferrals and elective deferrals under any plan or arrangement may be treated as matching contributions and included in determining the Contribution Percentages for the Plan Year provided, however, that:

(A)          The non-elective contributions (both including and excluding the Qualified Non-elective Contributions (as defined in paragraph 22.2) which are treated as Aggregate Contributions and in the latter case also excluding the Qualified Non-elective Contributions treated as elective deferrals under Section 401(k) of the Code) satisfy the requirements of Section 401(a) of the Code.

(B)           The elective deferrals (both including and excluding elective deferrals treated as Aggregate Contributions) satisfy the requirements of Section 401(k) of the Code.

(C)           Except as provided in clauses (iv)(A) and (B) of this subparagraph, the Qualified Non-elective Contributions and elective deferrals treated as Aggregate Contributions are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Section 401(a) of the Code or whether elective deferrals meet the requirements of Section 401(k) of the Code.

(D)          The Qualified Non-elective Contributions may not be treated as Aggregate Contributions if the effect is to increase the difference between the Average Contribution Percentages for Highly Compensated Employees and for Non-Highly Compensated Employees.

(E)           The plan years of the plans or arrangements under which the Qualified Non-elective Contributions and elective deferrals treated as Aggregate Contributions are made is the same as the Plan Year and such plans or arrangements apply consistent testing methods.

(v)          Contributions by or for employees who are included in a unit of employees covered by a collective bargaining agreement shall automatically be considered to pass the non-discrimination test of subparagraph 22.3(a) and Section 401(m) of the Code and need not be tested thereunder.

(vi)         The determination of Excess Aggregate Contributions for a Plan Year for purposes of this paragraph shall be made after:

(A)           First determining Excess Elective Deferrals under paragraph 22.1 for the Plan Year, and

(B)           Then determining Excess Deferral Contributions under paragraph 22.2 for the Plan Year.

(vii)        The employee groups tested hereunder may be divided into separate testing groups on such basis, if any, as the Administrator may determine and as is permitted under Sections 410, 401(k) and 401(m) of the Code, including, but not limited to, separate testing for excludible employees (that is, where the plan’s age and/or service requirements are lower than the greatest minimum age and service conditions permissible under Section 410(a) of the Code).

(viii)       If the Employer or the Administrator elects to apply Section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of Section 410(b) of the Code for a Plan Year, the Plan may exclude altogether the participation of Non-Highly Compensated Employees (but not the participation of Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code in determining the satisfaction of requirements of subparagraph 22.3(a).

(ix)         The determination and treatment of the Aggregate Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury or his delegate.

22.3(d)   Correction and Corrective Distributions - If the Average Contribution Percentage for the Eligible Participants who are Highly Compensated Employees for a Plan Year is more than the amount permitted under the above restrictions, then:

(i)           The Excess Aggregate Contributions for the Highly Compensated Employees for the Tested Plan Year shall be reduced as required by Section 401(m) of the Code after the end of the Plan Year for which made and, to the extent not inconsistent therewith, in the following manner:

(A)          First, the excess amount shall be considered to consist of the Participant’s After-tax Unmatched Contributions for such Plan Year and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (as adjusted for income or loss thereon) shall be distributed to the Participant at such time as the Administrator may determine but in no event later than twelve (12) months after the end of the Plan Year, and

(B)          Then, any remaining portion of the excess amount shall be considered to consist of the Participant’s After-tax Matched Contributions, Matching Contributions, other Aggregate Contributions treated as matching contributions and similar contributions under other plans taken into account for such Plan Year on a pro rata basis to the extent thereof, which contributions (as adjusted for income or loss thereon) shall be distributed to the Participant (or forfeited, to the extent not vested) at such time as the Administrator may determine but in no event later than the twelve (12) months after end of the Plan Year.

Notwithstanding the time period described above for the return of Excess Aggregate Contributions, any amounts distributed more than two and one-half (2-1/2) months after the end of the Plan Year may be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.

(ii)           Among such Participants, the reduction shall be effected by reducing contributions in the order of the highest dollar amounts of Aggregate Contributions by or on behalf of each of the Highly Compensated Employees, such that the applicable restrictions of subparagraph 22.3(a) are satisfied.  The reduction is effected as follows:

Step A.          The total dollar amount of all Excess Aggregate Contributions calculated as provided in subparagraph 22.3(b) must be eliminated.

Step B.          The Aggregate Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions must be reduced by the amount required to cause that Highly Compensated Employee’s Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of Aggregate Contributions.  This amount is then eliminated for the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already eliminated under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount is eliminated.

Step C.           If the total amount eliminated is less than the total Excess Aggregate Contributions, step B is repeated.

(iii)          The amount of the Excess Aggregate Contribution apportioned to a Highly Compensated Employee under the Plan for a Plan Year must not exceed the amount of contributions actually made to the Plan for the Highly Compensated Employee for such year.  When two or more plans of the Employer are involved, the correction is applied independently to each cash or deferred arrangement in which a Highly Compensated Employee participates and, if correction is needed in more than one, the Average Contribution Percentage of Highly Compensated Employees who receive a distribution of Excess Aggregate Contributions shall not be recalculated after the correction in the first plan.

(iv)         For purposes hereof, the income or loss allocated to any Excess Aggregate Contributions allocated to the Plan shall be determined by the Administrator pursuant to paragraph 22.5.

(v)          Any distribution of Excess Aggregate Contributions (as adjusted for income or loss thereon) shall clearly be designated by the Administrator as such.

22.3(e)    Benefit Accrual Rule - If a Participant’s After-tax Contributions are returned pursuant to this paragraph, such contributions shall nevertheless still be considered made for any benefit accrual requirements contingent thereon, and any matching contributions attributable thereto shall also be distributed (to the extent vested) or forfeited (to the extent not vested).

22.4         Distribution of Transferred Contributions to Meet Requirements Similar to Those of Paragraphs 22 1, 22.2 and 22.3.  In the event that Elective Deferrals, Deferral Contributions or Aggregate Contributions are transferred from another plan to this Plan and corrective distributions are required under Section 401(k), 401(m), 402(g) or 414(v) of the Code with respect to the transferred contributions (as adjusted for income or loss thereon), the Administrator is authorized to distribute to the affected Participant or return to the transferor plan the transferred Elective Deferrals, Deferral Contributions and Aggregate Contributions (as adjusted for income or loss thereon) as may be necessary or appropriate to effect the corrective distribution.

22.5         Determination of Income or Loss for Adjustment of Excess Elective Deferrals, Excess Deferral Contributions and Excess Aggregate Contributions Allocated to and to Be Distributed from the Plan.  For purposes hereof and except to the extent otherwise provided under Section 401(k), 401(m), 402(g) or 414(v) of the Code, as applicable, the income or loss allocated to any Excess Elective Deferrals, Excess Deferral Contributions and Excess Aggregate Contributions (referred to in this paragraph as an “Excess Contribution”, determined separately for type of contribution) allocated to the Plan shall be determined by the Administrator under the following rules and calculated under any reasonable method selected by the Administrator so long as the method does not violate the requirements of Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for a calendar year or Plan Year, as applicable, and is used by the Plan for allocating income to Participants’ accounts under the Plan.

22.5(a)    Corrective Distributions Made after Year End - Where the corrective distribution is made after the end of the calendar year or Plan Year, as applicable, for which the Excess Contribution was made:

(i)            Unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, the amount of the income or loss adjustment for the calendar year or Plan Year, as applicable, in question shall be determined by multiplying (a) the income or loss for the calendar year or Plan Year, as applicable, or other period in question allocable to the account to which such Excess Contribution is allocated by (b) a fraction, the numerator of which is the amount of the Participant’s Excess Contribution allocated to such account for the year or other period in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the first day of the year or other period in question (without regard to any income or loss occurring during such year), plus the additional contributions made to the account during the year or other period in question.

(ii)           Unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, the amount of the income or loss adjustment for the gap period between the end of the calendar year or Plan Year, as applicable, in question and the date of distribution shall be determined, in the Administrator’s discretion applied on a uniform and non-discriminatory basis, either by:

(A) Multiplying (I) ten percent (10%) of the amount determined under clause (i) of this subparagraph by (II) the number of whole calendar months between the end of the calendar year or Plan Year, as applicable, in question and the date of distribution, counting the month of distribution as a whole month if the distribution occurs after the 15th of such month, or

(B) Multiplying (I) the income or loss allocable to the account to which such Excess Contribution is allocated for all or any portion of the gap period ending no earlier than seven (7) days prior to the date of distribution by (II) a fraction, the numerator of which is the amount of the Participant’s Excess Contribution allocated to such account for the calendar year or Plan Year, as applicable, in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the first day of such gap period (without regard to any income or loss occurring during such year), plus the additional contributions made to the account during such gap period.

22.5(b)    Corrective Distributions Made prior to Year End - Where the corrective distribution is made during the calendar year or Plan Year, as applicable, for which the Excess Contribution was made, unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, the amount of the income or loss adjustment for the period between the beginning of such year and the date of distribution shall be determined by multiplying (i) the income or loss allocable to the account to which such Excess Contribution are allocated for all or any portion such period ending no earlier than seven (7) days prior to the date of distribution by (ii) a fraction, the numerator of which is the amount of the Participant’s Excess Contribution allocated to such account for the period in question and entitled to a share of the valuation adjustment therefor under paragraph 4.6 of the Plan and the denominator of which is the balance in such account on the first day of such year or other period in question, plus the additional contributions made to the account during the year or other period in question.

FIRST AMENDMENT TO

VIRGINIA BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(September, 2008)

Basic Plan Document No. 02

Pursuant to subparagraph 14.1(b) of the Plan, the Board of Directors of the Virginia Bankers Association Benefits Corporation hereby adopts the following amendment to Basic Plan Document No. 02 (October, 2007):

This Plan amendment incorporates provisions designed to comply with the requirements of the Internal Revenue Code as amended by the Pension Protection Act of 2006 and, generally, effective for Plan Years beginning on or before January 1, 2008.  The letter of acceptability issued by the Internal Revenue Service does not address these provisions.

1.
Subparagraph 1.45(c) of the Plan is amended, effective for Plan Years (or Limitation Years, as applicable) beginning on or after July 1, 2007 or as otherwise expressly provided below, to read as follows in order to comply with the requirements of final regulations under Section 415 of the Code:

1.45(c) Notwithstanding the foregoing, unless otherwise provided in Option 4(e) of the Adoption Agreement, the following rules shall also apply in determining Total Compensation for Plan Years (or Limitation Years, as applicable) beginning on or after July 1, 2007:

(i)           Unless the Employer elects in Option 4(e) of the Adoption Agreement to have such amounts included in Total Compensation when paid, amounts earned but not paid during a Plan Year (or Limitation Year, as applicable) solely because of the timing of pay periods and pay dates shall be included in Total Compensation for the Limitation Year (or Plan Year, as applicable) when earned, provided (A) the amounts are paid during the first few weeks of the next applicable year, (B) the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and (C) no compensation is included in more than one Limitation Year.

(ii)           Except as provided in (iii), no amount paid after severance from employment shall be treated as Total Compensation other than a Participant’s final regular paycheck.

(iii)          Unless the employer elects otherwise in Option 4(e) of the Adoption Agreement, the following compensation paid by the later of 2-1/2 months after an employee’s severance from employment with the Employer or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of the employee’s severance from employment with the Employer shall not be included in Total Compensation:

(A)           A payment which is regular compensation for services during the employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, and which would have been paid to the employee while the employee continued in employment with the Employer;

(B)           A payment which is for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment with the Employer had continued; and

(C)           A payment which is received by the employee pursuant to a nonqualified unfunded deferred compensation plan and which would have been paid at the same time if employment with the Employer had continued, but only to the extent includible in gross income.

Even if the Employer elects to include such compensation, any payments not described above shall not be considered Total Compensation if paid after severance from employment, even if they are paid by the later of 2-1/2 months after the date of severance from employment or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of severance from employment, except, if provided below, payments to an individual who does not currently perform services for the Employer by reason of Qualified Military Service described in paragraph 4.12 to the extent these payments exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service and compensation paid to a Participant who is permanently and totally disabled.

(iv)          Unless otherwise provided in Option 4(e) of the Adoption Agreement, Total Compensation shall not include amount paid to an individual who does not currently perform services for the Employer by reason of Qualified Military Service described in paragraph 4.12.  If the Employer elects to include such amount, the amount included shall not exceed the amount the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military service.

(v)           Unless otherwise provided in Option 4(e) of the Adoption Agreement, Total Compensation shall not include post-severance compensation paid to any Participant who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) but if so provided in Option 4(e) of the Adoption Agreement and salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period or the Participant in question was not a Highly Compensated Employee immediately before becoming permanently and totally disabled.

(vi)          Unless otherwise provided in Option 4(e) of the Adoption Agreement, Total Compensation shall not include Deemed Section 125 Compensation.  “Deemed Section 125 Compensation” is an amount that is excludable under Section 106 of the Code that is not available to a Participant in cash in lieu of group health coverage under a Section 125 of the Code arrangement solely because the Participant is unable to certify that he or she has other health coverage.  Amounts are Deemed Section 125 Compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

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(vii)         For purposes of determining Highly Compensated Employees and Key Employees, Total Compensation shall not include amounts paid as compensation to nonresident aliens who do not participate in the Plan to the extent the compensation is excludable from gross income and not effectively connected with a U.S. trade or business.

2.
A new subparagraph 1.45(e) of the Plan is amended, effective for Plan Years (or Limitation Years, as applicable) beginning on or after July 1, 2007 or as otherwise expressly provided below, to read as follows in order to comply with the requirements of final regulations under Section 415 of the Code:

1.45(e)       Back pay within the meaning of Section 1.415(c)-(2)(g)(8) of the Inc. Tax Regulations shall be treated as Total Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

3.	Subparagraph 3.6(b) of the Plan is amended, effective January 1, 2008, to read as follows in order to describe the rules relating to automatic enrollment under the Pension Protection Act of 2006:

3.6(b)          Notwithstanding the foregoing, if the Employer has elected in Option 7(c)(7) of the Profit Sharing Plan Adoption Agreement to provide a “deemed election” of Pre-tax Contributions:

(i)            Each Participant to whom the “deemed election” applies shall be considered to have made an election to contribute Pre-tax Contributions in the amount described in Option 7(c)(7) of the Profit Sharing Plan Adoption Agreement unless he timely makes a written contribution election providing otherwise pursuant to the Plan’s election procedures and any such deemed contribution election shall then continue in force until he thereafter timely elects to change or terminate such contribution pursuant to the foregoing provisions of the Plan.

(ii)           Contributions made pursuant to a “deemed election” shall be considered first to be Pre-tax Matched Contributions to the extent permitted under the Plan and then to be Pre-tax Unmatched Contributions.

(iii)          Contributions made pursuant to a “deemed election” shall be treated as a Participant directed investment in a default investment option selected by the Benefits Corporation and that is a qualified default investment arrangement as defined in Section 404(c)(5) of the Act.

(iv)          The Administrator shall provide a notice to each Participant to whom the deemed election applies for such Plan Year that accurately describes:

(A)           The level of the contributions to be made under the deemed election;

(B)           The Participant’s right to elect not to have the contributions under the deemed election made on his behalf or to have a different contribution percentage made to the Plan on his behalf;

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(C)           How contributions made under the deemed election are invested in the absence of an investment direction by the Participant; and

(D)           The Participant’s right to .make a permissible withdrawal pursuant to paragraph 9.12 of the Plan.

(v)           The notice described in clause (iv) above shall be provided within a reasonable period prior to the beginning of each Plan Year (which normally means during the period beginning ninety (90) days before and ending thirty (30) days before the beginning of the Plan Year), or in the year an Employee first becomes a Participant, within a reasonable period before the Employee becomes a Participant (which normally means during the period beginning ninety (90) days before and ending on such date).  In addition, the notice must be provided sufficiently early so that the Participant has a reasonable period of time after receipt of the notice and before the first elective contribution is made, to make an election to stop contributions or to elect a different contribution percentage.

4.	Subparagraph 3.6(c) of the Plan is amended, effective January 1, 2008, to read as follows in order to describe the rules relating to automatic enrollment under the Pension Protection Act of 2006:

3.6(c)         Notwithstanding the foregoing, if the Employer has elected in Option 7(c)(10) of the Profit Sharing Plan Adoption Agreement to provide a “deemed election” of Roth Contributions:

(i)           Each Participant to whom the “deemed election” applies shall be considered to have made an election to contribute Roth Contributions in the amount described in Option 7(c)(10) of the Profit Sharing Plan Adoption Agreement unless he timely makes a written contribution election providing otherwise pursuant to the Plan’s election procedures and any such deemed contribution election shall then continue in force until he thereafter timely elects to change or terminate such contribution pursuant to the foregoing provisions of the Plan.

(ii)           Contributions made pursuant to a “deemed election” shall be considered first to be Roth Matched Contributions to the extent permitted under the Plan and then to be Roth Unmatched Contributions.

(iii)          Contributions made pursuant to a “deemed election” shall be treated as a Participant directed investment in a default investment option selected by the Benefits Corporation and that is a qualified default investment arrangement as defined in Section 404(c)(5) of the Act.

(iv)         The Administrator shall provide a notice to each Participant to whom the deemed election applies for such Plan Year that accurately describes:

(A)           The level of the contributions to be made under the deemed election;

(B)           The Participant’s right to elect not to have the contributions under the deemed election made on his behalf, to elect to have a different contribution percentage made to the Plan on his behalf or to elect to have contributions designated as Pre-Tax Contributions;

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(C)           How contributions made under the deemed election are invested in the absence of an investment direction by the Participant; and

(D)           The Participant’s right to make a permissible withdrawal pursuant to paragraph 9.12 of the Plan.

(v)          The notice described in clause (iv) above shall be provided within a reasonable period prior to the beginning of each Plan Year (which normally means during the period beginning ninety (90) days before and ending thirty (30) days before the beginning of the Plan Year), or in the year an Employee first becomes a Participant, within a reasonable period before the Employee becomes a Participant (which normally means during the period beginning ninety (90) days before and ending on such date).  In addition, the notice must be provided sufficiently early so that the Participant has a reasonable period of time after receipt of the notice and before the first elective contribution is made, to make an election to stop contributions or to elect a different contribution percentage.

5.
A new Paragraph 3.9 is added to the Plan, effective January 1, 2008, to read as follows in order to describe the rules relating to the Automatic Enrollment ADP and ACP Safe Harbor under the Pension Protection Act of 2006:

3.9              Notice and Election Period for Plan Using Automatic Enrollment ADP and ACP Safe Harbor.

3.9(a)          In addition to any other election periods or rules provided under the Plan (which periods and rules are modified to the extent inconsistent herewith), whenever the Plan Sponsor determines to use the Automatic Enrollment ADP Safe Harbor defined in subparagraph 22.2(a) of the Plan (for Plan Years beginning on or after January 1, 2008) and the Automatic Enrollment ACP Safe Harbor defined in subparagraph 22.3(a) of the Plan (for Plan Years beginning on or after January 1, 2008):

(i)           Option 7(c)(7)(C) or Option 7(c)(10)(C) of the Profit Sharing Plan Adoption Agreement must be elected by the Employer.

(ii)           Each Participant may make or modify an election to make Pre-tax, Roth and/or After-tax Contributions, to the extent such contributions are otherwise permitted under the Plan, during the reasonable period (normally 30 days) immediately preceding the beginning of each Plan Year.  For the Plan Year a Participant becomes eligible to make Pre-tax, Roth and/or After-tax Contributions, the election period requirement is deemed satisfied if the Participant may make or modify a Pre-tax, Roth and/or After-tax Contribution election during such a reasonable period that includes either the date the Participant becomes eligible or the day before.

(iii)          Each Participant may terminate a Pre-tax, Roth and/or After-tax Contribution election at any time during the Plan Year.

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3.9(b)         In addition to any other notice requirements provided under the Plan (which requirements are modified to the extent inconsistent herewith), in the event the Plan Sponsor determines to use the Automatic Enrollment ADP Safe Harbor defined in subparagraph 22.2(a) of the Plan (for Plan Years beginning on or after January 1, 2008) and Automatic Enrollment ACP Safe Harbor defined in subparagraph 22.3(a) of the Plan (for Plan Years beginning on or after January 1, 2008):

(i)           The Administrator shall notify each person eligible to be a Participant within a reasonable time prior to the beginning of each Plan Year (which normally means during the period beginning ninety (90) days before and ending thirty (30) days before the beginning of the Plan Year) or, if later, prior to the date he becomes eligible to make Pre-tax, Roth and/or After-tax Contributions (which normally means during the period beginning ninety (90) days before and ending on such date) of the level of contributions and the type of contributions he will be deemed to have elected to have made on his behalf if he does not make an affirmative election to make a Pre-tax, Roth and/or After-tax Contribution election or modify a prior election during the applicable election period.

(ii)           The notification shall normally include a description of the following (except as otherwise provided under Section 401(k) or (m) of the Code):

(A)           The safe harbor non-elective or matching contribution formula used under the Plan (including a description of the levels of matching contributions, if any, available under the Plan or any plan to which any safe harbor non-elective or matching contributions with respect to the Plan which are contributed);

(B)           Any other contributions under the Plan or matching contributions to another plan attributable to Pre-tax, Roth and/or After-tax Contributions to the Plan (including any potential for discretionary matching contributions to the Plan or to any other plan based on contributions to the Plan) and the conditions under which such contributions are made;

(C)           The plan to which safe harbor contributions will be made (if different than the Plan);

(D)           The type and amount of compensation that may be deferred or contributed under the Plan;

(E)           His right to elect not to have contributions made on his behalf or to elect a different amount or percentage contributions;

(F)           How to make changes to the Pre-tax, Roth and/or After-tax Contribution elections, including any administrative requirements that apply to such elections;

(G)           The periods available under the Plan for making Pre-tax, Roth and/or After-tax Contribution elections;

(H)           The withdrawal and vesting provisions applicable to contributions under the Plan and to any safe harbor non-elective or matching contributions with respect to the Plan which are contributed to another plan;

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(I)           How contributions will be invested in the absence of an investment direction by the Participant; and

(J)           Information that makes it easier to obtain additional information about the Plan (including an additional copy of the Plan’s summary plan description), such as telephone numbers, addresses and, if applicable, electronic addresses, of individuals or offices from whom such Plan information can be obtained.

Information required by clauses (B), (C) and/or (D) may be provided by cross-reference to the relevant portions of the Plan’s summary plan description that provides the same information that would be otherwise provided in the notice and that has been provided (or is concurrently provided) to persons entitled to the notice.

3.9(c)          The Employer may elect in Option 17(d) of the Profit Sharing Plan Adoption Agreement to apply the Automatic Enrollment ADP Safe Harbor and the Automatic Enrollment ACP Safe Harbor for Plan Years beginning on or after the date stated in Option 17(d) of the Profit Sharing Plan Adoption Agreement.

6.
Paragraph 6.4 of the Plan is amended, effective January 1, 2008, to read as follows in order to permit a vesting schedule to apply to the Thrift Account as allowed in an Automatic Enrollment ADP or ACP Safe Harbor plan under the Pension Protection Act of 2006:

6.4              Vesting in Accrued Benefit Other Than Employer Active Account.  Unless Option 8(c) of the Profit Sharing Plan Adoption Agreement is selected relating to the Thrift Account, a Participant shall at all times have a fully vested and non-forfeitable interest in his Accrued Benefit other than his Employer Active Account.

7.
A new clause (v)(C) is added before the flush language to subparagraph 8.1(a) of the Plan, effective September 11, 2001, to read as follows in order to update the Plan for changes required by Pension Protection Act of 2006:

(C)           Effective between September 11, 2001 and December 31, 2007, the date on which a member of the reserve component of the U.S. armed forces is ordered or called to active duty in excess of one hundred seventy nine (179) days or for an unspecified period; provided however, no distribution may be made after the end of the active duty period.  Notwithstanding the foregoing, in order for this provision to apply the distribution must be a “qualified reservist distribution” within the meaning of Code Section 72(t)(G).

8.	Subparagraph 8.7(a) of the Plan is amended, effective January 1, 2007, in order to allow non-Spouse beneficiary rollovers as permitted under the Pension Protection Act of 2006:

8.7(a)       Notwithstanding any contrary provision of the Plan, but subject to any de minimis or other exceptions or limitations provided for under Section 401(a)(31) of the Code:

(i)           Any prospective recipient (whether a Participant, a surviving spouse, a current or former spouse who is an alternate payee under a qualified domestic relations order or any other person eligible to make a rollover) of a distribution from the Plan which constitutes an “eligible rollover distribution” (to the extent otherwise includible in the recipient’s gross income) may direct the Trustee to pay the distribution directly to an “eligible retirement plan”; and

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(ii)           Effective March 28, 2005 (or any later effective date permitted by the Internal Revenue Service and utilized by the Administrator), if the present value of the entire non-forfeitable Accrued Benefit payable to a Participant who has not attained the later of his Normal Retirement Age or the age of sixty-two (62) exceeds $1,000 but does not exceed the Cash Out Limit and the Participant does not either consent in writing to a distribution to him (as opposed to a rollover to an “eligible retirement plan”) or direct in writing the distribution be made to a specified “eligible retirement plan” or plans, then any “eligible rollover distribution” to him shall be made by the Trustee’s paying the distribution directly to an “eligible retirement plan” which is an individual retirement plan in a direct rollover to the individual retirement plan on behalf of the recipient (an “automatic rollover”).  This clause does not apply to payment made to a person who is not a Participant; and

(iii)           Effective for distributions made after December 31, 2006, any non-Spouse designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code who is a prospective recipient of a distribution from the Plan that would be an eligible rollover distribution but for the fact that the recipient is not a Participant or a Participant’s Spouse, may direct the Trustee to pay the distribution directly to an “inherited IRA.”

9.
Subparagraph 8.7(b) of the Plan is amended, effective January 1, 2007, in order to allow non-Spouse beneficiary rollovers and after-tax rollovers to 403(b) plans as permitted under the Pension Protection Act of 2006 and, effective January 1, 2008 in order to expand the rollovers to Roth IRAs as permitted under the Pension Protection Act of 2006 and to exclude withdrawals from an eligible automatic enrollment arrangement from the definition of an eligible rollover distribution as required by the Pension Protection Act of 2006:

8.7(b)         For purposes hereof, the following terms have the meanings assigned to them in Section 401(a)(31) of the Code and, to the extent not inconsistent therewith, shall have the following meanings:

(i)           The term “eligible retirement plan” means:

(A)           A defined contribution plan which is either an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the prospective recipient’s eligible rollover distribution.

(B)           For distributions made before January 1, 2002; in the case of an eligible rollover distribution payable to a Participant’s surviving spouse, an “eligible retirement plan” means only an individual retirement account or individual retirement annuity.

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(C)           Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(D)           Effective for distributions made after December 31, 2001, the definition of eligible retirement plan applicable to a Participant shall also apply in the case of a distribution to a Participant’s surviving spouse and to a Participant’s spouse or former spouse who is the alternate payee under a QDRO.

(E)           Effective for distributions made after December 31, 2007, an individual retirement plan described in section 408A of the Code provided the Participant does not have modified adjusted gross income in excess of $100,000 and who is not married filing a separate return, both as determined under Section 408A(c)(3)(b) of the Code.

Notwithstanding the foregoing, with respect to any portion of the distributions from this Plan that consists of a Participant’s Roth Account, an “eligible retirement plan” means an individual retirement plan described in section 408A of the Code, a qualified trust described in Section 401(a) of the Code that accepts the prospective recipient’s eligible rollover distribution consisting of Roth Contributions and an annuity contract described in Section 403(b) of the Code that accepts the prospective recipient’s eligible rollover distribution consisting of Roth Contributions.

(ii)           The term “eligible rollover distribution” means any distribution made other than:

(A)           A distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made either for the life (or life expectancy) of the recipient or the joint lives (or joint life expectancies) of the recipient and his beneficiary who is an individual or for a specified period of ten (10) or more years,

(B)           A distribution to the extent it is required under the minimum distribution requirement of Section 401(a)(9) of the Code,

(C)           That portion of a hardship withdrawal attributable to pre-tax elective contributions or other contributions subject to the withdrawal restrictions of Section 401(k)(2)(B)(i)(IV) of the Code,

(D)           Any amount that is distributed on account of hardship (whether or not subject to the withdrawal restrictions of Section 401(k)(2)(B)(i)(IV) of the Code),

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(E)           Any other amount which is not considered an eligible rollover distribution for purposes of Section 402(c)(4) of the Code with respect to the Plan, or

(F)           Any amount distributed pursuant to paragraph 9.12 of the Plan.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  For distributions made after December 31, 2006, such portion may also be paid to an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(iii)           The term “inherited IRA” means an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) established for the purpose of receiving the distribution where the individual retirement account or annuity is treated as an inherited individual retirement account or annuity within the meaning of Section 408(d)(3)(C) of the Code.

10.	Subparagraph 8.7(g) of the Plan is amended, effective January 1, 2007, to read as follows in order to conform the timing of the distribution notices to the Pension Protection Act of 2006:

8.7(g)         Within a reasonable time (generally not more than ninety (90), in the case of distributions made before January 1, 2007, or in the case of distributions made on or after January 1, 2007, one hundred eighty (180) nor less than thirty (30) days) before the benefit payment date of a prospective recipient of an eligible rollover distribution from the Plan, the Administrator shall provide the prospective recipient with a written explanation of the rollover and tax rules required by Section 402(f) of the Code.  In addition, where the prospective distribution is described in clause (ii) of subparagraph 8.7(a), the Administrator shall provide the written notice to the prospective recipient required by Sections 401(a)(31)(B)(i) of the Code (either separately or at the time the notice under Section 402(f) of the Code is provided) that the automatic rollover to individual retirement plan pursuant to clause (ii) of subparagraph 8.7(a) may be transferred to another individual retirement plan.

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11.
Subparagraph 8.8(b) of the Plan is amended through the colon, effective January 1, 2007, to read as follows in order to conform the timing of the distribution notices to the Pension Protection Act of 2006:

8.8(b)         Within a reasonable time (generally not more than ninety (90), in the case of distributions made before January 1, 2007, or in the case of distributions made on or after January 1, 2007, one hundred eighty (180) nor less than thirty (30) days) before a Participant’s Annuity Starting Date, the Administrator shall by mail or personal delivery provide the Participant or his Beneficiary, as the case may be, with a written explanation of:

12.	Subparagraph 8.8(d) of the Plan is amended, effective January 1, 2007, to read as follows in order to conform the timing of the distribution notices to the Pension Protection Act of 2006:

8.8(d)         A Participant’s designation of, consent to or election of payment before his Normal Retirement Date under paragraph 8.1 and his election authorized by subparagraph 8.2(d) (together with any necessary consent by his Spouse) must be filed with the Administrator during the ninety (90) day period, in the case of distributions made before January 1, 2007, or in the case of distributions made on or after January 1, 2007, the one hundred eighty (180) day period ending on his Annuity Starting Date.  If the written explanation required by subparagraph 8.8(b) is not provided to the Participant at least thirty (30) days before the scheduled Annuity Starting Date, the Annuity Starting Date may be deferred by the Administrator until at least thirty (30) days after the written explanation is provided.  Such election may be revoked in writing during such election period, and another election may be made during such election period, at any time and any number of times.

13.
New flush language is added at the end of clause (i) of subparagraph 9.6(b) of the Plan, effective January 1, 2007, to read as follows in order to permit withdrawals for Severe Hardships experienced by the Participant’s Beneficiary as permitted under the Pension Protection Act of 2006:

If permitted by the Employer in Option 10(d) of the Profit Sharing Plan Adoption Agreement, the immediate and heavy need requirement shall be considered satisfied if the need is on account of a hardship described in clauses (A), (C) or (E) above experienced by the Participant’s Beneficiary.  For purposes hereof, the Beneficiary must be a primary Beneficiary designated by the Participant on a form that is on file with the Administrator on both the date the application for the hardship is submitted and the date the distribution is made.

14.
A new subparagraph 9.7(f) is added to the Plan, effective January 1, 2008, to read as follows in order to address the application of deemed elections in the event of a suspension in contributions due to a severe hardship as permitted under the Pension Protection Act of 2006:

9.7(f)           In the event that an Employer has elected the Automatic Enrollment Safe Harbor in Option 17(d) of the Profit Sharing Plan Adoption Agreement and a Participant’s Elective Deferrals made pursuant to such deemed election are suspended after receipt of a Severe Hardship withdrawal, at the end of the suspension period, absent an affirmative election otherwise, the Participant shall resume deemed elective contributions at a level or percent that would apply had the suspension not occurred.

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15.
Clause (vii) of subparagraph 9.10(a) of the Plan is amended, effective January 1, 2007, to read as follows in order to conform the timing of the distribution notices to the Pension Protection Act of 2006:

(vii)         Notwithstanding anything to the contrary in the foregoing, in the case of a Plan which is maintained pursuant to a Money Purchase Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transferee occurred in a Plan Year beginning after December 31, 1984), no loan may be made to a Participant without the consent of his Spouse filed with the Administrator within the ninety (90) day period (or in the case of loans made after December 31, 2006, the one hundred eighty (180) day period) ending on the date the loan is made and given in the manner described in subparagraph 8.7(c), that is, it must be in writing, acknowledge the effect of the consent and be witnessed by a plan representative or notary public.  Such consent shall include consent to any possible setoff or payment of benefits in the form of the promissory note evidencing the loan.  The consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse.  A new consent shall be required if the account balance is used for renegotiation, extension, renewal or other revision of the loan.

16.
A new paragraph 9.12 is added to the Plan, effective January 1, 2008, to read as follows in order to describe permitted distributions under an eligible automatic contribution arrangement as permitted under the Pension Protection Act of 2006:

9.12            Withdrawal from Automatic Enrollment Arrangement.  A Participant who was enrolled in the Plan pursuant to a deemed election under Option 7(c)(7) or 7(c)(10) of the Profit Sharing Plan Adoption Agreement, may elect to receive a withdrawal of the contribution made pursuant to the deemed election (adjusted for allocable gains and losses to the date of the distribution less any generally applicable fees).  Such election must be made no later than 90 days after the date the first contribution is made pursuant to the deemed election (i.e., the date the contribution amount would otherwise have been included in gross income).  The effective date of such election cannot be later than the last day of the payroll period that begins after the election is made.  Any matching contribution made on account of the amount withdrawn shall be forfeited.  Amounts withdrawn shall not be taken into account in the ADP Test or ACP Test.

17.	Paragraph 17.2 of the Plan is amended, effective January 1, 2007, in order to comply with the diversification requirements under the Pension Protection Act of 2006:

17.2           Employer Contributions.  The contributions made by the Employer for any Plan Year may be made in cash, Stock or some combination thereof, as determined by the Employer.  If a contribution is made by the Employer in cash, the Employer may direct the Trustee to treat the cash contribution as a contribution made for the purpose of acquiring Stock by directing that it be allocated to the Employer Stock Fund; and such cash contributions shall be considered to be Stock contributions for purposes of allocations under the Plan.  It is the intent that Stock contributions (and cash contributions treated as Stock contributions) shall be allocated to the Employer Stock Fund without regard to any Participant contribution investment direction otherwise then in effect.  Notwithstanding any Participant Investment Direction that might otherwise be permitted under the Plan, the Employer may direct that a percentage of contributions be invested in the Employer Stock Fund, as described in Option 15(d) of the Adoption Agreement.  The provisions of the preceding sentence are subject to the diversification rights required by Section 401(a)(35) of the Code effective January 1, 2007 (or such other date provided under applicable transition rules).  Notwithstanding the foregoing, contributions made by the Employer in Stock shall only be permitted to the extent that such contribution does not constitute a prohibited transaction under Section 4975 of the Code.

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18.	Subparagraph 22.2(a) of the Plan is amended, effective January 1, 2008, to read as follows in order to describe the Automatic Enrollment ADP Safe Harbor under the Pension Protection Act of 2006:

22.2(a)        Limitation - Except where the use of an ADP Safe Harbor is elected by the Employer in Option 17 of the Profit Sharing Plan Adoption Agreement, the Pre-tax and Roth Contributions made or otherwise permitted to be made pursuant to the Plan shall be limited as hereafter provided so that the “ADP Test” is satisfied for each Plan Year.  For purposes hereof:

(i)           The “ADP Safe Harbor” is the alternative method under Section 401(k)(12) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code.  If the ADP Safe Harbor Election is made in Option 17(c) of the Profit Sharing Plan Adoption Agreement for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax Regs. Section 1.401(k)-3, the rate of matching contributions (if any) must not increase as contributions increase and must not favor Highly Compensated Employees, either a safe harbor non-elective contribution equal to at least three percent (3%) of covered compensation or a safe harbor matching contribution at least equal to one hundred percent (100%) of the first three percent (3%) of covered compensation contributed and fifty percent (50%) of the next two percent (2%) of covered compensation contributed must be made to this Plan or another plan (“Basic Safe Harbor Matching Contribution”), and the safe harbor contribution must be fully vested and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code.  If the ADP Safe Harbor Election is made in Option 17(c) of the Profit Sharing Plan Adoption Agreement, the Employer shall make the Basic Safe Harbor Matching Contribution unless otherwise elected in Option 17(c) of the Profit Sharing Plan Adoption Agreement.

(ii)           The “Automatic Enrollment ADP Safe Harbor” is the alternative method under Section 401(k)(13) of the Code of meeting the nondiscrimination requirements of Section 401(k) of the Code.  If the Automatic Enrollment ADP Safe Harbor Election is made in Option 17(d) of the Profit Sharing Plan Adoption Agreement for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax Regs. Section 1.401(k)-3, the rate of matching contributions (if any) must not increase as contributions increase and must not favor Highly Compensated Employees, either a safe harbor non-elective contribution equal to at least three percent (3%) of covered compensation or a safe harbor matching contribution at least equal to one hundred percent (100%) of the first one percent (1%) of covered compensation contributed and fifty percent (50%) of covered compensation contributed in excess of one percent (1%) but not in excess of six percent (6%) of covered compensation contributed must be made to this Plan or another plan (“Basic Automatic Enrollment Safe Harbor Matching Contribution”), and the safe harbor contribution must be 100% vested after no more than two (2) Years of Vesting Service and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code.  If the Automatic Enrollment ADP Safe Harbor Election is made in Option 17(d) of the Profit Sharing Plan Adoption Agreement, the Employer shall make the Basic Automatic Safe Harbor Matching Contribution to the Participant’s Thrift Account in this Plan unless otherwise elected in Option 17(d) of the Profit Sharing Plan Adoption Agreement.

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(iii)          Under the “ADP Test”, the Pre-tax and Roth Contributions otherwise permitted to be made pursuant to the Plan shall be limited so that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) may not exceed the greater of (A) or (B) as follows:

(A)           The “regular limitation” percentage which is equal to one hundred twenty-five percent (125%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(B)           The “alternative limitation” percentage which is equal to the lesser of:

(I)           Two hundred percent (200%) of the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(II)         Two (2) percentage points over the Average Deferral Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

(iv)          If the Employer elected in Option 17(c) or 17(d) of the Profit Sharing Plan Adoption Agreement, to apply the ADP Safe Harbor testing method described in clause (i) of this subparagraph 22.2(a) or the Automatic Enrollment ADP Safe Harbor testing method described in clause (ii) of this subparagraph 22.2(a) by making a Basic or Enhanced Matching Contribution, the Employer may eliminate such matching contributions on future Deferral Contributions during a Plan Year and instead apply the ADP Test described in clause (iii) of this subparagraph 22.2(a) and based on a Current Year Testing Election; provided that the reduction or elimination of the matching contributions is effective no earlier than the later of (A) thirty (30) days after the Participants are given a supplemental notice (B) the date the amendment reducing or eliminating the matching contribution is adopted, and (C) Participants are given a reasonable opportunity to change Employee Pre-Tax and /or Roth Contribution Elections and, if applicable, Employee After-Tax Contribution Elections.

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19.
Clause (iii)(D) of subparagraph 22.2(b) of the Plan is amended, effective January 1, 2008, to read as follows in order to provide that contributions made under a deemed election that are withdrawn pursuant to paragraph 9.12 are not considered Deferral Contributions for purposes of the ADP Test as provided under the Pension Protection Act of 2006:

(D)          Notwithstanding the foregoing, a Pre-tax Contribution, Roth Contribution and any other elective deferral shall not be considered a Deferral Contribution for a Plan Year if:

 (I)           It is an elective deferral under a safe harbor plan that satisfies the alternative method of non-discrimination testing under Section 401(k)(12) of the Code.

 (II)           It is a Catch-up Elective Deferral.

 (III)         It is made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code.

 (IV)         It is withdrawn pursuant to the provisions of paragraph 9.12.

20.
The flush language at the end of clause (ii) of subparagraph 22.2(d) of the Plan is amended, effective January 1, 2008, to read as follows in order to accurately describe the application of the excise tax where contributions are made under a deemed election as provided under the Pension Protection Act of 2006:

Notwithstanding the foregoing, in no case shall the amount of Excess Deferral Contributions recharacterized with respect to any Highly Compensated Employee exceed the amount of his Pre-tax Contributions Roth Contributions and other elective deferrals.  When Excess Deferral Contributions for the Highly Compensated Employees cannot be recharacterized, such Excess Deferral Contributions (as adjusted for income or loss thereon) shall be distributed in a “corrective distribution” to the Highly Compensated Employees at such time as the Administrator shall determine but in no event later than twelve (12) months after the end of the Plan Year for which made.  Notwithstanding the time period described above for the distribution, any amounts distributed more than two and one-half (2-1/2) months after the end of the Plan Year (6 months after the end of the Plan Year in the case of a Plan that has elected Option 7(c)(7) or Option 7(c)(10) of the Profit Sharing Plan Adoption Agreement) may be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.

15

21.	Subparagraph 22.3(a) of the Plan is amended, effective January 1, 2008, to read as follows in order to describe the Automatic Enrollment ACP Safe Harbor under the Pension Protection Act of 2006:

22.3(a)    Except where the use of an ACP Safe Harbor is elected by the Employer in Option 17 of the Profit Sharing Plan Adoption Agreement, the After-tax Contributions otherwise permitted to be made under the Plan and the Matching Contributions otherwise allocated to the account of a Participant under the Plan shall be limited as hereafter provided so that the ACP Test is satisfied for each Plan Year.  In addition, whether or not an ACP Safe Harbor is satisfied with respect to the Plan for a Plan Year, the After-tax Contributions otherwise permitted to be made under the Plan shall be limited as hereafter provided so that the ACP Test is satisfied for each Plan Year.  For purposes hereof:

(i)            The “ACP Safe Harbor” is the alternative method under Section 401(m)(11) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code with respect to Matching Contributions.  If the ACP Safe Harbor is elected for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax Regs. Section 1.401(m)-3, the rate of matching contributions must not increase as contributions increase and must not favor Highly Compensated Employees, no matching contribution may be provided with respect to contributions in excess of six percent (6%) of compensation, and that the aggregate dollar amount of any matching contribution which is discretionary cannot exceed four percent (4%) of a Participant’s compensation, a safe harbor contribution required for the ADP Safe Harbor must be provided, and the safe harbor contribution must be fully vested and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code.

(ii)           The “Automatic Enrollment ACP Safe Harbor” is the alternative method under Section 401(m)(12) of the Code of meeting the nondiscrimination requirements of Section 401(m) of the Code with respect to Matching Contributions.  If the Automatic Enrollment ACP Safe Harbor is elected for a Plan Year, the Plan must expressly provide for its use and the Plan must comply with the notice and election requirements in Inc. Tax Regs. Section 1.401(m)-3, the rate of matching contributions must not increase as contributions increase and must not favor Highly Compensated Employees, no matching contribution may be provided with respect to contributions in excess of ten percent (10%) of compensation, a safe harbor contribution required for the Automatic Enrollment ADP Safe Harbor must be provided, and the safe harbor contribution must be 100% vested after no more than two (2) Years of Vesting Service and subject to the prohibitions on distribution under Section 401(k)(2)(B) of the Code.

(iii)         Under the “ACP Test”, the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for a Plan Year (that is, the Tested Plan Year) may not exceed the greater of (A) or (B) as follows:

(A)          The “regular limitation” percentage which is equal to one hundred twenty-five percent (125%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

(B)           The “alternative limitation” percentage which is equal to the lesser of:

 (I)           Two hundred percent (200%) of the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year, or

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(II)           Two (2) percentage points over the Average Contribution Percentage for the Eligible Participants who are Non-Highly Compensated Employees for the Applicable Plan Year.

(iv)        If the Employer elected in Option 17(c) or Option 17(d) of the Profit Sharing Plan Adoption Agreement to apply the ACP Safe Harbor testing method described in clause (i) of this subparagraph 22.3(a) or the Automatic Enrollment ACP Safe Harbor testing method as described in clause (ii) of this subparagraph 22.3(a) by making a Basic or Enhanced Matching Contribution, the Employer may eliminate such matching contributions on future Deferral Contributions during a Plan Year and instead apply the ACP Test described in clause (ii) of this subparagraph 22.3(a) and based on a Current Year Testing Election; provided that the reduction or elimination of the matching contributions is effective no earlier than the later of (A) thirty (30) days after the Participants are given a supplemental notice (B) the date the amendment reducing or eliminating the matching contribution is adopted, and (C) Participants are given a reasonable opportunity to change Employee Pre-Tax and/for Roth Contribution Elections and, if applicable, Employee After-Tax Contribution Elections.

22.
Clause (i)(D)(II) of subparagraph 22.3(b) of the Plan is amended, effective January 1, 2008, to read as follows in order to provide that contributions made under a deemed election that are withdrawn pursuant to paragraph 9.12 are not considered Aggregate Contributions for purposes of the ACP Test as provided under the Pension Protection Act of 2006:

(II)           Any elective deferrals under a cash or deferred arrangement described in Section 401(k) of the Code other than elective deferrals under a safe harbor plan that satisfies the alternative method of non-discrimination testing under Section 401(k)(12) or 401(k)(13) of the Code, elective deferrals that are Catch-up Elective Deferrals, elective deferrals made by reason of a Participant’s qualified military service pursuant to Section 414(u) of the Code and elective deferrals withdrawn pursuant to paragraph 9.12 of the Plan.

23.
The flush language at the end of clause (i) of subparagraph 22.3(d) of the Plan is amended, effective January 1, 2008, to read as follows in order to accurately describe the application of the excise tax where contributions are made under a deemed election as provided under the Pension Protection Act of 2006:

Notwithstanding the time period described above for the return of Excess Aggregate Contributions, any amounts distributed more than two and one-half (2-1/2) months after the end of the Plan Year (6 months after the end of the Plan Year in the case of a Plan that has elected Option 7(c)(7) or Option 7(c)(10) of the Profit Sharing Plan Adoption Agreement) may be subject to the ten percent (10%) excise tax imposed on the Employer by Section 4979 of the Code.

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24.	A new clause (iii) is added to subparagraph 22.5(a) of the Plan, effective January 1, 2008 in order to comply with the Pension Protection Act of 2006:

(iii)           For Plan Years beginning on or after January 1, 2008, no gap period income shall be distributed.

This First Amendment is adopted by the Board of Directors of the Benefits Corporation on this _____ day of ___________________, 2008.  Employers adopting the Plan shall be notified of this amendment in writing, and a copy of this amendment shall be provided to each.

VIRGINIA BANKERS ASSOCIATION
BENEFITS CORPORATION
Plan Sponsor

By:	(SEAL)
Its

Attest:

Its

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SECOND AMENDMENT TO

VIRGINIA BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(November, 2010)

Basic Plan Document No. 02

Pursuant to subparagraph 14.1(b) of the Plan, the Board of Directors of the Virginia Bankers Association Benefits Corporation hereby adopts the following amendment to Basic Plan Document No. 02 (October, 2007):

This amendment is intended to comply with the requirements of the Heroes Earnings Assistance and Relief Tax Act of 2008 in connection with changes relating to qualified military service, the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”) and the Small Business Jobs and Credit Act of 2010.  It is also intended to clarify provisions required by the Pension Protection Act of 2006 and the final regulations under IRC Section 415 and to make miscellaneous conforming changes.

The letter of acceptability issued by the Internal Revenue Service does not address these provisions.

1.	Subparagraph 1.45(c) of the Plan is amended to read as follows, effective for Plan Years beginning on or after January 1, 2007:

1.45(c) Notwithstanding the foregoing or any elections made by the Employer in Option 4(e) [should be numbered 4(f)] (5)-(10) in Amendment to the Adoption Agreement (September 2008) relating to post severance compensation, the following rules shall also apply in determining Total Compensation for Plan Years (or Limitation Years, as applicable) beginning on or after July 1, 2007:

(i)           Amounts earned but not paid during a Plan Year (or Limitation Year, as applicable) solely because of the timing of pay periods and pay dates shall be included in Total Compensation for the Limitation Year (or Plan Year, as applicable) when paid.

(ii)          Amounts paid by the later of two and one-half (2-1/2) months after severance from employment or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of severance from employment shall be included in Total Compensation for the Plan Year (or Limitation Year, as applicable) if such payments would have been paid to the Employee while the Employee continued in employment with the Employer absent the severance from employment and such amounts are regular compensation, commissions, bonuses or other similar compensation.

(iii)         Amounts paid by the later of two and one-half (2-1/2) months after severance from employment or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of severance from employment shall not be included in Total Compensation for the Plan Year (or Limitation Year, as applicable) if such amounts are for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued.

(iv)        Amounts paid by the later of two and one-half (2-1/2) months after severance from employment or the end of the Plan Year (or Limitation Year, as applicable) that includes the date of severance from employment shall not be included in Total Compensation for the Plan Year (or Limitation Year, as applicable) if such amounts are received by the employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

(v)         Amounts paid to an individual who does not currently perform services for the Employer by reason of Qualified Military Service described in paragraph 4.12 to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service shall be included in Total Compensation.

(vi)        Post-severance compensation paid to any Participant who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) shall not be included in Total Compensation.

(vii)       Deemed Section 125 Compensation shall not be included in Total Compensation.  “Deemed Section 125 Compensation” is an amount that is excludable under Section 106 of the Code that is not available to a Participant in cash in lieu of group health coverage under a Section 125 of the Code arrangement solely because the Participant is unable to certify that he or she has other health coverage.  Amounts are Deemed Section 125 Compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(viii)      For purposes of determining Highly Compensated Employees and Key Employees, Total Compensation shall not include amounts paid as compensation to nonresident aliens who do not participate in the Plan to the extent the compensation is excludable from gross income and not effectively connected with a U.S. trade or business.

2.
Subparagraph 4.12(c) of the Plan is redesignated as subparagraph 4.12(f); and the following subparagraphs 4.12(c) and 4.12(d) and 4.12(e) are added to the Plan, effective January 1, 2007 and January 1, 2009 as indicated:

4.12(c)     To the extent required by USERRA or Section 401(a)(37) of the Code for purposes of determining vesting in Accrued Benefits and entitlement to death benefits under the Plan, in the event a Participant ceases to be an Employee in order to perform Qualified Military Service and dies on or after January 1, 2007 while performing Qualified Military Service, the Participant’s death shall be considered to have occurred while he was an Employee and, if he ceased to be an Eligible Employee in order to perform Qualified Military Service, while he was an Eligible Employee so that his Beneficiaries are entitled to any additional benefits provided under the Plan (other than benefit accruals relating to the period of Qualified Military Service unless otherwise expressly provided), including without limitation any additional or enhanced vesting or death benefits, had the Participant resumed employment with the Employer and then terminated employment on account of death.  If any benefit is due by reason of this subparagraph and the Participant’s otherwise non-vested Accrued Benefit has been forfeited, the additional account balance that is due shall be restored out of forfeitures under the Plan or, if none, by a special contribution by the Employer.

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4.12(d)     Effective for Plan Years beginning on or after January 1, 2009, for purposes of the Plan, Compensation (but only to the extent the Differential Wage Payments to the individual in question, if an Employee, would otherwise be included in Compensation) and Total Compensation includes Differential Wage Payments and a person receiving a Differential Wage Payment from an Employer shall be considered an Employee of that Employer.  A “Differential Wage Payment” is any payment which is made to an individual by an Employer with respect to any period during which the individual is performing Qualified Military Service while on active duty for a period of more than thirty (30) days and which represents all or a portion of the wages the individual would have received from an Employer if the individual were performing services for the Employer.

4.12(e)     Effective for Plan Years beginning on or after January 1, 2009, a Participant receiving a Differential Wage Payment (as defined in subparagraph 4.12(d)) shall be considered to have severed from employment of the Employer solely for purposes of Section 401(k)(2)(B)(i)(I) of the Code and the corresponding provision of the Plan (which prohibits distribution of certain account balances attributable to certain elective, qualified non-elective and qualified matching contributions prior to a severance from employment) during any period he is performing Qualified Military Service while on active duty for a period of more than thirty (30) days; and such a Participant may elect to receive a distribution of his non-forfeitable Accrued Benefit from the Plan as though he actually severed from employment while he is receiving a Differential Wage Payment.  If such a Participant elects to receive a distribution of his non-forfeitable Accrued Benefit attributable to elective, qualified non-elective and qualified matching contributions prior to his actual severance from employment, then the Participant shall be suspended for six months after the date of the distribution from making elective contributions (including Pre-tax and Roth Contributions) and employee contributions (including After-tax Contributions) to the Plan as required by Section 414(u)(12(B)(ii) of the Code.

3.	Subparagraph 8.2(d) of the Plan is amended through the colon to read as follows, effective for Plan Years beginning on or after January 1, 2008:

8.2(d)       Where payment is not made pursuant to subparagraph 8.2(a), each Participant shall have the right to elect in accordance with the provisions of paragraph 8.8, with the consent of his Spouse in the event the Plan is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984) (except that no consent is required if the Participant elects the “Joint and 75% Spouse Survivor Annuity” described in clause (iv)(A), in lieu of the automatic form of benefit provided in subparagraph 8.2(b) or (c), if applicable to the Plan, to receive his non-forfeitable Accrued Benefit in one of the following optional forms:

3

4.	Clause (iv) of subparagraph 8.2(d) of the Plan is amended to read as follows, effective for Plan Years beginning on or after January 1, 2008:

(iv)         In the case of a Plan which is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984):

(A)           For Plan Years beginning on or after January 1, 2008, if the Participant has a Spouse, in a joint and survivor annuity which provides for the payment to the Participant entitled thereto of equal monthly amounts on the first day of each calendar month during his lifetime and continuing thereafter for the lifetime of his Spouse at the rate of seventy-five percent (75%) of such monthly amounts payable to the Participant as determined pursuant to subparagraph 8.9(c).  This annuity is sometimes referred to herein as a “Joint and 75% Spouse Survivor Annuity”.

(B)           If the Participant does not have a Spouse or if the Participant elects this form of payment with the consent of his Spouse, in a single annuity for the life of the Participant, payable in equal monthly amounts on the first day of each calendar month during the lifetime of such Participant as determined pursuant to subparagraph 8.9(c).  This annuity is sometimes referred to herein as a “Single Life Annuity”.

For purposes hereof, the life expectancy of the Participant and his Spouse may, at the election of the Participant, be redetermined pursuant to Section 401(a)(9) of the Code (but only for benefit commencements before January 1, 2003 when the Section 401(a)(9) of the Code rules then incorporated by reference into the Plan permitted a redetermination election) and then the applicable term certain for Periodic Installments shall be appropriately redetermined.  Any such election is irrevocable after the Participant’s benefit commencement date occurs.  Otherwise, life expectancies shall be determined at the time such Accrued Benefit becomes payable on the basis of the applicable expected return multiples under Section 72 of the Code for benefit payments commencing prior to January 1, 2003 and on the basis of the applicable life expectancy or distribution period in the Single Life Table or Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Treasury regulations (but with any non-spouse individual Beneficiary being deemed to be ten (10) years younger than the Participant) for benefit payments commencing after December 31, 2002, and such life expectancies and the applicable term certain for Periodic Installments shall not be redetermined except as required pursuant to Section 401(a)(9) of the Code.  If a Participant elects a Joint and 50% Spouse Survivor Annuity or a Joint and 75% Spouse Survivor Annuity form of payment and his Spouse dies before the Participant’s Annuity Starting Date, such form of payment shall not be given effect and such Participant’s Accrued Benefit shall be paid in the form otherwise applicable to or subsequently elected by him.

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5.	Subparagraph 8.7(a) of the Plan is amended to read as follows, effective for Plan Years beginning on or after January 1, 2010:

8.7(a)     Notwithstanding any contrary provision of the Plan, but subject to any de minimis or other exceptions or limitations provided for under Section 401(a)(31) of the Code:

(i)           Any prospective recipient (whether a Participant, a surviving spouse or a current or former spouse who is an alternate payee under a qualified domestic relations order) of a distribution from the Plan which constitutes an “eligible rollover distribution” (to the extent otherwise includible in the recipient’s gross income) may direct the Trustee to pay the distribution directly to an “eligible retirement plan”;

(ii)           Effective March 28, 2005 (or any later effective date permitted by the Internal Revenue Service and utilized by the Administrator), if (A) the present value of the entire non-forfeitable Accrued Benefit payable to a Participant exceeds $1,000, (B) the Participant has not attained the later of his Normal Retirement Age or the age of sixty-two (62) and (C) the Participant does not either consent in writing to a distribution to him (as opposed to a rollover to an “eligible retirement plan”) or direct in writing the distribution be made to a specified “eligible retirement plan” or plans, then any “eligible rollover distribution” to the Participant shall be made by the Trustee’s paying the distribution directly to an “eligible retirement plan” which is an individual retirement plan in a direct rollover to the individual retirement plan on behalf of the Participant (an “automatic rollover”);

(iii)          Effective for distributions made after December 31, 2006 and prior to the Plan Year beginning in 2010, any non-spouse designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code who is a prospective recipient of a distribution from the Plan that would be an eligible rollover distribution, but for the fact that the recipient is not a Participant or a Participant’s surviving spouse or current or former spouse who is an alternate payee under a qualified domestic relations order, may direct the Trustee to pay the distribution directly to an “inherited IRA;” and

(iv)          Effective for distributions made in Plan Years beginning on or after January 1, 2010, any non-spouse designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code who is a prospective recipient of an “eligible rollover distribution” from the Plan may direct the Trustee to pay the distribution directly to an “inherited IRA.”

6.	Subparagraph 8.7(b) of the Plan is amended to read as follows, effective January 1, 2010:

8.7(b)     For purposes hereof, the following terms have the meanings assigned to them in Section 401(a)(31) of the Code and, to the extent not inconsistent therewith, shall have the following meanings:

(i)            The term “eligible retirement plan” means any of the following, as applicable:

(A)           A defined contribution plan which is either an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the prospective recipient’s eligible rollover distribution.

(B)           For distributions made before January 1, 2002; in the case of an eligible rollover distribution payable to a Participant’s surviving spouse, an “eligible retirement plan” means only an individual retirement account or individual retirement annuity.

5

(C)           Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(D)           Effective for distributions made after December 31, 2001, the definition of eligible retirement plan applicable to a Participant shall also apply in the case of a distribution to a Participant’s surviving spouse and to a Participant’s spouse or former spouse who is the alternate payee under a QDRO.

(E)           Effective for distributions made after December 31, 2007, an individual retirement plan described in Section 408A of the Code (sometimes referred to as a Roth IRA) provided that for tax years beginning before January 1, 2010, the recipient does not have modified adjusted gross income in excess of $100,000 and is not married filing a separate return, both as determined under Section 408A(c)(3)(B) of the Code.

(F)           For distributions made in Plan Years beginning on or after January 1, 2010, in the case of an eligible rollover distribution payable to a non-spouse designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code, an “eligible retirement plan” means only an “inherited” IRA.

Notwithstanding the foregoing, with respect to any portion of the distributions from this Plan that consists of a Participant’s Roth Account, an “eligible retirement plan” means an individual retirement plan described in Section 408A of the Code (sometimes referred to as a Roth IRA), a qualified trust described in Section 401(a) of the Code that accepts the prospective recipient’s eligible rollover distribution consisting of Roth Contributions and an annuity contract described in Section 403(b) of the Code that accepts the prospective recipient’s eligible rollover distribution consisting of Roth Contributions.

(ii)           The term “eligible rollover distribution” means any distribution made after December 31, 1992 other than any of the following:

(A)         A distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made either for the life (or life expectancy) of the recipient or the joint lives (or joint life expectancies) of the recipient and his beneficiary who is an individual or for a specified period of ten (10) or more years,

(B)         A distribution to the extent it is required under the minimum distribution requirement of Section 401(a)(9) of the Code; provided, however, that if an amount would have been a required minimum distribution for calendar year 2009 but for the waiver of required minimum distributions for calendar year 2009 (if applicable to the Plan), then the Administrator may offer the recipient of such distribution a direct rollover to an eligible retirement plan, but the distribution is not subject to federal mandatory income tax withholding if the recipient declines the direct rollover,

6

(C)           That portion of a hardship withdrawal attributable to pre-tax elective contributions or other contributions subject to the withdrawal restrictions of Section 401(k)(2)(B)(i)(IV) of the Code,

(D)          For distributions made after December 31, 2001, any amount that is distributed on account of hardship (whether or not subject to the withdrawal restrictions of Section 401(k)(2)(B)(i)(IV) of the Code),

(E)           Any other amount which is not considered an eligible rollover distribution for purposes of Section 402(c)(4) of the Code with respect to the Plan, or

(F)           Any amount distributed pursuant to paragraph 9.12 of the Plan.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Effective for distributions made after December 31, 2006, such portion may also be paid to an annuity contract described in Section 403(b) of the Code or a qualified defined benefit plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(iii)           The term “inherited IRA” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) or, for Plan Years beginning in or after 2010, an individual retirement plan described in section 408A of the Code (sometimes referred to as a Roth IRA) established for the purpose of receiving the distribution where the individual retirement account or annuity or Roth IRA is treated as an inherited individual retirement account or annuity within the meaning of Section 408(d)(3)(C) or, as applicable, Section 409A(d)(3)(B) of the Code.

7.	The following sentence is added as flush language at the end of subparagraph 8.13(a) of the Plan, effective January 1, 2009:

Notwithstanding anything to the contrary in this paragraph or elsewhere in the Plan, the Plan shall be operated on the basis that required minimum distributions are waived, and there are no required minimum distributions, for calendar year 2009 as provided in Section 401(a)(9)(H) of the Code.

7

8.	Subparagraph 9.7(d) of the Plan is amended to read as follows, effective January 1, 2010:

9.7(d)     Notwithstanding anything to the contrary in the foregoing, in the case of a Plan which is maintained pursuant to a Pension Plan Adoption Agreement or is a direct or indirect transferee of a pension plan (where the transfer occurred in a Plan Year beginning after December 31, 1984), no withdrawal may be made by a Participant without the consent of his Spouse filed with Administrator within the ninety (90) day period, in the case of distributions made before January I, 2007, or in the case of distributions made on or after January 1, 2007, one hundred eighty (180) day period ending on the date such withdrawal is made and given in the manner described in subparagraph 8.7(c).

9.	A new paragraph 9.14 is added to the Plan effective November 19, 2010 to read as follows:

9.14         Roth Conversion.  If permitted by the Employer under Option 10(f) of the Adoption Agreement, a Participant may elect, at any time before his termination of employment, to convert all or a portion of his Accounts described below (including contribution and earnings thereon) to his designated Roth Account as set forth below:

(i)          If permitted by the Employer under Option 10(f) of the Adoption Agreement, the Participant’s Rollover Account;

(ii)         If permitted by the Employer under Option 10(f) of the Adoption Agreement, upon attainment of age 59-1/2, the Participant’s Pre-tax Account;

(iii)        If permitted by the Employer under Option 10(f) of the Adoption Agreement, upon attainment of age 59-1/2, the Participant’s Employer Thrift Account; or

(iv)        If permitted by the Employer under Option 10(f) of the Adoption Agreement, upon attainment of age 59-1/2 and/or with at least sixty (60) full calendar months of active participation in the Plan (whether or not consecutive), the Participant’s Employer Account, as indicated in Option 10(f).

The conversion shall be accomplished by a distribution from such account and a transfer within the Plan to the Roth Account.  A Roth Account holding such transferred amounts shall remain subject to all applicable distribution restrictions.

10.	A new paragraph 17.18 is added to the Plan effective January 1, 2007 to read as follows:

17.18       Diversification Requirements for Publicly Traded Employer Stock.  If this Plan holds Employer Stock, the following diversification requirements shall apply and Employer Stock as used in this paragraph 17.18 shall have the meaning set forth herein.

17.18(a)  Employee Contributions Invested in Employer Stock.  If any portion of an individual’s account attributable to Elective Deferrals (as defined in subparagraph 22.1(b)) and After-tax Contributions is invested in Employer Stock, then the Applicable Individual with respect to such account balances may elect to direct the Administrator to divest such Employer Stock and to reinvest an equivalent amount in other investment options meeting the requirements of subparagraph 17.18(d) below.

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17.18(b)  Non-Elective Employer Contributions Invested in Employer Stock.  If a portion of the Participant’s Employer contributions other than Elective Deferrals (as defined in subparagraph 22.1(b)) is invested in Employer Stock, the Applicable Individual (as defined in paragraph (3) below with respect to such accounts who is a Participant who has completed at least three (3) Years of Vesting Service or a Beneficiary (within the meaning of paragraph (3) below) of a Participant who has completed at least three (3) Years of Vesting Service or who is deceased may elect to direct the Plan Administrator to divest any such securities and to reinvest an equivalent amount in other investment options meeting the requirements of subparagraph 17.18(d) below.

17.18(c)   Applicable Individual.  An Applicable Individual for purposes of this paragraph 17.18 is:

(i)           Any Participant,

(ii)          Any Alternate Payee or

(iii)         Any Beneficiary who has an account under the Plan with respect to which the Beneficiary is entitled to exercise the rights of a Participant.

17.18(d)  Investment Options.  The Applicable Individual may direct the proceeds from the divestment of Employer Stock to not less than three (3) investment options, other than Employer Stock.  Each such investment option must be diversified and have materially different risk and return characteristics subject to the following:

(i)           The Plan shall not be treated as failing to meet the requirements of this paragraph 17.18 merely because the Plan Administrator limits the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly.

(ii)          The Plan shall not meet the requirements of this paragraph 17.18 if the Plan Administrator imposes restrictions or conditions with respect to the investment of Employer Stock which imposed on the investment of other assets of the Plan.  This subparagraph shall not apply to any restrictions or conditions imposed by reason of the application of securities laws.

17.18(e)  Exception For Certain Plans.  The Plan shall be exempt from the requirements of this paragraph 17.18 if:

(i)           There are no contributions to the Plan (or earnings thereunder) which are held within the Plan that are subject to Code Section 401(k) or (m), and the Plan is a separate plan for purposes of Code Section 414(1) with respect to any other Defined Benefit Plan or Defined Contribution Plan maintained by the Employer or any controlled group member.

(ii)           The Plan that is a “one-participant retirement plan” as described in Code Section 401(a)(35)(E)(iv).

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(iii)         The Plan does not hold any Employer Stock.

17.18(f)   Certain Plans Treated as Holding Publicly Traded Employer Stock.

(i)           Except as provided in the following clause (ii), if the Plan holds Employer stock which is not publicly traded, it shall be treated as holding Employer Stock if any corporation which is an Employer maintaining the Plan, or any member of a controlled group of corporations which includes such Employer corporation, has issued a class of stock which is a publicly traded Employer security.

(ii)          The preceding paragraph shall not apply to the Plan if no Employer corporation or parent corporation of an Employer corporation, has issued any publicly traded Employer stock and no Employer corporation or parent corporation of an Employer corporation has issued any special class of stock which grants particular rights to, or bears particular risks for, the holder or issuer with respect to any corporation described in the preceding paragraph which has issued any publicly traded Employer security.

17.18(g)   Transition Rule for Employer Stock Attributable to Employer Contributions.

(i)           If the portion of an account to which this paragraph applies consists of Employer Stock acquired in a Plan Year beginning before January 1, 2007, then subparagraph 17.18(b) shall only apply to the applicable percentage of such Employer Stock.  This provision shall be applied separately with respect to each class of Employer Stock.  For purposes of this paragraph, the applicable percentage shall be 33% in the first Plan Year, 66% in the second Plan Year, and 100% in the third and subsequent Plan Years.

(ii)          The above transition rule shall not apply to a Participant who has attained age fifty-five (55) and completed at least three (3) Years of Vesting Service before the first Plan Year beginning after December 31, 2005.

17.18(h)  Employer Stock.  For purposes of this paragraph, Employer Stock shall mean Employer securities within the meaning of Section 407(d)(1) of ERISA, which are readily tradable on an established security market.  This paragraph only applies to Plans that hold Employer stock that is publicly traded.

This Second Amendment is adopted by the Board of Directors of the Benefits Corporation on this ______ of November, 2010.  Employers adopting the Plan shall be notified of this amendment in writing, and a copy of this amendment shall be provided to each.

VIRGINIA BANKERS ASSOCIATION
BENEFITS CORPORATION
Plan Sponsor

By:	(SEAL)
Its

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Attest:

Its

11

THIRD AMENDMENT TO

VIRGINIA BANKERS ASSOCIATION

MASTER DEFINED CONTRIBUTION PLAN

(February, 2011)

Basic Plan Document No. 02

Pursuant to subparagraph 14.1(b) of the Plan, the Board of Directors of the Virginia Bankers Association Benefits Corporation hereby adopts the following amendment to Basic Plan Document No. 02 (October, 2007):

This amendment is intended to make miscellaneous changes to clarify the operation of the Plan

The letter of acceptability issued by the Internal Revenue Service does not address these provisions.

1.	The following sentence is added at the end of subparagraph 4.2(c) of the Plan to read as follows:

Unless otherwise indicated in Option 7(a) of the Adoption Agreement, the Employer Matching Contribution shall take into account any Catch-up Contribution made by the Employee during the applicable period and the determination of the Matching Contribution shall be based on Contribution by the Employee for a Plan Year.

2.	The following sentence is added at the end of subparagraph 22.2(a)(i) of the Plan to read as follows:

The Basic Safe Harbor Matching Contribution shall take into account any Catch-up Contribution made by the Employee during the applicable period and, unless otherwise indicated in Option 17(e) of the Adoption Agreement, the determination of the Basic Safe Harbor Matching Contribution shall be based on contributions by the Employee for a Plan Year.

3.	The following sentence is added at the end of subparagraph 22.2(a)(ii) of the Plan to read as follows:

The Basic Automatic Enrollment Safe Harbor Matching Contribution shall take into account any Catch-up Contribution made by the Employee during the applicable period and, unless otherwise indicated in Option 17(e) of the Adoption Agreement, the determination of the Basic Automatic Enrollment Safe Harbor Matching Contribution shall be based on contributions by the Employee for a Plan Year.

This Third Amendment is adopted by the Board of Directors of the Benefits Corporation on this _______ day of February, 2011.  Employers adopting the Plan shall be notified of this amendment in writing, and a copy of this amendment shall be provided to each.

VIRGINIA BANKERS ASSOCIATION
BENEFITS CORPORATION
Plan Sponsor

By:	(SEAL)
Its

Attest:

Its

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